UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Seagate Technology public limited company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

September 7, 2018

Dear Fellow Shareholder:

You are cordially invited to attend the 2018 Annual General Meeting of Shareholders of Seagate Technology plc, which will be held at 9:30 a.m. local time on Tuesday, October 30, 2018, at the InterContinental Hotel, Simmonscourt Road, Dublin 4, Ireland.

Details of the business to be presented at the meeting may be found in the Notice of Annual General Meeting of Shareholders and the Proxy Statement accompanying this letter.

We hope you are planning to attend the meeting. Your vote is important. Whether or not you plan to attend the meeting, please submit your proxy as soon as possible so that your shares may be represented at the 2018 Annual General Meeting of Shareholders of Seagate Technology plc.

On behalf of the Board of Directors of Seagate Technology plc, we thank you for your continued support.

Sincerely,

Stephen J. Luczo	William D. Mosley
Executive Chairman and Chairman of the Board	Chief Executive Officer and Director

2018 NOTICE OF MEETING AND PROXY STATEMENT

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

NOTICE OF 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS

The 2018 Annual General Meeting of Shareholders (the “2018 Annual General Meeting”) of Seagate Technology plc (“Seagate” or the “Company”), a company incorporated under the laws of Ireland with its principal place of business at 38/39 Fitzwilliam Square, Dublin 2, Ireland, will be held on Tuesday, October 30, 2018, at 9:30 a.m. local time, at the InterContinental Hotel, Simmonscourt Road, Dublin 4, Ireland.

The purposes of the 2018 Annual General Meeting are:

General Proposals:

1.

By separate resolutions, to elect as directors the following incumbent directors who shall retire in accordance with the Articles of Association and, being eligible, offer themselves for election and to elect as a director (the “Director Nominees”):

(a) William D. Mosley	(b) Stephen J. Luczo	(c) Mark W. Adams
(d) Judy Bruner	(e) Michael R. Cannon	(f) William T. Coleman
(g) Jay L. Geldmacher	(h) Dylan Haggart	(i) Stephanie Tilenius
(j) Edward J. Zander

2.	Approve, in an advisory, non-binding vote, the compensation of the Company’s named executive officers (“Say-on-Pay”).

3.

Ratify, in a non-binding vote, the appointment of Ernst & Young LLP as the independent auditors of the Company and to authorize, in a binding vote, the Audit Committee of the Company’s Board of Directors (the “Board”) to set the auditors’ remuneration.

Irish Law Proposals:

4.	Grant the Board the authority to allot and issue shares under Irish law.

5.	Grant the Board the authority to opt-out of statutory pre-emption rights under Irish law.

6.	Determine the price range at which the Company can re-allot shares that it acquires as treasury shares under Irish law.

Other:

7.	Conduct such other business properly brought before the meeting.

The Board recommends that you vote “FOR” each director nominee included in Proposal 1 and “FOR” each of Proposals 2 through 6. The full text of these proposals is set forth in the accompanying Proxy Statement.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Proposals 1, 2, 3, and 4 are ordinary resolutions, requiring the approval of a simple majority of the votes cast at the meeting. Proposals 5 and 6 are special resolutions, requiring the approval of not less than 75% of the votes cast at the meeting.

Only shareholders of record as of the close of business on August 31, 2018 are entitled to receive notice of and to vote at the 2018 Annual General Meeting. Please cast your vote by proxy even if you plan to attend the meeting. You may vote by proxy by using the internet, calling by telephone or completing, signing and returning your proxy card by mail. Instructions on how to vote your proxy are set forth in the accompanying Proxy Statement.

During the meeting, following a review of Seagate’s business and affairs, management will also present Seagate’s Irish financial statements for the fiscal year ended June 29, 2018 and the reports of the directors and auditors thereon.

By order of the Board,

Katherine E. Schuelke

Senior Vice President, Chief Legal Officer and Company Secretary

September 7, 2018

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 30, 2018

We will rely on the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish Proxy Materials over the Internet instead of mailing printed copies of those materials to each shareholder. As a result, we are sending our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our Proxy Statement, our Irish financial statements for the Company’s fiscal year ended June 29, 2018 (“fiscal year 2018”), the proxy card and our Annual Report on Form 10-K for fiscal year 2018 (collectively, the “Proxy Materials”). The Notice also contains instructions on how to request a paper copy of the Proxy Materials. If you have previously elected to receive our Proxy Materials electronically, you will continue to receive these materials via email unless you elect otherwise. A full printed set of our Proxy Materials will be mailed to you automatically only if you have previously made a permanent election to receive our Proxy Materials in printed form.

IF YOU ARE A SHAREHOLDER WHO IS ENTITLED TO ATTEND, SPEAK AND VOTE, THEN YOU ARE ENTITLED TO APPOINT A PROXY OR PROXIES TO ATTEND, SPEAK AND VOTE ON YOUR BEHALF. IF YOU WISH TO APPOINT AS PROXY ANY PERSON OTHER THAN THE INDIVIDUALS SPECIFIED ON THE PROXY CARD, PLEASE CONTACT THE COMPANY SECRETARY AT OUR REGISTERED OFFICE AND ALSO NOTE THAT YOUR NOMINATED PROXY MUST ATTEND THE 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS IN PERSON IN ORDER FOR YOUR VOTES TO BE CAST.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

SUMMARY INFORMATION

This summary highlights information contained elsewhere in this Proxy Statement. For more complete information about the topics summarized below, please review Seagate’s Annual Report on Form 10-K for fiscal year 2018 and the entire Proxy Statement.

2018 Annual General Meeting of Shareholders

Date and Time:	Tuesday, October 30, 2018 at 9:30 a.m. local time

Place:	InterContinental Hotel Simmonscourt Road Dublin 4, Ireland

Record Date:	August 31, 2018

Voting:	Shareholders as of the close of business on August 31, 2018 (the “Record Date”) are entitled to vote on the proxy proposals. Each ordinary share is entitled to one vote for each director nominee and each of the other proposals.

Attendance:	All shareholders as of the close of business on the Record Date may attend the 2018 Annual General Meeting of Shareholders (the “2018 AGM”). You may attend, speak and vote at the meeting even if you have completed and submitted a form of proxy. Your nominated proxy must attend the 2018 AGM in person in order for your votes to be cast.

Proxy Materials:	The Proxy Materials were first made available to shareholders on or about September 10, 2018.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Proposals, Voting Recommendations and Vote Required

The Board recommends that you vote “FOR” each of the proposals that will be submitted for shareholder approval at the 2018 AGM.

Proposals:		Vote Required:	Board Recommendation:
1.	Election of each of the 10 Director Nominees	Majority of Votes Cast	FOR each nominee
2.	Advisory Vote on Say-on-Pay	Majority of Votes Cast	FOR
3.	Ratification of the Appointment and Remuneration of Auditors	Majority of Votes Cast	FOR
4.	Grant Board Authority to Allot and Issue Shares	Majority of Votes Cast	FOR
5.	Grant Board Authority to Opt-out of Statutory Pre-emption Rights	75% of Votes Cast	FOR
6.	Determine the Price Range for the Re-Allotment of Treasury Shares	75% of Votes Cast	FOR

During the meeting, following a review of Seagate’s business and affairs, management will also present Seagate’s Irish financial statements for fiscal year 2018 and the reports of the directors and statutory auditors thereon.

Seagate’s Corporate Governance Highlights

• The Board consists of a substantial majority of independent directors.	• The Board has a lead independent director (“Lead Independent Director”).

• Directors must receive a majority of shareholder votes cast to be elected.	• All directors are elected annually by shareholders.

• All Board committees are composed exclusively of independent directors.	• The non-executive directors meet regularly in executive sessions.

• Directors and executive officers are subject to share ownership guidelines.	• Executive officers are subject to a “clawback” policy.

• The Board and each Board committee perform a periodic self-evaluation.	• The Board oversees the Company’s enterprise risk management program.

• The Board undertakes succession planning for all executive levels, including the Chief Executive Officer (the “CEO”), as well as the Board.	• The Company maintains an anti-hedging policy for all directors and employees.

• The Company maintains a policy prohibiting the pledging of Company securities by directors, executive officers and certain other employees.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Election of Directors

We are asking our shareholders to elect, by separate resolutions, each of the Director Nominees identified below, which requires the affirmative vote of a simple majority of the votes cast.

Director Nominee	Age	Director Since	Independent	Current Board Committee Membership

William D. Mosley	52	2017	No	• None

Stephen J. Luczo	61	2000	No	• None

Mark W. Adams	54	2017	Yes	• Audit • Compensation

Judy Bruner	59	2018	Yes	• Audit (Chairperson) • Finance

Michael R. Cannon	65	2011	Yes	• Compensation • Nominating and Corporate Governance (Chairperson)

William T. Coleman	70	2012	Yes	• Finance

Jay L. Geldmacher	62	2012	Yes	• Compensation • Finance (Chairperson)

Dylan Haggart	31	2018	Yes	• Compensation

Stephanie Tilenius	51	2014	Yes	• Finance • Audit

Edward J. Zander	71	2009	Yes	• Compensation (Chairperson) • Nominating and Corporate Governance

For further information about our Director Nominees, see the biographical information starting on page 5 of this Proxy Statement.

Advisory Approval of the Say-on-Pay Proposal

We are asking for your approval, on an advisory, non-binding basis, of the compensation of our named executive officers (“NEOs”), which requires the affirmative vote of a simple majority of the votes cast, as required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related rules of the SEC. While our Board intends to carefully consider the shareholder vote resulting from the proposal, the final vote is advisory and will not be binding on us.

Before considering this proposal, please read our “Compensation Discussion and Analysis” starting on page 27, which explains our executive compensation programs and the Compensation Committee’s compensation decisions.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Ratification of the Appointment of Ernst & Young LLP and Authorization to Set Such Auditors’ Remuneration

We are asking you to ratify, in a nonbinding vote, the appointment of Ernst & Young LLP as our independent auditors, and to authorize, in a binding vote, the Audit Committee of the Board to set the auditors’ remuneration, which requires the affirmative vote of a simple majority of the votes cast.

Grant the Board Authority to Allot and Issue Shares

We are asking you to grant our Board authority to allot and issue shares under Irish law. This authority is fundamental to our business and granting the Board this authority is a routine matter for public companies incorporated in Ireland. Under Irish law, this proposal must be approved by ordinary resolution, which requires the affirmative vote of a simple majority of the votes cast.

Grant the Board Authority to Opt-out of Statutory Pre-emption Rights

We are asking you to grant the Board authority to allot and issue shares for cash without first offering them to existing shareholders. This authority is fundamental to our business and granting the Board this authority is a routine matter for public companies incorporated in Ireland. Under Irish law, this proposal must be approved by special resolution, which requires the affirmative vote of at least 75% of the votes cast.

Determine the Price Range at Which Seagate Can Re-allot Shares Held as Treasury Shares

We are asking you to determine the price range at which we can re-allot shares held as treasury shares. From time to time, we may acquire ordinary shares and hold them as treasury shares. We may re-allot such treasury shares, and under Irish law, our shareholders must authorize the price range at which we may re-allot any shares held in treasury. This authority is a routine matter for public companies incorporated in Ireland. Under Irish law this proposal must be approved by special resolution, which requires the affirmative vote of at least 75% of the votes cast.

Executive Compensation

The general philosophy and structure of our executive compensation programs emphasize strong alignment between executive pay and corporate financial performance. In addition, our compensation philosophy is designed to align our executive compensation programs with long-term shareholder interests. In fiscal year 2018, a majority of our long-term equity incentive awards were granted in the form of performance-based restricted share units, which vest dependent upon the achievement of pre-established performance objectives, including return on invested capital, relative total shareholder return and adjusted earnings per share, reflecting a strong emphasis on pay-for-performance and the alignment of interests between our NEOs in fiscal year 2018 and our shareholders. In addition, for fiscal year 2018, at least 85% of our CEO’s total annual target compensation is at risk and at least 84% of our other NEOs’ annual target compensation is at risk.

Please review the section entitled “Compensation Discussion and Analysis” for additional information and definitions of financial metrics.

2019 Annual General Meeting of Shareholders

Deadline for shareholder proposals for inclusion in the Proxy Statement:	May 13, 2019
Period for shareholder nomination of directors:	April 13, 2019 to May 13, 2019
Deadline for all other proposals:	July 27, 2019

For further information, see the section entitled “Shareholder Proposals and Nominations” on page 71 of this Proxy Statement.

v

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

PROXY STATEMENT

In this Proxy Statement, “Seagate Technology,” “Seagate,” the “Company,” “we,” “us” and “our” refer to Seagate Technology plc, an Irish public limited company. This Proxy Statement and the enclosed proxy card, or the Notice of Internet Availability of Proxy Materials, are first being mailed to shareholders of record at the close of business on August 31, 2018 (the “Record Date”) on or about September 10, 2018.

GENERAL INFORMATION

The following are questions and answers concerning voting and solicitation and other general information.

Why did I receive this Proxy Statement?	We sent you this Proxy Statement or a Notice of Internet Availability of Proxy Materials (the “Notice”) on or around September 10, 2018 because our Board of Directors (the “Board”) is soliciting your proxy to vote at the Company’s 2018 Annual General Meeting of Shareholders (“2018 AGM”). This Proxy Statement summarizes the information you need to know to vote on an informed basis.

Why are there two sets of financial statements covering the same fiscal period?	U.S. securities laws require us to send you our Annual Report on Form 10-K for fiscal year 2018, which includes our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). These financial statements are included in the mailing of this Proxy Statement. Irish law also requires us to provide you with our Irish financial statements for our fiscal year ended June 29, 2018 (“fiscal year 2018”), including the reports of our directors and statutory auditors thereon, which accounts have been prepared in accordance with Irish law. The Irish financial statements are included as Appendix A to this Proxy Statement, are available at www.proxyvote.com, and, as required as a matter of Irish law, will be provided at the 2018 AGM.

What do I need to do to attend the 2018 AGM?	All shareholders as of the Record Date are invited to attend the 2018 AGM. In order to be admitted, you must present a form of personal identification and evidence of share ownership. Shareholders of record may vote in advance by proxy or if they wish to be present in person at the 2018 AGM, provide identification matching that of a shareholder appearing on the Company’s register, a copy of a share certificate or other evidence of share ownership. If your shares are held beneficially in the name of a bank, broker-dealer, brokerage firm, trust, other similar organization, other holder of record or nominee (i.e., in street name), you may vote in advance by proxy or if you wish to be present in person at the 2018 AGM, you must bring a bank or brokerage account statement as your proof of ownership of such Seagate shares in addition to a legal proxy obtained from your bank, broker-dealer, brokerage firm, trust, other similar organization or other holder of record or nominee.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Who may vote?	You are entitled to vote if you are a shareholder of record of our ordinary shares at the close of business on the Record Date. On the Record Date, there were 287,910,920 of our ordinary shares outstanding and entitled to vote. Each ordinary share that you own entitles you to one vote on each matter to be voted on at the 2018 AGM.

How do I vote?	Shareholders of record can cast their votes by proxy by:

•  using the Internet and voting at www.proxyvote.com;

•  calling 1.800.690.6903 and following the telephone prompts; or

•  completing, signing and returning a proxy card by mail to the address indicated on the proxy card, which will then be forwarded to Seagate’s registered office in Ireland electronically.

If you have received a Notice, it contains a control number that will allow you to access the Notice, our Irish financial statements for fiscal year 2018, the proxy card and our Annual Report on Form 10-K for fiscal year 2018 (collectively, the “Proxy Materials”) online. If you have received a paper copy of our Proxy Materials, a printed proxy card has been enclosed. If you have not received a paper copy of our Proxy Materials and wish to vote by mail, please follow the instructions included in the Notice to obtain a paper proxy card. A full printed set of our Proxy Materials will be mailed to you automatically only if you have previously made a permanent election to receive our Proxy Materials in printed form.

The Notice is not a proxy card and it cannot be used to vote your shares. Shareholders of record may also vote their shares directly by attending the 2018 AGM and casting their vote in person or appointing one or more proxies (who do not have to be shareholders) to attend the 2018 AGM and cast votes on their behalf in accordance with the shareholder’s instructions. If you wish to appoint as your proxy any person other than the individuals specified in the proxy card, please contact the Company Secretary at our registered office.

Beneficial owners must vote their shares in the manner prescribed by their bank, broker-dealer, brokerage firm, trust or other similar organization or nominee. If you do not receive the voting instructions, please contact your bank, brokerage firm, trust or other similar organization or nominee directly. Beneficial owners who wish to vote in person at the 2018 AGM must obtain a legal proxy from their bank, broker-dealer, brokerage firm, trust or other similar organization or nominee. Beneficial owners wishing to vote in person at the 2018 AGM will need to bring the legal proxy with them to the 2018 AGM and hand it in with a signed ballot that is available upon request at the meeting. Beneficial owners will not be able to vote their shares at the 2018 AGM without a legal proxy and a signed ballot.

In order to be timely processed, your vote must be received by 7:59 p.m. Eastern Standard Time on October 29, 2018 (or, if you are a beneficial owner, such earlier time as your bank, brokerage firm or nominee may require).

May I revoke my proxy?

If you are a registered holder of the Company’s shares you may revoke your proxy at any time before it is voted at the 2018 AGM by:

•  notifying the Company Secretary in writing: c/o Seagate Technology plc at 38/39 Fitzwilliam Square, Dublin 2, Ireland, Attention: Company Secretary;

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

•  submitting another properly signed proxy card with a later date or another Internet or telephone proxy at a later date but prior to the close of voting described above; or

•  by voting in person at the 2018 AGM.

Merely attending the 2018 AGM does not revoke your proxy. To revoke a proxy, you must take one of the actions described above.

If you are not a registered holder but your shares are registered in the name of a nominee, you must contact the nominee to revoke your proxy. Merely attending or attempting to vote in person at the 2018 AGM will not revoke your proxy if your shares are held in the name of a nominee.

How will my proxy get voted?	If your proxy is properly submitted, you are legally designating the person or persons named in the proxy card to vote your shares as you have directed. Unless you name a different person or persons to act as your proxy, Michael R. Cannon and/or Katherine E. Schuelke (the “Company Designees”) shall act as your proxies. If you sign and return your proxy without indicating how your shares are to be voted and name anyone other than a Company Designee as your proxy, that person may vote your shares at their discretion. If you name a Company Designee as your proxy without indicating how your shares are to be voted, the Company Designee shall vote your shares as the Board recommends on each proposal in this Proxy Statement and at their discretion regarding any other matter properly presented for a vote at the 2018 AGM. The Board currently does not know of any matters to be raised at the 2018 AGM other than the proposals contained in this Proxy Statement.

If you are a beneficial owner, the rules of The NASDAQ Global Select Market (“NASDAQ”) permit your bank, broker-dealer, brokerage firm, trust or other similar organization or nominee to vote your shares at their discretion on “routine” matters if it does not receive instructions from you.

The following proposals are routine matters:

•   Proposal 3 (Ratification of the Appointment and Remuneration of Auditors)

•   Proposal 4 (Grant Board Authority to Allot and Issue Shares)

•   Proposal 5 (Grant Board Authority to Opt-out of Statutory Pre-emption Rights)

•   Proposal 6 (Determine Price Range for the Re-allotment of Treasury Shares)

However, your bank, broker-dealer brokerage firm, trust or other similar organization or nominee may not vote your shares on “non-routine” matters if it does not receive instructions from you (“broker non-votes”). Broker non-votes will be counted for the purposes of a quorum, but will not be counted as votes for or against the non-routine matters, but rather will be regarded as votes withheld and will not be counted in the calculation of votes for or against the resolution.

The following proposals are non-routine matters:

•   Proposal 1 (Election of each of the 10 Director Nominees)

•   Proposal 2 (Advisory Vote on Say-on-Pay)

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

What constitutes a quorum?	The presence (in person or by proxy) of shareholders entitled, as of the Record Date, to exercise a majority of the voting power of the Company at the meeting is necessary to constitute a quorum to conduct business for the Company’s annual general meeting of shareholders. Abstentions and broker non-votes are treated as “shares present” for the purposes of determining whether a quorum exists.

What vote is required to approve each of the proposals?

Majority of Votes Cast Required to Approve:

•   Proposal 1 (Election of each of the 10 Director Nominees)

•   Proposal 2 (Advisory Vote on Say-on-Pay)

•   Proposal 3 (Ratification of the Appointment and Remuneration of Auditors)

•   Proposal 4 (Grant the Board the Authority to Allot and Issue Shares)

75% of Votes Cast Required to Approve:

•   Proposal 5 (Grant the Board the Authority to Opt-out of Statutory Pre-emption Rights)

•   Proposal 6 (Determine the Price Range for the Re-allotment of Treasury Shares)

Although abstentions and broker non-votes are counted as “shares present” at the 2018 AGM for the purpose of determining whether a quorum exists, they are not counted as votes cast either “for” or “against” the proposal and, accordingly, do not affect the outcome of the vote.

Who pays the expenses of this Proxy Statement?	We have hired Morrow Sodali LLC (“Morrow”) to assist in the distribution of Proxy Materials and the solicitation of proxies. We expect to pay Morrow a fee for these services estimated at $10,000 plus out-of-pocket expenses. Proxies will be solicited on behalf of our Board by mail, in person, by telephone and through the Internet. We will bear the cost of soliciting proxies. We will also reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding Proxy Materials to the persons for whom they hold shares.

How will voting be counted on any other matters that may be presented at the 2018 AGM?	Although we do not know of any matters to be presented or acted upon at the 2018 AGM other than the items described in this Proxy Statement, if any other matter is proposed and properly and validly presented at the 2018 AGM, the proxy holders will vote on such matters in accordance with their best judgment.

Board recommendations.	The Board recommends that you vote your shares “FOR” each of the proposals in this Proxy Statement.

Voting procedures and tabulation.	The Board appointed a member of the Company’s Legal Department to serve as inspector of elections at the 2018 AGM and to make a written report thereof. Prior to the 2018 AGM, the inspector will sign an oath to perform his or her duties in an impartial manner and according to the best of his or her ability. The inspector will ascertain the number of ordinary shares outstanding, determine the ordinary shares represented at the 2018 AGM and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspector as to the validity of proxies will be final and binding.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSALS REQUIRING YOUR VOTE

PROPOSALS 1(a) – 1(j) — ELECTION OF DIRECTORS

(Ordinary Resolutions)

The Company uses a majority of votes cast standard for the election of directors. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. Each of the Director Nominees is being nominated for election for a one-year term beginning at the end of the 2018 AGM to be held on October 30, 2018 and expiring at the end of the 2019 Annual General Meeting of Shareholders (the “2019 AGM”).

Under our Articles of Association, if a director is not re-elected in a director election, then that director will not be appointed and the position on the Board that would have been elected or filled by the director nominee will, except in limited circumstances, become vacant. The Board has the ability to fill the vacancy in accordance with the Articles of Association, subject to approval by the Company’s shareholders at the next annual general meeting of shareholders.

Notwithstanding the requirement that a director nominee requires a majority of the votes cast, as Irish law requires a minimum of two directors at all times, in the event that an election results in either only one or no directors receiving the required majority vote, either the nominee or each of the two nominees, as appropriate, receiving the greatest number of votes in favor of his or her election shall, in accordance with the Company’s Articles of Association, hold office until his or her successor shall be elected.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE FOLLOWING DIRECTOR NOMINEES:

(a) William D. Mosley—age 52, Director since 2017

Mr. Mosley has served as our Chief Executive Officer (“CEO”) since October 2017 and as a member of the Board since July 25, 2017. He was previously our President and Chief Operating Officer (“COO”) from June 2016 to September 2017. He also served as our President, Operations and Technology from October 2013 until June 2016 and as our Executive Vice President, Operations from March 2011 until October 2013. Prior to these positions, Mr. Mosley served as our Executive Vice President, Sales and Marketing from February 2009 through March 2011; Senior Vice President, Global Disk Storage Operations from 2007 to 2009; and Vice President, Research and Development, Engineering from 2002 to 2007. He joined Seagate in 1996 as a Senior Engineer with a PhD in solid state physics, and from 1996 to 2002, Mr. Mosley served at Seagate in varying roles of increasing responsibility until his promotion to Vice President.

Expertise: As our CEO, Mr. Mosley brings broad-based executive-level experience and in-depth understanding of the various aspects of our business. Mr. Mosley also brings valuable global operational, technological, research and development and sales and marketing expertise to our Board.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

(b) Stephen J. Luczo—age 61, Director since 2000

Mr. Luczo has served as our Executive Chairman since October 2017 and Chairman of the Board since 2002. Prior to his current role, he served two tenures as our CEO, from January 2009 to October 2017 and July 1998 to July 2004. Mr. Luczo joined Seagate in October 1993 as Senior Vice President of Corporate Development. In September 1997, he was promoted to President and COO of Seagate Technology (Seagate Technology plc’s predecessor). Upon his promotion to CEO in July 1998, he joined the Board as a director of Seagate Technology. After resigning as CEO in July 2004, Mr. Luczo remained as Chairman of the Board. Prior to joining Seagate in 1993, Mr. Luczo was Senior Managing Director of the Global Technology Group of Bear, Stearns & Co. Inc., an investment banking firm, from February 1992 to October 1993. Within the past 5 years, Mr. Luczo served on the board of directors of Microsoft Corporation.

Expertise: As our Executive Chairman, Mr. Luczo brings significant expertise to our Board in financial matters, business development, and operations, along with senior leadership experience, global experience and knowledge of competitive strategy and competition. Mr. Luczo also brings additional expertise in mergers and acquisitions and financial issues facing large companies due to his experience in investment banking and serving on other public company boards.

(c) Mark W. Adams—age 54, Director since 2017

Mark W. Adams has served as the CEO of Lumileds, Inc., a lighting solutions company, since February 2017. Mr. Adams served as President of Micron Technology, Inc., a semiconductor company, from February 2012 to February 2016. From 2006 to February 2012, Mr. Adams served in positions of increasing responsibility at Micron, including Vice President of Worldwide Sales and Vice President of Digital Media. Prior to joining Micron, Mr. Adams served as COO of Lexar Media, Inc., a memory chip maker, in 2006. He served as Vice President of Sales and Marketing of Creative Labs, Inc., a digital entertainment products company, from 2002 to 2006. He held numerous roles at Creative Labs prior to 2002 including five years as General Manager of Latin America. Prior to Creative Labs, Mr. Adams spent five years in major account sales at NCR Corporation, an omni-channel technology solutions company, in their enterprise server business. Mr. Adams has served on the board of directors of Cadence Design Systems, Inc., since 2015. He has also served on the boards of directors of Lumileds, Inc. since 2017. Within the past five years, Mr. Adams has served on the board of directors of Aptina Inc., a leading CMOS image sensor manufacturer.

Expertise: Mr. Adams brings financial, international, business development, technological and operational expertise to our Board through his service as a senior level executive with several large multi-national corporations. In addition, his service on other public company boards brings valuable experience to our Board.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

(d) Judy Bruner—age 59, Director since 2018

Ms. Bruner served as the Executive Vice President of Administration and Chief Financial Officer of SanDisk Corporation, a supplier of flash storage products, from June 2004 to May 2016 and served on the SanDisk Corporation board of directors from June 2002 to July 2004. She also served as the Senior Vice President and Chief Financial Officer of Palm, Inc., an electronics company, from September 1999 to June 2004. Prior to Palm, Inc., Ms. Bruner held financial management positions at 3Com Corporation and Hewlett Packard Corporation. Ms. Bruner has been a member of the board of directors of Applied Materials, Inc. since July 2016, Varian Medical Systems, Inc. since August 2016, and Rapid7, Inc. since October 2016. Within the past five years, Ms. Bruner has also served on the board of directors of Brocade Communications Systems, Inc.

Expertise: Ms. Bruner brings over 35 years of financial management experience in the global high-tech industry, including solid state storage, and extensive experience with compliance and enterprise risk management. In addition, her service on other public company boards brings valuable experience to our Board.

(e) Michael R. Cannon—age 65, Director since 2011

Mr. Cannon served as President, Global Operations of Dell Inc., a multinational computer technology company, from February 2007 until his retirement in January 2009, and as consultant to Dell Inc. from January 2009 until January 2011. He was the President, CEO and a member of the board of directors of Solectron Corp., an electronic manufacturing services company, from January 2003 until February 2007. From July 1996 until January 2003, Mr. Cannon served as the CEO of Maxtor Corporation (“Maxtor”), a disk drive and storage systems manufacturer. He served on Maxtor’s board of directors from July 1996 until Seagate acquired Maxtor in May 2006. Prior to joining Maxtor, Mr. Cannon held senior management positions at IBM, a multinational technology company. He has served on the board of directors of Lam Research Corporation since February 2011 and on the board of directors of Dialog Semiconductor plc since February 2013. Within the past five years, Mr. Cannon has served on the board of directors of Adobe Systems, Inc.

Expertise: Mr. Cannon has extensive relevant industry expertise, including expertise in the disk drive business as well as with one of our major customers that is invaluable to our Board. Mr. Cannon brings international, technological, operations, and research and development expertise to our Board through his service as a public company president, CEO, member of other public company boards of directors and senior management positions. In addition, he has significant leadership experience as a senior executive with other companies.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

(f) William T. Coleman—age 70, Director since 2012

Mr. Coleman has served as an Operating Executive of The Carlyle Group, a private equity and alternative asset management firm, since January 2018. He previously served as the CEO of Veritas Technologies LLC, an enterprise data protection company, from January 2016 to January 2018. He was a partner with Alsop Louie Partners, a venture capital firm that invests in early stage technology, from June 2010 to January 2016. Mr. Coleman also served as the Chairman and CEO of Resilient Network System, Inc., an identity and access management infrastructure company, from January 2013 until January 2014. Before joining Alsop Louie Partners, Mr. Coleman was founder, Chairman of the Board and CEO of Cassatt Corporation, a provider of software solutions and technologies, from September 2003 to June 2009. Mr. Coleman previously founded BEA Systems, Inc. (“BEA”), an enterprise application and service infrastructure software provider, where he served as Chairman of the Board from 1995 to 2002 and CEO from 1995 to 2001. Prior to BEA, Mr. Coleman held various executive management positions at Sun Microsystems, Inc., a manufacturer of computer workstations, servers, software and services for networks. Within the past five years, Mr. Coleman has served on the board of directors of Veritas Technologies.

Expertise: As a partner of a private equity firm and former founder and/or CEO of several technology companies, Mr. Coleman brings to our Board significant business development, technological, sales and marketing and research and development expertise. Mr. Coleman’s board service with other private and public companies provides significant board experience.

(g) Jay L. Geldmacher—age 62, Director since 2012

Mr. Geldmacher has served as CEO of Artesyn Embedded Technologies, a spin off from the Embedded Computing and Power business of Emerson Network Power now owned by Platinum Equity, since November 2013. Between 2007 and 2013, Mr. Geldmacher served as Executive Vice President of Emerson Electric Company and President of Emerson Network Power’s Embedded Computing & Power Group, which designs, manufactures and distributes embedded computing and embedded power products, systems and solutions. From 2006 to 2007, he served as Group Vice President and President of Emerson Network Power’s Embedded Computing & Power Group. From 1998 to 2006, he served as President of Astec Power Solutions, an Emerson subsidiary. Within the past five years, Mr. Geldmacher has served on the board of directors of Owens Illinois, Inc.

Expertise: As a CEO, Mr. Geldmacher brings international, technological, and operational expertise to our Board, along with additional board experience from his service on public company and university boards.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

(h) Dylan G. Haggart—age 31, Director since 2018

Mr. Haggart has served as a Partner at ValueAct Capital, a governance-oriented investment firm that invests in a concentrated portfolio of public companies, and works collaboratively with management and the board of directors on matters such as strategy, capital structure, mergers and acquisitions, and talent management since July 2013. Mr. Haggart also served as a board observer of Seagate on behalf of ValueAct Capital from September 2016 until he was elected to serve as a director in January 2018. Prior to joining ValueAct Capital in 2013, Mr. Haggart served as a private equity investor at TPG Capital, an investment company, focusing on North American buyouts, and as an investment banker at Goldman Sachs.

Expertise: Mr. Haggart brings experience as an investor involved in strategic planning for other public and private companies. He also brings substantial experience with complex financial markets issues, and matters of corporate governance and talent management. In addition, as a Partner and stockholder with ValueAct Capital, he has a deep knowledge of ValueAct Capital’s business and the markets it serves. He also has substantial knowledge of our business based on his experience as a board observer of Seagate for two years.

(i) Stephanie Tilenius—age 51, Director since 2014

Ms. Tilenius is a founder and CEO of Vida Health, Inc., a mobile continuous care platform for preventing, managing and overcoming chronic and mental health conditions deployed at Fortune 500 companies, large national payers and providers since January 2014. Ms. Tilenius was an Executive in Residence at Kleiner Perkins Caufield & Byers, a venture capital firm, from June 2012 until October 2014, primarily focusing on companies within its Digital Growth Fund. From February 2010 until June 2012, Ms. Tilenius was Vice President of Global Commerce and Payments at Google, Inc., a multinational technology company, where she oversaw digital commerce, product search and payments. Prior to joining Google, Inc., she served in various positions at eBay Inc., an e-commerce company, from March 2001 until October 2009, ultimately as Senior Vice President of eBay.com and Global Products. Ms. Tilenius was also a co-founder of PlanetRx.com, an online healthcare provider, and has worked at other technology and business enterprises. Within the past five years, Ms. Tilenius served on the board of Coach Inc. and Redbubble Limited.

Expertise: Ms. Tilenius is an experienced senior executive in the consumer internet sector. She contributes her leadership, strategic insight, digital and e-commerce expertise, and her experience as a company founder to our Board, along with experience as a board member for other public and private companies.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

(j) Edward J. Zander—age 71, Director since 2009

Mr. Zander served as Chairman and CEO of Motorola, Inc., a multinational telecommunications company, from January 2004 until January 2008, when he retired as CEO, and continued as Chairman until May 2008. Prior to joining Motorola, Inc., Mr. Zander was a Managing Director of Silver Lake Partners, a leading private equity fund focused on investments in technology industries, from July 2003 to December 2003. Mr. Zander was President and COO of Sun Microsystems Inc. from October 1987 until June 2002. Within the past five years, Mr. Zander has served as a member of the board of directors of NetSuite, Inc.

Expertise: Mr. Zander brings financial, technological, sales and marketing, and research and development expertise to our Board from his career as a senior executive of technology companies, and financial expertise from his prior private equity experience. He brings valuable board experience from his service on other public and private company boards.

There are no familial relationships between any of the directors, Director Nominees or our executive officers, nor are any of our directors, Director Nominees or executive officers party to any legal proceedings adverse to us.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Corporate Governance Guidelines, together with our Board committee charters, provide the framework for the corporate governance of the Company. Below is a summary of our Corporate Governance Guidelines. Our Corporate Governance Guidelines, as well as the charters of each of our Board committees, are available on our website at www.seagate.com, under “Investors – Governance.”

Role of the Board

The Board, elected annually by our shareholders, oversees the management of the business and affairs of the Company. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to the shareholders.

The Board and its committees have the primary responsibilities of:

•	reviewing, monitoring and approving the Company’s strategic direction, annual operating plan and major corporate actions;

•	monitoring and evaluating the performance of the Company;

•	evaluating the performance of our CEO;

•	reviewing and approving CEO and senior management succession planning;

•	advising and counseling the Company’s management;

•	overseeing the Company’s ethics programs and legal compliance, including the Code of Ethics; and

•	overseeing the Company’s enterprise risk management processes and programs.

Board Leadership Structure

The Corporate Governance Guidelines permit the roles of Chairman of the Board and CEO to be filled by the same or different individuals, based on our needs, best practices and the interests of our shareholders. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. The Board believes that our corporate governance principles, the quality, stature and substantive business knowledge of the members of the Board, as well as the Board’s culture of open communication with the CEO and senior management are currently conducive to separation of the Chairman and CEO positions to maximize Board effectiveness. Separating the Chairman and CEO positions also provides an appropriate degree of Board oversight and allows Mr. Mosley, our CEO, to focus on our business strategy and market opportunities, as well as on our organizational structure and execution capabilities.

In addition, the Board continues to retain a Lead Independent Director and it believes this role addresses the need for independent leadership and perspective in addition to an organizational structure for the independent directors. The Board appoints the Lead Independent Director each year after the annual general meeting for a one-year term. The Lead Independent Director coordinates the activities of the other non-employee directors, presides over meetings of the Board at which the Chairman of the Board is not present and at each executive session,

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

facilitates the CEO evaluation process, serves as liaison between the Chairman of the Board and the independent directors, approves meeting schedules and agendas for the Board, has authority to call meetings of the independent directors, and is available for consultation and direct communication if requested by major shareholders.

Mr. Cannon has served as our Lead Independent Director since October 19, 2016 and was reappointed by the Board effective October 18, 2017.

Board Risk Oversight

The Board has oversight responsibility of the processes established to report and monitor material risks applicable to the Company. The Board and its committees focus on the Company’s general risk management strategy and the most significant risks facing the Company and regularly review the Company’s processes for monitoring and addressing risks. The full Board is responsible for considering strategic risks and succession planning, and the Board committees oversee other categories of risk including:

•	risks associated with the Company’s systems of disclosure controls and internal controls over financial reporting and risks associated with cybersecurity, foreign exchange, insurance, credit and debt;

•	risks associated with the Company’s compliance with legal, administrative and regulatory requirements; and

•	risks related to the attraction and retention of talent and risks related to the design of compensation programs and arrangements.

As part of its oversight of the Company’s executive compensation program, the Compensation Committee of the Board (the “Compensation Committee”) considers the impact of the Company’s executive compensation program and the incentives created by the compensation awards that it administers on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures do not create risks that are reasonably likely to have a material adverse effect on the Company.

Director Compensation and Share Ownership

It is the Board’s practice to maintain a fair and straightforward non-employee director compensation program, which is designed to be competitive with director compensation programs of the Company’s peers. The Compensation Committee recommends for approval by the Board the amount and form of director compensation. The Compensation Committee believes that a substantial portion of total director compensation should be in the form of equity in the Company in order to better align the interests of the Company’s directors with the long-term interests of its shareholders. As such, the directors are subject to a share ownership requirement of four times their annual cash retainer as described in more detail later in this Proxy Statement.

Board Composition

The Board consists of a substantial majority of independent, non-employee directors. In addition, our Corporate Governance Guidelines require that all members of the standing committees of the Board must be independent directors. The Board has the following four standing committees: Audit Committee of the Board (the “Audit Committee”), Compensation Committee, Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), and Finance Committee of the Board (the “Finance

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Committee”). The Board has determined that each member of each of these committees is “independent” as defined in the NASDAQ listing standards and that each member of the Compensation Committee and Audit Committee meet applicable NASDAQ and Securities and Exchange Commission (“SEC”) independence standards for such committees. Board committee memberships and chairs are rotated periodically and an independence analysis is conducted annually.

Board Diversity

The Nominating and Corporate Governance Committee regularly reviews the diversity of skills, expertise, background and other characteristics of existing and potential director candidates in deciding on nominations for election by the Board and the Company’s shareholders. The Nominating and Corporate Governance Committee seeks director nominees that would complement and enhance the effectiveness of the existing Board with respect to skills, knowledge, perspectives, experience, background and other characteristics.

Board Advisors

The Board and its committees may, under their respective charters, retain external and independent advisors to assist the directors in carrying out their responsibilities. For fiscal year 2018, the Compensation Committee retained FW Cook as its external and independent advisor.

Executive Sessions

The Company’s independent directors meet privately in regularly scheduled executive sessions of the Board and Board committees, without management present, to consider such matters as the independent directors deem appropriate. These executive sessions are typically held at each Board and Board committee meeting.

Board Evaluation

The Nominating and Corporate Governance Committee assists the Board in periodically evaluating its performance and the performance of the Board committees. Each Board committee conducts periodic self-evaluations and the Board conducts periodic peer-to-peer evaluations. The effectiveness of individual directors is considered each year when the Board nominates directors to stand for election.

Director Orientation and Education

The Company has developed an orientation program for new directors and reimburses directors for continuing education. In addition, the directors are given full access to management and other employees as a means of providing additional information.

Director Nomination Process

The Nominating and Corporate Governance Committee reviews the composition of the full Board to identify the qualifications and areas of expertise needed to further enhance the composition of the Board, makes recommendations to the Board concerning the appropriate size and needs of the Board and, on its own, with the assistance of other Board members or management, a search firm or others, identifies candidates with those qualifications. In nominating candidates for election by shareholders or by the Board between annual general meetings of shareholders, the Nominating and Corporate Governance Committee takes into account professional experience, understanding of business and financial issues, ability to exercise sound judgment, diversity, leadership, achievements, knowledge and experience in matters affecting the Company’s business and industry. The Nominating

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

and Corporate Governance Committee considers the entirety of each candidate’s credentials and believes that at a minimum, each nominee should satisfy the following criteria: highest character and integrity, experience and understanding of strategy, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director. The Nominating and Corporate Governance Committee seeks to ensure that the Board is composed of members whose particular expertise, qualifications, attributes and skills, when taken together, allow the Board to satisfy its oversight responsibilities effectively. Shareholders may recommend candidates for consideration for Board membership by sending their recommendation to the Nominating and Corporate Governance Committee, care of the Company Secretary. Candidates recommended by shareholders are evaluated in the same manner as director candidates identified by any other means.

Term Limits and Retirement

The Board does not have a mandatory retirement age for directors and, because the Nominating and Corporate Governance Committee annually evaluates director nominees for the following year, the Board has decided not to adopt specific term limits for its directors.

Director Independence

The Board, based on its review and the recommendation of the Nominating and Corporate Governance Committee, has determined that all of our current directors and Director Nominees, except Stephen J. Luczo and William D. Mosley, who are employees of the Company, are independent under the NASDAQ listing standards and the Corporate Governance Guidelines, which are consistent with the NASDAQ listing standards. When assessing director independence, the Board considers the various commercial, charitable and employment transactions and relationships known to the Board (including those identified through annual directors questionnaires) that exist between the Company and the entities with which our directors or members of their immediate families are, or have been, affiliated. The Board evaluated certain transactions that arose in the ordinary course of business between the Company and such entities and which occurred on the same terms and conditions available to other customers and suppliers. After reviewing these transactions and such other information as the Board deemed advisable, the Board determined that Messrs. Adams, Cannon, Coleman, Geldmacher, Haggart, and Zander, and Ms. Bruner and Ms. Tilenius are independent under both the Company’s Corporate Governance Guidelines and the applicable NASDAQ rules.

Director Changes

Effective January 23, 2018, Ms. Bruner was appointed as a member of our Board and of the Audit Committee and Finance Committee, and Mr. Haggart was appointed as a member of our Board and of the Compensation Committee. The Board believes that the appointments of Ms. Bruner and Mr. Haggart enhance the overall effectiveness of the Board.

Dr. Chong Sup Park and Mr. Mei-Wei Cheng, currently serving as members of our Board, will not stand for re-election to our Board at the conclusion of their terms at the 2018 AGM. This is not due to any disagreement with the Company’s management or Board.

Communications with Directors

Shareholders and other interested parties wishing to communicate with the full Board, the non-employee directors or any individual director (including our Lead Independent Director and any Board committee Chairperson) may do so by sending a communication to the Board and/or a particular member of the Board, care of the Company Secretary at Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014. Depending upon the

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

nature of the communication and to whom it is directed, the Company Secretary will: (i) forward the communication to the appropriate director or directors; (ii) forward the communication to the relevant department within the Company; or (iii) attempt to handle the matter directly (for example, a communication dealing with a share ownership matter), as appropriate.

Code of Ethics

The Company has adopted a Code of Ethics applicable to the CEO, Chief Financial Officer (“CFO”) and principal accounting officer or controller or persons performing similar functions. The Code of Ethics is available at www.seagate.com, under “Investors—Governance.” Amendments to, or waivers of the Code of Ethics will be disclosed promptly on our website or on a current report on Form 8-K. No such waivers were requested or granted in fiscal year 2018.

Securities Trading Policy and Other Restrictions

The Company prohibits its directors and executive officers from (i) purchasing any financial instruments designed to hedge or offset any decrease in the market value of Company securities and (ii) engaging in any form of short-term speculative trading in Company securities. Directors and executive officers are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan unless the Chief Legal Officer or the Chief Financial Officer provides pre-clearance after the director or executive officer clearly demonstrates the financial capability to repay the loan without resort to the pledged securities.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted a written policy for approval of transactions with our directors, Director Nominees, executive officers, shareholders that beneficially own more than 5% of our shares and immediate family members of such persons (each, a “Related Person”). Pursuant to the policy, if any Related Person has a direct or indirect material interest in a transaction or potential transaction in which the amount involved exceeds $120,000, he or she must promptly report it to the Chief Legal Officer of the Company or her designee. The Nominating and Corporate Governance Committee then reviews any such transactions and determines whether or not to approve or ratify them. In doing so, the Nominating and Corporate Governance Committee considers, among other factors, the extent of the Related Person’s interest; whether the transaction would interfere with the Related Person’s judgment in fulfilling his or her duties to the Company; whether the transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under similar circumstances; whether the transaction is in the interest of the Company and its shareholders; and whether the transaction would present an improper conflict of interest.

In addition, if the transaction involves a director, the Nominating and Corporate Governance Committee will consider whether such transaction would impact such director’s independence under NASDAQ rules or qualifications to serve on Board committees under the Company’s Corporate Governance Guidelines and applicable NASDAQ and SEC rules. The Board has delegated authority to the Chairperson of the Nominating and Corporate Governance Committee to review and approve or ratify transactions where the aggregate amount is expected to be less than $1 million. A summary of any new transactions approved by the Chairperson is provided to the full Nominating and Corporate Governance Committee for its review at the next scheduled committee meeting after such approval.

Josip Relota, Mr. Luczo’s brother-in-law, is employed as a software engineer by the Company. In connection with such employment in fiscal year 2018, Mr. Relota received a total cash compensation of approximately $207,895 and a retention bonus of $92,650. In addition, Mr. Relota is eligible to participate in our general employee benefit plans, including vacation and health plans. The Nominating and Corporate Governance Committee has ratified the terms of Mr. Relota’s employment and compensation.

On September 19, 2016, the Company entered into a Board Observer Rights Agreement (the “Observer Rights Agreement”) with ValueAct Capital Master Fund L.P. (“ValueAct”) which beneficially owns more than 5% of the Company’s ordinary shares as of August 10, 2018. Pursuant to the Observer Rights Agreement, ValueAct is entitled to one seat as a board observer provided that it continues to own not less than 2% of the ordinary shares of the Company. This board observer right was granted to ValueAct in connection with ValueAct’s purchase of 9.5 million ordinary shares of the Company. Under the terms of the Observer Rights Agreement, the Board retains the right to limit access to information and attendance at portions of the Board meetings at the Board’s discretion and ValueAct is required to comply with the terms of the Confidentiality Agreement with the Company, which was entered into on the same day. ValueAct was not a related party of the Company at the time the Company entered into these agreements. On April 12, 2018, the Company and ValueAct amended and restated the Confidentiality Agreement.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

COMMITTEES OF THE BOARD

Audit Committee

Members:            Judy Bruner, Chairperson

Mark W. Adams

Mei-Wei Cheng

Dr. Chong Sup Park

Stephanie Tilenius

Key Functions:

•

Review annual audited and quarterly financial statements, as well as the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” with management and the independent auditors.

•	Obtain and review periodic reports, at least annually, from management assessing the effectiveness of the Company’s internal controls and procedures for financial reporting.

•	Review the Company’s processes that are designed to ensure compliance with all applicable laws, regulations and corporate policy.

•	Appoint the public accounting firm that will serve as our independent auditors and review the performance of the independent auditors.

•	Review the scope of the audit and the findings and approve the fees of the independent auditors.

•	Approve in advance permitted audit and non-audit services to be performed by the independent auditors.

•	Satisfy itself as to the independence of the independent auditors and ensure receipt of their annual independence statement.

•	Appoint and oversee the performance of the head of the Company’s internal audit function and approve the annual internal audit plan.

The Board has determined that all current members of the Audit Committee meet the applicable NASDAQ and SEC standards for membership on the Audit Committee, and that each of Ms. Bruner, Mr. Adams, Mr. Cheng, Dr. Park and Ms. Tilenius is an audit committee financial expert, as that term is defined by rules of the SEC. A copy of the charter of the Audit Committee is available on our website, www.seagate.com, under the heading “Investors—Governance.”

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Committee

Members:            Edward J. Zander, Chairperson

Mark W. Adams

Michael R. Cannon

Jay L. Geldmacher

Dylan Haggart

Key Functions:

•	Establish executive compensation policies.

•

Subject to approval by the Board’s independent directors, review and approve the goals and objectives relevant to the compensation of the CEO, evaluate the CEO’s performance against those goals and objectives and set the CEO’s compensation level based on this evaluation. The Compensation Committee Chairperson presents all compensation decisions pertaining to the CEO to the full Board, however, all compensation decisions related to the CEO are determined by the Board’s independent directors.

•	Approve compensation of other executive officers.

•	Review and approve executive compensation and benefit programs.

•	Oversee the administration of the Company’s equity compensation plans.

•	Review and recommend significant changes in principal employee benefit programs.

•	Approve, retain and oversee Compensation Committee consultants.

•	Recommend for approval by the independent members of the Board the compensation to be paid to non-employee directors.

The Compensation Committee may form subcommittees composed of two or more of its members for any purpose the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate. In addition, the Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards of cash or equity securities to any employee who is not a Section 16 officer of the Company under the Company’s incentive compensation or other equity-based plans, provided that such delegation is in compliance with such plan, the Company’s Articles of Association and applicable law.

For a discussion concerning the processes and procedures for determining executive and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see the section entitled “Compensation Discussion and Analysis” and “Compensation of Directors,” respectively.

The Board has determined that each member of the Compensation Committee meets all applicable NASDAQ and SEC standards for membership on the Compensation Committee. In addition, the Board has determined that each member of the Compensation Committee qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange. A copy of the charter of the Compensation Committee is available on our website, www.seagate.com, under the heading “Investors—Governance.”

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Nominating and Corporate Governance Committee

Members:            Michael R. Cannon, Chairperson

Dr. Chong Sup Park

Edward J. Zander

Key Functions:

•	Identify individuals qualified to become directors and recommend candidates for all directorships, and Board committee memberships.

•	Review the Company’s Corporate Governance Guidelines and Board committee charters, and make recommendations for changes.

•	Oversee the Board and director self-evaluation process on a regular basis.

•	Consider questions of independence, related party transactions, and potential conflicts of interest of directors and executive officers.

•	Take a leadership role in shaping the corporate governance of the Company.

The Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined in the NASDAQ listing standards and the Company’s Corporate Governance Guidelines. A copy of the charter of the Nominating and Corporate Governance Committee is available on our website, www.seagate.com, under the heading “Investors–Governance.”

Finance Committee

Members:            Jay L. Geldmacher, Chairperson

Judy Bruner

Mei-Wei Cheng

William T. Coleman

Stephanie Tilenius

Key Functions:

•

Consider the Company’s cash management plans and activities, capital structure and strategies, capital asset plan and requirements and capital expenditures, equity and/or debt financing and other financing strategies.

•	Consider the Company’s dividend policy, share repurchase programs, securities issuances, and corporate development plans.

•	Evaluate and authorize potential strategic or financial transactions in amounts up to $100 million.

•	Review potential strategic or financial transactions in excess of $100 million, and make recommendations to the Board.

The Board has determined that each member of the Finance Committee is “independent” as defined in the NASDAQ listing standards and the Company’s Corporate Governance Guidelines. A copy of the charter of the Finance Committee is available on our website, www.seagate.com, under the heading “Investors—Governance.”

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Board, Board Committee and Annual Meeting Attendance

The Board and the Board committees held the following number of meetings during fiscal year 2018:

Board	5
Audit Committee	5
Compensation Committee	4
Nominating and Corporate Governance Committee	5
Finance Committee	4

Each incumbent director attended over 75% or more of the total number of meetings of the Board and the Board committees on which he or she served during fiscal year 2018. The Company’s non-employee directors held executive sessions without management present during the four regularly scheduled quarterly Board meetings held in fiscal year 2018. It is the Board’s general practice to hold an executive session of the independent directors in connection with regularly scheduled Board meetings.

The Company expects all Board members to attend the 2018 AGM although other commitments may prevent some directors from attending the meeting. All directors who served in such capacity on October 18, 2017, attended the 2017 Annual General Meeting of Shareholders of the Company (the “2017 AGM”), which was held on October 18, 2017 in Dublin, Ireland.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

COMPENSATION OF DIRECTORS

Cash and Equity Compensation

Our director compensation program is designed to compensate non-employee directors fairly for work required for a company of our size and scope and align their interests with the long-term interests of our shareholders. The program reflects our desire to attract, retain and utilize the expertise of highly qualified people serving on the Company’s Board. Employee-directors do not receive any additional compensation for serving as a director.

Our fiscal year 2018 director compensation program for non-employee directors consisted of the elements set forth in the table below.

Compensation Element	Position	Retainer ($)
Board	Non-executive Chairperson	150,000
	Member	100,000
Audit Committee	Chairperson	35,000
	Member	15,000
Compensation Committee	Chairperson	30,000
	Member	10,000
Nominating and Corporate Governance Committee	Chairperson	20,000
	Member	10,000
Finance Committee	Chairperson	20,000
	Member	10,000
Lead Independent Director		40,000
Annual Restricted Share Unit Award		275,000

Each newly appointed or elected non-employee director (including non-employee directors re-elected at an annual general meeting) receives an initial restricted share unit award equal in number to $275,000 divided by the average closing share price for the quarter prior to the award, rounded to the nearest whole share. If the appointment occurred other than in connection with the annual election of directors at an annual general meeting, this dollar amount would be pro-rated for the year of appointment. If, prior to commencement of Board service, the new director was an officer or member of the board of directors of an entity acquired by Seagate, the Board may award a lesser number of restricted share units (“RSUs”). The grant date for each such award is the date of the director’s election or appointment. Generally, each restricted share unit award will vest on the earlier of the one year anniversary of the grant date or the day prior to the next election of directors at an annual general meeting. All restricted share unit awards will become fully vested in the event of a “Change of Control” of Seagate (as such term is defined in the Seagate Technology plc 2012 Equity Incentive Plan (the “2012 Plan”)).

In addition to the cash compensation and equity awards, all members of the Board are reimbursed for their reasonable out-of-pocket travel expenses incurred in attending Board meetings and other Board related activities.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Share Ownership Requirement

To align the interests of directors with the Company’s shareholders, the Board adopted a share ownership requirement of four times the annual board cash retainer for non-executive directors. Until a director satisfies the mandatory ownership level, he or she may not sell more than that number of (i) shares that vest pursuant to any outstanding restricted share award or restricted share unit award or (ii) shares that are obtained upon the exercise of any option as is necessary, in each case, to cover the tax liability associated with the vesting or exercise of the equity award. Once a director has attained the minimum level of Company share ownership, a director must maintain this minimum level of Company share ownership until his or her resignation or retirement from the Board. In setting the share ownership requirement, the Board considered the input of the independent compensation consultant, the Company’s current share price and the period of time it would take a director to reach the required ownership level. Executive directors are subject to the share ownership requirements described in the section entitled “Compensation Discussion and Analysis” of this Proxy Statement.

Fiscal Year 2018 Non-Employee Director Compensation

The compensation paid or awarded to our non-employee directors for fiscal year 2018 is set forth in the table below.

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Mark W. Adams	122,005	257,875	379,880
Frank J. Biondi, Jr.	39,286(2)	—	39,286
Judy Bruner	54,258(3)	275,983	330,241
Michael R. Cannon	170,000	257,875	427,875
Mei-Wei Cheng	125,000	257,875	382,875
William T. Coleman	113,022	257,875	370,897
Jay L. Geldmacher	124,011	257,875	381,886
Dylan Haggart(4)	47,747(3)	275,983	323,730
Dr. Dambisa F. Moyo	37,775(2)	—	37,775
Dr. Chong Sup Park	145,000	257,875	402,875
Stephanie Tilenius	123,530	257,875	381,405
Edward J. Zander	137,005	257,875	394,880

(1)

Represents the aggregate grant date fair value of RSU awards granted in fiscal year 2018 for financial reporting purposes pursuant to the provisions of Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”). Such amounts do not represent amounts actually paid to or realized by the non-employee director. See Note 11, “Share-based Compensation” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal year 2018 regarding assumptions underlying valuation of equity awards. Additional information regarding the RSUs awarded to or held by each non-employee director on the last day of fiscal year 2018 is set forth in the table below.

(2)

Represents the pro-rated amount of fees for fiscal year 2018 paid to Mr. Biondi and Dr. Moyo for their service on the Board until the 2017 AGM held on October 18, 2017, at which time they did not stand for re-election and did not receive RSU awards for fiscal year 2018.

(3)	Represents the pro-rated amount of fees for fiscal year 2018 paid to Ms. Bruner and Mr. Haggart since their appointment to the Board on January 23, 2018.
(4)	Mr. Haggart is a Partner at ValueAct Capital and he relinquishes all cash compensation received for service on our Board to ValueAct Capital.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

The aggregate number of unvested RSUs for each of our non-employee directors as of June 29, 2018 is set forth in the table below.

Name of Director	Aggregate Number of Unvested RSUs
Mark W. Adams	8,094
Judy Bruner	5,285	(1)
Michael R. Cannon	8,094
Mei-Wei Cheng	8,094
William T. Coleman	8,094
Jay L. Geldmacher	8,094
Dylan Haggart	5,285	(1)(2)
Dr. Chong Sup Park	8,094
Stephanie Tilenius	8,094
Edward J. Zander	8,094

(1)	Represents the pro-rated number of RSUs granted to Ms. Bruner and Mr. Haggart for fiscal year 2018 following their appointment to the Board on January 23, 2018.
(2)	Mr. Haggart is a Partner at ValueAct Capital and he relinquishes all stock compensation received for service on our Board to ValueAct Capital.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of August 26, 2018, the beneficial ownership of our ordinary shares by each director and Director Nominee of the Company, each executive officer of the Company named in the Summary Compensation Table for Fiscal Year 2018 below, and all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percentage of Class Beneficially Owned(1)
Directors, Director Nominees and Named Executive Officers:
William D. Mosley(2)	568,955	*
David H. Morton, Jr.(3)	11,284	*
Stephen J. Luczo(4)	1,728,440	*
James J. Murphy(5)	211,337	*
Jeffrey D. Nygaard(6)	79,941	*
Mark W. Adams(7)	11,594	*
Judy Bruner(8)	—	*
Michael R. Cannon(9)	30,213	*
Mei-Wei Cheng(10)	24,256	*
William T. Coleman(11)	18,014	*
Jay L. Geldmacher(12)	12,334	*
Dylan Haggart(13)	—	*
Dr. Chong Sup Park(14)	35,441	*
Stephanie Tilenius(15)	19,519	*
Edward J. Zander(16)	62,407	*
All Directors, Director Nominees and Executive Officers as a group (17 persons)(17)	2,889,512	*

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

The following table sets forth each shareholder which is known by us to be the beneficial owner of more than 5% of the outstanding ordinary shares of the Company. This information is as of August 26, 2018, except as otherwise indicated in the notes to the table.

Name and Address of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percentage of Class Beneficially Owned(1)
Clearbridge Investments, LLC(18)	28,320,966	9.84%
620 8th Ave.
New York, NY 10018
BlackRock, Inc.(19)	18,304,533	6.36%
55 East 52nd Street
New York, NY 10055
FMR LLC(20)	32,183,176	11.18%
245 Summer Street
Boston, MA 02210
The Vanguard Group, Inc.(21)	30,699,456	10.66%
100 Vanguard Blvd.
Malvern, PA 19355
ValueAct Capital Master Fund, L.P.(22)	25,691,483	8.92%
One Letterman Drive, Building D, Fourth Floor
San Francisco, CA 94129

*	Less than 1% of Seagate’s ordinary shares outstanding.
(1)

Percentage of class beneficially owned is based on 287,894,673 ordinary shares outstanding as of August 26, 2018. Each ordinary share is entitled to one vote. Ordinary shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of August 26, 2018 and ordinary shares issuable pursuant to RSUs, threshold performance share units (“TPSUs”) and performance share units (“PSUs”) vesting within 60 days of August 26, 2018 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, RSUs, TPSUs and/or PSUs, but are not deemed outstanding for computing the percentage of any other person or group.

(2)

Includes 175,610 ordinary shares held directly by Mr. Mosley, 353,578 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 26, 2018, and 39,767 ordinary shares issuable pursuant to TPSUs that will vest within 60 days of August 26, 2018. Does not include 40,548 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 26, 2018. The 40,548 PSUs represent an annual target number of PSUs that may be earned by Mr. Mosley depending upon the Company’s performance. A lesser amount of such PSUs or a greater amount of up to two times the annual target may actually be received by Mr. Mosley.

(3)

Includes 3,378 ordinary shares held directly by Mr. Morton and 7,906 ordinary shares subject to options that are currently exercisable. Mr. Morton resigned from his position as the Company’s Executive Vice President and Chief Financial Officer effective August 3, 2018.

(4)

Includes 723,416 ordinary shares held by the Stephen J. Luczo Revocable Trust, 381,411 ordinary shares held by the Stephen J. Luczo 2016 Grantor Retained Annuity Trust, 250,000 ordinary shares held by the Stephen J. Luczo 2017 Grantor Retained Annuity Trust, 277,437 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 26, 2018, 70,004 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 26, 2018, and 26,172 ordinary shares issuable pursuant to TPSUs that will vest within 60 days of August 26, 2018. Does not include 101,369 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 26, 2018. The 101,369 PSUs represent an annual target number of PSUs that may be earned by Mr. Luczo depending upon the Company’s performance. A lesser amount of such PSUs or a greater amount of up to two times the annual target may actually be received by Mr. Luczo.

(5)

Includes 11,072 ordinary shares held directly by Mr. Murphy, 194,449 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 26, 2018 and 5,816 ordinary shares issuable pursuant to TPSUs that will vest within 60 days of August 26, 2018.

(6)

Includes 23,612 ordinary shares held by the Jeffrey D. Nygaard Revocable Trust U/A dated August 17, 2009, 48,520 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 26, 2018, and 7,809 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 26, 2018. Does not include 4,380 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 26, 2018. The 4,380 PSUs represent an annual target number of PSUs that may be earned by

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Mr. Nygaard depending upon the Company’s performance. A lesser amount of such PSUs or a greater amount of up to two times the annual target may actually be received by Mr. Nygaard.
(7)	Includes 3,500 ordinary shares held directly by Mr. Adams and 8,094 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 26, 2018.
(8)

Ms. Bruner joined the Board on January 23, 2018 and does not currently hold any ordinary shares or equity awards that are currently exercisable or will become exercisable or vest within 60 days of August 26, 2018.

(9)

Includes 15,234 ordinary shares held directly by Mr. Cannon, 6,885 ordinary shares held by the Michael R. Cannon Trust and 8,094 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 26, 2018.

(10)

Includes 16,162 ordinary shares held directly by Mr. Cheng and 8,094 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 26, 2018. Mr. Cheng will not stand for re-election to our Board at the conclusion of his term at the 2018 AGM.

(11)	Includes 9,920 ordinary shares held directly by Mr. Coleman and 8,094 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 26, 2018.
(12)	Includes 4,240 ordinary shares held directly by Mr. Geldmacher and 8,094 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 26, 2018.
(13)

Mr. Haggart joined the Board on January 23, 2018 and does not currently hold any ordinary shares or equity awards that are currently exercisable or will become exercisable or vest within 60 days of August 26, 2018. As a partner of ValueAct Capital, Mr. Haggart may be deemed to be the beneficial owner of the shares held by the ValueAct entities as described in note 22 below. Mr. Haggart disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in ValueAct.

(14)

Includes 8,715 ordinary shares held directly by Dr. Park, 18,632 ordinary shares held by the Park Family Trust and 8,094 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 26, 2018. Dr. Park will not stand for re-election to our Board at the conclusion of his term at the 2018 AGM.

(15)	Includes 11,425 ordinary shares held directly by Ms. Tilenius and 8,094 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 26, 2018.
(16)

Includes 37,615 ordinary shares held by the Edward and Mona Zander Trust dated 4/19/1993, 16,698 ordinary shares held by Zanadu Capital Partners, L.P and 8,094 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 26, 2018.

(17)

All directors, Director Nominees and current executive officers as a group (i) directly and indirectly hold 1,724,200 ordinary shares, (ii) hold 940,877 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 26, 2018, (iii) hold 152,680 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 26, 2018, and (iv) hold 71,755 ordinary shares issuable pursuant to TPSUs that will vest within 60 days of August 26, 2018. The 148,782 PSUs that are subject to vesting within 60 days of August 26, 2018 represent an annual target number of PSUs that may be earned collectively by the executive officers depending upon the Company’s performance and are not included. A lesser amount of such PSUs or a greater amount of up to two times the executive officers’ respective annual targets may actually be received by the executive officers.

(18)

Based solely on information reported by Clearbridge Investments, LLC (“Clearbridge”) on the sixth amendment to Schedule 13G filed with the SEC on February 14, 2018, and reporting ownership as of December 31, 2017. Clearbridge has sole voting power over 27,532,878 ordinary shares and sole investment power over 28,320,966 ordinary shares.

(19)

Based solely on information reported by BlackRock, Inc. (“BlackRock”) on the third amendment to the Schedule 13G filed with the SEC on January 30, 2018, and reporting ownership as of December 31, 2017. BlackRock has sole voting power over 16,639,415 ordinary shares and sole dispositive power over 18,304,533 ordinary shares.

(20)

Based solely on information reported by FMR LLC (“FMR”) on the tenth amendment to Schedule 13G filed with the SEC on February 13, 2018 and reporting ownership as of December 29, 2017. FMR has sole voting power over 3,637,117 ordinary shares and sole investment power over 32,183,176 ordinary shares.

(21)

Based solely on information reported by The Vanguard Group, Inc. (“Vanguard”) on the sixth amendment to Schedule 13G filed with the SEC on February 8, 2018, and reporting ownership as of December 31, 2017. Vanguard has sole voting power over 350,960 ordinary shares, shared voting power over 63,725 ordinary shares, sole investment power over 30,302,666 ordinary shares and shared dispositive power over 396,790 ordinary shares.

(22)

Based solely on information reported by ValueAct Capital Master Fund, L.P. (“ValueAct”) on the third amendment to Schedule 13D filed with the SEC on August 14, 2018, and reporting ownership as August 10, 2018. ValueAct has shared voting and dispositive power over all 25,691,483 ordinary shares that it beneficially owns.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our directors and officers, and persons who beneficially own more than 10% of the Company’s ordinary shares, to file reports of ownership and reports of changes in ownership with the SEC. To the Company’s knowledge, based solely on its review of such forms received by the Company and written representations that no other reports were required, all Section 16(a) filing requirements were complied with for fiscal year 2018.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis provides an overview of our executive compensation program for fiscal year 2018 and our executive compensation philosophies and objectives, as well as the compensation awarded to our fiscal year 2018 named executive officers (“NEOs”).

Fiscal Year 2018 Executive Compensation Highlights

Key highlights of our executive compensation program for fiscal year 2018 are as follows:

•

Emphasize Pay-for-Performance Alignment: Our general philosophy and structure of the Company’s executive compensation programs emphasize strong alignment between executive pay and corporate financial performance. A significant majority of our executives’ target compensation is “at risk,” including compensation that is share-based and/or performance-based, tied to pre-established performance goals aligned with our short- and long-term objectives.

•

Balance Compensation Decisions with Talent Retention Objectives and Management Changes: The Company increased the base salaries for Messrs. Mosley, Morton and Nygaard. These increases were in recognition of our desire to retain talent in a very competitive market and the individual executive’s performance. In addition, we considered Mr. Mosley’s promotion to CEO, Mr. Nygaard’s promotion to Executive Vice President, Global Operations, and Mr. Luczo’s transition from CEO to Executive Chairman.

•

Deliver on our Pay-for-Performance Philosophy: Annual cash incentive payouts reflected the Company’s strong financial performance in fiscal year 2018. Based on achievement of the Company’s performance objectives (revenue, operating margin, and a quality metric), fiscal year 2018 bonus funding was at 130.65% of target. PSUs that were granted in fiscal year 2015 vested at 56% of target based on a three-year average annual return on invested capital (“ROIC”) and relative total shareholder return (“TSR”) over the three-year performance period.

•

Align Executive Compensation with Shareholder Interests: Long-term equity incentives for our NEOs were granted at target levels using a portfolio of 80% performance-based awards to emphasize long-term strategic incentives (based on achievement of adjusted earnings per share, ROIC, and relative TSR goals) and 20% share options (except for Mr. Nygaard, who received 46% performance-based awards, 42% options and 12% time-based RSUs, and Mr. Luczo, who received RSUs in recognition of his new role as Executive Chairman). In addition, more than 96% of the votes cast were in favor of the “Say-on-Pay” proposal at our 2017 AGM, further evidencing our strong efforts to align compensation with shareholder interests.

Fiscal Year 2018 Company Highlights

Please see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year 2018 for a more detailed description of our fiscal year 2018 financial results.

Highlights of fiscal year 2018 financial performance include:

•

Exabytes, Revenue and Gross Margin: We shipped 338 exabytes averaging 2.2 terabytes capacity per drive, generating revenue of approximately $11.2 billion (an increase of 4% year-over-year) and gross margins of 30% of revenue.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

•	Share Repurchases: We repurchased approximately 10 million of our ordinary shares during fiscal year 2018 for approximately $361 million.

•	Dividends Paid: We paid $726 million in dividends during fiscal year 2018.

The following table presents certain key financial metrics for the past three fiscal years.

(in millions except earnings per share and exabytes)	Fiscal Year 2018	Fiscal Year 2017	Fiscal Year 2016
Exabytes shipped	338	263	233
Revenues	$11,184	$10,771	$11,160
Gross margin	$3,364	$3,174	$2,615
Income from operations	$1,634	$1,054	$445
Net income	$1,182	$772	$248
Diluted earnings per share	$4.05	$2.58	$0.82

Fiscal Year 2018 Executive Compensation Practices

Our executive compensation policies and practices reinforce our pay-for-performance philosophy and align with commonly viewed best practices and sound governance principles. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

What We Do

✓	A majority of the equity incentives granted to our executive officers are performance-based

✓	Caps on performance-based cash and equity incentive compensation for our NEOs

✓	Our cash and equity incentive compensation plans are based on achievement of financial and operating-performance metrics

✓	A significant portion of executive compensation is “at-risk” based and dependent on corporate performance

✓	Clawback provisions on incentive cash and equity compensation

✓	Annual and ongoing review and approval of our compensation strategy by the Compensation Committee

✓

Prohibition on short sales, hedging of share ownership positions and transactions involving derivatives of our ordinary shares for all employees and directors and robust restrictions on pledging for directors, executive officers and certain other employees.

✓	Meaningful and competitive share ownership guidelines for executive officers and directors

✓	100% independent directors on our Compensation Committee

✓	Independent compensation consultant engaged by our Compensation Committee

✓	Annual risk assessment of our compensation programs and practices

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

What We Don’t Do

c	No “single trigger” change in control benefits

c	No guaranteed salary increases or guaranteed bonus payments for our executives in fiscal year 2018

c	No defined benefit pension plan or supplemental executive pension plan

c	No excise tax reimbursements or tax “gross-ups” in connection with a change in control

c	No post-termination retirement or pension-type non-cash benefits for our executives

c	No re-pricing of options without shareholder approval

c	No dividend equivalents on unvested equity awards for our quarterly dividends

Named Executive Officers

The NEOs for fiscal year 2018 are:

Name	Job Title
William D. Mosley (1)	Chief Executive Officer
David H. Morton, Jr.(2)	Executive Vice President and Chief Financial Officer
Stephen J. Luczo (3)	Executive Chairman
James J. Murphy	Executive Vice President, Worldwide Sales and Marketing
Jeffrey D. Nygaard	Executive Vice President, Global Operations

(1)	Mr. Mosley was appointed to the Board effective July 25, 2017 and promoted to CEO effective October 1, 2017.
(2)	Mr. Morton resigned from his position as Executive Vice President and Chief Financial Officer effective August 3, 2018.
(3)	Mr. Luczo resigned as the Company’s CEO and was appointed Executive Chairman effective October 1, 2017.

Our Executive Compensation Strategy

Our executive compensation strategy is designed to drive high performance, strengthen our market position, and increase shareholder value. The goals of our executive compensation programs are to:

•	attract and retain talented leaders through competitive pay programs;

•	motivate executive officers to achieve and exceed business objectives as approved by the Board or Compensation Committee;

•	align executive officer and shareholder interests to optimize long-term shareholder return with acceptable risk; and

•	manage total compensation costs in support of our financial performance.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Our Executive Compensation Programs

Compensation Element	Designed to Reward	Relationship to Compensation Strategy
Base Salary	Related job experience, knowledge of the Company and our industry, and continued dedicated employment with sustained performance	Attract and retain talented executive officers through competitive pay programs

Annual Incentive Executive Officer Performance Bonus Plan	Achievement of the Company’s annual financial and operational goals	Motivate executive officers to achieve and exceed annual business objectives Manage total compensation costs and align them with financial performance

Long-Term Equity Incentives Equity Awards	Increased shareholder value through achievement of long-term strategic goals such as earnings per share, return on invested capital and total shareholder return relative to peers	Align executive officers and shareholder interests to optimize shareholder return Motivate executive officers to achieve and exceed long-term business objectives

Role of Our Compensation Committee

The Compensation Committee is responsible to our Board for overseeing the design, development and administration of our compensation and benefits policies and programs. The Compensation Committee, which consists of five independent directors, is responsible for the review and approval of all aspects of our executive compensation programs including:

•	review and approval of corporate incentive goals and objectives relevant to each executive officers’ compensation;

•	evaluation of executive performance results in light of such goals and objectives;

•	evaluation of the competitiveness of each executive officer’s total compensation package in relation to compensation paid to executives performing similar functions at our peer companies; and

•

approval of any changes to our executive officers’ total compensation packages, including base salary, annual and long-term incentive award opportunities, share ownership guidelines and retention programs.

The Compensation Committee recommends to the independent directors of the Board the compensation, compensation plans and equity grants specific to our CEO, and the independent directors of the Board determine the overall compensation package of our CEO. Our CEO does not participate in the determination of his own compensation. The Compensation Committee is supported in its work by our Senior Vice President of Human Resources and his staff, and an executive compensation consultant, as described below. The Compensation Committee approves the compensation of all other executive officers excluding our Executive Chairman, whose compensation is approved by the Board.

Role of the Compensation Consultant

The Compensation Committee retained FW Cook as its own independent consultant, for advice and counsel during fiscal year 2018 to provide an external review of compensation proposals and to help align our compensation

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

decisions to our executive compensation strategy. FW Cook’s consulting during fiscal year 2018 included oversight on the risk assessment of compensation programs directed by the Compensation Committee, as well as consultation in support of the Compensation Committee’s decisions regarding compensation programs involving NEOs, including salary changes, determination of equity awards, annual incentive plan design, and annual review of our severance plan and share ownership guidelines. FW Cook also developed recommendations provided to the Compensation Committee for the compensation of our CEO and Executive Chairman.

FW Cook provided advice to the Compensation Committee regarding non-employee director compensation. FW Cook is not permitted to provide services to the Company’s management except as directed by the Compensation Committee, and did not provide such services in fiscal year 2018. The Compensation Committee retains sole authority to hire the compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance and terminate its engagement.

In connection with its engagement of FW Cook, the Compensation Committee considered various factors in determining FW Cook’s independence including, but not limited to, the amount of fees received by FW Cook from Seagate as a percentage of FW Cook’s total revenue, FW Cook’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact FW Cook’s independence. After reviewing these and other factors, the Compensation Committee determined that FW Cook was independent and its engagement did not present any conflicts of interest pursuant to the rules of the Securities and Exchange Commission and the listing rules of NASDAQ.

Role of our CEO and Management in the Decision-Making Process

Within the framework of the compensation programs approved by the Compensation Committee and based on management’s review of market competitive practices, each year our CEO recommends the amount of base salary increase (if any), the amount of the annual incentive bonus opportunity and the long-term incentive award value for our executive officers, including the NEOs. These recommendations are based upon his assessment of each executive officer’s performance, as well as the Company’s performance as a whole, and individual retention considerations. The Compensation Committee reviews and evaluates the CEO’s recommendations and approves our executive officers’ compensation, including any changes to such compensation, as it determines in its sole discretion. The CEO does not recommend his own compensation and the Compensation Committee meets without him present when his compensation is set.

Our Senior Vice President of Human Resources and members of his staff assist the Compensation Committee in its review of our executive compensation plans and programs, including providing market data on competitive pay practices, program design and changes in the corporate governance landscape concerning executive compensation matters.

Fiscal Year 2017 Shareholder Advisory Vote

At the 2017 AGM, the Company’s shareholders approved the advisory proposal regarding the compensation of the NEOs with more than 96% of the votes cast in favor of our executive compensation programs (excluding abstentions). The Board appreciates the shareholders’ continued support of the Company’s compensation philosophy and objectives, which reaffirms to the Board the appropriateness, effectiveness and market competitiveness of the Company’s executive compensation programs, including continued emphasis on programs that reward our executive officers for generating sustainable profitability and delivering long-term value for our shareholders. No significant changes were made to the Company’s overall executive compensation strategy in fiscal year 2018. The Board and the Compensation Committee will continue to consider the results of the Company’s annual shareholder advisory votes when making future compensation decisions for the NEOs.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Executive Market Comparison Peer Group

The Compensation Committee reviews NEO roles and responsibilities and establishes ranges for each element of executive pay after reviewing similar information for a defined group of companies (the “NEO Peer Group”) that compete for comparable executive talent. The Compensation Committee reviews analyses of disclosures and published surveys of compensation among the NEO Peer Group companies when considering compensation for executive officers in similar roles.

As part of our annual review cycle, the Compensation Committee reviewed the NEO Peer Group and did not make changes to the selection criteria for fiscal year 2018. NEO Peer Group companies were selected based on a similar industry classification (as defined by Global Industry Classification Standard (“GICS”) 4520 Technology Hardware and Equipment or 4530 Semiconductors and Semiconductor Equipment, excluding companies that are not subject to U.S. securities reporting requirements and wholesale distributors), having a minimum market value of at least $3 billion and between $4 and $35 billion in trailing twelve-month sales.

The Compensation Committee monitors a “watch list” of companies to support year-over-year consistency among companies in the NEO Peer Group. Companies identified as part of the “watch list” will only be added to the NEO Peer Group after meeting sales and market value criteria for two consecutive years and once added to the NEO Peer Group will only be removed after failing to meet sales and market value criteria for two consecutive years, provided they meet at least 75% of the criteria minimum value.

We do not benchmark the total annual compensation of our executive officers to a specific market percentile, although the total annual target compensation (including base salary, target annual incentive and target long-term incentives) for the NEOs generally has fallen near the median for similar positions within the NEO Peer Group. We believe the total executive pay opportunity is appropriate to attract and retain top leadership talent in a competitive labor market in our industry segment, particularly given our size relative to the NEO Peer Group and in light of the uncertainty of the actual amount of pay that each NEO can earn given the volatility of our business. Due to our emphasis on performance-based pay, the amounts actually received by our NEOs are heavily dependent on the Company’s financial performance.

While we consider the pay practices of our NEO Peer Group companies in determining target compensation for our executive officers, we did not compare our performance with the performance of the NEO Peer Group companies when evaluating salary levels or determining the size of particular incentive awards. The target amounts and compensation mix vary for each NEO and is dependent upon various factors, none of which is specifically weighted, including the importance of the position to our organization, overall retention value, internal pay equity, and projected future value of the total compensation package.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

The NEO Peer Group for fiscal year 2018 included the following companies (1):

	Sales
Company Name	TTM ($M)	FYE ($M)	Market Value ($M)

Amphenol Corp.	6,066	5,569	20,554

Applied Materials Inc.	9,896	9,659	30,341

ARRIS Group	6,172	4,798	5,505

Broadcom Ltd.	10,944	6,824	67,582

Corning Inc.	9,145	9,111	22,344

Flex Ltd.	24,421	24,419	7,517

Harris Corp.	7,410	7,467	13,058

Jabil Circuit Inc.	18,353	18,353	4,027

Juniper Networks Inc.	4,924	4,858	9,873

Lam Research Corp.	5,918	5,886	15,839

Micron Technology Inc.	12,399	12,399	17,788

Motorola Solutions Inc.	5,837	5,695	13,376

NCR Corp.	6,421	6,373	4,736

NetApp Inc.	5,505	5,546	9,734

NVIDIA Corp.	6,138	5,010	35,305

QUALCOMM Inc.	23,554	23,554	96,819

TE Connectivity Ltd.	12,238	12,238	23,729

Texas Instruments Inc.	13,145	13,000	68,710

Western Digital Corp.	14,348	12,994	16,980

Peer Group Median	9,145	7,467	16,980

Peer Group Average	10,675	10,198	25,464

Seagate Technology plc	11,032	11,160	11,192

(1)	Based on information available as of November 14, 2016, which was the most recent available data at the time the peer group was approved in January 2017.

Broadcom Limited (formerly named Avago Technologies Limited) was added to the NEO Peer Group from the watch list after meeting the NEO Peer Group selection criteria for two consecutive years. Advanced Micro Devices,

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Inc. and CommScope Holding Company Inc. were placed on the watch list as potential companies to be added to the NEO Peer Group for fiscal year 2019 if the companies continue to meet the applicable sales and market value criteria.

How We Determine Individual Compensation Amounts for the NEOs

As discussed above in greater detail under the heading “Role of our CEO and Management in the Decision-Making Process,” the CEO and the Senior Vice President of Human Resources, along with members of his staff, review with the Compensation Committee all compensation elements for our NEOs at least annually, and the Compensation Committee determines the value of each compensation element as described below. The proportion of each pay element value (i.e., the compensation mix) relative to total compensation varies by individual, although for all NEOs the largest portion of pay is performance based and is variable and contingent on our financial performance. Variations in the compensation mix among NEOs reflect differences in scope of responsibility as well as NEO Peer Group market data. The mix of total annual target compensation for Mr. Mosley was 10% annual base salary, 15% target annual incentive and 75% target long-term incentives, and the average mix of total annual target compensation for Messrs. Luczo, Morton, Murphy and Nygaard was 13% annual base salary, 13% target annual incentives and 74% target long-term equity incentives.

Total Annual Target Compensation Mix

For fiscal year 2018, Mr. Mosley’s total annual actual compensation was higher than the other NEOs’ total annual actual compensation, reflecting the significantly higher job scope, level of responsibility and impact on

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

business performance for our CEO compared with other NEOs, and in consideration of the fact that a greater portion of Mr. Mosley’s total annual target compensation was “at risk”. The Compensation Committee has determined this differential is consistent with that found among our NEO Peer Group companies.

As a result, for fiscal year 2018, the mix of total actual compensation for Mr. Mosley was 10% annual base salary, 19% annual incentive and 71% long-term equity incentives. The average mix of total actual compensation for Messrs. Luczo, Morton, Murphy and Nygaard was 13% annual base salary, 19% annual incentives and 68% long-term equity incentives.

Annual Base Salary

Base salaries are the fixed annual cash amounts paid to our NEOs on a biweekly basis. In reviewing and determining base salaries, the Compensation Committee considers:

•	competitive market levels for comparable positions in the NEO Peer Group;

•	related experience;

•	expected future contributions;

•	overall ability to influence our financial performance and the strategic impact of the role; and

•	the ease or difficulty of replacing the incumbent.

The strategic positioning for our NEOs’ base salaries is based on a broad range of factors, which include the competitive marketplace, the role of the NEO, skills and performance. Salaries are reviewed annually and may be revised to reflect significant changes in the scope of an NEO’s responsibilities and/or market conditions. Our goal is to be competitive with respect to base salary while distinguishing ourselves from the NEO Peer Group by providing a greater emphasis on compensating our executive officers through the use of performance-based incentives that are consistent with our strategy of motivating executive officers to achieve and exceed annual and multi-year business objectives.

The following annualized base salary changes occurred during fiscal year 2018:

Name	Prior Salary $	New Salary $	Percent Change %

William D. Mosley(1)	800,010	1,000,002	25

David H. Morton, Jr.(2)	525,013	650,000	24

Stephen J. Luczo(3)	1,200,056	750,006	(38)

James J. Murphy	575,016	575,016	—

Jeffrey D. Nygaard(4)	340,018	430,019	26

(1)	Mr. Mosley’s base salary was increased in connection with his promotion to CEO on October 1, 2017.
(2)	Mr. Morton’s base salary was increased based on competitive market practices.
(3)	Mr. Luczo’s base salary was reduced following the transition of his role from CEO to Executive Chairman.
(4)	Mr. Nygaard’s base salary was increased in connection with his promotion to Executive Vice President, Global Operations.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Annual Bonus Plan—Executive Officer Performance Bonus

All NEOs participate in our shareholder-approved Executive Officer Performance Bonus Plan (“EOPB”), which is designed to promote achievement of our annual financial and operational goals as approved by the Compensation Committee. The target bonus percentage for each NEO is based on the competitive marketplace and the NEO’s role, as well as taking internal pay equity into consideration. Actual payments under the EOPB may be above or below this level, based on performance versus the pre-established goals. Individual awards paid to each NEO, except the CEO, following the end of the performance period are determined by the Compensation Committee after certifying our financial and operational performance. The Compensation Committee, together with the other independent directors of the Board, determine the CEO’s bonus opportunity under the EOPB, including the amount of the CEO’s target bonus opportunity, and the payout level based on performance results.

On July 24, 2017, the Compensation Committee approved the performance metrics and funding targets to be used for calculating annual bonus awards for each executive officer for fiscal year 2018 under the EOPB. Funding of the EOPB for fiscal year 2018 was determined based on the Company’s performance with respect to the following metrics:

•	revenue;

•	operating margin (defined as adjusted operating income, divided by revenue); and

•

a quality metric, which we refer to as Reliability Quality Competitiveness Best in Class (“RQC BiC”), which is a measure of how our key customers view Seagate’s product quality compared with the product quality of our competitors.

While we track many operational and strategic performance goals throughout the year, operating margin and revenue together are considered a key measure of our success in achieving profitable growth and were selected for fiscal year 2018 to continue to align payouts under the EOPB with the Company’s profitability year-over-year. Adjustments to earnings for purposes of determining the operating margin excluded the impact of non-operating activities and material, unusual or non-recurring gains and losses, accounting charges or other extraordinary events which were not budgeted and/or foreseen at the time the performance targets were established, and included estimated interest expenses, taxes and variable cash compensation. The adjustments are reviewed and approved by the Compensation Committee. RQC BiC was retained as a modifier to the overall bonus funding calculation for fiscal year 2018, because quality is considered a critical part of our overall business performance.

The three performance metrics noted above were used to determine the applicable percentage of our annual revenue allocated to the overall bonus pool used for the payment of bonuses to all eligible employees, including to our executive officers under the EOPB. The range of overall bonus funding as a percentage of target for fiscal year 2018, assuming annual revenues of $11 billion and the achievement of the minimum level of RQC BiC of 80%, would be as indicated below for the achievement of operating margin at the threshold, target and maximum levels for fiscal year 2018.

Performance Level	Adjusted Operating Margin	Funding as a % of Target

Threshold	12.0%	50%

Target	16.8%	100%

Maximum	21.0%	200%

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Actual funding is determined based on the adjusted operating margin, the level of revenues and RQC BiC actually achieved during fiscal year 2018. Once the Company achieves or exceeds the threshold operating margin, the combination of actual operating margin and revenue determines preliminary funding. This amount could then be reduced by 1.25% for each of our five key markets each quarter that do not achieve the minimum RQC BiC performance requirement, with up to 25% of the funding subject to quality performance.

The funded amount, once approved by the Compensation Committee, is allocated among eligible participants. Funding for individual bonuses paid to our NEOs is based upon each executive officer’s target bonus expressed as a percentage of base salary.

For fiscal year 2018:

•

Mr. Mosley had a target bonus equal to 125% of his base salary in his role as President and COO until his promotion to CEO on October 1, 2017, at which time his target bonus increased to 150% of his annual base salary (reflecting that a larger portion of his total annual target cash compensation is subject to performance conditions than is the case for the other NEOs and in consideration of his expanded role as CEO);

•

Mr. Luczo had a target bonus equal to 150% of his annual base salary in his role as CEO until October 1, 2017, at which time his target bonus was reduced to 100% of his annual base salary when he assumed the role of Executive Chairman; and

•

Mr. Nygaard had a target bonus equal to 75% of his annual base salary in his role as Senior Vice President until his promotion to Executive Vice President, at which time his target bonus increased to 100% of his annual base salary.

Based on their respective roles in the Company, the other NEOs, Messrs. Morton and Murphy, had a target bonus of 100% of their individual annual base salaries. The Compensation Committee, with respect to all NEOs except our CEO, and the independent directors of the Board with respect to our CEO, retain the discretion to reduce or increase the amount of the bonus payout based on its overall assessment of the Company’s performance, including factors such as revenue, profitability, product quality, cost containment and expense management, market share, strategic objectives and legal and regulatory compliance, and based on individual executives’ performance against operational goals and objectives.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Based on our actual performance for fiscal year 2018, funding was set at 130.65% of target, on the basis of our adjusted operating margin of 18.3%, revenues of approximately $11,178 million and an RQC BiC modifier of 95%. Given the funded amount, the Compensation Committee determined to award the following bonuses for fiscal year 2018:

Named Executive Officer	Annual Salary ($)	Target Bonus Percentage (%)	FY2018 EOPB Funding(1) (%)	FY2018 EOPB Payment ($)
William D. Mosley(2)	949,315	145	189	1,794,194
David H. Morton, Jr.	650,000	100	135	880,000
Stephen J. Luczo(2)	864,069	118	154	1,327,589
James J Murphy	575,016	100	136	780,000
Jeffrey D. Nygaard	430,019	100	135	580,000

(1)	Percentages are rounded to the nearest whole number.
(2)	Bonuses for Messrs. Mosley and Luczo were adjusted as a result of changes to each of their annual salary and target bonus percentages effective October 1, 2017.

Long-Term Equity Incentives

In fiscal year 2018, the Compensation Committee awarded equity awards to the NEOs under the terms of the 2012 Plan. The 2012 Plan is designed to:

•	focus executive officers on achieving longer-term business performance goals;

•	provide significant reward potential for outstanding cumulative performance by the Company;

•	enhance the Company’s ability to attract and retain highly-talented executive officers; and

•	provide the Company’s management team with an opportunity for greater equity ownership and related incentives to increase shareholder return.

The Compensation Committee considers comparable awards to executive officers in the Company’s Peer Group, the NEO’s role, individual performance and potential future contributions when determining our NEOs’ equity incentive awards. Our equity award guidelines and mix of the type of awards granted are based on an analysis of the unvested equity held by an NEO, the practices of NEO Peer Group companies in awarding equity for similar positions (including equity mix and award values), potential impact on earnings, and the pool of available shares. In determining the award for each NEO, the Compensation Committee also considers the Company’s goals for retaining the NEO for the long term and the following factors related to each NEO including, but not limited to:

•	potential future contributions to the Company’s overall success;

•	past equity award history; and

•	potential future value (holding power) of unvested equity.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

NEOs are generally awarded equity on an annual basis, typically in mid-September, as part of our annual award cycle and these equity awards generally consist of a mix of time-vesting options, Threshold Performance Share Units and PSUs (each as defined and described more fully below), reflecting a strong emphasis on pay-for-performance and the alignment of interests between our NEOs and our shareholders.

For our NEOs, except Messrs. Nygaard and Luczo, the equity grants made to each of our NEOs for fiscal year 2018 are comprised of 20% options and 80% performance-based awards (the mix of performance-based awards consisting of 30% Threshold Performance Share Units and 50% PSUs), reflecting the Compensation Committee’s review and assessment of market practices at NEO Peer Group companies, as well as its determination that a mix of options and full-value equity awards would provide an appropriate blend of incentives to sustain and improve the Company’s financial performance and shareholder value. In his role as a senior vice president, Mr. Nygaard received our standard mix of 25% options, 40% RSUs, and 35% PSUs. He also received a mix of 50% Threshold Performance Share Units and 50% options in connection with his promotion to executive vice president. Mr. Luczo received 100% RSUs in connection with his appointment as Executive Chairman.

Options

Options generally vest over four years and have a seven-year term. Options are awarded with an exercise price equal to the fair market value of the Company’s ordinary shares on the grant date. Fair market value is defined as the closing price of the Company’s ordinary shares on the NASDAQ on the grant date. The grant date and vesting schedule for options granted to our NEOs are generally the same as for other employees receiving options during the annual award process, but may be different in the case of a new hire or change in employment position.

Share Awards

Restricted Share Units

RSUs generally vest in equal annual installments over four years, contingent on continued service. Each RSU represents the right to receive one of our ordinary shares. Due to the strong emphasis on pay-for-performance, our CEO and executive vice presidents are not eligible to receive RSUs. We believe that long-term equity awards made to our executives at these levels should consist only of options and performance-vesting shares or units to align with our emphasis on pay-for-performance. All outstanding RSU awards currently held by our NEOs were granted prior to the NEO’s promotion to their current positions, except for Mr. Luczo, who received RSUs that vest over three years in connection with his appointment as Executive Chairman.

Threshold Performance Share Units

TPSUs are equity awards with a maximum seven-year vesting period, contingent on continued service and the achievement of specified performance goals. Each TPSU represents the right to receive one of our ordinary shares.

For each tranche of a TPSU award that is eligible to vest on a vesting date, vesting is contingent on the Company achieving a threshold adjusted earnings per share (“AEPS”) goal of $1.00 for the fiscal year prior to the fiscal year in which the vesting date occurs. If the threshold goal is not achieved, vesting of that tranche is delayed to the next scheduled vesting date for which the AEPS goal is achieved. TPSU awards may become fully vested as early as four years from the grant date and remain eligible to vest for up to seven years following the grant date. If the AEPS threshold level has not been met by the end of the seven-year period, any unvested TPSUs will be forfeited. Unvested awards from prior years may vest cumulatively on the scheduled vesting date for a future year within the seven-year vesting period if the annual AEPS threshold for that year is achieved. For example, if AEPS performance prior to the

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

first vesting date is below threshold, then vesting will be delayed. If the AEPS threshold is achieved prior to the second vesting opportunity, then 50% of the award will vest (25% from the first vesting date and 25% from the second vesting date due to the cumulative feature of the award). For purposes of the TPSU awards, AEPS is based on diluted earnings per share, calculated in accordance with U.S. GAAP, excluding the impact of non-operating activities and material, unusual or non-recurring gains and losses, accounting charges or other extraordinary events which were not foreseen at the time the performance target was established, and includes estimated interest expenses, taxes and variable compensation. Under the terms of the TPSU award agreement, no dividend equivalent payment will be made on any of the ordinary shares underlying the TPSUs.

Our AEPS performance for fiscal year 2018 was above the $1.00 AEPS threshold; therefore, an additional 25% of each of the outstanding TPSU awards will vest on their next scheduled vesting date following the end of fiscal year 2018, subject to continued employment.

Performance Share Units

PSUs are performance-based RSUs that vest after the end of a three-year performance period, subject to continued employment and the achievement of annual ROIC over the performance period, modified by a factor based on the Company’s relative TSR percentile compared with a selected peer group, defined below. ROIC was selected as a key metric because of its ability to measure the efficiency of our use of capital and delivery of earnings above investment, considered a critical factor in the Company’s long-term success. In addition, the relative TSR metric rewards financial performance as measured by the change in our share price and the dividends declared during the performance period relative to the performance of the select group of peers (as described below). Payout of the targeted number of PSUs will occur if target ROIC is attained over the three-year measurement period and relative TSR is at least at the median of the selected peer group. The final ROIC metric is calculated as the average annual ROIC over the prior three fiscal years. Annual ROIC is calculated as (i) adjusted operating income multiplied by 1 minus the average tax rate, divided by (ii) (x) net plant, property and equipment plus total current assets minus cash, minus (y) current liabilities with the exclusion of the current portion of long-term debt. Adjustments to operating income exclude the impact of non-operating activities and material, unusual or non-recurring gains and losses, accounting charges or other extraordinary events that were not foreseen at the time the performance target was established. For fiscal year 2018, the relative TSR modifier is interpolated between 25th to 75th percentiles.

Each PSU represents the right to receive one of our ordinary shares. The Compensation Committee will determine the number of PSUs that will vest at the end of the three-year performance period according to a pre-established vesting matrix. For awards granted in fiscal year 2018, assuming the minimum performance threshold is achieved, the actual number of ordinary shares that may vest ranges from 38% of the target number of PSUs (for an ROIC of approximately 56% of target and relative TSR below the selected peer-group median) to 200% of the target number of PSUs (for an ROIC in excess of approximately 139% of target and relative TSR equal to or above the 75th percentile of the selected peer group). The specific ROIC target values for the PSUs are not publicly disclosed at the time of grant due to the proprietary nature and competitive sensitivity of the information. Under the terms of the PSU award agreement, no dividend equivalent payments will be made on any of the ordinary shares underlying the PSUs. The selected peer group for PSUs awarded in September 2017 included a broader range of companies than the NEO Peer Group to allow for comparison of our performance against a wider range of technology companies than the companies with which we frequently compete for executive talent. The selected peer group for purposes of measuring our relative TSR performance consisted of the 25 companies listed in the table below, meeting the following criteria:

•

Similar industry classification (defined as companies in GICS, 4520 Technology Hardware and Equipment or 4530 Semiconductors and Semiconductor Equipment), excluding companies that are not subject to U.S. securities reporting requirements and wholesale distributors; and

•	Trailing twelve-month sales of at least $4 billion.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

PSU Peer Group

Advanced Micro Devices, Inc.	Jabil Circuit Inc.
Amphenol Corp.	Juniper Networks, Inc.
Apple Inc.	Lam Research Corp.
Applied Materials Inc.	Micron Technology Inc.
ARRIS International plc	Motorola Solutions Inc.
Broadcom Ltd	NCR Corp.
Cisco Systems, Inc.	NetApp, Inc.
Corning Inc.	NVIDIA Corp.
Flex Ltd.	QUALCOMM Inc.
Harris Corp.	Sanmina Corp.
Hewlett Packard Enterprise Co.	TE Connectivity Ltd
HP Inc.	Texas Instruments Inc.
Intel Corp.	Western Digital Corp.

In fiscal year 2015, we granted PSUs to Messrs. Mosley, Morton, Luczo and Nygaard that were eligible to vest after the end of a three-year performance period ending on June 30, 2017, subject to continued employment and the achievement of target ROIC over the performance period, modified by a factor based on our TSR percentile compared with a selected peer group. On September 13, 2017, the Compensation Committee certified the level of achievement of the financial performance metrics for the three-year period, such that the PSUs vested at 56% of target based on a three-year average annual ROIC of 58%, and relative TSR below the 25th percentile over the three-year period. As a result, the following numbers of ordinary shares were issued to the executive officers:

Named Executive Officer	Target PSUs	FY2015 PSUs Earned
William D. Mosley	26,250	14,700
David H. Morton, Jr.	3,850	2,156
Stephen J. Luczo	79,700	44,632
Jeffrey D. Nygaard	3,640	2,039

The certification of our financial performance with respect to the PSUs granted in fiscal year 2016, which have a three-year performance period ending on June 29, 2018 was not completed in advance of the filing date of this Proxy Statement.

Share Ownership Guidelines

We established share ownership guidelines to ensure that our NEOs hold a meaningful equity stake in the Company and, by doing so, to link their interests with those of our shareholders. Shares directly or indirectly owned (for example, through a trust), along with unvested RSUs that do not have a performance requirement, are included in the calculation of ordinary shares owned for purposes of the ownership guidelines, but time-based and performance-based options and unvested performance-based awards are not counted until they are exercised or vested, as applicable. NEOs are expected to meet the ownership requirements within five years of the date upon which the NEO first becomes subject to the guidelines. NEOs are measured against the applicable guideline on the last day of each fiscal year, and the results are reported to the Compensation Committee.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Our NEOs will be required to own shares in an amount equal to an applicable target value based on a multiple of annual salary. Our NEOs are required to meet the guidelines by the following dates and each of them, except for Mr. Morton who resigned from his position as the Company’s Executive Vice President and Chief Financial Officer effective August 3, 2018, have met or are expected to meet the ownership guidelines by the applicable deadline.

Named Executive Officer	Role	Ownership Requirement Date	Ownership Guideline Salary Multiple

William D. Mosley	CEO	October 1, 2022	6x

David H. Morton, Jr.	Executive Vice President	October 21, 2020	3x

Stephen J. Luczo	Executive Chairman	July 1, 2016	6x

James J. Murphy	Executive Vice President	November 14, 2021	3x

Jeffrey D. Nygaard	Executive Vice President	October 17, 2022	3x

Benefits and Perquisites

Our NEOs are eligible to participate in a broad range of benefits in the same manner as non-executive employees. Seagate does not offer separate benefits for executive officers, other than severance benefits (see “Severance and Change in Control Benefits” below).

We do not generally provide perquisites to our NEOs except that we provide the use of our corporate aircraft to our NEOs and we provide reimbursement for spousal travel privileges in certain limited circumstances. If an NEO’s travel on our corporate aircraft includes a personal element, the NEO is required to reimburse us for the aggregate incremental cost of any such usage. We do however consider the value of perquisites, to the extent provided at the NEO Peer Group companies, in assessing the competitiveness of our total compensation package for our NEOs.

Non-Qualified Deferred Compensation Plan

The 2015 Seagate Deferred Compensation Plan (the “SDCP”), effective January 1, 2015, allows our NEOs (and other eligible employees) whose annual base pay salary is $165,000 or more, or whose target commissions and annual base salary in the aggregate is $165,000 or more, to defer on a pre-tax basis (i) up to 70% of their base salary, (ii) up to 70% of commissions, and (iii) up to 100% of their annual performance-based cash bonus. Deferrals and notional earnings related to those deferrals are reflected on the Company’s books as an unfunded obligation of the Company. We do not contribute to the SDCP, and notional earnings on deferrals are based on the performance of actual investment funds selected by each participant from a menu of investment options offered pursuant to the SDCP. Deferral amounts, earnings and year-end balances for our NEOs are set forth in the table below titled “Fiscal Year 2018 Non-qualified Deferred Compensation.” The SDCP is a successor plan to the Seagate Deferred Compensation Plan, as amended, under which no additional deferrals may be made after December  31, 2014.

Long Term International (Expatriate) Assignment Policy

The Company’s global business needs require it on occasion to relocate certain employees with special or unique skills to countries where those skills may not be readily available. To meet this need, the Company utilizes Long Term International Assignments (“LTIA”). The Company provides certain benefits and allowances to these long-term international assignees according to its LTIA Policy. Mr. Nygaard received the standard benefits and allowances under the LTIA as described below for his assignment in Thailand.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

The Company provided Mr. Nygaard with housing in Thailand and related support, goods and services differentials, education support for his children, annual home leave travel, and payment for his tax preparation. In addition, the Company makes certain tax equalization payments or reimbursements for expatriates to ensure that the LTIA is tax neutral to the employee. Expatriates pay a hypothetical tax to the Company in amounts roughly equivalent to the taxes of a peer employee not on LTIA. After the actual home income tax returns have been prepared, the Company’s accountants prepare a tax equalization calculation to show what the employee should have paid if he remained at home and not taken the LTIA. The employee receives credit for any taxes he has paid during the year, and the Company pays all costs for the actual taxes due in both the home and host locations. The Company’s cost is limited to any difference between the actual taxes paid by the Company and the “stay at home” tax the employee should have paid, after calculations are prepared by the accountants.

The total estimated cost for Mr. Nygaard’s LTIA benefits is $397,946 as described in note 10 to the Summary Compensation Table for Fiscal Year 2018 in this Proxy Statement. Final actual cost is not known at the time of this filing due to pending tax calculations, which can only be completed at a later date.

Severance and Change in Control Benefits

We provide severance benefits to assist in aligning NEO and shareholder interests during the evaluation of an ownership change, to remain competitive in attracting and retaining NEOs and to support organizational changes necessary to achieve our business strategy. The purpose of the Fifth Amended and Restated Seagate Technology Executive Severance and Change in Control Plan (the “Severance Plan”) is to:

•	provide for the payment of severance benefits to our NEOs in the event their employment with the Company or any applicable subsidiary is involuntarily terminated;

•

encourage our NEOs to continue employment in the event of a potential “change in control” (as such term is defined in the section titled “Compensation of Named Executive Officers—Potential Payments upon Qualifying Termination or Change in Control,” below); and

•	ensure that our NEOs generally receive the same severance benefits in connection with a qualifying termination of employment.

All of our NEOs, except Mr. Luczo, receive a level of severance benefits under the terms of the Severance Plan that reflects their level of responsibility within our organization, the strategic importance of their position and a market-competitive level of severance for comparable positions within the NEO Peer Group.

In the event that on or before September 30, 2018 Mr. Luczo’s service as Executive Chairman is terminated without Cause (as defined in the Severance Plan) or if the Board discontinues his role as Executive Chairman, Mr. Luczo will be able to continue his employment with the Company in an advisory role for 12 months with a base salary of $250,000. During that twelve-month term, Mr. Luczo’s equity awards will continue to vest in accordance with the terms of their respective equity agreements.

The Severance Plan provisions were developed based on a comparison of severance benefits typically available at the NEO Peer Group companies, in consultation with FW Cook, following review by the independent directors of the Board. Consistent with our compensation philosophy, the Severance Plan provides for severance only in the event of a qualifying involuntary termination under the Severance Plan (i.e., a termination by us without “cause” or by the executive for “good reason”). The Severance Plan includes the following features:

•	severance benefits do not include a guaranteed bonus amount;

•	no post-termination healthcare benefit subsidy if the involuntary termination occurs outside of a “change in control period” (as defined in the section entitled “Compensation of Named Executive

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Officers—Potential Payments upon Termination or Change in Control—Involuntary Termination Without Cause or for Good Reason During a Change in Control Period,” below);

•

enhanced severance benefits provided in connection with a change in control require a “double trigger” (which is defined as an involuntary termination during a “change in control period”) before an NEO becomes entitled to receive such benefits; and

•	severance payments cannot equal or exceed three times the sum of the executive’s base salary and target bonus.

In the event that the benefits payable following a change in control exceed the safe harbor limits established in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), we cap benefits at the safe harbor limit if the after-tax benefit to the NEO of the capped amount is greater than the after-tax benefit of the full amount (which would otherwise be subject to excise taxes imposed by Section 4999 of the Code). We do not provide a gross-up for these taxes payable on severance benefits and the NEO is responsible for the payment of all such taxes, including any excise taxes imposed on change in control payments and benefits.

For further details on the Severance Plan, see the section titled “Compensation of Named Executive Officers—Potential Payments upon Qualifying Termination or Change in Control.”

Other Company Policies and Compensation Considerations

Impact of Section 162(m) of the Internal Revenue Code

Prior to its amendment by the Tax Cuts and Jobs Act (the “Tax Act”), which was enacted December 22, 2017, Section 162(m) (“Section 162(m)”) of the Code, disallowed a tax deduction to public companies for compensation paid in excess of $1 million to “covered employees” (generally, such company’s chief executive officer and each of the next three most highly compensated executive officers other than the chief financial officer), unless such compensation was considered “performance-based” under Section 162(m).

The Compensation Committee has historically designed and operated both the EOPB and the 2012 Plan with the intent that certain compensation paid or awarded thereunder may qualify as “performance-based” and therefore not be subject to the Section 162(m) limit. However, in order to maintain flexibility in compensating our NEOs in a manner designed to promote varying corporate goals, the Compensation Committee retains the discretion to pay compensation that may not be tax deductible. The Tax Act generally amended Section 162(m) to eliminate the performance-based exception, effective for taxable years that begin after December 31, 2017, and the limitation on deductibility has been expanded to include a public company’s chief financial officer and certain individuals who were covered employees in years other than the then-current taxable year. Although certain transition relief may apply with respect to compensation paid pursuant to certain contracts in effect as of November 2, 2017, ambiguities in the Tax Act prevent the Compensation Committee from being able to definitively determine what compensation, if any, payable to the covered employees in excess of $1 million will be deductible in future years. As a result of the changes to the Code, beginning in fiscal year 2018, the Company’s ability to deduct compensation paid in excess of $1 million to our covered employees may be further limited. Moreover, taking into account the elimination of the exception for performance-based compensation, the Compensation Committee may consider making changes or amendments to its existing compensation programs in order to revise aspects of our programs that were initially designed to comply with Section 162(m) but that may no longer serve as an appropriate incentive measure for our executive officers.

Securities Trading; Prohibitions Against Hedging and Pledging

Seagate’s Securities Trading Policy prohibits all employees (including our NEOs) and Board members from taking “short” positions in our securities or engaging in hedging or other monetization transactions with respect to

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

our securities. The Company prohibits its directors and executive officers from (i) purchasing any financial instruments designed to hedge or offset any decrease in the market value of Company securities and (ii) engaging in any form of short-term speculative trading in Company securities. Directors, executive officers, and certain other employees are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. We have also amended our Securities Trading Policy to, among other things, require the first trade under a new plan established pursuant to Rule 10b5-1 promulgated under the Exchange Act (a “10b5-1 plan”) take place after a reasonable “seasoning period” has passed from the time of adoption of the plan; in addition, an insider will only be permitted to use one 10b5-1 plan at a time.

Pay Recovery (“Clawback”) Policy

Our Pay Recovery Policy is intended to eliminate any reward for fraudulent accounting. It provides standards for recovering compensation from our executive officers and other officers who hold the position of Senior Vice President and above (collectively, “Designated Officers”) where such compensation was based on incorrectly reported financial results due to the fraud or willful misconduct of such Designated Office. The Designated Officer’s repayment obligation applies to any bonus paid, share award issued (whether or not vested) or options exercised during the period commencing with the date that is four years prior to the beginning of the fiscal year in which a restatement is announced, and ending on the date recovery is sought.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Board. In reliance on the review and discussions referred to above, the Compensation Committee approved the inclusion of the Compensation Discussion and Analysis in the Company’s Proxy Statement for fiscal year 2018.

Respectfully submitted, THE COMPENSATION COMMITTEE

Edward J. Zander, Chairperson Mark W. Adams Michael R. Cannon Jay L. Geldmacher Dylan Haggart

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee during fiscal year 2018 was an employee of the Company or any of its subsidiaries at any time during fiscal year 2018, has ever been an officer of the Company or any of its subsidiaries, or had a relationship with the Company during that period requiring disclosure pursuant to Item 404(a) of Regulation S-K. No executive officers of the Company served on the compensation committee of any other entity, or as a director of an entity that employed any of the members of the Compensation Committee during fiscal year 2018.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Our Summary Compensation Table for Fiscal Year 2018 below shows the total compensation paid to or earned by each of our NEOs with respect to the fiscal years 2018, 2017 and 2016. The amounts reported reflect rounding, which may result in slight variations between amounts shown in the Total column and the sum of its components as reflected in the table.

Summary Compensation Table for Fiscal Year 2018

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)(4)	Total ($)
William D. Mosley
Chief Executive Officer	2018	953,850	—	5,127,435	1,449,425	1,794,194	7,169	9,332,073
	2017	784,626	—	4,922,537	1,282,149	969,872	5,700	7,964,883
	2016	623,095	—	2,935,781	732,418	—	12,355	4,303,649
David H. Morton, Jr.(5)
Executive Vice President and Chief Financial Officer	2018	640,386	—	2,213,318	625,652	880,000	6,900	4,366,256
	2017	525,013	—	3,680,010	958,517	563,864	5,700	5,733,104
	2016	484,625	—	710,240	240,927	—	4,500	1,440,292
Stephen J. Luczo
Executive Chairman	2018	853,864	—	5,659,958	—	1,327,589	1,400	7,842,811
	2017	1,200,056	—	—	—	1,933,290	3,392	3,136,739
	2016	1,246,212	—	7,339,382	1,831,036	—	4,215	10,420,845
James J. Murphy(6)
Executive Vice President, Sales & Marketing	2018	575,016	—	1,770,644	500,522	780,000	206,379	3,832,561
	2017	353,856	1,500,000(7)	2,803,944	3,251,624	388,525	5,700	8,303,649
Jeffrey D. Nygaard (6)
Executive Vice President, Global Operations	2018	402,326	—	1,262,171	1,054,815	580,000	415,906	3,715,218

(1)

Amounts do not reflect the actual value realized by the NEO. In accordance with SEC rules, the columns represent the aggregate grant date fair value calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. For time-based share units, the grant date fair value was determined using the closing share price of Seagate ordinary shares on the date of grant, adjusted for the present value of expected dividends. For all performance share units whose vesting is subject to performance conditions as defined by ASC 718, we have assumed the probable outcome of related performance conditions at target levels. The aggregate grant-date fair value for these PSUs and TPSUs, assuming the achievement of the highest level of performance, is $8,512,087 for Mr. Mosley, $3,674,337 for Mr. Morton, $2,939,449 for Mr. Murphy and $1,230,572 for Mr. Nygaard. Mr. Luczo has not received any performance-based awards for his service as Executive Chairman. For additional information on the valuation assumptions, see Note 11, “Share-based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2018.

(2)	Represents amounts payable under the EOPB. For a description of the EOPB, refer to the section above entitled “Annual Bonus Plan – Executive Officer Performance Bonus.”

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

(3)	Amounts reported in the All Other Compensation column are itemized in the supplemental “All Other Compensation for Fiscal Year 2018” table below.

All Other Compensation for Fiscal Year 2018

Name	Relocation ($)(7)	Personal Guest Travel ($)(8)	401(k) Match ($)(9)	Company Contribution to HSA ($)	International Assignment Benefits ($)(10)	Total ($)
William D. Mosley	—	—	5,769	1,400	—	7,169
David H. Morton, Jr.	—	—	5,500	1,400	—	6,900
Stephen J. Luczo	—	—	—	1,400	—	1,400
James J. Murphy	200,000	—	4,979	1,400	—	206,379
Jeffrey D. Nygaard	—	11,960	6,000	—	397,946	415,906
(4)

We provide the use of our corporate aircraft to our NEOs primarily so that they can travel to business functions and different facilities in the course of their duties. Certain trips taken by our NEOs in fiscal year 2018 may have had a personal element. To the extent that a travel leg has a personal element to it, our NEOs fully reimburse the Company for the aggregate incremental cost of such leg to us. Such reimbursement includes the costs of “wheels up time”, a portion of fuel and insurance costs, catering, excise taxes, and crew expenses.

(5)	Mr. Morton resigned from his position as the Company’s Executive Vice President and Chief Financial Officer effective August 3, 2018.
(6)	Mr. Murphy was not an NEO in fiscal year 2016 and Mr. Nygaard was not an NEO in fiscal years 2016 and 2017.
(7)	Represents the one-time relocation bonus amount paid to Mr. Murphy in connection with his relocation to corporate headquarters.
(8)	Consists of travel costs incurred for Mr. Nygaard’s spouse to attend an R&D-related event.
(9)

Reflects 401(k) Plan contribution made by the NEO and available to all U.S. employees who participate in the 401(k) Plan. The maximum amount was $4,500 per calendar year in 2017, and $6,000 per calendar year in 2018. The amount may be higher or lower for a particular fiscal year depending on the timing and amount of the employee’s contribution for preceding and following years.

(10)

Mr. Nygaard’s Long Term International Assignment benefits include expatriate tax and tax equalization in the amount of $187,887, a cost of living allowance in the amount of $52,008, educational payments in the amount of $50,763; host location housing in the amount of $45,989, home leave in the amount of $25,482, transportation expenses in the amount of $34,542, and immigration and tax services in the amount of $1,275. As described more fully in the section entitled “Compensation Discussion and Analysis—Long Term International (Expatriate) Assignment Policy,” the tax equalization payments are intended to ensure that the long-term international assignment is tax neutral to Mr. Nygaard as compared to being based in the U.S.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Grants of Plan-Based Awards Table for Fiscal Year 2018

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)
William D. Mosley
	Cash Bonus		750,002	1,500,003	3,000,006
	Time Option	9/11/2017(3)								253,188	30.95	1,449,425
	PSU	9/11/2017(5)					130,480	260,960				3,384,651(2)
	TPSU	9/11/2017(6)					67,367					1,742,784(2)
David H. Morton, Jr.
	Cash Bonus		325,000	650,000	1,300,000
	Time Option	9/11/2017(3)								109,290	30.95	625,652
	PSU	9/11/2017(5)					56,323	112,646				1,461,019(2)
	TPSU	9/11/2017(6)					29,080					752,300(2)
Stephen J. Luczo
	Cash Bonus		375,003	750,006	1,500,012
	RSU	9/11/2017(4)							210,017			5,659,958
James J. Murphy
	Cash Bonus		287,508	575,016	1,150,032
	Time Option	9/11/2017(3)								87,432	30.95	500,522
	PSU	9/11/2017(5)					45,058	90,116				1,168,805(2)
	TPSU	9/11/2017(6)					23,264					601,840(2)
Jeffrey D. Nygaard
	Cash Bonus		215,010	430,019	860,038
	Time Option	9/11/2017(3)								24,870	30.95	142,373
	PSU	9/11/2017(5)					8,705	17,410				225,808(2)
	RSU	9/11/2017(4)							9,950			257,407
	Time Option	11/20/2017(3)								101,810	39.85	912,442
	TPSU	11/20/2017(6)					22,585					778,957(2)

(1)

Represent the potential range of payments for fiscal year 2018 for the NEOs under the EOPB. This range varied based on the individual’s position and bonus target as a percentage of fiscal year 2018 ending base salary (150% percent of base salary for Mr. Mosley, 100% for Messrs. Morton, Luczo, Murphy and Nygaard). For a description of the EOPB, refer to the section above entitled “Annual Bonus Plan.”

(2)

In accordance with SEC rules, this column represents the aggregate grant date fair value calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. For all performance share units, we have assumed the probable outcome of related performance conditions as defined by ASC 718 at target levels. The aggregate grant-date fair value for these PSUs and TPSUs, assuming the achievement of the highest level of performance, is $8,512,087 for Mr. Mosley, $3,674,337 for Mr. Morton, $2,939,449 for Mr. Murphy and $1,230,572 for Mr. Nygaard. Mr. Luczo did not receive performance-based awards in his role as Executive Chairman. For additional information on the valuation assumptions, see Note 11, “Share-based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2018.

(3)

Unless otherwise indicated, options awarded during fiscal year 2018 under the 2012 Plan are subject to a four-year vesting schedule. 25% of the shares subject to the option vest on the first anniversary of the vesting commencement date and the remaining 75% of the shares subject to option will vest proportionally on a monthly basis for the next three years, contingent on continuous service. For a description of the options, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Options.”

(4)

Unless otherwise indicated, RSUs awarded during fiscal year 2018 under the 2012 Plan are subject to a four-year vesting schedule. These units vest 25% annually, contingent on continuous service. Mr. Luczo’s RSU is subject to a three-year vesting schedule, which vest 33% annually, contingent on his continuous service. For a description of the RSUs, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Restricted Share Units.”

(5)

Unless otherwise indicated, PSUs awarded during fiscal year 2018 under the 2012 Plan vest after the end of a three-year performance period, subject to both continuous service and the achievement of the applicable performance criteria. For a description of the PSUs, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Performance Share Units.”

(6)

Unless otherwise indicated, the vesting of the TPSUs awarded during fiscal year 2018 under the 2012 Plan is contingent on continuous service and satisfaction of performance vesting requirements. The first tranche vests no sooner than the first anniversary of the vesting commencement date, subject to the satisfaction of specified performance criteria. The remaining tranches continue to vest annually thereafter subject to the achievement of the subsequent annual performance goals, with the ability to catch-up vesting each year if a given annual performance goal is not achieved. If threshold performance is not achieved, no awards will vest and the shares will be forfeited at the end of the performance period. For a description of the TPSUs, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Threshold Performance Share Units.”

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Outstanding Equity Awards at 2018 Fiscal Year-End

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
William D. Mosley
	9/10/2012	40,000	—	—	29.87	9/10/2019	—	—	—	—
	9/9/2013	50,000	—	—	40.16	9/9/2020	—	—	—	—
	9/9/2014	29,531	1,969		60.83	9/9/2021	—	—	—	—
	9/9/2014	—	—	—	—	—	—	—	3,937(3)	222,322
	9/9/2015	53,455	24,299		50.10	9/9/2022	—	—	—	—
	9/9/2015	—	—	—	—	—	—	—	40,548(4)	2,289,746
	9/9/2015	—	—	—	—	—	—	—	11,377(3)	642,459
	9/9/2016	87,001	111,859	—	36.09	9/9/2023	—	—	—	—
	9/9/2016	—	—	—	—	—	—	—	101,706(4)	5,743,338
	9/9/2016	—	—	—	—	—	—	—	39,900(3)	2,253,153
	9/11/2017		253,188	—	30.95	9/11/2024	—	—	—	—
	9/11/2017	—	—	—	—	—	—	—	67,367(3)	3,804,214
	9/11/2017	—	—	—	—	—	—	—	130,480(4)	7,368,206
David H. Morton, Jr.(5)
	9/9/2014	7,734	516	—	60.83	9/9/2021	—	—	—	—
	9/9/2014	—	—	—	—	—	1,100(6)	62,117	—	—
	9/9/2015	2,132	7,993	—	50.10	9/9/2022	—	—	—	—
	9/9/2015	—	—	—	—	—	—	—	7,470(4)	421,831
	9/9/2015	—	—	—	—	—	3,993(6)	225,485	—	—
	9/9/2016	12,388	83,625	—	36.09	9/9/2023	—	—	—	—
	9/9/2016	—	—	—	—	—	—	—	76,034(4)	4,293,640
	9/9/2016		—	—	—	—	—	—	29,829(3)	1,684,444
	9/11/2017	—	109,290	—	30.95	9/11/2024	—	—	—	—
	9/11/2017	—	—	—	—	—	—	—	56,323(4)	3,180,560
	9/11/2017	—	—	—	—	—	—	—	29,080(3)	1,642,148

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Stephen J. Luczo
	9/9/2014	119,624	7,976	—	60.83	9/9/2021	—	—	—	—
	9/9/2014	—	—	—	—	—	—	—	11,950(3)	674,817
	9/9/2015	133,639	60,745	—	50.10	9/9/2022	—	—	—	—
	9/9/2015	—	—	—	—	—	—	—	28,443(3)	1,606,176
	9/9/2015	—	—	—	—	—	—	—	101,369(4)	5,724,307
	9/11/2017	—	—	—	—	—	210,017(6)	11,859,660	—	—
James J. Murphy
	12/20/2016	137,539	249,234	—	38.76	12/20/2023	—	—	—	—
	12/20/2016	—	—	—	—	—	—	—	62,887(3)	3,551,229
	9/11/2017	—	87,432	—	30.95	9/11/2024	—	—	—	—
	9/11/2017	—	—	—	—	—	—	—	45,058(4)	2,544,425
	9/11/2017	—	—	—	—	—	—	—	23,264(3)	1,313,718
Jeffrey D. Nygaard
	9/9/2013	10,969	—	—	40.16	9/9/2020	—	—	—	—
	9/9/2014	7,312	488	—	60.83	9/9/2021	—	—	—	—
	9/9/2014	—	—	—	—	—	1,040(6)	58,729	—	—
	9/9/2015	6,448	2,932	—	50.10	9/9/2022	—	—	—	—
	9/9/2015	—	—	—	—	—	—	—	4,380(4)	247,339
	9/9/2015	—	—	—	—	—	2,503(6)	141,344	—	—
	9/9/2016	13,260	17,050	—	36.09	9/9/2023	—	—	—	—
	9/9/2016	—	—	—	—	—	—	—	10,610(4)	599,147
	9/9/2016	—	—	—	—	—	9,094(6)	513,538	—	—
	9/11/2017	—	24,870	—	30.95	9/11/2024	—	—	—	—
	9/11/2017	—	—	—	—	—	—	—	8,705(4)	491,571
	9/11/2017	—	—	—	—	—	9,950(6)	561,877	—	—
	11/20/2017	—	101,810	—	39.85	11/20/2024	—	—	—	—
	11/20/2017	—	—	—	—	—	—	—	22,585(3)	1,275,375

(1)

Options are subject to a four-year vesting schedule.    25% of the shares subject to the options vest one year after the grant date, and then 1/48th of the shares subject to the options vest monthly thereafter, subject to continued service through the applicable vesting date. For more information, see the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Options.”

(2)	Value based on the closing price of our ordinary shares on June 29, 2018 of $56.47.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

(3)

These TPSU awards, issued under the 2012 Plan, are subject to both continuous service and the satisfaction of applicable performance vesting requirements. The first tranche may vest no sooner than after the first anniversary of the grant date, with vesting subject to satisfying specified performance criteria. The remaining tranches of these awards continue to vest annually thereafter, subject to the achievement of performance requirements. If threshold performance is not achieved, no awards will vest and the shares underlying the award will be forfeited at the end of the performance period. The TPSU awards are described in more detail above under “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Threshold Performance Share Units.”

(4)

These PSUs were issued under the 2012 Plan. The PSUs vest after the end of a three-year performance period, subject to both continuous service and the achievement of performance criteria. If the minimum performance threshold is not achieved, no PSUs will vest and the PSUs will be forfeited at the end of the performance period. The PSUs are described in more detail above under “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Performance Share Units.”

(5)

Mr. Morton resigned from his position as the Company’s Executive Vice President and Chief Financial Officer effective August 3, 2018. He has three months following his resignation to exercise any vested and unexercised options. All unvested equity was forfeited upon his resignation.

(6)

RSUs issued under the 2012 Plan are generally subject to a four-year vesting schedule. These units vest 25% annually, contingent on continuous service. Mr. Luczo’s RSU is subject to a three-year vesting schedule, which vest 33% annually, contingent on his continuous service. For a description of the RSUs, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Restricted Share Units.”

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Option Exercises and Stock Vested for Fiscal Year 2018

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William D. Mosley	—	—	45,128	1,455,258
David H. Morton, Jr.	75,405	954,064	36,545	1,573,378
Stephen J. Luczo	348,597	8,454,231	70,804	2,300,279
James J. Murphy	12,001	196,816	20,963	870,593
Jeffrey D. Nygaard	2,188	60,336	10,600	340,704

Nonqualified Deferred Compensation Plans

Name	Executive Contributions in Fiscal Year 2018 ($)(1)	Registrant Contributions in Fiscal Year 2018 ($)	Aggregate Earnings in Fiscal Year 2018 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year 2018 End ($)(2)
William D. Mosley	—	—	19,176	—	588,483
David H. Morton, Jr.	—	—	—	—	—
Stephen J. Luczo	—	—	—	—	—
James J. Murphy	201,256	—	8,759	—	298,901
Jeffrey D. Nygaard	—	—	58,938	—	1,015,855

(1)	Amount is included in fiscal year 2018 compensation in the “Salary” column of the Summary Compensation Table for Fiscal Year 2018.
(2)

Includes executive contributions already reported in the Summary Compensation Table for Fiscal Year 2018 or a prior fiscal year, with the exception of earnings on contributions, as such earnings are not considered at above-market rates.

The SDCP is a nonqualified deferred compensation plan allowing participants to defer on a pre-tax basis up to 70% of their base salary, 70% of their commissions and up to 100% of their annual performance-based cash bonus that they otherwise earned. The Company does not make matching or other employer-paid contributions under the SDCP. Participants may select from several mutual fund investment options used to determine notional earnings on the deferred amounts. The deferrals and notional earnings related to those deferrals are reflected on our books as an unfunded obligation of the Company, and remain part of our general assets. A grantor (or rabbi) trust was established for the purpose of accumulating funds to satisfy our obligations and process payments due under the SDCP for plans in effect for the performance period through December 31, 2014. A successor SDCP was implemented effective January 1, 2015, which is no longer supported by a grantor (rabbi) trust.

Participants may elect to receive distributions upon retirement or termination of employment or at a specified time while still employed. Participants may elect to receive distributions following retirement or termination in a lump sum or in quarterly installments over 3, 5, 10, or 15 years. Participants may elect to receive in-service distributions in a lump sum or annual installments payable over 2, 3, 4 or 5 years. Upon disability, a participant’s account will be distributed in accordance with his or her retirement/termination distribution elections. Additionally, upon death, a participant’s accounts will be paid to his or her beneficiary or beneficiaries in a cash lump-sum payment payable before the later of the end of the calendar year in which the participant dies, and two and one-half months after the participant dies. Unless otherwise determined by the Compensation Committee prior to a change in control, the SDCP will be terminated upon the occurrence of a change in control and the aggregate balance credited to and held in a participant’s account shall generally be distributed to him or her in a lump sum not later than the thirtieth day following the change in control.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Potential Payments Upon Qualifying Termination or Change in Control

As discussed above in the section entitled “Compensation Discussion and Analysis—Severance and Change in Control Benefits,” the Compensation Committee adopted the Severance Plan to provide, among other things, consistent severance benefits to NEOs who are terminated without cause or resign for good reason, in lieu of severance protections that might otherwise have been included in individually negotiated employment agreements. In addition to severance, NEOs (excluding Mr. Morton, who resigned from the Company on August 3, 2018, and Mr. Luczo, who serves as Executive Chairman) are entitled to receive payment of deferred amounts in the event of a termination of employment or a change in control, as described above under “—Nonqualified Deferred Compensation Plans.”

Involuntary Termination Without Cause or For Good Reason Outside of a Change in Control Period

Under the Severance Plan in effect during fiscal year 2018, if an NEO’s employment were to have been terminated by the Company without “cause” (as defined below) or by the NEO for “good reason” (as defined below), the NEO would have been entitled to receive a severance payment equal to a pre-determined number of months of base salary, based on the NEO’s job level. In the event of such an involuntary termination outside of a “change in control period” (as defined below), the CEO would be entitled to receive 24 months of base salary and the Executive Vice Presidents would be entitled to receive 20 months of base salary, as well as a pro-rata bonus for the year of termination based on the number of days elapsed from the beginning of the fiscal year until the termination date at the most recent accrued performance level, and, if applicable, the prior year bonus (if earned but unpaid at the time of termination). The severance benefits are generally payable within 20 business days following the “payment confirmation date” (as defined in the Severance Plan) in an amount equal to the lesser of (a) 50% of the severance benefit and (b) $530,000 (for calendar year 2018), with the remaining amount payable twelve months following the date of termination for the CEO and Executive Vice Presidents. The Company would also provide paid outplacement services for a period of 24 months following termination for the CEO and Executive Vice Presidents. The receipt of these severance benefits would generally be subject to the NEO’s execution of an effective release of claims against the Company and compliance with certain non-competition, non-solicitation and confidentiality covenants during the applicable severance period.

Under the Severance Plan, “cause” means (i) an NEO’s continued failure to substantially perform the material duties of his or her office, (ii) fraud, embezzlement or theft by an NEO of Company property, (iii) the conviction of an NEO of, or plea of nolo contendere by the NEO to, a felony, (iv) an NEO’s willful malfeasance or willful misconduct in connection with such NEO’s duties or any other act or omission which is materially injurious to the financial condition or business reputation of Seagate, or (v) a material breach by an NEO of any of the provisions of (A) the Severance Plan, (B) any non-compete, non-solicitation or confidentiality provisions to which such NEO is subject, or (C) any company policy or other agreement to which such NEO is subject; and “good reason” means an NEO’s resignation of his or her employment with the Company as a result of the occurrence of one or more of the following actions without such NEO’s express written consent, which action(s) remain uncured for at least 30 days following written notice from such NEO to the Company describing the occurrence of such action(s) and asserting that such action(s) constitute(s) grounds for a good reason resignation, which notice must be provided by the NEO no later than 90 days after the initial existence of such condition; provided, that such resignation occurs no later than 60 days after the expiration of the cure period: (w) any material diminution in the level of the NEO’s level or title, authority or duties; (x) a reduction of 10% or more in the level of the base salary or target bonus opportunity, other than a reduction that is equivalent to the reduction in base salaries and/or target bonus opportunities, as applicable, imposed on all other executives of the Company at a similar level; (y) the relocation of the NEO to a principal place of employment that increases his or her one-way commute by more than 50 miles; or (z) the failure of any successor to the business of the Company or to substantially all of the assets and/or business of the Company to assume the Company’s obligations under the Severance Plan.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

If an NEO is involuntarily terminated for any reason outside a change in control period, the Severance Plan does not provide for any accelerated vesting of outstanding equity awards. Instead, the terms of any vesting acceleration are governed by the applicable award agreement. Upon termination of an NEO’s continuous service for any reason (other than death or disability): (i) the award agreements (including those evidencing the TPSUs) provide that vesting will cease and, where applicable, Seagate will automatically reacquire all unvested shares without payment of consideration, and (ii) the option agreements provide that all unvested options will be cancelled effective as of the termination date, although NEOs, as all other option holders, would have three months to exercise options that are vested as of the date of termination.

Involuntary Termination Without Cause or For Good Reason During a Change in Control Period

The Severance Plan provides for enhanced severance benefits if an NEO is terminated by the Company without cause or resigns for good reason during a “change in control period”. This period is defined as the period commencing six months prior to the effective date of a “change in control” (as defined below) and ending 24 months following such date. In the event of an involuntary termination within a change in control period (often called a “double trigger”), the NEO would be entitled to receive the following: (i) 36 months of base salary and target bonus in the case of the CEO, and 24 months of base salary and target bonus in the case of the Executive Vice Presidents, (ii) a lump sum cash payment equal to two times the before-tax annual cost of the applicable COBRA premiums for the NEO and his or her eligible dependents, if any, (iii) paid outplacement services for a period of 24 months for the CEO and Executive Vice Presidents, and (iv) full vesting of all unvested equity-based awards (whether or not awarded prior to or following the adoption of the Severance Plan). All other rights and obligations imposed under the Severance Plan upon such a termination of employment outside of the context of a change in control (as described above) would also be generally applicable in the event of a termination during a change in control period, except that the severance benefits would generally be payable within 20 business days following the “payment confirmation date” in an amount equal to the lesser of (a) 100% of the severance benefit and (b) $530,000 (for calendar year 2018), with the remainder, if any, payable six months and one day following the termination date.

Under the Severance Plan, “change in control” or “CIC” means the consummation or effectiveness of any of the following events: (i) the sale, exchange, lease or other disposition of all or substantially all of the assets of Seagate to a person or group of related persons; (ii) a merger, reorganization, recapitalization, consolidation or other similar transaction involving Seagate in which the voting securities of Seagate owned by the shareholders of Seagate immediately prior to such transaction do not represent more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such transaction; (iii) any person or group of related persons is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting securities of Seagate; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Seagate was approved by a vote of a majority of the directors of Seagate then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or (v) a dissolution or liquidation of Seagate.

In addition, under the terms of our equity award agreements with each NEO and consistent with the treatment of equity awards under the Severance Plan, if a change in control (which is generally defined in a similar manner as under the Severance Plan) occurs and the successor company does not assume or replace the awards with alternatives that preserve both the intrinsic value and the rights and benefits of the award immediately prior to the CIC, then all awards accelerate and become fully vested on the later of (i) the closing date of the CIC, or (ii) the date of the “termination event” (as defined in the Severance Plan), based on the Company’s performance through the closing date of the CIC. The PSU award agreement further provides that the number of shares that will vest on the later of

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

the closing of a CIC and an NEO’s involuntary termination within the change in control period will be based on the Company’s performance through the closing date of the CIC, with relative TSR performance measured by using the average closing price over the 30-day trading period preceding the CIC.

In the event that the benefits payable following a CIC exceed the safe harbor limits established in Section 280G of the Code, we cap benefits at the safe harbor limit if the after-tax benefit to the NEO of the capped amount is greater than the after-tax benefit of the full amount (which would be subject to excise taxes imposed by Section 4999 of the Code). We do not provide any gross-up for excise taxes and the NEO is responsible for payment of all personal taxes, including excise taxes.

Termination due to Death or Disability

In the event a termination of employment occurs due to an NEO’s death or disability, the NEO would not be entitled to any benefits under the Severance Plan. Under the Severance Plan, “disability” means that the NEO is physically or mentally incapacitated and therefore unable to substantially perform his duties for six consecutive months or an aggregate of nine months in any consecutive 24-month period. However, in the event of termination of employment due to an NEO’s death or disability, the Compensation Committee has the discretion under the terms of the EOPB to pay to the NEO or the NEO’s estate a pro-rated target bonus for the fiscal year in which the termination occurs.

The terms of the RSU and TPSU agreements for our NEOs provide that vesting will cease upon a termination due to disability (as defined above), and the Company will automatically reacquire all unvested shares without payment of consideration. However, for a termination due to death, the NEO will be deemed to have completed an additional year of service as of the termination date so that an additional 25% of the award will vest immediately for the purposes of acceleration for RSUs and TPSUs.

Similarly, the option agreements provide that upon termination due to death, the NEO will be deemed to have completed an additional year of service for purposes of determining the portion of an option award that will be vested at termination. Additionally, the PSU agreements for our NEOs provide that in the event of a termination due to death or disability, the awards will vest pro-rata based on the number of days from the beginning of the performance period until the termination date, based on actual Company performance, and will be settled in ordinary shares after the end of the performance period.

Finally, for those executive officers who participate in the group replacement life insurance plan, the Company will continue to pay its portion of the insurance premiums through the end of the calendar year in which the Executive becomes disabled.

Potential Payments Upon Termination Without Cause or For Good Reason Outside a Change in Control Period; Upon Termination Due to Death; Upon Termination Without Cause or For Good Reason within a Change in Control Period

The following table sets forth (i) the estimated value of the potential payments and severance benefits to each NEO assuming termination of the NEO by the Company without cause or by the NEO for good reason on June 29, 2018; (ii) the estimated value calculated as of June 29, 2018 of the potential payments to each NEO, assuming termination of the NEO by the Company without cause or by the NEO for good reason on such date in connection with a change in control, during a change in control period, as defined in the Severance Plan; and (iii) the estimated

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

value as of June 29, 2018 of the potential payments and severance benefits to each NEO, assuming termination of the NEO due to death on such date.

Name	Type of Benefit	Involuntary Termination Without Cause/For Good Reason ($)	Qualifying Termination Following a Change in Control ($)		Separation Due to Death ($)
William D. Mosley
	Severance	2,000,004	3,000,006		—
	Outplacement Benefit(1)	11,795	11,795		—
	Bonus	—	4,500,009	(2)	1,500,003	(3)
	Accelerated Vesting of Stock Options(4)	—	8,895,829		3,963,843
	Accelerated Vesting of Restricted Share Units	—	—		—
	Accelerated Vesting of Performance-Based Restricted Share Units(6)	—	22,323,438		9,796,190
	Health Care Benefit	—	32,510		—
	Total	2,011,799	38,763,587	(8)	15,260,036
David H. Morton, Jr.(7)
	Severance	1,083,333	1,300,000		—
	Outplacement Benefit(1)	11,795	11,795		—
	Bonus	—	1,300,000	(2)	650,000	(3)
	Accelerated Vesting of Stock Options(4)	—	4,544,274		2,018,407
	Accelerated Vesting of Restricted Share Units(5)	—	287,602		174,831
	Accelerated Vesting of Performance-Based Restricted Share Units(6)	—	11,222,622		4,791,762
	Health Care Benefit	—	32,510		—
	Total	1,095,128	18,698,803	(8)	7,635,000

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Name	Type of Benefit	Involuntary Termination Without Cause/Constructive Termination ($)	Qualifying Termination Following a Change in Control ($)		Separation Due to Death ($)
Stephen J. Luczo
	Severance	—	—		—
	Outplacement Benefit(1)	—	—		—
	Bonus	—	—		750,006	(3)
	Accelerated Vesting of Stock Options(4)	—	—		309,557
	Accelerated Vesting of Restricted Share Units(5)	—	—		3,953,126
	Accelerated Vesting of Performance-Based Restricted Share Units(6)	—	—		6,831,049
	Health Care Benefit	—	—		—
	Total	—	—		11,843,738
James J. Murphy
	Severance	958,360	1,150,032		—
	Outplacement Benefit(1)	11,795	11,795		—
	Bonus	—	1,150,032	(2)	575,016	(3)
	Accelerated Vesting of Stock Options(4)	—	6,645,199		2,741,729
	Accelerated Vesting of Restricted Share Units	—	—		—
	Accelerated Vesting of Performance- Based Restricted Share Units(6)	—	7,409,372		2,188,354
	Health Care Benefit	—	33,387		—
	Total	970,155	16,399,817	(8)	5,505,099

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Name	Type of Benefit	Involuntary Termination Without Cause/Constructive Termination ($)	Qualifying Termination Following a Change in Control ($)		Separation Due to Death ($)
Jeffrey D. Nygaard
	Severance	716,698	860,038		—
	Outplacement Benefit(1)	11,795	11,795		—
	Bonus	—	860,038	(2)	430,019	(3)
	Accelerated Vesting of Stock Options(4)	—	2,692,920		1,116,804
	Accelerated Vesting of Restricted Share Units(5)	—	1,275,488		441,002
	Accelerated Vesting of Performance-Based Restricted Share Units(6)	—	2,613,432		1,040,756
	Health Care Benefit	—	56,141		—
	Total	728,493	8,369,852	(8)	3,028,581

(1)	Represents the estimated amounts payable for outplacement services for the two-year period following termination.
(2)	Represents full-year bonus earned but unpaid at the time of termination.
(3)

Amounts represent the bonus component of the death benefit assuming that the Compensation Committee elects to exercise its discretion to pay the NEO’s estate a bonus for the fiscal year in which death occurs. In addition, the amount represented has been calculated assuming that the Compensation Committee elects to award the bonus at the NEO’s target bonus opportunity for that year. However, the EOPB does not obligate the Compensation Committee to pay a bonus at the target bonus level or otherwise in the event of an NEO’s death.

(4)

Represent the value of options that receive accelerated vesting as a result of the termination assuming that the market price per share of Seagate’s ordinary shares on the date of termination of employment was equal to the closing price on June 29, 2018, or $56.47 per share, and are based on the difference between this price and the exercise price of options held by the NEO. As a result, the amounts represented do not include any value for the acceleration of options that have an exercise price greater than $56.47 or for options that were already vested as of June 29, 2018.

(5)

Represent the value of share awards that receive accelerated vesting as a result of the termination assuming that the market price per share of Seagate’s ordinary shares on the date of termination of employment was equal to the closing price on June 29, 2018 or $56.47 per share.

(6)

Represent the value of share awards that receive accelerated vesting as a result of the termination assuming that the market price per share of Seagate’s ordinary shares on the date of termination of employment was equal to the closing price on June 29, 2018 or $56.47 per share. In addition, the value of accelerated PSUs is calculated assuming that we would have achieved the target level of performance at the end of the three-year performance measurement cycle.

(7)

Mr. Morton resigned from his position as the Company’s Executive Vice President and Chief Financial Officer effective August 3, 2018, and therefore, he will not be entitled to the benefits detailed in this table as a result of his resignation.

(8)	Calculations do not include the impact of any potential cutback pursuant to the application of the Code Section 280G safe harbor limit under the relevant provisions of the Severance Plan.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

CHIEF EXECUTIVE OFFICER PAY RATIO

We are a large multinational provider of data storage technology and solutions. We conduct our business internationally and as of April 30, 2018, had 40,305 employees, of which approximately 91% are located outside the United States. Over 87% of our workforce is located primarily in Asia.

For fiscal year 2018, the median annual total compensation of all employees of the Company, excluding our CEO, was $8,493, and the annual total compensation of our CEO was $9,332,073, as reported in the “Summary Compensation Table for Fiscal Year 2018” on page 47 of this Proxy Statement. Accordingly, the ratio of the CEO’s annual total compensation to the median annual compensation of all employees (excluding the CEO) was 1,099:1.

This reflects analysis of our global workforce as of April 30, 2018, which we chose as our date of determination. Employees represent all full-time, part-time, and temporary workers as of the determination date. This number does not include any independent contractors or “leased” workers, as permitted by the applicable SEC rules. We used total compensation to determine the median employee. Our estimate of total compensation for fiscal year 2018 included (i) annual base salary plus annual incentives for salaried employees and (ii) hourly salary rate times annual hours plus additional adjustments for annual incentives, shift differentials, estimated overtime rates, and other cash allowances paid to hourly employees and any equity granted to eligible employees.

Our estimates were based on an analysis of the pay components and payrolls in each of the 34 countries in which we operate. Total cash compensation rates for employees paid in foreign currencies were converted into U.S. dollars using foreign exchange conversion rates in effect on April 30, 2018 for the determination of the median and June 29, 2018 for the year-end actual total compensation. Once the median employee was identified, actual total compensation was determined in accordance with Item 202(c)(2)(x) of Regulation S-K. In determining our median employee, we did not use any of the exemptions permitted under SEC rules. The ratio and annual total compensation amount of the median employee are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. The Company notes that its ratio and annual total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee may vary significantly among companies.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 2 – AN ADVISORY, NON-BINDING VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION –

SAY-ON-PAY VOTE

(Ordinary Resolution)

The Board is presenting the following proposal, commonly known as a “Say-on-Pay” proposal, which gives you as a shareholder the opportunity to endorse or not endorse, in an advisory, non-binding vote, the compensation of our NEOs, as required by Section 14A of the Exchange Act and the related rules of the SEC. The Board has determined to hold a “Say-on-Pay” advisory vote each year. You may endorse or not endorse, respectively, the compensation paid to our NEOs by voting for or against the following resolution:

“RESOLVED, as an ordinary resolution, that, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related disclosure contained in the Company’s Proxy Statement is hereby approved.”

While our Board intends to carefully consider the shareholder vote resulting from the proposal, the final vote is advisory and will not be binding.

In considering your vote, please be advised that our compensation program for our NEOs is guided by our design principles, as described in the section entitled “Compensation Discussion and Analysis” in this Proxy Statement:

•

Cash compensation tied to performance. At least half of the cash compensation opportunity for our NEOs is based on Company and individual performance. The cash compensation of our NEOs has fluctuated from year to year, reflecting the Company’s financial results. In addition, we have implemented a cap on annual bonus funding.

•

Long-term equity incentive compensation tied to performance. In fiscal year 2018, a majority of our long-term equity incentive awards were granted in the form of performance-based restricted share units, which vest dependent upon the achievement of pre-established performance objectives, including return on invested capital, relative total shareholder return and adjusted earnings per share (as described in further detail in this Proxy Statement).

•

Compensation unrelated to performance is limited. We do not have executive employment agreements, guaranteed incentive awards, “golden parachutes,” single trigger change of control severance provisions, executive pensions or tax gross-ups for our NEOs.

•	Share Ownership Guidelines. Our share ownership guidelines for our NEOs directly tie executive performance and retained value from our shares to the value returned to our shareholders.

Vote Required; Recommendation of the Board

A simple majority of all votes cast by holders of ordinary shares on the Record Date represented in person or by proxy at the 2018 AGM is required to approve Proposal 2.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY, NON-BINDING APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED DISCLOSURE CONTAINED IN THIS PROXY STATEMENT.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 3 – A NON-BINDING RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AND BINDING

AUTHORIZATION OF AUDIT COMMITTEE TO SET AUDITORS’ REMUNERATION

(Ordinary Resolution)

At the 2018 AGM, shareholders will be asked to ratify, in a nonbinding vote, the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 28, 2019, and to authorize, in a binding vote, the Audit Committee of our Board to set the independent auditors’ remuneration. Ernst & Young LLP has been acting as our independent auditor for many years and, both by virtue of its long familiarity with the Company’s affairs and its ability, is considered best qualified to perform this important function.

Representatives of Ernst & Young LLP will be present at the 2018 AGM and will be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

Vote Required; Recommendation of the Board

A simple majority of all votes cast by holders of ordinary shares on the Record Date represented in person or by proxy at the 2018 AGM is required to approve Proposal 3.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY AND TO AUTHORIZE THE AUDIT COMMITTEE OF THE BOARD TO SET THE AUDITORS’ REMUNERATION.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Audit Committee Report

Our management is responsible for preparing and presenting our financial statements, and our independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of our annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and for auditing the effectiveness of our internal control over financial reporting as of the end of our fiscal year. One of the Audit Committee’s responsibilities is to monitor and oversee these processes. In connection with the preparation of the financial statements as of and for fiscal year 2018, the Audit Committee performed the following tasks:

(1)	reviewed and discussed the audited financial statements for fiscal year 2018 with management and with Ernst & Young LLP;

(2)

reviewed and discussed with management its assessment and report on the effectiveness of our internal control over financial reporting as of June 29, 2018, which it made based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework) (the “COSO Criteria”);

(3)

reviewed and discussed with Ernst & Young LLP its attestation report on the effectiveness of our internal control over financial reporting as of June 29, 2018, which report was included in our Annual Report on Form 10-K for fiscal year 2018;

(4)

discussed with Ernst & Young LLP the matters required to be discussed by the PCAOB Auditing Standard No. 16 “Communications with Audit Committees (AS16)”, including Ernst & Young LLP’s judgment about the quality, in addition to the acceptability, of our accounting principles and underlying estimates in our financial statements; and

(5)

received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with Ernst & Young LLP their independence.

Based upon these reviews and discussions, the Audit Committee recommended, and the Board approved, that our audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2018, for filing with the SEC.

Respectfully submitted, THE AUDIT COMMITTEE
Judy Bruner, Chairperson Mark W. Adams Mei-Wei Cheng Dr. Chong Sup Park Stephanie Tilenius

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Fees to Independent Auditors

The aggregate fees for professional services provided by Ernst & Young LLP in fiscal years 2018 and 2017 are set forth below.

	Fiscal Year
	2018	2017
	(In thousands)
Audit Fees	$ 6,036	$ 5,542
Audit-Related Fees	217	231
Tax Fees	32	103
All Other Fees	4	5

Total	$ 6,289	$ 5,881

Audit Fees.    This category consists of professional services provided in connection with the integrated audit of our annual consolidated financial statements and the audit of internal control over financial reporting, the review of our unaudited quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. The fees for fiscal year 2018 included audit procedures related to ASC 606: Revenue from Contracts with Customers and U.S. Tax Reform, and the fees for fiscal year 2017 included services in connection with our debt offering.

Audit-Related Fees.    This category consists of assurance and related services provided by Ernst & Young LLP that were reasonably related to the performance of the audit or review of our consolidated financial statements and which are not reported above under “Audit Fees”. For fiscal years 2018 and 2017, this category included pension plan and grant or similar audits, agreed upon procedures, engagements, and advisement on accounting matters that arose during those years in connection with the preparation of our annual and quarterly consolidated financial statements. In fiscal year 2018, this category also included fees related to the Company’s investment in K.K. Pangea for the acquisition of Toshiba Memory Corporation with a consortium of investors led by Bain Capital Private Equity.

Tax Fees.    This category consists primarily of professional services provided by Ernst & Young LLP primarily for tax compliance for fiscal years 2018 and 2017.

All Other Fees.    This category consists of fees for the use of Ernst & Young LLP’s online accounting research tool and iXBRL tagging services performed for fiscal years 2018 and 2017.

In fiscal years 2018 and 2017, all audit, audit related, tax and all other fees were pre-approved by the Audit Committee. Under SEC rules, subject to certain permitted de minimis criteria, pre-approval is required for all professional services rendered by the Company’s principal accountant. We are in compliance with these SEC rules. In making its recommendation to ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2019, the Audit Committee considered whether the services provided to us by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP from us. The Audit Committee has determined that the provision of these services by Ernst & Young LLP is compatible with maintaining that independence.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

Pre-Approval of Services by Independent Auditors

The Audit Committee pre-approves all audit and other permitted non-audit services provided to us by our independent auditors. These services may include audit services, audit-related services, tax services and other permissible non-audit services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated the authority to grant pre-approvals to the Audit Committee Chairperson when the full Audit Committee is unable to do so. These pre-approvals are reviewed by the full Audit Committee at its next regular meeting. Our independent auditors and senior management periodically report to the Audit Committee regarding the extent of services provided by the independent auditors.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 4 – GRANT BOARD AUTHORITY TO ALLOT AND ISSUE SHARES

(Ordinary Resolution)

Under Irish law, directors of an Irish company must have authority from its shareholders to allot and issue any of its authorized but unissued share capital. Because our current authority will expire on April 18, 2019, we are presenting this Proposal 4 to renew the Board’s authority to allot and issue our authorized shares on the terms set forth below.

We are seeking approval to authorize our Board, effective upon expiration of our existing authority noted above, to issue up to 33%, or 66% pursuant to a fully pre-emptive rights issue, of our issued ordinary share capital as of the latest practicable date before this Proxy Statement, for a period expiring 18 months from April 18, 2019, unless otherwise renewed, varied or revoked.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including in connection with our equity compensation plans (where required) and, if applicable, funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this Proposal 4 will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, we note that, because we are a NASDAQ listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NASDAQ and SEC, including those rules that limit our ability to issue shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Irish law only and is not otherwise required for other U.S. companies listed on the NASDAQ with whom we compete. Accordingly, approval of this resolution would merely place us on par with NASDAQ-listed companies incorporated in the United States.

The text of this resolution is as follows:

“RESOLVED, as an ordinary resolution, that the directors be and are hereby generally and unconditionally authorized pursuant to sub-section (1) of Section 1021 of the Companies Act 2014 with effect from the expiration of the existing authority on April 18, 2019 to exercise all powers of the Company to allot and issue relevant securities (within the meaning of sub-section (12) of Section 1021 of the Companies Act 2014) up to an aggregate nominal amount of $950.05 (being equivalent to approximately 33% of the aggregate nominal value of the issued ordinary share capital of the Company as of August 26, 2018 (the latest practicable date before this Proxy Statement)), and pursuant to a fully pre-emptive rights issue, up to an aggregate of $1,900.10 being equivalent to approximately 66% of the aggregate nominal value of the issued ordinary share capital of the Company as of August 26, 2018 (the latest practicable date before this Proxy Statement)), and the authority conferred by this resolution shall expire 18 months from the date this authority takes effect, unless otherwise renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

Vote Required; Recommendation of the Board

As required under Irish law, the resolution with respect to this Proposal 4 is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast by holders of ordinary shares on the Record Date represented in person or by proxy at the 2018 AGM.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” GRANTING THE BOARD AUTHORITY TO ALLOT AND ISSUE SHARES.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 5 – GRANT BOARD AUTHORITY TO OPT-OUT OF STATUTORY PRE-EMPTION RIGHTS

(Special Resolution)

Under Irish law, unless otherwise authorized, when an Irish company issues shares for cash, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the statutory pre-emption right). Because our current authority will expire on April 18, 2019, we are presenting this Proposal 5 to renew the Board’s authority to opt-out of the pre-emption right on the terms set forth below. Our directors may issue shares for cash in pursuance of any offer or agreement under our current authority until its expiry.

We are seeking shareholder approval to authorize our Board, upon expiration of our existing authority, to opt-out of the statutory pre-emption rights provision in the event of (1) the allotment of shares for cash in connection with any rights issue, and (2) the allotment of shares for cash, if the allotment is limited to up to 10% of our issued ordinary share capital as of August 26, 2018 (the latest practicable date before this Proxy Statement), provided that any amount above 5% is to be used for the purposes of an acquisition or a specified capital investment and, provided further that, in each case, such authorities commence as of April 18, 2019 and be limited to a period expiring 18 months from the date this authority takes effect, unless otherwise renewed, varied or revoked.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. Similar to the authorization sought for Proposal 4, this authority is fundamental to our business and enables us to issue shares under our equity compensation plans (where required) and if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this Proposal 5 will only grant the Board the authority to issue shares in the manner already permitted under our articles upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could undermine the operation of our compensation plans and cause delays in the completion of acquisitions and capital raising for our business. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other U.S. companies listed on the NASDAQ with whom we compete. Accordingly, approval of this resolution would merely help us compete with other NASDAQ-listed companies.

“RESOLVED, as a special resolution, that, subject to the passing of the resolution with respect to Proposal 4 as set out above and with effect from the expiration of the existing authority on April 18, 2019, the directors be and are hereby empowered pursuant to section 1023 of the Companies Act 2014 to allot equity securities (as defined in section 1023 of that Act) for cash, pursuant to the authority conferred by Proposal 4 as if section 1022 did not apply to any such allotment, provided that this power shall be limited to:

a)

the allotment of equity securities in connection with a rights issue in favour of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and

b)	the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $287.89 (being equivalent to approximately 10% of the aggregate

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

nominal value of the issued ordinary share capital of the Company as of August 26, 2018 (the latest practicable date before this Proxy Statement)) provided that any such issuance above 5% of the aggregate nominal value of the issued ordinary share capital of the Company as of August 26, 2018 (the latest practicable date before this Proxy Statement) is to be used for the purposes of an acquisition or a specified capital investment;

and, in each case, the authority conferred by this resolution shall expire 18 months from the date this authority takes effect, unless otherwise renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

Vote Required; Recommendation of the Board

As required under Irish law, the resolution with respect to this Proposal 5 is a special resolution that requires the affirmative vote of at least 75% of the votes cast by holders of ordinary shares on the Record Date represented in person or by proxy at the 2018 AGM.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” GRANTING THE BOARD AUTHORITY TO OPT-OUT OF STATUTORY PRE-EMPTION RIGHTS.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 6 – DETERMINE THE PRICE RANGE AT WHICH THE COMPANY CAN RE-ALLOT SHARES HELD AS

TREASURY SHARES

(Special Resolution)

Our open-market share repurchases and other share buyback activities, all effected by way of redemptions in accordance with our Articles of Association, may result in ordinary shares being acquired and held by the Company as treasury shares. We may re-allot treasury shares that we may acquire through our various share buyback activities including in connection with our executive and director compensation programs.

Under Irish law, our shareholders must authorize the price range at which we may re-allot any shares held in treasury. In this Proposal 6, that price range is expressed as a minimum and maximum percentage of the closing market price of our ordinary shares on the NASDAQ the day preceding the day on which the relevant share is re-allotted. Under Irish law, this authorization must expire no later than 18 months after its passing unless renewed.

“RESOLVED, as a special resolution, that for purposes of section 1078 of the Companies Act 2014, the re-allotment price at which any treasury shares (as defined by section 106(1) of the Companies Act of 2014) held by the Company may be re-allotted off-market shall be as follows:

(a)        The maximum price at which a treasury share may be re-allotted off-market shall be an amount equal to 120% of the closing price on the NASDAQ for shares of that class on the day preceding the day on which the relevant share is re-allotted by Seagate.

(b)        The minimum price at which a treasury share may be re-allotted shall be the nominal value of the share where such share is required to satisfy an obligation under an employees’ share scheme (as defined under section 64(1) of the Companies Act 2014) or any share incentive plan operated by Seagate or, in all other cases, an amount equal to 90% of the closing price on the NASDAQ for shares of that class on the day preceding the day on which the relevant share is re-allotted by Seagate.

(c)        The re-allotment price range as determined by paragraphs (a) and (b) shall expire 18 months from the date of the passing of this resolution, unless previously varied, revoked or renewed in accordance with the provisions of section 109 and/or section 1078 (as applicable) of the Companies Act 2014 (and/or any corresponding provision of any amended or replacement legislation) and is without prejudice or limitation to any other authority of the Company to re-allot treasury shares on-market.”

Vote Required; Recommendation of the Board

As required under Irish law, the resolution with respect to this Proposal 6 is a special resolution that requires the affirmative vote of at least 75% of the votes cast by holders of ordinary shares on the Record Date represented in person or by proxy at the 2018 AGM.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO DETERMINE THE PRICE RANGE AT WHICH THE COMPANY CAN RE-ALLOT SHARES HELD AS TREASURY SHARES.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the Company’s equity compensation plans as of June 29, 2018.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by shareholders	4,043,286	(1)	$39.00	(2)	26,501,162	(3)
Equity compensation plans not approved by shareholders	—		—		—

Total	4,043,286		$39.00		26,501,162

(1)

Includes 3,856,868 ordinary shares that were subject to issuance upon the exercise of share options granted under the 2012 Plan and 186,418 ordinary shares that were subject to issuance upon the exercise of shares options granted under the Dot Hill 2009 Equity Incentive Plan.

(2)	This value is calculated based on the exercise price of options outstanding under the 2012 Plan and the Dot Hill 2009 Equity Incentive Plan.
(3)	This number includes 25,708,530 ordinary shares available for future issuance under the 2012 Plan, 792,632 ordinary shares available for future issuance under the Dot Hill 2009 Equity Incentive Plan.

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

SHAREHOLDER PROPOSALS AND NOMINATIONS

Any proposal by a shareholder intended to be included in our Proxy Statement for the 2019 AGM must be received by the Company at its registered office at 38/39 Fitzwilliam Square, Dublin 2, Ireland, Attn: Company Secretary, no later than May 13, 2019. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, to be eligible for inclusion in our 2019 Proxy Statement.

The Company’s Articles of Association set forth procedures to be followed by shareholders who wish to nominate candidates for election to the Board in connection with the annual general meetings of shareholders or who wish to bring other business before a shareholders’ general meeting. All such nominations must be accompanied by certain background and other information specified in the Articles of Association. A shareholder wishing to nominate a director for the 2019 AGM must provide written notice to the Company Secretary of their intention to make such nomination no earlier than April 13, 2019 and no later than May 13, 2019, that is by a date not less than 120 nor more than 150 days before the anniversary of the mailing of the Proxy Statement for our prior year’s annual general meeting. If the date of the 2019 AGM occurs more than 30 days before or after the anniversary of the 2018 AGM, then the written notice must be provided to the Company Secretary earlier than the 150th day prior to the date of the 2019 AGM and not later than the later of the 120th day prior to the date of the 2019 AGM or the 10th day following the day on which public announcement of the date of such meeting is first made.

Unless a shareholder who wishes to bring business before the 2019 AGM outside the processes of Rule 14a-8 (other than a nomination as outlined above, and subject to applicable rules) provides written notice of such business received by the Company Secretary, at the address specified above, no later than July 27, 2019, the Company-designated proxy holders will have discretionary authority to vote on any such proposal at the 2019 AGM with respect to all proxies submitted to us, even when we do not include in our Proxy Statement advice on the nature of the matter and how the Company-designated proxy holders intend to exercise their discretion to vote on the matter. If the date of the 2019 AGM occurs more than 30 days before or after the anniversary of the 2018 AGM, then such notice must be received by the Company Secretary, at the address specified above, not later than the later of the 75th day prior to the date of the 2019 AGM or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must include a description of the proposed item and the reasons the proposing shareholder believes its position concerning the item. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our 2019 Proxy Statement.

The Nominating and Corporate Governance Committee will consider all shareholder recommendations for candidates for Board membership, which should be sent to that Committee, care of the Company Secretary, at the address set forth above. In addition to considering candidates recommended by shareholders, the Nominating and Corporate Governance Committee considers potential candidates recommended by current directors, Seagate officers, employees and others. As stated in the Company’s Corporate Governance Guidelines, all candidates for Board membership are selected based upon their professional experience, recognized achievement in his or her respective field, willingness to make the commitment of time and effort required, good judgment, strength of character, reputation for integrity and personal and professional ethics, and an independent mind. Candidates recommended by shareholders are evaluated in the same manner as director candidates identified by any other means.

Irish law provides that any shareholder or shareholders holding not less than 50% of the paid-up share capital of the Company carrying voting rights may convene an extraordinary general meeting of the Company. Irish law provides any shareholder or shareholders holding not less than 10% of the paid-up share capital of the Company carrying voting rights may requisition the directors to call an extraordinary general meeting at any time. The shareholders who wish to requisition an extraordinary general meeting must deposit a written notice at Seagate’s registered office, which is signed by the shareholders requisitioning the meeting and states the objects of the

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

meeting. If the directors do not within 21 days of the date of deposit of the requisition proceed to convene a meeting to be held within two months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting but any meeting so convened cannot be held after the expiration of three months from the date of deposit of the requisition. These provisions of Irish law are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the Proxy Statement under the rules of the SEC.

If a shareholder wishes to communicate with the Board for any other reason, all such communications should be sent in writing, care of the Company Secretary, at the address set forth above.

DISCLOSURE OF INTERESTS

Under the Irish Companies Act 2014, persons must notify us if, as a result of a transaction, they will become interested in 3% or more of our shares or, if as a result of a transaction, the person who was interested in 3% or more of our shares ceases to be so interested. Where a person is interested in 3% or more of our shares, that person must notify us of any alteration in his or her interest that brings his or her total interest through the nearest whole percentage, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of that person’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the person’s interests that gave rise to the notification requirement. If a person fails to comply with these notification requirements, the person’s interest with respect to any of our ordinary shares that it holds will not be enforceable, either directly or indirectly. However, such person may apply to the Irish High Court to have the rights attaching to such shares reinstated.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Compensation Committee” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in that other filing.

Information contained on, or accessible through, our website is not a part of this Proxy Statement and is not deemed incorporated by reference hereunder for any purpose.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K (excluding exhibits) and our Irish Statutory Accounts, both for fiscal year 2018, accompany this Proxy Statement. A printed copy of either document, including exhibits, will be furnished without charge to beneficial shareholders or shareholders of record upon request to Investor Relations, Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014, or upon calling +1 (408) 658-1222.

HOUSEHOLDING

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as “householding.” While the Company does not household in mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. In these cases, a single Proxy Statement and Annual Report will

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

2018 NOTICE OF MEETING AND PROXY STATEMENT

be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, he or she should notify his or her broker. Any shareholder can receive a copy of the Company’s Proxy Statement and Annual Report by contacting the Company at Investor Relations, Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014. Shareholders who hold their shares through a broker or other nominee who currently receive multiple copies of the Proxy Statement and Annual Report at their address and would like to request householding of their communications should contact their broker.

By Order of the Board,

Katherine E. Schuelke Senior Vice President, Chief Legal Officer and Company Secretary

September 7, 2018

SEAGATE TECHNOLOGY PLC	2018 Proxy Statement

Appendix A

Seagate Technology plc

Directors’ Report and Financial Statements

For the Year Ended 29 June 2018

SEAGATE TECHNOLOGY PLC

DIRECTORS’ REPORT AND FINANCIAL STATEMENTS

FOR THE YEAR ENDED 29  June 2018

SEAGATE TECHNOLOGY PLC

COMPANY INFORMATION

FOR THE YEAR ENDED 29 June 2018

DIRECTORS

Mark W. Adams (United States)

Judy Bruner (United States)

Michael R. Cannon (United States)

Mei-Wei Cheng (United States)

William T. Coleman (United States)

Jay L. Geldmacher (United States)

Dylan Haggart (United States)

Stephen J. Luczo (United States)

Willam D. Mosley (United States)

Dr. Chong Sup Park (United States)

Stephanie Tilenius (United States)

Edward J. Zander (United States)

SECRETARY	Katherine E. Schuelke

REGISTERED OFFICE	38/39 Fitzwilliam Square,
Dublin 2, Ireland.

REGISTERED NUMBER OF INCORPORATION	480010

SOLICITOR	Arthur Cox,
Ten Earlsfort Terrace,
Dublin 2
D02 T380.

AUDITOR	Ernst & Young,
Chartered Accountants,
Ernst & Young Building,
Harcourt Centre,
Harcourt Street,
Dublin 2.

SEAGATE TECHNOLOGY PLC

DIRECTORS’ REPORT

FOR THE YEAR ENDED 29 June 2018

The directors present herewith their report and audited consolidated financial statements for the year ended 29 June 2018.

In this Directors’ Report, unless the context indicates otherwise, as used herein, the terms “we,” “us,” “group,” “Seagate,” the “Company” and “our” refer to the Seagate Group.

REVIEW OF THE DEVELOPMENT OF THE BUSINESS

We are a leading provider of data storage technology and solutions. Our principal products are hard disk drives, commonly referred to as disk drives, hard drives or HDDs. In addition to HDDs, we produce a broad range of data storage products including solid state drives (“SSDs”), solid state hybrid drives (“SSHDs”) and storage subsystems.

Hard disk drives are devices that store digitally encoded data on rapidly rotating disks with magnetic surfaces. Disk drives continue to be the primary medium of mass data storage due to their performance attributes, high quality and cost effectiveness. Complementing existing data center storage architecture, solid-state storage devices use integrated circuit assemblies as memory to store data, and most SSDs use NAND flash memory. In addition to HDDs and SSDs, SSHDs combine the features of SSDs and HDDs in the same unit, containing a high capacity hard disk drive and a smaller SSD acting as a cache to improve performance of frequently accessed data.

Our HDD products are designed for mission critical and nearline applications in enterprise servers and storage systems; edge compute/client compute applications, where our products are designed primarily for desktop and mobile computing; and edge non-compute/client non-compute applications, where our products are designed for a wide variety of end user devices such as portable external storage systems, surveillance systems, digital video recorders (“DVRs”), network-attached storage (“NAS”) and gaming consoles. Our SSD products mainly include serial attached SCSI (“SAS”) and Non-Volatile Memory Express (“NVMe”) SSDs.

Our cloud systems and solutions portfolio includes modular original equipment manufacturer (“OEM”) storage systems and scale-out storage servers.

Industry Overview

Data Storage Industry

The data storage industry is comprised of companies that manufacture components or subcomponents designed for data storage devices and companies that provide storage solutions, software and services for enterprise cloud, big data, computing platforms and consumer markets. We believe the proliferation and personal creation of media-rich digital content will continue to create increasing consumer demand for higher capacity storage solutions.

Markets

The principal markets served by us include:

Enterprise Storage. We define enterprise storage as dedicated storage area networks and hyperscale cloud storage environments. Enterprise and cloud data centers run solutions which are designed for mission critical, nearline and enterprise serial attached SCSI SSDs applications.

Mission critical applications are defined as those that are vital to the operation of large-scale enterprise workloads, requiring high performance and high reliability storage solutions. We expect the market for mission critical enterprise storage solutions to continue to be driven by enterprises utilizing dedicated storage area networks. Our storage solutions are comprised principally of high performance enterprise class disk drives with sophisticated firmware and communications technologies.

Nearline applications are defined as those which require high capacity and energy efficient storage solutions. We expect such applications, which include storage for cloud computing, content delivery and backup services, will continue to grow and drive demand for solutions designed with these attributes. With the increased requirements for storage capacity and performance driven by the creation and consumption of media-rich digital content, we expect the increased exabyte demand will require further build-out of data centers by cloud service providers (“CSPs”) and other enterprises which utilize high capacity nearline devices.

Enterprise SAS SSDs are designed to deliver superior performance, reliability and enterprise features to meet the demands of I/O-intensive applications, with potential for substantial power savings. NVMe SSDs and add-in cards are designed to optimize enterprise applications with a persistent, high-performance, high-capacity memory design. They also leverage flash and software to accelerate any server virtualized deployment and move any big data to the realm of real time.

Edge Compute/Client Compute. We define edge compute/client compute applications as solutions designed for desktop and mobile compute applications ranging from traditional laptops to convertible systems. As storage of digital content in the cloud becomes more prevalent, accessible and affordable, some edge compute/client compute applications rely less on built-in storage, and instead have transitioned to cloud storage and computing solutions along with branded external hard drives.

Edge Non-Compute/Client Non-Compute. We define edge non-compute/client non-compute applications as solutions designed for consumer electronic devices and disk drives used for external storage. Disk drives designed for consumer electronic devices are primarily used in applications such as surveillance systems, DVRs, NAS and gaming consoles that require a higher capacity, low cost-per-gigabyte storage solution. Disk drives for external storage are designed for purposes such as portable external storage, and to augment storage capacity in the consumer’s current desktop, notebook, tablet or mobile phone devices.

Cloud Systems and Solutions. We define cloud systems and solutions as applications that provide solutions to businesses for the purpose of modular systems and scale-out storage solutions. Systems can contain HDDs and SSDs and may offer file management systems, software and compute power.

Participants in the data storage industry include:

Major subcomponent manufacturers. Companies that manufacture components or subcomponents used in data storage devices or solutions include companies that supply spindle motors, heads and media and application specific integrated circuits (“ASICs”).

Storage solutions manufacturers. Companies that transform components into storage products include disk drive manufacturers and semiconductor storage manufacturers which integrate flash memory into storage products such as SSDs.

System integrators. Companies, such as OEMs, that bundle and package storage solutions, distributors that integrate storage hardware and software into end-user applications and CSPs that provide cloud based solutions to businesses for the purpose of scale-out storage solutions and modular systems.

Hyperscale Data Centers. Large hyperscale data center companies which are increasingly designing their own storage subsystems and having them built by contract manufacturers for use inside their own data centers. This trend is reshaping the storage system and subsystem market and driving innovation in system design and changes in the competitive landscape of large storage system vendors.

Storage services. Companies that provide and host services and solutions, which include storage, backup, archiving, recovery and discovery of data.

Demand for Data Storage

The International Data Corporation (“IDC”) forecasted in its 2017 Data Age 2025 study that the global datasphere will grow to 163 zettabytes by 2025. According to IDC, we are fast approaching a new era of the data age, which we expect will have a positive impact on storage demand. We believe that the continued advancement of the cloud, the further development of edge computing, the global proliferation of mobile devices, the evolution of the Internet of Things (“IoT”), the increasing use of video surveillance, the evolution of consumer electronic devices, and the enterprise use of big data analytics are driving the growth of digital content. Factors contributing to the growth of digital content include:

•

Creation, sharing, and consumption of media-rich digital content, such as high-resolution photos, high definition videos, and digital music through smart phones, tablets, digital cameras, personal video cameras, DVRs, gaming consoles or other digital devices;

•	Creation, aggregation and distribution of digital content through services and other offerings such as Facebook®, Instagram®, iTunes®, Netflix®, Google® and YouTube®;

•	Increasing use of video surveillance and the emergence of new surveillance systems which feature higher resolution digital cameras and thus require larger data storage capacities;

•

Creation and collection of data through the development and evolution of the IoT ecosystem, big data analytics (including enterprise use of big data analytics) and new technology trends such as self-driving cars and drones;

•	Continued advancement of the cloud, including the build out of large numbers of cloud data centers by CSPs and private companies transitioning on-site data centers into the cloud; and

•	Protection of increased digital content through redundant storage on backup devices and externally provided storage services.

As a result of these factors, we anticipate that the nature and volume of content being created will require greater storage, which is more efficiently and economically facilitated by higher capacity storage devices in order to store, manage, distribute, analyze and backup such content. We expect this to support the growth in demand for data storage solutions in developed and emerging economies.

In addition, the economics of storage infrastructure are also evolving with the utilization of public and private hyper-scale storage and open-source solutions reducing the total cost of ownership of storage while increasing the speed and efficiency with which customers can leverage massive computing and storage devices. Accordingly, we expect these trends will continue to create significant demand for data storage solutions going forward.

Demand Trends

We believe that continued growth in digital content requires increasingly higher storage capacity in order to store, aggregate, host, distribute, analyze, manage, protect, backup and use such content. We also believe that as architectures evolve to serve the growing commercial and consumer user base throughout the world, the storage solutions will evolve as well.

We expect increased data creation will lead to the expansion of the need for storage in the form of both HDDs and SSDs. While the advance of solid state technology in many end markets is expected to increase, we believe that in the foreseeable future, cloud, traditional enterprise, client and consumer markets that require high-capacity storage solutions will be best served by hard disk drives due to their ability to deliver the most cost effective, reliable and energy efficient mass storage devices. We also believe that as hard disk drive capacities continue to increase, a focus exclusively on unit demand does not reflect the increase in demand for exabytes. This has resulted in demand for fewer units, but with higher average capacity per drive.

Industry Supply Balance

From time to time, the storage industry has experienced periods of imbalance between supply and demand. To the extent that the storage industry builds or maintains capacity based on expectations of demand that do not materialize, price erosion may become more pronounced. Conversely, during periods where demand exceeds supply, price erosion is generally muted.

Our Business

Disk Drive Technology

The design and manufacturing of disk drives depends on highly advanced technology and manufacturing techniques and therefore requires high levels of research and development spending and capital equipment investments. We design, fabricate and assemble a number of the most important components in our disk drives, including read/write heads and recording media. Our design and manufacturing operations are based on technology platforms that are used to produce various disk drive products that serve multiple data storage applications and markets. Our core technology platforms are focused around the areal density of media and read/write head technologies. This design and manufacturing approach allows us to deliver a portfolio of disk drive products to service a wide range of data storage applications and industries.

Disk drives that we manufacture are commonly differentiated by the following key characteristics:

•	storage capacity, commonly expressed in gigabytes (“GB”) or terabytes (“TB”), which is the amount of data that can be stored on the disk drive;

•	spindle rotation speed, commonly expressed in revolutions per minute (“RPM”), which has an effect on speed of access to data;

•	interface transfer rate, commonly expressed in megabytes per second, which is the rate at which data moves between the disk drive and the computer controller;

•	average seek time, commonly expressed in milliseconds, which is the time needed to position the heads over a selected track on the disk surface;

•	data transfer rate, commonly expressed in megabytes per second, which is the rate at which data is transferred to and from the disk drive;

•	input/output operations per second (“IOPS”), commonly expressed in megabytes per second, which is the maximum number of reads and writes to a storage location;

•	product quality and reliability, commonly expressed in annualized return rates; and

•	energy efficiency, commonly measured by the power output necessary to operate the disk drive.

Areal density is measured by storage capacity per square inch on the recording surface of a disk. The storage capacity of a disk drive is determined by the number of disks it contains as well as the areal density capability of these disks. We have been pursuing, and will continue to pursue, a number of technologies to increase areal densities across the entire range of our products for expanding disk drive capacities and reducing the number of disks and heads per drive to further reduce product costs.

Manufacturing

We design and produce our own read/write heads and recording media, which are critical technologies for disk drives. This integrated approach enables us to lower costs and to improve the functionality of components so that they work together efficiently.

We believe that because of our vertical design and manufacturing strategy, we are well suited to take advantage of the opportunities to leverage the close interdependence of components for disk drives. Our manufacturing efficiency and flexibility are critical elements of our integrated business strategy. We continuously seek to improve our manufacturing efficiency and reduce manufacturing costs by:

•	employing manufacturing automation;

•	utilizing machine learning algorithms and artificial intelligence;

•	improving product quality and reliability;

•	integrating our supply chain with suppliers and customers to enhance our demand visibility and reduce our working capital requirements;

•	coordinating between our manufacturing group and our research and development organization to rapidly achieve volume manufacturing; and

•	operating our facilities at optimal capabilities.

A vertically integrated model, however, tends to have less flexibility when demand moderates as it exposes us to higher unit costs when capacity utilization is not optimized.

Components and Raw Materials

Disk drives incorporate certain components, including a head disk assembly and a printed circuit board mounted to the head disk assembly, which are sealed inside a rigid base and top cover containing the recording components in a contamination controlled environment. We maintain a highly integrated approach to our business by designing and manufacturing a significant portion of the components we view as critical to our products, such as read/write heads and recording media.

Read/Write Heads. The function of the read/write head is to scan across the disk as it spins, magnetically recording or reading information. The tolerances of read/write heads are extremely demanding and require state-of-the-art equipment and processes. Our read/write heads are manufactured with thin-film and photolithographic processes similar to those used to produce semiconductor integrated circuits, though challenges related to magnetic film properties and topographical structures are unique to the disk drive industry. We perform all primary stages of design and manufacture of read/write heads at our facilities. We use a combination of internally manufactured and externally sourced read/write heads, the mix of which varies based on product mix, technology and our internal capacity levels.

Media. Data is written to or read from the media, or disk, as it rotates at very high speeds past the read/write head. The media is made from non-magnetic substrates, usually an aluminum alloy or glass, and is coated with thin layers of magnetic materials. We use a combination of internally manufactured and externally sourced finished media and aluminum substrates, the mix of which varies based on product mix, technology and our internal capacity levels. We purchase all of our glass substrates from third parties.

Printed Circuit Board Assemblies. The printed circuit board assemblies (“PCBAs”) are comprised of standard and custom ASICs and ancillary electronic control chips. The ASICs control the movement of data to and from the read/write heads and through the internal controller and interface, which communicates with the host computer. The ASICs and control chips form electronic circuitry that delivers instructions to a head positioning mechanism called an actuator to guide the heads to the selected track of a disk where the data is recorded or retrieved. Disk drive manufacturers use one or more industry standard interfaces such as serial advanced technology architecture (“SATA”); small computer system interface (“SCSI”); SAS; or fiber channel to communicate to the host systems. We outsource to third parties the manufacture and assembly of the PCBAs used in our disk drives. We do not manufacture any ASICs, but we participate in their design.

Head Disk Assembly. The head disk assembly consists of one or more disks attached to a spindle assembly powered by a spindle motor that rotates the disks at a high constant speed around a hub. Read/write heads, mounted on an arm assembly, similar in concept to that of a record player, fly extremely close to each disk surface and record data on and retrieve it from concentric tracks in the magnetic layers of the rotating disks. The read/write heads are mounted vertically on an E-shaped assembly (“E-block”) that is actuated by a voice-coil motor to allow the heads to move from track to track. The E-block and the recording media are mounted inside the head disk assembly. We purchase spindle motors from outside vendors and from time to time participate in the design of the motors that go into our products.

Disk Drive Assembly. Following the completion of the head disk assembly, it is mated to the PCBA, and the completed unit goes through extensive defect mapping and machine learning prior to packaging and shipment. Disk drive assembly and machine learning operations occur primarily at our facilities located in China and Thailand. We perform subassembly and component manufacturing operations at our facilities in China, Malaysia, Northern Ireland, Singapore, Thailand and the United States. In addition, third parties manufacture and assemble components for us in various countries worldwide.

Suppliers of Components and Industry Constraints. There are a limited number of independent suppliers of components, such as recording heads and media, available to disk drive manufacturers. Vertically integrated disk drive manufacturers, who manufacture their own components, are less dependent on external component suppliers than less vertically integrated disk drive manufacturers. However, our business has been adversely affected by our suppliers’ capacity constraints in the past and this could occur again.

Commodity and Other Manufacturing Costs. The production of disk drives requires rare earth elements, precious metals, scarce alloys and industrial commodities, which are subject to fluctuations in price and the supply of which has at times been constrained. In addition to increased costs of components and commodities, volatility in fuel costs may also increase our costs related to commodities, manufacturing and freight. As a result, we may increase our use of alternative shipment methods to help offset any increase in freight costs, and will continually review various forms of shipments and routes in order to minimize the exposure to higher freight costs.

Products

We offer a broad range of storage solutions for enterprise, data center, edge compute/client compute and edge non-compute/client non-compute applications. We offer more than one product within each product category and differentiate products on the basis of price, performance, form factor, capacity, interface, power consumption efficiency, security features and other customer integration requirements. Our industry is characterized by continuous and significant advances in technology which contribute to rapid product life cycles. Currently, our product offerings include:

Enterprise Storage

Enterprise Performance HDDs. Our 10,000 and 15,000 RPM Enterprise Performance disk drives feature increased throughput and improved energy efficiency, targeted at high random performance server application needs. Performance 10,000 RPM HDDs ship in storage capacities ranging from 300GB to 2.4TB, and our 15,000 RPM HDDs ship in storage capacities ranging from 146GB to 900GB.

Enterprise Capacity and Archive HDDs. Our Enterprise Capacity disk drives ship in 2.5-inch and 3.5-inch form factors and in storage capacities of up to 14TB that mainly rotate at a speed of 7,200 RPM. These products are designed for bulk data storage and server environments that require high capacity, enterprise reliability, energy efficiency, integrated security, and SATA and SAS interfaces. Our Archive HDDs provide up to 8TB of low-cost storage designed specifically for active archive storage environments in cloud data centers where very low cost and power are paramount.

Enterprise SSDs. Our SAS SSDs are available in capacities up to 7.68TB and feature a 12GB per second interface to deliver the speed and consistency needed for demanding enterprise storage and server applications. We also offer a wide range of NVMe and SATA interface SSDs and add-in cards with capacities up to 7.6TB.

Edge Compute/Client Compute

Desktop HDDs and SSHDs. Our 3.5-inch desktop drives ship in both traditional HDD and SSHD configurations and offer up to 12TB of capacity. Desktop drives are designed for applications such as personal computers and workstations.

Mobile HDDs and SSHDs. Our family of 2.5-inch laptop drives ship in a variety of capacities (up to 5TB) and technologies (HDD and SSHD) to support mobile needs. Used in applications ranging from traditional laptops, convertible systems and external storage, our drives are built to address a range of performance needs and sizes for affordable, high capacity storage.

Edge Non-Compute/Client Non-Compute

Surveillance HDDs. Our surveillance drives are built to support the high-write workload of an always-on, always-recording video surveillance system. These surveillance optimized drives are built to support the growing needs of the surveillance market with support for multiple streams and capacities up to 10TB.

Video HDDs. Our Video HDDs are used in video applications like DVRs and media centers. These disk drives are optimized for video streaming in always-on applications with capacities up to 4TB to support leading-edge digital entertainment.

NAS HDDs. Our NAS drives are built to support the performance and reliability demanded by small and medium businesses, and incorporate interface software with custom-built health management, error recovery controls, power settings and vibration tolerance. Our NAS HDD solutions are available in capacities up to 12TB.

Gaming HDDs. Gaming HDDs are specifically optimized for console gaming usage. These products are designed to enhance gaming experience during game-load and game-play and are available in capacities up to 8TB.

Consumer Solutions. Our external storage solutions are shipped under the Seagate Backup Plus and Expansion product lines, as well as under the LaCie and Maxtor brand names. These product lines are available in capacities up to 120TB. We strive to deliver the best customer experience, by leveraging our core technologies, offering services such as Seagate Recovery Services (data recovery) and partnering with leading brands such as Xbox®, Adobe® and DJI™.

Customers

We sell our products to major OEMs, distributors and retailers.

The following table summarizes our HDD revenue by channel and by geography:

	Fiscal Years Ended
	29 June 2018	30 June 2017
Revenues by Channel (%)
OEM	69%	67%
Distributors	17%	18%
Retail	14%	15%
Revenues by Geography (%) (1)
Americas	27%	31%
EMEA	17%	17%
Asia Pacific	56%	52%

(1)	Revenue is attributed to countries based on the ship to location.

OEM customers, including cloud service providers, typically enter into master purchase agreements with us. These agreements provide for pricing, volume discounts, order lead times, product support obligations and other terms and conditions including sales programs offered to promote selected products. Deliveries are scheduled only after receipt of purchase orders. In addition, with limited lead-time, customers may defer most purchase orders without significant penalty. Anticipated orders from many of our customers have in the past failed to materialize or OEM delivery schedules have been deferred or altered as a result of changes in their business needs.

Our distributors generally enter into non-exclusive agreements for the resale of our products. They typically furnish us with a non-binding indication of their near-term requirements and product deliveries are generally scheduled accordingly. The agreements and related sales programs typically provide the distributors with limited rights of return and price protection rights. In addition, we offer sales programs to distributors on a quarterly and periodic basis to promote the sale of selected products in the sales channel.

Our retail channel consists of our branded storage products sold to retailers either by us directly or by our distributors. Retail sales made by us or our distributors typically require greater marketing support, sales incentives and price protection periods.

In fiscal year 2018, no customer accounted for more than 10% of consolidated revenue. In fiscal year 2017, Dell Inc. accounted for approximately 10% of consolidated revenue. See “Principal Risks and Uncertainties-We may be adversely affected by the loss of, or reduced, delayed or canceled purchases by, one or more of our key customers.”

Competition

We compete primarily with manufacturers of hard drives used in the enterprise, edge compute/client compute and edge non-compute/client non-compute applications and with other companies in the data storage industry that provide SSDs and NVMe add-in technology. Some of the principal factors used by customers to differentiate among data storage solutions manufacturers are storage capacity, product performance, product quality and reliability, price per unit and price per gigabyte, storage/retrieval access times, data transfer rates, form factor, product warranty and support capabilities, supply continuity and flexibility, power consumption, total cost of ownership, and brand. While different markets and customers place varying levels of emphasis on these factors, we believe that our products are competitive with respect to many of these factors in the markets that we currently address.

Principal Competitors. We compete with manufacturers of storage solutions and the principal manufacturers in the data storage solution industry include:

•	Seagate, selling the Seagate, LaCie and Maxtor brands;

•	Micron Technology, Inc.;

•	Samsung Electronics;

•	SK hynix, Inc.;

•	Toshiba Corporation; and

•	Western Digital Corporation, operating the Western Digital and Hitachi Global Storage Technologies subsidiaries and SanDisk.

Price Erosion. Historically, our industry has been characterized by price declines for disk drive products with comparable capacity, performance and feature sets (“like-for-like products”). Price declines for like-for-like products (“price erosion”) tend to be more pronounced during periods of:

•	economic contraction in which competitors may use discounted pricing to attempt to maintain or gain market share;

•	few new product introductions when competitors have comparable or alternative product offerings; and

•	industry supply exceeding demand.

Disk drive manufacturers typically attempt to offset price erosion with an improved mix of disk drive products characterized by higher capacity, better performance and additional feature sets and product cost reductions.

We believe the HDD industry experienced modest price erosion in fiscal years 2018 and 2017.

Product Life Cycles and Changing Technology. Success in our industry has been dependent to a large extent on the ability to balance the introduction and transition of new products with time-to-volume, performance, capacity and quality metrics at a competitive price, level of service and support that our customers expect. Generally, the drive manufacturer that introduces a new product first benefits from improved product mix, favorable profit margins and less pricing pressure until comparable products are introduced. Changing technology also necessitates on-going investments in research and development, which may be difficult to recover due to rapid product life cycles and economic declines. Further, there is a continued need to successfully execute product transitions and new product introductions, as factors such as quality, reliability and manufacturing yields continue to be of significant competitive importance.

Seasonality

The disk drive industry traditionally experiences seasonal variability in demand with higher levels of demand in the second half of the calendar year. This seasonality is driven by consumer spending in the back-to-school season from late summer to fall and the traditional holiday shopping season from fall to winter. Beyond traditional seasonality, variability of sales can be related to IT spending or a reflection of more cyclical demand from CSPs based on the timing of procurement, deployment and market supply and demand balance of other components such as NAND and DRAM.

Research and Development

We are committed to developing new component technologies, products and alternative storage technologies. Our research and development focus is designed to bring new products to market in high volume, with quality attributes that our customers expect, before our competitors. Part of our product development strategy is to leverage a design platform and/or subsystem within product families to serve different market needs. This platform strategy allows for more efficient resource utilization, leverages best design practices, reduces exposure to changes in demand, and allows for achievement of lower costs through purchasing economies. Our advanced technology integration effort focuses disk drive and component research on recording subsystems, including read/write heads and recording media; market-specific product technology; and technology focused towards new business opportunities. The primary purpose of our advanced technology integration effort is to ensure timely availability of mature component technologies for our product development teams as well as to allow us to leverage and coordinate those technologies in the design centers across our products in order to take advantage of opportunities in the marketplace. During fiscal years 2018 and 2017, we had product development expenses of approximately $1,026 million and $1,232 million respectively, which represented 9% and 11% of our consolidated revenue, respectively.

Patents and Licenses

As of 29 June 2018, we had approximately 6,000 US patents and 1,400 patents issued in various foreign jurisdictions as well as approximately 1,000 US and 600 foreign patent applications pending. The number of patents and patent applications will vary at any given time as part of our ongoing patent portfolio management activity. Due to the rapid technological change that characterizes the data storage industry, we believe that, in addition to patent protection, the improvement of existing products, reliance upon trade secrets, protection of unpatented proprietary know-how and development of new products are also important to our business in establishing and maintaining a competitive advantage. Accordingly, we intend to continue our efforts to broadly protect our intellectual property, including obtaining patents, where available, in connection with our research and development program.

The data storage industry is characterized by significant litigation arising from time to time relating to patent and other intellectual property rights. From time to time, we receive claims that our products infringe patents of third parties. Although we have been able to resolve some of those claims or potential claims without a material adverse effect on us, other claims have resulted in adverse decisions or settlements. In addition, other claims are pending, which if resolved unfavorably to us could have a material adverse effect on our business and results of operations. For more information on these claims, see “Note 13. Legal, Environmental and Other Contingencies.” The costs of engaging in intellectual property litigation in the past have been, and in the future may be, substantial, irrespective of the merits of the claim or the outcome.

Backlog

In view of industry practice, whereby customers may cancel or defer orders with little or no penalty, we believe backlog for our business is of limited indicative value in estimating future performance and results.

Environmental Matters

Our operations are subject to US and foreign laws and regulations relating to the protection of the environment, including those governing discharges of pollutants into the air and water, the management and disposal of hazardous substances and wastes and the cleanup of contaminated sites. Some of our operations require environmental permits and controls to prevent and reduce air and water pollution, and these permits are subject to modification, renewal and revocation by issuing authorities.

We have established environmental management systems and continually update environmental policies and standard operating procedures for our operations worldwide. We believe that our operations are in material compliance with applicable environmental laws, regulations and permits. We budget for operating and capital costs on an ongoing basis to comply with environmental laws. If additional or more stringent requirements are imposed on us in the future, we could incur additional operating costs and capital expenditures.

Some environmental laws, such as the Comprehensive Environmental Response Compensation and Liability Act of 1980 (as amended, the “Superfund” law) and its state equivalents, can impose liability for the cost of cleanup of contaminated sites upon any of the current or former site owners or operators or upon parties who sent waste to these sites, regardless of whether the owner or operator owned the site at the time of the release of hazardous substances or the lawfulness of the original disposal activity. We have been identified as a responsible or potentially responsible party at several sites. At each of these sites, we have an assigned portion of the financial liability based on the type and amount of hazardous substances disposed of by each party at the site and the number of financially viable parties. We have fulfilled our responsibilities at some of these sites and remain involved in only a few at this time.

While our ultimate costs in connection with these sites are difficult to predict, based on current estimates of cleanup costs and our expected allocation of these costs, we do not expect costs in connection with these sites to be material.

We may be subject to various state, federal and international laws and regulations governing environmental matters, including those restricting the presence of certain substances in electronic products. For example, the European Union (“EU”) has enacted the Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment, which prohibits the use of certain substances, including lead, in certain products, including disk drives and server storage products, put on the market after 1 July 2006. Similar legislation has been or may be enacted in other jurisdictions, including in the United States, Canada, Mexico, Taiwan, China, Japan and others. The European Union REACH Directive (Registration, Evaluation, Authorization, and Restriction of Chemicals, EC 1907/2006) also restricts substances of very high concern (“SVHCs”) in products.

Employees

At 29 June 2018, we employed approximately 43,000 employees and temporary employees worldwide, of which approximately 36,000 were located in our Asian operations. We believe that our future success will depend in part on our ability to attract and retain qualified employees at all levels. We believe that our employee relations are good.

REVIEW OF THE PERFORMANCE OF THE BUSINESS

Fiscal Year 2018 Summary

During fiscal year 2018, we shipped 338 exabytes of HDD storage capacity. We generated revenue of $11.2 billion and gross profit of 30%. Our operating cash flow was $2.1 billion. We invested $1.3 billion in non-convertible preferred stock of K.K. Pangea for the acquisition of Toshiba Memory Corporation with a consortium of investors led by Bain Capital Private Equity. We paid $726 million in dividends, repurchased approximately 10 million of our ordinary shares for $361 million and paid $214 million for the repurchase of certain of our outstanding debt.

Results of Operations

We list in the tables below summarized information from our Consolidated Profit and Loss Account by dollar amounts and as a percentage of revenue:

	Fiscal Years Ended
(US Dollars in millions)	29 June 2018	30 June 2017
Revenue	$11,184	$10,771
Cost of revenue	7,820	7,597

Gross profit	3,364	3,174
Product development	1,026	1,232
Marketing and administrative	562	606
Amortization of intangibles	53	104
Restructuring and other, net	89	178

Operating earnings	1,634	1,054
Other income and charges, net	(216)	(239)

Income before taxes	1,418	815
Income tax expense	236	43

Net income	$1,182	$772

	Fiscal Years Ended
(as a percentage of Revenue)	29 June 2018	30 June 2017
Revenue	100%	100%
Cost of revenue	70	71

Gross profit	30	29
Product development	9	11
Marketing and administrative	5	5
Amortization of intangibles	—	1
Restructuring and other, net	1	2

Operating earnings	15	10
Other income and charges, net	(2)	(2)

Income before taxes	13	8
Income tax expense	2	1

Net income	11%	7%

The following table summarizes HDD information regarding average drive selling prices (“ASPs”), exabytes shipped, and revenues by channel and geography:

	Fiscal Years Ended
	29 June 2018	30 June 2017
ASPs (US Dollars per unit)	$69	$66
Exabytes Shipped	338	263
Revenues by Channel (%)
OEMs	69%	67%
Distributors	17%	18%
Retailers	14%	15%
Revenues by Geography (%) (1)
Americas	27%	31%
EMEA	17%	17%
Asia Pacific	56%	52%

(1)	Revenue is attributed to countries based on the ship to location.

Revenue

	Fiscal Years Ended
(US Dollars in millions)	29 June 2018	30 June 2017	Change	% Change
Revenue	$11,184	$10,771	$413	4%

Revenue in fiscal year 2018 increased approximately 4% or $0.4 billion, from fiscal year 2017, as a result of an increase in exabytes shipped driven primarily by higher demand for our high capacity HDD product portfolio, partially offset by price erosion.

Gross Profit

	Fiscal Years Ended
(US Dollars in millions)	29 June 2018	30 June 2017	Change	% Change
Cost of revenue	$7,820	$7,597	$223	3%
Gross profit	$3,364	$3,174	$190	6%
Gross profit percentage	30%	29%

For fiscal year 2018, gross margin as a percentage of revenue increased by 100 basis points compared to the prior fiscal year due to favorable product mix and improved factory utilization as a result of higher demand for our high capacity HDD product portfolio, partially offset by price erosion.

Operating Expenses

	Fiscal Years Ended
(US Dollars in millions)	29 June 2018	30 June 2017	Change	% Change
Product development	$1,026	$1,232	$(206)	(17)%
Marketing and administrative	562	606	(44)	(7)%
Amortization of intangibles	53	104	(51)	(49)%
Restructuring and other, net	89	178	(89)	(50)%

Operating expenses	$1,730	$2,120	$(390)

Product Development Expense. Product development expenses for fiscal year 2018 decreased by $206 million from fiscal year 2017 primarily due to a $97 million decrease in salaries and related benefits as a result of the restructuring of our workforce in current and prior periods, an $83 million decrease due to related operational efficiencies and a $26 million decrease due to impairment charges related to the closure of our Korea design center in fiscal year 2017 that did not recur in fiscal year 2018.

Marketing and Administrative Expense. Marketing and administrative expenses for fiscal year 2018 decreased by $44 million from fiscal year 2017 primarily due to a $54 million decrease in salaries and related benefits as a result of the restructuring of our workforce in current and prior periods, partially offset by an increase in other general expenses.

Amortization of Intangibles. Amortization of intangibles for fiscal year 2018 decreased by $51 million, as compared to fiscal year 2017, due to certain intangible assets reaching the end of their useful lives.

Restructuring and Other, net. Restructuring and other, net for fiscal year 2018 was comprised primarily of restructuring charges recorded during the September 2017 quarter and December 2017 quarter to reduce our workforce by approximately 1,100 employees. Restructuring and other, net also included a gain of $25 million from the sale of certain properties previously classified as held for sale.

Restructuring and other, net for fiscal year 2017 was comprised of restructuring charges recorded during the September 2016 quarter and March 2017 quarter to reduce our workforce by approximately 6,800 employees, as we continue to consolidate our global footprint across Asia, EMEA and the Americas.

Other income and charges, net

	Fiscal Years Ended
(US Dollars in millions)	29 June 2018	30 June 2017	Change	% Change
Other income and charges, net	$(216)	$(239)	$23	(10)%

Other income and charges, net for fiscal year 2018 decreased by $23 million, as compared to fiscal year 2017 due to a $26 million increase in interest income primarily driven by higher interest rates, a $9 million net decrease in losses related to strategic investments and a $6 million net decrease in losses due to favorable changes in foreign currency exchange rates, partially offset by an $18 million net increase in interest expense due to the issuance of $1.25 billion of Senior Notes in fiscal year 2017 and reduced by the subsequent repurchase of certain debts.

Income Taxes

	Fiscal Years Ended
(US Dollars in millions)	29 June 2018	30 June 2017	Change	% Change
Income tax expense	$236	$43	$193	449%

We recorded an income tax expense of $236 million for fiscal year 2018 compared to an income tax expense of $43 million for fiscal year 2017. Our fiscal year 2018 income tax expense included approximately $204 million of tax expense associated with the revaluation of US deferred tax assets as a result of the enactment of the U.S. Tax Cuts and Jobs Act of 2017 (the “Tax Act”) on 22 December 2017, offset by the reversal of previously recorded unrecognized tax benefits of $7 million, and certain non-recurring items. Our fiscal year 2017 income tax expense included approximately $2 million of net tax expense associated with various non-recurring items.

Our Irish tax resident parent holding company owns various US and non-US subsidiaries that operate in multiple non-Irish income tax jurisdictions. Our worldwide operating income is either subject to varying rates of income tax or is exempt from income tax due to tax incentive programs we operate under in Malaysia, Singapore and Thailand. These tax incentives are scheduled to expire in whole or in part at various dates through 2027.

Our income tax expense recorded for fiscal year 2018 differed from the income tax expense that would be derived by applying the Irish statutory rate of 25% to income before taxes, primarily due to the net effect of (i) tax benefits related to non-US earnings generated in jurisdictions that are subject to tax incentive programs and are considered indefinitely reinvested outside of Ireland, and (ii) a reduction in the net US deferred tax assets associated with revaluation to a lower US tax rate. Our income tax expense recorded for fiscal year 2017 differed from the income tax expense that would be derived by applying the Irish statutory rate of 25% to income before taxes, primarily due to the net effect of (i) tax benefits related to non-US earnings generated in jurisdictions that are subject to tax incentive programs and are considered indefinitely reinvested outside of Ireland, (ii) a decrease in valuation allowance for certain deferred tax assets, and (iii) permanent differences.

Based on our non-US ownership structure and subject to (i) potential future increases in our valuation allowance for deferred tax assets; and (ii) a future change in our intention to indefinitely reinvest earnings from our subsidiaries outside of Ireland, we anticipate that our effective tax rate in future periods will generally be less than the Irish statutory rate.

At 29 June 2018, our deferred tax asset valuation allowance was approximately $1.2 billion.

At 29 June 2018, we had net deferred tax assets of $410 million. The realization of most of these deferred tax assets is primarily dependent on our ability to generate sufficient US and certain non-US taxable income in future periods. Although realization is not assured, we believe that it is more likely than not that these deferred tax assets will be realized. The amount of deferred tax assets considered realizable, however, may increase or decrease in subsequent periods when we re-evaluate the underlying basis for our estimates of future US and certain non-US taxable income.

As of 29 June 2018, approximately $501 million and $99 million of our total US net operating loss and tax credit carry- forwards, respectively, are subject to annual limitations from $1 million to $45 million pursuant to US tax law.

We are required to file US federal, US state, and non-US income tax returns. We are no longer subject to tax examination of US federal income tax returns for years prior to fiscal year 2015. With respect to US state and non-US income tax returns, we are generally no longer subject to tax examination for years ending prior to fiscal year 2007.

On 22 December 2017, the Tax Act was enacted into law in the United States. The Tax Act significantly revises US corporate income tax law by, among other things, lowering US corporate income tax rates from 35% to 21%, implementing a territorial tax system, and imposing a one-time transition tax on deemed repatriated earnings of non-US subsidiaries.

Pursuant to SEC Staff Accounting Bulletin (“SAB”) 118 (regarding the application of ASC 740 associated with the enactment of the Tax Act), we recorded an adjusted tax expense of approximately $204 million for fiscal year 2018, to re-measure our net US deferred tax assets at the newly enacted 21% income tax rate. This tax expense increased our effective tax rate by approximately 14%. We do not expect the one-time transition tax to have a material impact on our consolidated financial statements due to an overall accumulated earnings deficit in our non-US subsidiaries for which the transition tax applies. We have considered SAB 118 and believe the accounting under ASC 740 for the change to the US statutory tax rate to our deferred tax balances and the one-time transition tax under the Tax Act is complete and appropriately reflected in the financial statements during fiscal year 2018.

For all other provisions relating to the Tax Act, we continue to evaluate the impact of the Tax Act’s various highly complex domestic and international provisions. The other US tax changes, including limitations on various business deductions such as executive compensation under US Internal Revenue Code §162(m), are not expected to impact our tax expense in the short-term due to our large net operating loss and tax credit carryovers and associated valuation allowance. The Tax Act’s new international rules, including Global Intangible Low-Taxed Income (“GILTI”), Foreign Derived Intangible Income (“FDII”), and Base Erosion Anti-Avoidance Tax (“BEAT”) are generally effective in tax years beginning after 31 December 2017. These provisions are not expected to have a material impact on our consolidated financial statements. However, these preliminary assessments and analyses are provisional and are subject to change as additional interpretive guidance is issued. We will complete our analysis within fiscal year 2019, which is consistent with the guidance provided in SAB 118.

We generated a net income of $1.2 billion and $772 million for the fiscal years ended 29 June 2018 and 30 June 2017, respectively. These amounts have been transferred to reserves.

PRINCIPAL RISKS AND UNCERTAINTIES

The Company’s operations expose it to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the following:

Our industry is highly competitive and our failure to anticipate and respond to technological and market developments could harm our ability to compete.

We operate in markets that are highly competitive and subject to rapid change, and that are significantly affected by new product introductions and technological advancements. Our competitors also may aggressively lower prices as part of a strategy to gain or retain market share and customers. If these practices continue, we may need to continually reduce our prices for existing products to retain our market share, which could adversely affect our results of operations.

Our ability to offset the effect of price erosion through new product introductions at higher average prices may be diminished to the extent competitors introduce products before we introduce similar, competing products. We may also lose market share if we are unable to ramp volume production of new products as quickly as our competitors ramp production of similar competing products. Any significant decline in our market share in any of our principal market applications would adversely affect our results of operations.

Our principal sources of competition include:

•	disk drive and solid state drive (“SSD”) manufacturers, such as Micron Technology, Inc., Samsung Electronics, SK hynix, Inc., Toshiba Corporation and Western Digital Corporation;

•	companies providing storage subsystems and components to OEMs;

•	electronic manufacturing services (“EMS”) companies acquiring the necessary skills and intellectual property to enter the enterprise data storage marketplace; and

•	collaborations between in-house development teams of existing and potential customers and a combination of EMS, contract electronic manufacturing (“CEM”) or emerging technology companies.

We also experience competition from other companies that produce alternative storage technologies such as flash memory, where increasing capacity, decreasing cost, energy efficiency and improvements in performance ruggedness have resulted in competition with our lower capacity, smaller form factor disk drives. This competition has traditionally been in the markets for handheld consumer electronics applications and now it also includes SSDs for tablet, notebook and enterprise compute applications. Some customers for both enterprise and edge compute applications are adopting SSDs as alternatives to hard drives in certain applications. Further adoption of these alternative storage technologies may impact the competitiveness of our product portfolio and reduce our market share and adversely affect our results of operations.

The markets for our data storage system products are also characterized by technological change, which is driven in part by the adoption of new industry standards. These standards provide mechanisms to ensure technology component interoperability can occur and may reduce our capability for differentiation or innovation. If this occurs, our affected products may be considered commodities. This could lower the barriers for entry to our market away from our specialized research and development skills and enable entry for the general-purpose design skills found in some large EMS and CEM companies. Commodity markets are driven by extremely low margins and very aggressive competitive pricing. If our market becomes more commoditized and we fail to deliver innovative value-added alternatives to our customers or if our component manufacturers transfer their business to our competitors, we will have difficulty competing against the larger EMS and CEM companies which could reduce our profit margin or result in a loss of market share, which could significantly harm our financial condition.

We may be unable to effectively plan and make strategic changes in our business which may materially adversely affect our financial and business results. Additionally, even if we are able to make desired strategic changes, we may not achieve the intended benefits of our efforts.

If we fail to predict demand accurately for our products in any quarter or if the market for our products changes, we may not be able to recapture the cost of our investments, which may materially adversely affect our financial results and results of operations.

Our industry operates primarily on quarterly purchasing cycles, with much of the order flow in any given quarter typically coming at the end of that quarter. Our quarterly results are subject to substantial fluctuations and can be difficult to predict. Our manufacturing process requires us to make significant product-specific investments in inventory in each quarter for production in that quarter and future quarters. Since we typically receive the bulk of our orders late in a quarter after we have made our investments, there is a risk that our orders will not be sufficient to allow us to recapture the costs of our investment before the products resulting from that investment have become obsolete. We cannot provide any assurance that we will be able to accurately predict demand in the future.

Our revenues in any quarter are substantially dependent upon customer orders in that quarter. We attempt to project future orders based, in part, on estimates from our key customers. Our customers’ estimated requirements are not always accurate and, therefore, we cannot predict our quarterly revenues with any degree of certainty. In addition, we derive a portion of our revenues in each quarter from a number of relatively large orders. If one or more of our key customers decides to defer a purchase order or delays product acceptance in any given quarter, our revenues for that quarter may be significantly reduced and fall below our expectations.

The difficulty in forecasting demand also increases the difficulty in anticipating our inventory requirements, which may cause us to overproduce or underproduce finished goods. If we do not produce enough finished goods to meet customer requirements, we may be unable to maintain our market share. Additionally, the risk of obsolescence or lower of cost and net realizable value inventory write-offs could increase if we were to carry excess inventory levels for extended periods or due to volatility in the pricing environment. Our uneven sales cycle makes inventory management challenging and future financial results less predictable. We cannot be certain that we will be able to recover the costs associated with increased inventory.

Other factors that may adversely affect our ability to recapture the cost of investments in any given quarter include:

•	the impact of variable demand and an aggressive pricing environment for disk drives or SSDs;

•

the impact of competitive product announcements and possible excess industry supply both with respect to particular disk drive products and with respect to competing alternative storage technology solutions, such as SSDs, in tablet, notebook and enterprise compute applications;

•	our inability to reduce our fixed costs to match sales in any quarter because of our vertical manufacturing strategy;

•

dependence on our ability to successfully qualify, manufacture and sell our disk drive products, particularly new disk drive products, in increasing volumes, on a cost-effective basis, and with acceptable quality;

•	uncertainty in the amount of purchases from our key customers who from time to time constitute a large portion of our total sales;

•	our product mix and the related gross profits of our products;

•

accelerated reduction in the price of our disk drives due to technological advances and/or an oversupply of disk drives in the market and shifting trends in demand which can create supply and demand imbalances;

•	manufacturing delays or interruptions, particularly at our manufacturing facilities in China, Malaysia, Northern Ireland, Singapore, Thailand, or the United States;

•	limited access to components that we obtain from a single or a limited number of suppliers;

•	the impact of changes in foreign currency exchange rates on the cost of producing our products and the effective price of our products to foreign consumers; and

•	operational issues arising out of the increasingly automated nature of our manufacturing processes.

In addition, the demand for edge non-compute/client non-compute products can be even more volatile and unpredictable than the demand for edge compute/client compute products. In some cases, our products manufactured for edge non-compute/client non-compute applications are uniquely configured for a single customer’s application, which creates a risk of unwanted and unsellable inventory if the anticipated volumes are not realized. This potential for unpredictable volatility is increased by the possibility of competing alternative storage technologies, such as flash memory, meeting the customers’ cost and capacity metrics, resulting in a rapid shift in demand from our products and disk drive technology, generally, to alternative storage technologies. Unpredictable fluctuations in demand for our products or rapid shifts in demand from our products to alternative storage technologies in new edge non-compute/client non-compute applications could materially adversely impact our future results of operations. Additionally, we are dependent on our long-term investment to manufacture adequate products. Our investment decisions in adding a new assembly and test capacity require significant planning and lead-time, and a failure to accurately forecast demand for our products could cause us to over-invest or under-invest, which would lead to excess capacity, under-utilization charges, impairments or loss of sales and revenue opportunities.

Market acceptance of new product introductions cannot be accurately predicted, and our results of operations will suffer if there is less demand for our new products than is anticipated.

The markets for our products are characterized by rapid technological change, frequent new product introductions and technology enhancements, uncertain product life cycles and changes in customer demand. The success of our new product introductions is dependent on a number of factors, including market acceptance, our ability to manage the risks associated with product transitions, our ability to effectively manage inventory levels in line with anticipated product demand and the risk that our new products will have quality problems or other defects in the early stages of introduction that were not anticipated in the design of those products. Accordingly, we cannot accurately determine the ultimate effect that our new products will have on our results of operations. Our failure to accurately anticipate customers’ needs and accurately identify the shift in technological changes could materially adversely affect our long-term financial results.

Historically, our results of operations have substantially depended upon our ability to be among the first-to-market with new disk drive product offerings. We may face technological, operational and financial challenges in developing new products. In addition, our investments in new product development may not yield the anticipated benefits. Our market share and results of operations in the future may be adversely affected if we fail to:

•	consistently maintain our time-to-market performance with our new products;

•	produce these products in adequate volume;

•	qualify these products with key customers on a timely basis by meeting our customers’ performance and quality specifications; or

•	achieve acceptable manufacturing yields, quality and costs with these products.

In addition, the success of our new product introductions is dependent upon our ability to qualify as a primary source of supply with our OEM customers. In order for our products to be considered by our customers for qualification, we must be among the leaders in time-to-market with those new products. Once a product is accepted, any failure or delay in the qualification process or a requirement that we requalify can result in our losing sales to that customer until new products are introduced. The limited number of high-volume OEMs magnifies the potential effect of missing a product qualification opportunity. These risks are further magnified because we expect competitive pressures to result in declining sales, eroding prices and declining gross profits on our current generation products. If the delivery of our products is delayed, our OEM customers may use our competitors’ products to meet their production requirements. We cannot assure you that we will be among the leaders in time-to-market with new products or that we will be able to successfully qualify new products with our customers in the future.

We face the related risk that consumers and businesses may wait to make their purchases to evaluate new products or if they want to buy a new product that has been announced but not yet released. If this were to occur, we may be unable to sell our existing inventory of products that may be less efficient and cost effective compared to new products. As a result, even if we are among the first-to-market with a given product, subsequent introductions or announcements by our competitors of new products could cause us to lose revenue and not achieve a positive return on our investment in existing products and inventory.

If we cannot successfully deliver competitive products, our future results of operations may be adversely affected. Further, due to market competition, volatility, and rapid technology and price changes, we may be unable to accurately forecast demand resulting in insufficient or excess production or purchase of products or components inventory, any of which could have a material adverse effect on our business and financial results.

We may not be able to identify suitable strategic alliances, acquisitions, joint ventures or investment opportunities to successfully acquire and integrate companies that provide complementary products or technologies or to realize the anticipated benefits of such transactions.

Our long-term growth strategy involves pursuing strategic alliances with, making acquisitions of, forming joint ventures with or making investments in other companies that are complementary to our business. There is substantial competition for attractive strategic alliance, acquisition, joint venture and investment candidates. Additionally, a trend of consolidation in the data storage industry could materially adversely affect our business and financial results and our future growth prospects. Accordingly, we may not be able to identify suitable strategic alliances, acquisition, joint venture, or investment candidates. Even if we can identify them, the terms on which we are able to consummate a transaction may not be commercially reasonable for us to pursue. We cannot assure you that we will be able to partner with, acquire or invest in suitable candidates, or integrate acquired technologies or operations successfully into our existing technologies and operations. Moreover, our ability to finance potential strategic alliances, acquisitions, joint ventures or investments may be limited by our leverage level, the covenants contained in the instruments that govern our outstanding indebtedness, and any agreements governing any other debt we may incur. In addition, our cash reserves could diminish significantly as a result of any acquisitions, joint ventures, strategic alliances or other investments we pursue.

Even if we are successful in forming strategic alliances or acquiring, forming joint ventures with or making investments in other companies, these transactions may have an adverse effect on our results of operations, particularly while the operations of an acquired business are being integrated. It is also likely that integration of acquired companies would lead to the loss of key employees from those companies or the loss of customers of those companies. In addition, the integration of any acquired companies would require substantial attention from our senior management, which may limit the amount of time available to be devoted to our day-to-day operations or to the execution of our strategy. Growth by strategic alliance, acquisition, joint venture or investment involves an even higher degree of risk to the extent we combine new product offerings and enter new markets in which we have limited experience, and no assurance can be given that acquisitions of entities with new or alternative business models will be successfully integrated or achieve the desired objectives. There can be no assurance that we will realize the anticipated benefits or synergies of any strategic alliance, acquisition, joint venture or investment that we make or, if we do, how long it will take to achieve such benefits.

Furthermore, the expansion of our business involves the risk that we may not manage our growth effectively, that we would incur additional debt to finance these acquisitions or investments that would increase our debt service obligations, and that we may have impairment of goodwill or acquired intangible assets associated with these acquisitions and investments. Each of these items could have a material adverse effect on our financial condition and results of operations.

In addition, we could issue additional ordinary shares in connection with future strategic alliances, acquisitions, joint ventures or investments. Issuing shares in connection with such transactions would have the effect of diluting the ownership percentage of the outstanding ordinary shares and could cause the price of our ordinary shares to decline and impact our existing dividend policy or share repurchase program resulting in diminishing shareholders’ value.

If we do not develop products in time to keep pace with technological changes, our results of operations will be adversely affected.

Our customers demand new generations of storage products as advances in computer hardware and software have created the need for improved storage products, with features such as increased storage capacity, enhanced security, improved performance and reliability and lower cost. We, and our competitors, have developed improved products, and we will need to continue to do so in the future. Such product development requires significant investments in research and development. We cannot assure you that we will be able to successfully complete the design or introduction of new products in a timely manner, that we will be able to manufacture new products in sufficient volumes with acceptable manufacturing yields, that we will be able to successfully market these new products or that these products will perform to specifications on a long-term basis. In addition, the impact of slowing areal density growth may adversely impact our ability to be successful.

When we develop new products with higher capacity and more advanced technology, our results of operations may decline because the increased difficulty and complexity associated with producing these products increases the likelihood of reliability, quality or operability problems. If our products experience increases in failures rates, are of low quality or are not reliable, customers may reduce their purchases of our products, our factory utilization may decrease and our manufacturing rework and scrap costs and our service and warranty costs may increase. In addition, a decline in the reliability of our products may make us less competitive.

Additionally, we may be unable to produce new products that have higher capacities and more advanced technologies in the volumes and timeframes that are required to meet customer demand. We announced our future transition to key areal density recording technologies that will use heated-assisted magnetic reading (“HAMR”) technology to increase HDD capacities. If our transitions to more advanced technologies, including the transition to HDDs utilizing HAMR technology, require development and production cycles that are longer than anticipated or if we otherwise fail to implement new HDD technologies successfully, we may lose sales and market share, which could significantly harm our financial condition.

We may fail to successfully anticipate technological shifts, business opportunities and market demand. We also may be subject to risks associated with entry into the NAND flash memory market. If we are unable to successfully to penetrate the

NAND flash memory market, our future growth prospects may be materially adversely affected. We may fail to develop new products, identify business strategies and introduce competitive product offerings to meet those technological shifts which may materially adversely affect our ability to compete effectively and may impact our future financial results.

Servicing our indebtedness requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

We are leveraged and have significant debt service obligations. Our significant debt and debt service requirements could adversely affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities and reduce our options for capital allocation. Our high level of debt presents the following risks:

•

we are required to use a substantial portion of our cash flow from operations to pay principal and interest on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances, and other general corporate requirements;

•

our substantial leverage increases our vulnerability to economic downturns and adverse competitive and industry conditions and could place us at a competitive disadvantage compared to those of our competitors that are less leveraged;

•

our debt service obligations could limit our flexibility in planning for, or reacting to, changes in our business and our industry and could limit our ability to pursue other business opportunities, borrow more money for operations or capital in the future and implement our business strategies;

•

our level of debt may restrict us from raising additional financing on satisfactory terms to fund working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances, and other general corporate requirements; and

•	covenants in our debt instruments limit our ability to pay future dividends or make other restricted payments and investments.

Our business may not generate cash flow in an amount sufficient to enable us to pay the principal of, or interest on, our indebtedness. Further, in the event that we need to refinance all or a portion of our outstanding debt as it matures or incur additional debt to fund our operations, we may not be able to obtain terms as favorable as the terms of our existing debt or refinance our existing debt at all. If prevailing interest rates or other factors result in higher interest rates upon refinancing, then the interest expense relating to the refinanced debt would increase. Furthermore, if any rating agency changes our credit rating or outlook, our debt and equity securities could be negatively affected, which could adversely affect our ability to refinance existing debt or raise additional capital.

In addition, our business may not generate cash flow in an amount sufficient to enable us to fund our other liquidity needs, including working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances and other general corporate requirements. If we cannot fund our liquidity needs, we will have to take actions such as reducing or delaying capital expenditures, product development efforts, strategic acquisitions, investments and alliances, and other general corporate requirements. We cannot assure you that any of these remedies could, if necessary, be effected on commercially reasonable terms, or at all, or that they would permit us to meet our scheduled debt service obligations. In addition, if we incur additional debt, the risks associated with our substantial leverage, including the risk that we will be unable to service our debt or generate enough cash flow to fund our liquidity needs, could intensify.

Changes in demand for computer systems and storage subsystems may in the future cause a decline in demand for our products.

Our products are components in computers, data storage systems, and consumer electronics devices. Historically, the demand for these products has been volatile. Unexpected slowdowns in demand for computer systems, storage subsystems or consumer electronics devices generally cause sharp declines in demand for our products. Declines in consumer spending could have a material adverse effect on demand for our products and services and on our financial condition and results of operations.

While sales to edge non-compute/client non-compute and Cloud Systems and Solutions markets are becoming a more significant source of revenue, sales to the edge compute/client compute market remain an important part of our business. The edge compute/client compute market, however, has been, and we expect it to continue to be, adversely affected by the growth of tablet computers, smart phones and similar devices that perform many of the same capabilities as computers, the lengthening of product life cycles and macroeconomic conditions. We believe that the deterioration of the edge compute/client compute market has accelerated recently, and that this accelerated deterioration may continue or further accelerate, which could cause our operating results to suffer. Additionally, if demand in the edge compute/client compute market is worse than expected as a result of these or other conditions, demand for our products in the edge compute/client compute market may decrease at a faster rate and our operating results may be adversely affected.

The Enterprise Storage market for disk drives has been adversely affected by the growth of the utilization of NAND flash memory in mission critical applications. This deterioration of the Enterprise Storage disk drive market could cause our operating results to suffer. An acceleration of the pace of migration of the Enterprise Storage market to NAND flash memory products may materially adversely affect our financial results.

Historically, causes of declines in demand for our products have included weakness in macroeconomic environments, announcements or introductions of major new operating systems or semiconductor improvements or shifts in consumer preferences and behavior, such as the shift to mobile devices. We believe these announcements and introductions have from time to time caused consumers to defer their purchases and made inventory obsolete. Whenever an oversupply of products causes participants in our industry to have higher than anticipated inventory levels, we experience even more intense price competition from other manufacturers than usual, which may materially adversely affect our financial results.

Increases in the areal density of our disk drives may outpace our customers’ demand for storage capacity.

The rate of increase in areal density, or storage capacity per square inch on a disk, may be greater than the increase in our customers’ demand for aggregate storage capacity, particularly in certain market applications, such as edge compute/client compute. As a result, our customers’ storage capacity needs may be satisfied with lower priced, low capacity disk drives. These factors could decrease our sales, especially when combined with continued price erosion, which could adversely affect our results of operations.

We may not be successful in our efforts to grow our cloud systems and solutions revenues.

We have made and continue to make investments to grow our cloud systems and solutions revenues. Our ability to grow cloud systems and solutions revenues is subject to the following risks:

•	our position in the cloud systems and solutions revenues may grow more slowly than we expect;

•	we may be unable to accurately estimate and predict data center capacity and requirements;

•	we may not be able to offer compelling solutions to enterprises and consumers;

•

our cloud systems revenues generally have a longer sales cycle, and growth is likely to depend on relatively large customer orders, which may increase the variability of our results of operations and the difficulty of matching revenues with expenses; and

•	we may not be able to maintain our historical overall growth margins as we grow our cloud systems and solutions revenues.

Our results of operations and share price may be adversely affected if we are not successful in our efforts to grow our revenues as anticipated. In addition, our growth in these markets may bring us into closer competition with some of our customers or potential customers, which may decrease their willingness to do business with us.

Changes in the macroeconomic environment may in the future negatively impact, our results of operations.

Changes in macroeconomic conditions may affect consumer and enterprise spending, and as a result, our customers may postpone spending in response to volatility in credit and equity markets, negative financial news and/or declines in income or asset values, all of which may have a material adverse effect on the demand for our products. Additionally, enterprise spending continues to remain cautious in many regions around the world. Other factors that could influence demand include conditions in the labor market, healthcare costs, access to credit, consumer confidence and other macroeconomic factors affecting consumer spending behavior. These and other economic factors could have a material adverse effect on demand for our products and on our financial condition and results of operations.

Macroeconomic developments such as the pending withdrawal of the United Kingdom from the European Union, the debt crisis in certain countries in the European Union, slowing economies in parts of Asia and South America or increased tariffs could negatively affect our business, operating results or financial condition which, in turn, could adversely affect the price of our ordinary shares. A general weakening of, and related declining corporate confidence in, the global economy or the curtailment in government or corporate spending could cause current or potential customers to reduce their IT budgets or be unable to fund hardware systems, which could cause customers to delay, decrease or cancel purchases of our products or cause customers not to pay us or to delay paying us for previously purchased products and services.

Our quarterly results of operations fluctuate, sometimes significantly, from period to period, and may cause our share price to decline.

Our quarterly revenue and results of operations may fluctuate, sometimes significantly, from period to period. These fluctuations, which we expect to continue, may be occasioned by a variety of factors, including:

•	current uncertainty in global economic and political conditions which may pose a risk to the overall economy and adversely affect our customers’ purchasing behavior;

•	adverse changes in the level of economic activity in the major regions in which we do business;

•	competitive pressures resulting in lower selling prices by our competitors which may shift demand away from our products toward our competitors;

•	delays or problems in our introduction of new, more cost-effective products, the inability to achieve high production yields or delays in customer qualification or initial product quality issues;

•	changes in purchasing patterns by our distributor customers;

•	application of new or revised industry standards;

•	disruptions in our supply chain;

•	increased costs or adverse changes in availability of supplies of raw materials or components;

•	the impact of corporate restructuring activities that we have and may continue to engage in;

•	changes in the demand for the computer systems and data storage products that contain our products due to seasonality, economic conditions and other factors;

•	changes in purchases from period to period by our primary customers;

•

shifting trends in customer demand which, when combined with overproduction of particular products, particularly when the industry is served by multiple suppliers, results in unfavorable supply and demand imbalances;

•	our high proportion of fixed costs, including research and development expenses;

•	any impairments in goodwill or other long-lived assets;

•	announcements of new products, services or technological innovations by us or our competitors;

•	changes in tax laws, regulatory requirements, including export regulations or tariffs, or accounting standards; and

•	adverse changes in the performance of our products.

As a result, we believe that quarter-to-quarter and year-over-year comparisons of our revenue and results of operations may not be meaningful, and that these comparisons may not be an accurate indicator of our future performance. Our results of operations in one or more future quarters may fail to meet the expectations of investment research analysts or investors, which could cause an immediate and significant decline in our market value.

We experience seasonal declines in the sales of our products during the second half of our fiscal year which may adversely affect our results of operations.

Sales of computer systems, storage subsystems and consumer electronics tend to be seasonal, and therefore, we expect to continue to experience seasonality in our business as we respond to variations in our customers’ demand for our products. In particular, we anticipate that sales of our products will continue to be lower during the second half of our fiscal year. In the edge compute/client compute and edge non-compute/client non-compute market applications of our disk drive business, this seasonality is partially attributable to the historical trend in our results derived from our customers’ increased sales of desktop computers, notebook computers, and consumer electronics during the back-to-school and winter holiday season. In the enterprise storage market, our sales are seasonal because of the capital budgeting and purchasing cycles of our end users. Since our working capital needs peak during periods in which we are increasing production in anticipation of orders that have not yet been received, our results of operations will fluctuate seasonally even if the forecasted demand for our products proves accurate. Furthermore, it is difficult for us to evaluate the degree to which this seasonality may affect our business in future periods because of the rate and unpredictability of product transitions and new product introductions, particularly in the edge non-compute/client non-compute market, as well as macroeconomic conditions.

We have a long and unpredictable sales cycle for enterprise data storage solutions, which impairs our ability to accurately predict our financial and operating results in any periods and may adversely affect our ability to forecast the need for investments and expenditures.

Our enterprise data storage solutions are technically complex and we typically supply them in high quantities to a small number of customers. Many of our products are also tailored to meet the specific requirements of individual customers, and are often integrated by our customers into the systems and products that they sell. Factors that affect the length of our sales cycle include:

•	the time required for developing, testing and evaluating our products before they are deployed;

•	the size of the deployment; and

•	the degree of system configuration necessary to deploy our products.

As a result, our sales cycle for enterprise data storage solutions is often in excess of one year and frequently unpredictable. Given the length of development and unpredictability of the sales cycle, we may be unable to accurately forecast product demand, which may result in lost sales or excess inventory and associated inventory reserves or write-downs, each of which could harm our business, financial condition and results of operations.

In addition, the emerging and evolving nature of the market for the products that we sell may lead prospective customers to postpone their purchasing decisions. We invest resources and incur costs during this cycle that may not be recovered if we do not successfully conclude sales. These factors lead to difficulty in matching revenues with expenses and increased expenditures and inventory, which together may adversely impact our results of operations.

We may be adversely affected by the loss of, or reduced, delayed or canceled purchases by, one or more of our key customers or a counterparty’s default.

Some of our key customers account for a large portion of our disk drive revenue. While we have long-standing relationships with many of our customers, if any of our key customers were to significantly reduce their purchases from us, our results of operations would be adversely affected. Although sales to key customers may vary from period to period, a key customer that permanently discontinues or significantly reduces its relationship with us could be difficult to replace. In line with industry practice, new customers usually require that we pass a lengthy and rigorous qualification process at the customer’s cost. Accordingly, it may be difficult or costly for us to attract new key customers. Additionally, mergers, acquisitions, consolidations or other significant transactions involving our customers generally entail risks to our business. If a significant transaction involving any of our key customers results in the loss of or reduction in purchases by these key customers, it could have a materially adverse effect on our business, results of operations and financial condition.

If a counterparty fails to comply with their contractual obligations, our business, results of operations and financial condition may be adversely affected. Our ability to mitigate a counterparty’s default may be impeded or diminished by various factors including the terms of our contractual arrangements, market conditions, counterparty insolvency or bankruptcy, or applicable laws and regulations.

We are dependent on sales to distributors and retailers, which may increase price erosion and the volatility of our sales.

A substantial portion of our sales has been to distributors of disk drive products. Certain of our distributors may also market other products that compete with our products. Product qualification programs in this distribution channel are limited, which increases the number of competing products that are available to satisfy demand, particularly in times of lengthening product cycles. As a result, purchasing decisions in this channel are based largely on price, terms and product availability. Sales volumes through this channel are also less predictable and subject to greater volatility than sales to our OEM customers. In addition, deterioration in business and economic conditions could exacerbate price erosion and volatility as distributors lower prices to compensate for lower demand and higher inventory levels. Our distributors’ ability to access credit for purposes of funding their operations may also affect purchases of our products by these customers. If distributors reduce their purchases of our products or prices decline significantly in this distribution channel or if distributors experience financial difficulties or terminate their relationships with us, our revenues and results of operations would be adversely affected.

In addition, retail sales of our consumer solutions traditionally experience seasonal variability in demand with higher levels of demand in the first half of our fiscal year driven by consumer spending in the back-to-school season from late summer to fall and the traditional holiday shopping season from fall to winter. Our ability to reach such consumers depends on us maintaining effective working relationships with major retailers and distributors. Failure to anticipate consumer demand for our branded solutions as well as an inability to maintain effective working relationships with retail and online distributors may adversely impact our future results of operations.

Our international sales and manufacturing operations subject us to risks that may adversely affect our business related to disruptions in foreign markets, currency exchange fluctuations, longer payment cycles, seasonality, limitations imposed by a variety of legal and regulatory regimes, potential adverse tax consequences, increased costs, our customers’ credit and access to capital, health-related risks, investment risks, tariffs, privacy and protection of data and access to personnel.

We have significant sales and manufacturing operations in foreign countries, including manufacturing facilities, sales personnel and customer support operations. We have manufacturing facilities in China, Malaysia, Northern Ireland, Singapore and Thailand, in addition to those in the United States. Additionally, the manufacturing of some of our products is concentrated in certain geographical locations. The production of certain drive subassemblies are limited to Thailand and the production of media is limited to Singapore. Disruptions in the economic, environmental, political, legal or regulatory landscape in these countries may have a material adverse impact on our manufacturing operations.

Our international operations are subject to economic risks inherent in doing business in foreign countries, including the following:

•

Disruptions in Foreign Markets. Disruptions in financial markets and the deterioration of the underlying economic conditions in the past in some countries, including those in Asia, United Kingdom and the European Union have had an impact on our sales to customers located in, or whose end-user customers are located in, these countries.

•

Fluctuations in Currency Exchange Rates. Prices for our products are denominated predominantly in US dollars, even when sold to customers that are located outside the United States. An increase in the value of the dollar could increase the real cost to our customers of our products in those markets outside of the US where we sell in dollars. This could adversely impact our sales and market share in such areas or increase pressure on us to lower our price, and adversely impact our profit margins. A weakened dollar could increase the effective cost of expenses such as payroll, utilities, tax, and marketing expenses, as well as overseas capital expenditures. Any of these events could have a material adverse effect on our results of operations. We may attempt to manage the impact of foreign currency exchange rate changes by, among other things, entering into foreign currency forward exchange contracts which could be designated as cash flow hedges or not designated as hedging instruments. In addition, our hedges may be ineffective, may expire and not be renewed or may not offset any or more than a portion of the adverse financial impact resulting from currency variations. The hedging activities may not cover our full exposure, subject us to certain counterparty credit risks and may impact our results of operations. See “Financial Risk Management” of this report for additional information about our foreign currency exchange risk.

•

Longer Payment Cycles. Our customers outside of the United States are sometimes allowed longer time periods for payment than our US customers. This increases the risk of nonpayment due to the possibility that the financial condition of particular customers may worsen during the course of the payment period.

•

Seasonality. Seasonal reductions in the business activities of our customers during the summer months, particularly in Europe, and the impact of international holidays like Chinese New Year, typically result in lower earnings during those periods.

•

Legal and Regulatory Limitations. Our international operations are affected by limitations on imports, tariffs, duties, currency exchange control regulations, price controls, export control laws, antitrust matters including the trade and economic sanctions administered by the Office of Foreign Assets Control, and other restraints on trade. In addition, China, Malaysia, Northern Ireland, Singapore and Thailand, in which we have significant operating assets, and the European Union have exercised and continue to exercise significant influence over many aspects of their domestic economies including, but not limited to, fair competition, tax practices, anti-corruption, anti-trust, price controls and international trade. Legislation addressing climate change and financial reform may also be enacted, generating additional federal, international or other regulatory compliance obligations. Although we have implemented policies and procedures designed to ensure compliance, there can be no assurance that our employees, contractors, or agents will not violate these or other applicable laws, rules and regulations to which we may be subject. The anti-corruption processes and controls we have implemented may be vulnerable to employee malfeasance and inadequate to fully insulate against all eventualities. Violations of these laws and regulations could lead to significant penalties, restraints on our export or import privileges, monetary fines, government investigations, disruption of our operating activities, damage to our reputation and corporate brand, criminal proceedings and regulatory or other actions that could materially adversely affect our results of operations. The political and media scrutiny surrounding a governmental investigation for the violation of such laws, even if an investigation does not result in a finding of violation, could cause us significant expense and collateral consequences, including reputational harm, that could have an adverse impact on our business, operating results and financial condition.

•

Potential Adverse Tax Consequences. Our international operations create a risk of potential adverse tax consequences, including imposition of withholding or other taxes on payments by our subsidiaries. In addition, our taxable income in any jurisdiction is dependent upon acceptance of our operational practices and intercompany transfer pricing by local tax authorities as being on an arm’s length basis. Due to inconsistencies in application of the arm’s length standard among taxing authorities, as well as a lack of adequate treaty-based protection, transfer pricing challenges by tax authorities could, if successful, substantially increase our income tax expense. We are subject to tax audits around the world, and are under audit in various jurisdictions, and such jurisdictions may assess additional income tax against us. Although we believe our tax positions are reasonable, the final determination of tax audits could be materially different from our recorded income tax provisions and accruals. The ultimate results of an audit could have a material adverse effect on our operating results or cash flows in the period or periods for which that determination is made and could result in increases to our overall tax expense in subsequent periods. In light of the ongoing fiscal challenges many countries are facing, various levels of government are increasingly focused on tax reform and other legislative action to increase tax revenue. In the United States, tax reform legislation commonly known as the Tax Act has significantly changed how the US taxes corporate multinationals. In response to the Tax Act, foreign governments may enact new tax laws or new interpretations of the tax laws. In addition, the Organization for Economic Cooperation and Development’s Base Erosion and Profit Shifting recommendations are reshaping international tax rules in numerous countries. These actual and potential changes in the relevant tax laws applicable to corporate multinationals, along with potential changes in accounting and other laws, regulations, administrative practices, principles, and interpretations, could increase the risk of double taxation, cause increased tax audit activity, impact our effective tax rate and adversely impact our operating results, cash flows and financial condition.

•

Increased Costs. The shipping and transportation costs associated with our international operations are typically higher than those associated with our US operations, resulting in decreased operating margins in some foreign countries. Volatility in fuel costs, political instability or constrained in air transportation may lead us to develop alternative shipment methods, which could disrupt our ability to receive raw materials in, or ship finished product from and as a result our business and operating results may be harmed.

•

Credit and Access to Capital Risks. Our international customers could have reduced access to working capital due to higher interest rates, reduced bank lending resulting from contractions in the money supply or the deterioration in the customer’s or its bank’s financial condition, or the inability to access other financing.

•

Global Health Outbreaks. The occurrence of a pandemic disease may adversely impact our operations, and some of our key customers. Such diseases could also potentially disrupt the timeliness and reliability of the distribution network we rely on.

•

Acquisition, Alliance, Joint Venture and Investment Risks. International acquisitions, alliances, joint ventures or investment opportunities may increase our liabilities, fail to achieve expected benefits, disrupt our existing business and adversely affect our operating results. Regulatory review and approval by governmental authorities of an alliance, acquisitions, joint venture or investment may result in additional obligations, divestitures, or restrictions on the conduct of our business or the acquired business.

•

Tariffs or Other Restrictions on Foreign Imports. Changes in US and international trade policy and resultant retaliatory countermeasures, including imposition of increased tariffs, quotas or duties by affected countries, and trading partners are difficult to predict and may adversely affect our business. The US government has and could in the future impose trade barriers including tariffs, quotas, duties or other restrictions on foreign imports. The implementation of a border tax, tariff or higher customs duties on our products manufactured abroad or components that we import into the US, or any potential corresponding actions by other countries in which we do business, could negatively impact our financial performance.

•

Privacy and Protection of Data. Our business is subject to a number of laws, regulations, rules, and directives in the countries where we operate pertaining to the collection, processing, security, use, retention, and transfer of personally identifiable information about our customers, consumers and employees. For example, the General Data Protection Regulation, which came into effect in the European Union (“EU”) on 25 May 2018, applies to our operations. In addition, in the US federal and state laws, regulations and rules may be enacted and affect our data handling practices. The legal and regulatory environment around privacy and data protection is continuing to develop in ways we cannot predict and from country to country may be interpreted and applied inconsistently. The various laws, regulations, rules, and directives may impose conflicting or inconsistent compliance obligations and could require us to change our data practices, which could have an adverse effect on our business and results of operations. Determinations that there have been violations of privacy or data protection laws could result in adverse effects on our business and results of operations including damage to our brand, significant financial penalties, and unanticipated changes to our data handling and processing practices.

•

Access to Personnel. There is substantial competition for qualified and capable personnel in certain jurisdictions in which we operate, including China, which may make it difficult for us to recruit and retain qualified employees in sufficient numbers. Factors including a perceived decrease in the retention value of our compensation package and increases in the cost of living in jurisdictions in which we operate may adversely affect our ability to attract, retain and further motivate key personnel. Increased difficulty in recruiting or retaining sufficient and adequate personnel in our international operations may lead to increased manufacturing and employment compensation costs, which could adversely affect our results of operations. The reductions in workforce that result from the restructuring plans we engage in may make it difficult for us to attract, retain and motivate highly skilled personnel and if the benefits of our restructuring plans are not realized, our operating results could be negatively affected.

Declines in the value of our investment in K.K. Pangea (“Pangea”) may adversely impact our financial condition and results of operations.

On 31 May 2018, we invested $1.3 billion in non-convertible preferred stock of Pangea for the acquisition of Toshiba Memory Corporation with a consortium of investors led by Bain Capital Private Equity. The investment, with a contractual maturity of six years, is accounted for as a held-to-maturity debt security, carried at amortized cost and has a contractual payment-in-kind (“PIK”) income that is accrued and added to the carrying value of the investment. If the fair value of our investment, including the accrued PIK income declines, we may be required to record impairment charges, which could have a material adverse effect on our liquidity and our results of operations. Numerous factors could cause the fair value of our investment to decline, including the credit worthiness of Pangea, adverse changes in business climate, adverse actions by regulators, or unanticipated changes in the competitive environment or the industries in which Pangea operates. Increased volatility in the financial markets and overall economic uncertainty could increase the risk that actual amounts realized on our investment may differ significantly from the fair values currently assigned to them.

We could suffer a loss of revenue and increased costs, exposure to significant liability including legal and regulatory consequences, reputational harm, and other serious negative consequences if we encounter cyber-attacks, ransomware or other cyber security breaches that disrupt our operations or result in the dissemination of proprietary or confidential information about us or our customers or other third parties.

Our operations are dependent upon our ability to protect our computer equipment and the electronic data stored in our databases from damage by, among other things, earthquake, floods, fire, natural disasters, accidents, power or water disruptions, telecommunications failures, acts of terrorism or war, employee misconduct, physical or electronic break-ins, cyber-attacks, ransomware, system security breaches or similar events or disruptions. We manage and store various proprietary information and sensitive or confidential data relating to our operations. As our operations become more automated and increasingly interdependent, our exposure to the risks posed by these types of events will increase. The measures we have implemented to secure our computer equipment and electronic data may be vulnerable to employee error, hacking, malfeasance, system error, or other irregularities and may not be sufficient for all eventualities. The insurance coverage we maintain that is intended to address certain data security risks, may be insufficient to cover all types of claims or losses that may arise. We have been, and will likely continue to be, subject to computer viruses or other malicious codes, cyber-attacks, or other computer-related attempts to breach the information technology (“IT”) systems we use for these purposes. We may also be subject to IT system failures and network disruptions due to these factors. Experienced computer programmers and hackers may be able to penetrate our network security, misappropriate or compromise our confidential information or that of third-parties, create system disruptions, or cause shutdowns. Computer programmers and hackers also may be able to develop and deploy viruses, worms, and other malicious software programs that attack our products or otherwise exploit any security vulnerabilities of our products. Such attempts are increasing in technical sophistication, number and ability to evade detection or to obscure such activities. Although we take steps to protect against and detect such attempts, our efforts may not be sufficient for all eventualities. In addition, sophisticated hardware and operating system software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the system.

The costs to us to eliminate or address the foregoing security problems and security vulnerabilities before or after a cyber-incident could be significant. System redundancy may be ineffective or inadequate, and our disaster recovery planning may not be sufficient for all eventualities. Our remediation efforts may not be successful and could result in interruptions, delays, or cessation of service, and loss of existing or potential customers that may impede our sales, manufacturing, distribution, or other critical functions. We could lose existing or potential customers for outsourcing services or other IT solutions in connection with any actual or perceived security vulnerabilities in our products. Some of our products contain encryption and other measures to protect third-party content stored on our products. Such measures may be compromised, breached or circumvented by sophisticated attackers and losses or unauthorized access to or releases of confidential information may occur. Breaches of our security measures and the unapproved dissemination of proprietary information or sensitive or confidential data about us or our customers or other third-parties, could expose us, our vendors and customers, or other third-parties affected to a risk of loss or misuse of this information, result in litigation or governmental investigations and potential liability for us, damage our brand and reputation, or otherwise harm our business. Failure to meet our contractual obligations to promote information security with certain customers may result in liability, including additional costs, indemnification claims, litigation and damage to our brand and reputation. In addition, we rely in certain limited capacities on third-party data management providers whose possible security problems and security vulnerabilities may have similar effects on us. Our business, brand and reputation could also be adversely affected by media or other reports of perceived security vulnerabilities in our products, network, or processes, even if unsubstantiated.

We are subject to laws, rules, and regulations in the US, UK, EU and other countries relating to the collection, use, and security of user data. In many cases, these laws apply not only to third-party transactions, but also to transfers of information between us and our subsidiaries, and among us, our subsidiaries and other parties with which we have commercial relations. Our ability to execute transactions and to possess and use personal information and data in conducting our business subjects us to legislative and regulatory burdens that may require us to notify vendors, customers or employees of a data security breach. We have incurred, and will continue to incur, significant expenses to comply with mandatory privacy and security standards and protocols imposed by law, regulation, industry standards, or contractual obligations. These laws, protocols and standards continue to develop and may be inconsistent from jurisdiction to jurisdiction. Complying with emerging and changing international requirements may cause us to incur substantial costs or require us to change our business practices. If we fail to comply with applicable federal, state or international privacy-related or data protection laws we may be subject to proceedings by governmental entities and incur penalties, significant legal liability, or reputational harm.

We must successfully maintain and upgrade our IT systems, and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

From time to time, we expand and improve our IT systems to support our business going forward. Consequently, we are in the process of implementing, and will continue to invest in and implement, modifications and upgrades to our IT systems and procedures, including making changes to legacy systems or acquiring new systems with new functionality, and building new policies, procedures, training programs and monitoring tools. These types of activities subject us to inherent costs and risks associated with changing and acquiring these systems, including capital expenditures, additional operating expenses, demands on management time and other risks and costs of delays or difficulties in transitioning to or integrating new systems into our current systems. These implementations, modifications and upgrades may not result in productivity improvements at a level that outweighs the costs of implementation, or at all. In addition, difficulties with implementing new technology systems, delays in our timeline for planned improvements, significant system failures, or our inability to successfully modify our IT systems to respond to changes in our business needs may cause disruptions in our business operations and have a material adverse effect on our business, financial condition and results of operations.

From time to time, we may be subject to litigation, government investigations or governmental proceedings, which may adversely impact our results of operations and financial condition.

From time to time, we may be involved in various legal, regulatory or administrative investigations, negotiations or proceedings arising in the normal course of business. In the event of litigation, government investigations or governmental proceedings, we are subject to the inherent risks and uncertainties that may result if outcomes differ from our expectations. In the event of adverse outcomes in any litigation, investigation or government proceeding, we could be required to pay substantial damages, fines or penalties, and cease certain practices or activities, which could materially harm our business.

The costs associated with litigation and government investigations can also be unpredictable depending on the complexity and length of time devoted to such litigation or investigation. Litigation, investigations or government proceedings may also divert the efforts and attention of our key personnel, which could also harm our business.

If we do not control our fixed costs, we will not be able to compete effectively in our industry.

We continually seek to make our cost structure and business processes more efficient. We are focused on increasing workforce flexibility and scalability, and improving overall competitiveness by leveraging our global capabilities, as well as external talent and skills, worldwide. Our strategy involves, to a substantial degree, increasing revenue and product volume while at the same time controlling operating expenses. If we do not control our operating expenses, our ability to compete in the marketplace may be impaired. In the past, activities to reduce operating costs have included closures and transfers of facilities, significant personnel reductions, restructuring efforts and efforts to increase automation. Our restructuring efforts may not yield the intended benefits and may be unsuccessful or disruptive to our business operations which may materially adversely affect our financial results.

If we experience shortages or delays in the receipt of, or cost increases in, critical components, equipment or raw materials necessary to manufacture our products, we may suffer lower operating margins, production delays and other material adverse effects.

The cost, quality and supply of components, subassemblies, certain equipment and raw materials used to manufacture our products and key components like recording media and heads are critical to our success. The equipment we use to manufacture our products and components is frequently custom made and comes from a few suppliers and the lead times required to obtain manufacturing equipment can be significant. Particularly important for our products are components such as read/write heads, substrates for recording media, ASICs, spindle motors, printed circuit boards, suspension assemblies and NAND flash memory.

We rely on sole suppliers or a limited number of suppliers for some or all of these components that we do not manufacture, including substrates for recording media, read/write heads, ASICs, spindle motors, printed circuit boards, suspension assemblies and NAND flash memory. Many of such component suppliers are geographically concentrated which makes our supply chain more vulnerable to regional disruptions such as severe weather, acts of terrorism and an unpredictable geopolitical climate which may have a material impact on the production and availability of many components. If our vendors for these components are unable to meet our cost, quality, and supply requirements, continue to remain financially viable or fulfill their contractual commitments and obligations, we could experience a shortage in supply or an increase in production costs, which would materially adversely affect our results of operations.

Certain rare earth elements are critical in the manufacture of our products. We purchase components that contain rare earth elements from a number of countries, including China. We cannot predict whether any nation will impose regulations or trade barriers including tariffs, duties, quotas or embargoes upon the rare earth elements incorporated into our products that would restrict the worldwide supply of such metals or increase their cost. We have experienced increased costs and production delays when we were unable to obtain the necessary equipment or sufficient quantities of some components, and/or have been forced to pay higher prices or make volume purchase commitments or advance deposits for some components, equipment or raw materials that were in short supply in the industry in general. Further, if our customers experience shortages of components or materials used in their products it could result in a decrease in demand for our products and have an adverse effect on our results of operations. If any major supplier were to restrict the supply available to us or increase the cost of the rare earth elements used in our products, we could experience a shortage in supply or an increase in production costs, which would adversely affect our results of operations.

Consolidation among component manufacturers has resulted and may continue to result in some component manufacturers exiting the industry or not making sufficient investments in research to develop new components.

If there is a shortage of, or delay in supplying us with, critical components, equipment or raw materials, then:

•	it is likely that our suppliers would raise their prices and, if we could not pass these price increases to our customers, our operating margin would decline;

•

we may have to reengineer some products, which would likely cause production and shipment delays, make the reengineered products more costly and provide us with a lower rate of return on these products;

•

we would likely have to allocate the components we receive to certain of our products and ship less of others, which could reduce our revenues and could cause us to lose sales to customers who could purchase more of their required products from manufacturers that either did not experience these shortages or delays or that made different allocations; and

•	we may be late in shipping products, causing potential customers to make purchases from our competitors, thus causing our revenue and operating margin to decline.

We cannot assure you that we will be able to obtain critical components in a timely and economic manner. Many of our suppliers’ manufacturing facilities are fully utilized. If they fail to invest in capacity or in the required timeframe, such failure would have an impact on our ability to ramp new products, and may result in a loss of revenue or market share if our competitors did not utilize the same components and were not affected.

We often aim to lead the market in new technology deployments and leverage unique and customized technology from single source suppliers who are early adopters in the emerging market. Our options in supplier selection in these cases are limited and the supplier based technology may consequently be single sourced until wider adoption of the technology occurs and any necessary licenses become available. In such cases, any technical issues in the supplier’s technology may cause us to delay shipments of our new technology deployments and harm our financial position.

If revenues fall or customer demand decreases significantly, we may not meet all of our purchase commitments to certain suppliers.

From time to time, we enter into long-term, non-cancelable purchase commitments or make large up-front investments with certain suppliers in order to secure certain components or technologies for the production of our products or to supplement our internal manufacturing capacity for certain components. If our actual revenues in the future are lower than our projections or if customer demand decreases significantly below our projections, we may not meet all of our purchase commitments with these suppliers. As a result, it is possible that our revenues will not be sufficient to recoup our up-front investments, in which case we will have to shift output from our internal manufacturing facilities to these suppliers or make penalty-type payments under the terms of these contracts. Additionally, because our markets are volatile, competitive and subject to rapid technology and price changes, we face inventory and other asset risks in the event we do not fully utilize firm purchase commitments.

Conflict minerals regulations may cause us to incur additional expenses and could limit the supply and increase the cost of certain metals used in manufacturing our products.

In August 2012, the SEC adopted rules establishing additional disclosure and reporting requirements regarding the use of specified minerals, or conflict minerals, that are necessary to the functionality or production of products manufactured or contracted to be manufactured. These rules may require us to determine, disclose and report whether or not such conflict minerals originate from the Democratic Republic of the Congo or an adjoining country. These rules could affect our ability to source, directly or indirectly, certain materials used in our products at competitive prices and could impact the availability of certain minerals used in the manufacture of our products, including gold, tantalum, tin and tungsten. As there may be only a limited number of suppliers of “conflict free” minerals, we cannot be sure that we will be able to obtain necessary conflict free minerals in sufficient quantities or at competitive prices. Our customers, including our OEM customers, may require that our products be free of conflict minerals, and our revenues and margins may be harmed if we are unable to procure conflict free minerals at a reasonable price, or at all, or are unable to pass through any increased costs associated with meeting these demands. Additionally, we may face reputational challenges with our customers and our manufacturing stakeholders if we are unable to sufficiently verify the origins of all minerals used in our products through the due diligence procedures that we implement. We may also face challenges with government regulators and our customers and suppliers if we are unable to sufficiently verify that the metals used in our products are conflict free. We expect that there may be material costs associated with complying with the disclosure requirements, such as costs related to determining the source of certain minerals used in our products, as well as costs related to possible changes to products, processes, or sources of supply as a consequence of such verification and disclosure requirements. Additionally, the regulatory and compliance framework for conflict minerals may undergo changes which may further increase the cost of compliance. Our customers and manufacturing stakeholders may place increased demands on our compliance framework which may in turn negatively impact our relationships with our suppliers.

The loss of key executive officers and employees could negatively impact our business prospects.

Our future performance depends to a significant degree upon the continued service of key members of management as well as marketing, sales and product development personnel. The loss of one or more of our key personnel may have a material adverse effect on our business, results of operations and financial condition. We believe our future success will also depend in large part upon our ability to attract, retain and further motivate highly skilled management, marketing, sales and product development personnel. We have experienced intense competition for personnel, and we cannot assure you that we will be able to retain our key employees or that we will be successful in attracting, assimilating and retaining personnel in the future.

Due to the complexity of our products, some defects may only become detectable after deployment.

Our products are highly complex and are designed to operate in and form part of larger complex networks and storage systems. Our products may contain a defect or be perceived as containing a defect by our customers, as a result of improper use or maintenance. Lead times required to manufacture certain components are significant, and a quality excursion may take significant time and resources to remediate. Defects in our products, third-party components, or in the networks and systems of which they form a part, directly or indirectly, have resulted in and may in the future result in:

•	increased costs and product delays until complex solution level interoperability issues are resolved;

•	costs associated with the remediation of any problems attributable to our products;

•	loss of or delays in revenues;

•	loss of customers;

•	failure to achieve market acceptance and loss of market share;

•	increased service and warranty costs; and

•	increased insurance costs.

Defects in our products could also result in legal actions by our customers for property damage, injury or death. Such legal actions, including but not limited to product liability claims could exceed the level of insurance coverage that we have obtained. Any significant uninsured claims could significantly harm our financial condition.

Political events, war, terrorism, natural disasters, public health issues and other circumstances could materially adversely affect our results of operations and financial condition.

War, terrorism, geopolitical uncertainties, natural disasters, public health issues and other business interruptions have caused and could cause damage or disruption to international commerce and the global economy, and thus could have a strong negative effect on our business, our suppliers, logistics providers, manufacturing vendors and customers. Our business operations are subject to interruption by natural disasters such as floods and earthquakes, fires, power or water shortages, terrorist attacks, other hostile acts, labor disputes, public health issues, and other events beyond our control. Such events may decrease demand for our products, make it difficult or impossible for us to make and deliver products to our customers, or to receive components from our suppliers, and create delays and inefficiencies in our supply chain. In the event of a natural disaster, losses and significant recovery time could be required to resume operations and our financial condition and operating results could be materially adversely affected. Should major public health issues, including pandemics, arise, we could be negatively affected by stringent employee travel restrictions, additional limitations in freight services, governmental actions limiting the movement of products between regions, delays in production ramps of new products, and disruptions in our operations and some of our key customers.

Failure to comply with applicable environmental laws and regulations could have a material adverse effect on our business, results of operations and financial condition.

The sale and manufacturing of products in certain states and countries may subject us and our suppliers to state, federal and international laws and regulations governing protection of the environment, including those governing discharges of pollutants into the air and water, the management and disposal of hazardous substances and wastes, the cleanup of contaminated sites, restrictions on the presence of certain substances in electronic products and the responsibility for environmentally safe disposal or recycling. We endeavor to ensure that we and our suppliers comply with all applicable environmental laws and regulations, however, compliance may increase our operating costs and otherwise impact future financial results. If additional or more stringent requirements are imposed on us in the future, we could incur additional operating costs and capital expenditures. If we fail to comply with applicable environmental laws, regulations, initiatives, or standards of conduct, our customers may refuse to purchase our products and we could be subject to fines, penalties and possible prohibition of sales of our products into one or more states or countries, liability to our customers and damage to our reputation, which could result in a material adverse effect on our financial condition or results of operations.

Any cost reduction initiatives that we undertake may not deliver the results we expect, and these actions may adversely affect our business.

From time to time, we engage in restructuring plans that may result in workforce reduction and consolidation of our real estate facilities and our manufacturing footprint. In addition, management will continue to evaluate our global footprint and cost structure, and additional restructuring plans are expected to be formalized. As a result of our restructuring, we may experience a loss of continuity, loss of accumulated knowledge, disruptions to our operations and inefficiency during transitional periods. Additionally, global footprint consolidation and reduction in excess capacity may result in us being unable to respond to increase in forecasted volume of customer demand and loss of revenue opportunity if our competitors have underutilized factories. Any cost-cutting measures could impact employee retention. In addition, we cannot be sure that the cost reduction and global footprint consolidation will be successful in reducing our overall expenses as we expect or that additional costs will not offset any such reductions or global footprint consolidation. If our operating costs are higher than we expect or if we do not maintain adequate control of our costs and expenses, our results of operations may be adversely affected.

Our ability to use our net operating loss and tax credit carryforwards might be limited.

The use of a portion of our US net operating loss and tax credit carryforwards is subject to annual limitations pursuant to US tax law. Section 382 of the US Internal Revenue Code generally imposes an annual limitation on the amount of net operating loss or tax credit carryforwards that might be used to offset taxable income when a corporation has undergone significant changes in ownership. As a result, future changes in ownership could put further limitations on the availability of our net operating loss or tax credit carryforwards.

Deterioration in global credit and financial market conditions could negatively impact the value of our current portfolio of cash equivalents or short-term investments and our ability to meet our financing objectives.

Our cash and cash equivalents are maintained in highly liquid investments with remaining maturities of 90 days or less at the time of purchase. Our short-term investments may include readily marketable debt securities with remaining maturities of more than 90 days at the time of purchase. Our investment policy has as its principal objectives the preservation of principal and maintenance of liquidity. We mitigate default risk by investing in high-quality investment grade securities with different counterparties, limiting the time to maturity and by monitoring the counterparties and underlying obligors closely.

We are not aware of any current material downgrades, losses, or other significant deterioration in the fair value of our cash equivalents or short-term investments, however, no assurance can be given that future deterioration in conditions of the global credit and financial markets would not negatively impact our current portfolio of cash equivalents or short-term investments or our ability to meet our financing objectives.

We are at times subject to intellectual property legal proceedings and claims which could cause us to incur significant additional costs or prevent us from selling our products, and which could adversely affect our results of operations and financial condition.

We are subject from time-to-time to legal proceedings and claims, including claims of alleged infringement of the patents, trademarks and other intellectual property rights of third parties by us, or our customers, in connection with their use of our products. Intellectual property litigation can be expensive and time-consuming, regardless of the merits of any claim, and could divert our management’s attention from operating our business. In addition, intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, which may cause actual results to differ materially from our expectations. Patent litigation has increased due to the current uncertainty of the law and the increasing competition and overlap of product functionality in the field. Some of the actions that we face from time-to-time seek injunctions against the sale of our products and/or substantial monetary damages, which if granted or awarded, could materially harm our business, financial condition and operating results.

We cannot be certain that our products do not and will not infringe issued patents or other intellectual property rights of others. We may not be aware of currently filed patent applications that relate to our products or technology. If patents are later issued on these applications, we may be liable for infringement. If our products were found to infringe the intellectual property rights of others, we could be required to pay substantial damages, cease the manufacture, use and sale of infringing products in one or more geographic locations, expend significant resources to develop non-infringing technology, discontinue the use of specific processes or obtain licenses to the technology infringed. We might not be able to obtain the necessary licenses on acceptable terms, or at all, or be able to reengineer our products successfully to avoid infringement. Any of the foregoing could cause us to incur significant costs and prevent us from selling our products, which could adversely affect our results of operations and financial condition. See “Note 13. Legal, Environmental and Other Contingencies” in the notes to the Consolidated Financial Statements for a description of pending intellectual property proceedings.

We may be unable to protect our intellectual property rights, which could adversely affect our business, financial condition and results of operations.

We rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality procedures and licensing arrangements to protect our intellectual property rights. In the past, we have been involved in significant and expensive disputes regarding our intellectual property rights and those of others, including claims that we may be infringing patents, trademarks and other intellectual property rights of third-parties. We expect that we will be involved in similar disputes in the future.

There can be no assurance that:

•	any of our existing patents will continue to be held valid, if challenged;

•	patents will be issued for any of our pending applications;

•	any claims allowed from existing or pending patents will have sufficient scope or strength to protect us;

•	our patents will be issued in the primary countries where our products are sold in order to protect our rights and potential commercial advantage;

•	we will be able to protect our trade secrets and other proprietary information through confidentiality agreements with our customers, suppliers and employees and through other security measures; and

•	others will not gain access to our trade secrets.

In addition, our competitors may be able to design their products around our patents and other proprietary rights. Enforcement of our rights often requires litigation. If we bring a patent infringement action and are not successful, our competitors would be able to use similar technology to compete with us. Moreover, the defendant in such an action may successfully counter sue us for infringement of their patents or assert a counterclaim that our patents are invalid or unenforceable.

Furthermore, we have significant operations and sales in foreign countries where intellectual property laws and enforcement policies are often less developed, less stringent or more difficult to enforce than in the United States. Therefore, we cannot be certain that we will be able to protect our intellectual property rights in jurisdictions outside the United States.

The price of our ordinary shares may be volatile and could decline significantly.

The stock market, in general, and the market for technology stocks in particular, has experienced volatility that has often been unrelated to the operating performance of companies. If these market or industry-based fluctuations continue to occur in the future, the trading price of our ordinary shares could decline significantly independent of our actual operating performance, and shareholders could lose all or a substantial part of their investment. The market price of our ordinary shares could fluctuate significantly in response to several factors, including among others:

•	general uncertainty in stock market conditions occasioned by global economic conditions, negative financial news and the continued instability of several large financial institutions;

•	actual or anticipated variations in our results of operations;

•	announcements of innovations, new products or significant price reductions by us or our competitors, including those competitors who offer alternative storage technology solutions;

•	our failure to meet the performance estimates of investment research analysts;

•	the timing of announcements by us or our competitors of significant contracts or acquisitions;

•	general stock market conditions;

•	the occurrence of major catastrophic events;

•	changes in financial estimates by investment research analysts;

•	actual or anticipated changes in the credit ratings of our indebtedness by rating agencies; and

•	the sale of our ordinary shares held by certain equity investors or members of management.

In the past, following periods of decline in the market price of a company’s securities, class action lawsuits have often been pursued against that company. If similar litigation were pursued against us, it could result in substantial costs and a diversion of management’s attention and resources, which could materially adversely affect our results of operations, financial condition and liquidity.

Any decision to reduce or discontinue the payment of cash dividends to our shareholders or the repurchase of our ordinary shares pursuant to our previously announced share repurchase program could cause the market price of our ordinary shares to decline significantly.

Although we have announced targeted regular cash dividend amounts and a share repurchase program, we are under no obligation to pay cash dividends to our shareholders in the future at the announced targeted levels or at all or to repurchase our ordinary shares at any particular price or at all. The declaration and payment of any future dividends is at the discretion of our Board of Directors and our previously announced share repurchase program may be suspended or discontinued at any time. Our payment of quarterly cash dividends and the repurchase of our ordinary shares pursuant to our share repurchase program are subject to, among other things, our financial position and results of operations, available cash and cash flow, capital and regulatory requirements, market and economic conditions, our ordinary share price and other factors. Any reduction or discontinuance by us of the payment of quarterly cash dividends or the repurchase of our ordinary shares pursuant to our share repurchase program could cause the market price of our ordinary shares to decline significantly. Moreover, in the event our payment of quarterly cash dividends or repurchases of our ordinary shares are reduced or discontinued, our failure to resume such activities at historical levels could result in a persistent lower market valuation of our ordinary shares.

Liquidity and Capital Resources

The following sections discuss the effects of changes in our balance sheet and cash flows, contractual obligations, and other commitments on our liquidity and capital resources. Our cash and cash equivalents are maintained in investments with remaining maturities of 90 days or less at the time of purchase. Our short-term investments consist primarily of money market funds, time deposits and certificates of deposit. The principal objectives of our investment policy are the preservation of principal and maintenance of liquidity. We believe our cash equivalents and short-term investments are liquid and accessible. We operate in some countries that have restrictive regulations over the movement of cash and/or foreign exchange across their borders. However, we believe our sources of cash have been and will continue to be sufficient to meet our cash needs for the next 12 months. We are not aware of any downgrades, losses or other significant deterioration in the fair value of our cash equivalents or short-term investments and we do not believe the fair value of our short-term investments has significantly changed from the values reported as of 29 June 2018.

Cash and Cash Equivalents

	As of
(US Dollars in millions)	29 June 2018	30 June 2017	Change
Cash and cash equivalents	$1,853	$2,539	$(686)

Our cash and cash equivalents decreased by $686 million from 30 June 2017 as a result of $1.3 billion investment in non-convertible preferred stock of K.K. Pangea, net cash outflows for capital expenditures of $366 million, dividends paid out to shareholders of $726 million, repurchase of our ordinary shares of $361 million and repayment of long-term debt of $214 million. These decreases were offset by net cash provided by operating activities. The following table summarizes results from the Consolidated Statement of Cash Flows for the periods indicated:

	Fiscal Years Ended
(US Dollars in millions)	29 June 2018	30 June 2017
Net cash flow (used in) provided by:
Operating activities	$2,113	$1,916
Investing activities	(1,588)	(459)
Financing activities	(1,211)	(46)
Net (decrease) increase in cash, cash equivalents and restricted cash	$(686)	$1,411

Cash Provided by Operating Activities

Cash provided by operating activities for fiscal year 2018 was approximately $2.1 billion and includes the effects of net income adjusted for non-cash items including depreciation and amortization, deferred income taxes primarily due to the remeasurement of our US deferred tax assets at the lower corporate tax rate, share-based compensation, and:

•	an increase of $65 million in trade creditors, primarily due to timing of payments; and

•	a decrease of $71 million in vendor non-trade debtors, primarily due to improved collections; partially offset by

•	an increase of $71 million in inventory, primarily due to an increase in units built.

Cash provided by operating activities for fiscal year 2017 was approximately $1.9 billion and includes the effects of net income adjusted for non-cash items including depreciation and amortization, share-based compensation, and:

•	a decrease of $122 million in trade debtors, primarily due to a decrease in revenue and improved collections; and

•	an increase of $121 million in trade creditors, primarily due to timing of payments for material purchases; partially offset by

•	an increase of $114 million in inventory, primarily due to an increase in units built in connection with our manufacturing footprint consolidating activities.

Cash Used in Investing Activities

In fiscal year 2018, we used $1.6 billion for net cash investing activities, which was primarily due to our investment in the Pangea debt security of $1.3 billion and the payments for the purchase of tangible assets of approximately $366 million, partially offset by the proceeds of $71 million from the sale of tangible assets.

In fiscal year 2017, we used $459 million for net cash investing activities, which was primarily due to payments for the purchase of tangible assets of approximately $434 million.

Cash Used in Financing Activities

Net cash used in financing activities of $1.2 billion for fiscal year 2018 was primarily attributable to the following activities:

•	$726 million in dividend payments;

•	$361 million paid to repurchase ordinary shares;

•	$214 million of repayments of long-term debt; and

•	$23 million paid for taxes related to net share settlement of equity awards; offset by

•	$113 million in proceeds from the issuance of ordinary shares under employee stock plans.

Net cash used in financing activities of $46 million for fiscal year 2017 was primarily attributable to the following activities:

•	net proceeds of $1.2 billion received from issuance of $750 million of 4.25% Senior Notes due 2022 and $500 million of 4.875% Senior Notes due 2024;

•	$86 million in proceeds from the issuance of ordinary shares under employee stock plans; offset by

•	$561 million in dividend payments;

•	$460 million paid to repurchase ordinary shares;

•	$316 million of redemption and repurchase of long-term debt; and

•	$27 million paid for taxes related to net share settlement of equity awards.

Dividends

From the closing of our initial public offering in December 2002 through 2018, we have paid dividends, pursuant to our dividend policy then in effect, totaling approximately $5.6 billion in the aggregate.

Liquidity Sources

Our primary sources of liquidity as of 29 June 2018, consisted of: (1) approximately $1.9 billion in cash and cash equivalents, (2) cash we expect to generate from operations and (3) a $700 million senior revolving credit facility.

As of 29 June 2018, no borrowings had been drawn under the revolving credit facility or had been utilized for letters of credit issued under this credit facility. The line of credit is available for borrowings, subject to compliance with financial covenants and other customary conditions to borrowing.

The credit agreement that governs our revolving credit facility, as amended, includes three financial covenants: (1) minimum cash, cash equivalents and marketable securities, (2) a fixed charge coverage ratio and (3) a net leverage ratio. On 28 April 2016, the Revolving Credit Agreement was amended in order to increase the allowable net leverage ratio to adjust for our financial liquidity position. The term of the revolving credit facility is through 15 January 2020. We were in compliance with the modified covenants as of 29 June 2018 and expect to be in compliance for the next 12 months.

As of 29 June 2018, cash and cash equivalents held by non-Irish subsidiaries was $1.8 billion. This amount is potentially subject to taxation in Ireland upon repatriation by means of a dividend into our Irish parent. However, it is our intent to indefinitely reinvest earnings of non-Irish subsidiaries outside of Ireland and our current plans do not demonstrate a need to repatriate such earnings by means of a taxable Irish dividend. Should funds be needed in the Irish parent company and should we be unable to fund parent company activities through means other than a taxable Irish dividend, we would be required to accrue and pay Irish taxes on such dividend.

We believe that our sources of cash will be sufficient to fund our operations and meet our cash requirements for at least the next 12 months.

Cash Requirements and Commitments

Our liquidity requirements are primarily to meet our working capital, product development and capital expenditure needs, to fund scheduled payments of principal and interest on our indebtedness, and to fund our quarterly dividend and any future strategic investments. Our ability to fund these requirements will depend on our future cash flows, which are determined by future operating performance, and therefore, subject to prevailing global macroeconomic conditions and financial, business and other factors, some of which are beyond our control.

On 30 July 2018, our Board of Directors declared a quarterly cash dividend of $0.63 per share, which will be payable on 3 October 2018 to shareholders of record as of the close of business on 19 September 2018.

As of 29 June 2018, we were in compliance with all of the covenants under our debt agreements. Based on our current outlook, we expect to be in compliance with the covenants of our debt agreements over the next 12 months.

The carrying value of our debt as of 29 June 2018 and 30 June 2017 was $4.8 billion and $5.0 billion, respectively. The table below presents the principal amounts of our outstanding debt:

	As of
(US Dollars in millions)	29 June 2018	30 June 2017	Change
3.75% Senior Notes due November 2018	$499	$710	$(211)
4.250% Senior Notes due March 2022	750	750	—
4.75% Senior Notes due June 2023	951	951	—
4.875% Senior Notes due March 2024	500	500	—
4.75% Senior Notes due January 2025	975	975	—
4.875% Senior Notes due June 2027	697	697	—
5.75% Senior Notes due December 2034	490	490	—

	$4,862	$5,073	$(211)

From time to time, we may repurchase any of our outstanding ordinary shares through private, open market, tender offers, broker assisted purchases or other means. During fiscal year 2018, we repurchased approximately 11 million of our ordinary shares including statutory tax withholdings related to vesting of employee equity awards. As of 29 June 2018, $0.9 billion remained available for repurchase under our existing repurchase authorization limit. All repurchases are effected as redemptions in accordance with our Articles of Association.

For fiscal year 2019, we expect capital expenditures to remain below our long-term targeted range of 6% to 8% of revenue. We require substantial amounts of cash to fund any increased working capital requirements, future capital expenditures, scheduled payments of principal and interest on our indebtedness and payments of dividends. We will continue to evaluate and manage the retirement and replacement of existing debt and associated obligations, including evaluating the issuance of new debt securities, exchanging existing debt securities for other debt securities and retiring debt pursuant to privately negotiated transactions, open market purchases, tender offers or other means or otherwise. In addition, we may selectively pursue strategic alliances, acquisitions, joint ventures and investments, which may require additional capital.

Contractual Obligations and Commitments

Our contractual cash obligations and commitments as of 29 June 2018, have been summarized in the table below:

		Fiscal Year(s)
(US Dollars in millions)	Total	2019	2020-2021	2022-2023	Thereafter
Contractual Cash Obligations:
Long-term debt, including current portion	$4,862	$499	$—	$1,701	$2,662
Interest payments on debt	1,604	219	420	388	577
Purchase obligations(1)	963	952	11	—	—
Operating leases(2)	109	13	15	11	70
Capital expenditures	256	249	7	—	—
Other funding requirements (3)	10	6	4	—	—

Subtotal	7,804	1,938	457	2,100	3,309
Commitments:
Letters of credit or bank guarantees	106	103	2	1	—

Total	$7,910	$2,041	$459	$2,101	$3,309

(1)	Purchase obligations are defined as contractual obligations for the purchase of goods or services, which are enforceable and legally binding on us, and that specify all significant terms.

(2)	Includes total future minimum rent expense under non-cancelable leases for both occupied and vacated facilities (rent expense is shown net of sublease income).

(3)	Consists of funding requirements related to strategic commitments.

As of 29 June 2018, we had a liability for unrecognized tax benefits and an accrual for the payment of related interest totaling $62 million, none of which is expected to be settled within one year. Outside of one year, we are unable to make a reasonably reliable estimate of when cash settlement with a taxing authority will occur.

Off-Balance Sheet Arrangements

As of 29 June 2018, we did not have any material off-balance sheet arrangements.

Financial Risk Management

We have exposure to market risks due to the volatility of interest rates, foreign currency exchange rates, credit rating changes, equity and bond markets. A portion of these risks may be hedged, but fluctuations could impact our results of operations, financial position and cash flows.

Interest Rate Risk. Our exposure to market risk for changes in interest rates relates primarily to our cash investment portfolio including investment in debt security in Pangea. As of 29 June 2018, we had no available-for-sale securities that had been in a continuous unrealized loss position for a period greater than 12 months. We determined no available-for-sale securities were other-than-temporarily impaired as of 29 June 2018.

We have fixed rate debt obligations. We enter into debt obligations for general corporate purposes including capital expenditures and working capital needs.

The table below presents principal amounts and related fixed or weighted-average interest rates by year of maturity for our investment portfolio and debt obligations as of 29 June 2018.

	Fiscal Years Ended
(US Dollars in millions, except percentages)	2019	2020	2021	2022	2023	Thereafter	Total	Fair Value at 29 June 2018
Assets
Cash equivalents:
Floating rate	$1,016	$—	$—	$—	$—	$—	$1,016	$1,016
Average interest rate	2.48%						2.48%
Investment in debt security:
Fixed rate	$—	$—	$—	$—	$—	$1,275	$1,275	(a	)
Fixed interest rate						5.00%	5.00%
Debt
Fixed rate	$499	$—	$—	$750	$951	$2,662	$4,862	$4,702
Average interest rate	3.75%			4.25%	4.75%	4.99%	4.70%

(a)	Fair value was determined to approximate carrying value at amortized cost.

Foreign Currency Exchange Risk. From time to time, we may enter into foreign currency forward exchange contracts to manage exposure related to certain foreign currency commitments and anticipated foreign currency denominated expenditures. Our policy prohibits us from entering into derivative financial instruments for speculative or trading purposes. At this time, we have not identified any material exposure associated with the potential changes related to the British vote to exit the European Union.

We hedge portions of our foreign currency denominated balance sheet positions with foreign currency forward exchange contracts to reduce the risk that our earnings will be adversely affected by changes in currency exchange rates. We entered into foreign currency forward exchange contracts with an aggregate notional amount of 139.5 billion Japanese Yen ($1.3 billion at 29 June 2018), to hedge foreign exchange fluctuations of our investment principal in non-convertible preferred stock debt security of Pangea. We did not designate these contracts as hedges under ASC 815, Derivatives and Hedging and, therefore, the change in fair value of these contracts is recognized in earnings in the same period as the gains and losses from the remeasurement of the debt security. All these foreign currency forward exchange contracts mature within 12 months.

We evaluate hedging effectiveness prospectively and retrospectively. We entered into a foreign currency forward exchange contract with a notional amount of approximately 7 billion Japanese Yen ($66 million at 29 June 2018), to hedge the PIK income related to Pangea investment, which is designated as a cash flow hedge. We evaluate the hedge effectiveness using the critical terms match method pursuant to ASU 2017-12, Derivatives and Hedging, Targeted Improvements to Accounting for Hedging Activities, which we adopted in the June 2018 quarter.

We did not have any material net gains (losses) recognized in Cost of revenue, or Other income and charges, net for cash flow hedges due to hedge ineffectiveness or discontinued cash flow hedges during the fiscal years 2018 and 2017.

The table below provides information as of 29 June 2018 about our foreign currency forward exchange contracts. The table is provided in US dollar equivalent amounts and presents the notional amounts (at the contract exchange rates) and the weighted-average contractual foreign currency exchange rates.

(Dollars in millions, except average contract rate)	Notional Amount	Average Contract Rate	Estimated Fair Value(1)
Foreign currency forward exchange contracts:
Japanese Yen	$1,376	$106.50	$10

Total	$1,376		$10

(1)	Equivalent to the unrealized net gain (loss) on existing contracts.

We did not have outstanding foreign currency forward exchange contracts as of 30 June 2017.

Other Market Risks. We have exposure to counterparty credit downgrades in the form of credit risk related to our foreign currency forward exchange contracts and our fixed income portfolio. We monitor and limit our credit exposure for our foreign currency forward exchange contracts by performing ongoing credit evaluations. We also manage the notional amount of contracts entered into with any one counterparty, and we maintain limits on maximum tenor of contracts based on the credit rating of the financial institution. Additionally, the investment portfolio is diversified and structured to minimize credit risk.

Changes in our corporate issuer credit ratings have minimal impact on our near term financial results, but downgrades may negatively impact our future ability to raise capital, increase the cost of such capital and our ability to execute transactions with various counterparties.

We have an investment in debt security of $1.3 billion carried at amortized cost. We review our debt security for impairment when events and circumstances indicate a decline in fair value of such asset below carrying value is other-than-temporary.

We are subject to equity market risks due to changes in the fair value of the notional investments selected by our employees as part of our Non-qualified Deferred Compensation Plan—the Seagate Deferred Compensation Plan (the “SDCP”). In fiscal year 2014, we entered into a Total Return Swap (“TRS”) in order to manage the equity market risks associated with the SDCP liabilities. We pay a floating rate, based on LIBOR plus an interest rate spread, on the notional amount of the TRS. The TRS is designed to substantially offset changes in the SDCP liability due to changes in the value of the investment options made by employees.

LIKELY FUTURE DEVELOPMENT

We are committed to developing new component technologies, products and alternative storage technologies. Our research and development focus is designed to bring new products to market in high volume, with quality attributes that our customers expect, before our competitors. Part of our product development strategy is to leverage a design platform and/or subsystem within product families to serve different market needs. This platform strategy allows for more efficient resource utilization, leverages best design practices, reduces exposure to changes in demand, and allows for achievement of lower costs through purchasing economies. Our advanced technology integration effort focuses disk drive and component research on recording subsystems, including read/write heads and recording media; market-specific product technology; and technology focused towards new business opportunities. The primary purpose of our advanced technology integration effort is to ensure timely availability of mature component technologies for our product development teams as well as to allow us to leverage and coordinate those technologies in the design centers across our products in order to take advantage of opportunities in the marketplace. During fiscal years 2018 and 2017, we had product development expenses of approximately $1,026 million and $1,232 million, respectively, which represented 9% and 11% of our consolidated revenue, respectively.

DIRECTORS

The directors are as listed on page A-3. Mr. William D. Mosley was appointed as a director on 25 July 2017. Mr. Frank J. Biondi, Jr. and Dr. Dambisa F. Moyo resigned from the board on 18 October 2017. Ms. Judy Bruner and Mr. Dylan Haggart were appointed as directors on 23 January 2018.

SECRETARY

Ms. Katherine E. Schuelke was appointed as the secretary on 26 June 2017.

DIRECTORS’ AND SECRETARY’S INTERESTS IN SHARES

Details of directors’ and secretary’s interests in the ordinary shares of Seagate Technology plc as at 29 June 2018 were as follows:

	Interests held as at 29 June 2018(1)
Director	Shares	Vested options	Unvested options	Restricted share units	Restricted shares
Stephen J. Luczo(2)	1,399,827	253,263	68,721	210,017	—
Mark W. Adams	3,500	—	—	8,094	—
Judy Bruner (3)	—	—	—	5,285	—
Michael R. Cannon	22,119	—	—	8,094	—
Mei-Wei Cheng	16,162	—	—	8,094	—
William T. Coleman	9,920	—	—	8,094	—
Jay L. Geldmacher	4,240	—	—	8,094	—
Dylan Haggart (3)	—	—	—	5,285	—
William D. Mosley (4)	175,204	259,987	391,315	—	—
Dr. Chong Sup Park	27,347	—	—	8,094	—
Edward J. Zander	54,313	—	—	8,094	—
Stephanie Tilenius	11,425	—	—	8,094	—

Secretary
Katherine E. Schuelke	317	—	110,680	27,670	—

(1)	All interests declared are in the ordinary shares of $0.00001 par value of Seagate Technology plc.

(2)	Mr. Luczo’s interests held as at 29 June 2018 excludes 141,762 unvested awards that contain certain performance and market conditions.

(3)	Ms. Bruner and Mr. Haggart’s interests held at the date of appointment consisted of 5,285 restricted share units each.

(4)

Mr. Mosley’s interests held at the date of appointment consisted of 152,965 ordinary shares, 145,865 vested options, 252,249 unvested options and 254,146 unvested awards that contain certain performance and market conditions. Mr. Mosley’s interests held as at 29 June 2018 excludes 395,315 unvested awards that contain certain performance and market conditions.

Details of directors’ and secretary’s interests in the ordinary shares of Seagate Technology plc as at 30 June 2017, or subsequent date of appointment, were as follows:

	Interests held as at 30 June 2017(1)
Director	Shares	Vested options	Unvested options	Restricted share units	Restricted shares
Stephen J. Luczo(2)	1,251,346	521,364	149,217	—	—
Mark W. Adams	—	—	—	5,470
Michael R. Cannon	16,720	—	—	8,437	—
Mei Wei Cheng	12,281	—	—	8,437	—
William Coleman	9,920	—	—	8,437	—
Jay L. Geldmacher	8,681	—	—	8,437	—
Dr. Chong Sup Park	28,974	—	—	8,437	—
Stephanie Tilenius	6,026	—	—	8,437	—
Edward J. Zander	97,621	—	—	8,437	—

Secretary
Katherine E. Schuelke	—	—	—	—	—

(1)	All interests declared are in the ordinary shares of $0.00001 par value of Seagate Technology plc.

(2)	Mr. Luczo’s interests held as at 30 June 2017 excludes 247,634 unvested awards that contain certain performance and market conditions.

The directors and the company secretary had no interests in any other group company as required to be disclosed in accordance with Section 329 of the Companies Act 2014.

REPURCHASES OF SHARES

The following table sets forth information with respect to repurchases of the Company’s ordinary shares during fiscal years 2018 and 2017 pursuant to the share repurchase program. Shares repurchased are redeemed and cancelled immediately by the company and no shares were held by the company at 29 June 2018 and 30 June 2017.

(US Dollars and shares in millions)	Number of Shares Repurchased	Nominal Value	Consideration Paid
Repurchased, redeemed and cancelled in fiscal year 2017	13	$—	$460
Repurchased, redeemed and cancelled in fiscal year 2018	11	$—	$361

IMPORTANT EVENTS SINCE THE PERIOD END

Planned Leadership Transition

David H. Morton, Jr., Executive Vice President and Chief Financial Officer left the Company on 3 August 2018. The Company has initiated a search for a successor CFO and, following Mr. Morton’s departure, Kathryn R. Scolnick, the Company’s Senior Vice President of Finance, Corporate Communications and Treasury, serves as Interim Chief Financial Officer and Geraldine Hottier-Fayon, the Company’s Vice President, Finance and Corporate Controller, serves as Interim Principal Accounting Officer.

Dividends

On 30 July 2018, our Board of Directors declared a quarterly cash dividend of $0.63 per share, which will be payable on 3 October 2018 to shareholders of record as of the close of business on 19 September 2018.

POLITICAL DONATIONS

During the year ended 29 June 2018 and 30 June 2017 the Company made no political donations.

BRANCHES OUTSIDE THE STATE

As required to be disclosed in accordance with Section 326 of the Companies Act 2014, the group has established branches, within the meaning of European Communities Council Directive 89/666/EEC in Brazil, China, Russia, the Netherlands, Singapore, Northern Ireland (Springtown), India and Korea.

ACCOUNTING RECORDS

The directors are responsible for ensuring that adequate accounting records, as outlined in Sections 281 to 285 of the Companies Act 2014, are kept by the Company. To achieve this, the directors have appointed experienced bookkeepers who are professionally qualified, who report to the Chief Financial Officer and ensure that the requirements of Sections 281 to 285 of the Companies Act 2014 are complied with.

The books and accounting records are maintained at the Company’s principal accounting offices at 10200 South De Anza Boulevard, Cupertino, California, United States of America, and are open at all reasonable times to inspection by the directors. Accounts and returns relating to the business dealt with in the accounting records are kept in order to disclose with reasonable accuracy the assets, liabilities, financial position and profit or loss of the Company. These records are returned to the Company’s registered office at intervals not exceeding six months.

DISCLOSURE OF INFORMATION TO THE AUDITOR

The directors believe that they have taken all steps necessary to make themselves aware of any “relevant audit information” (as defined in Section 330(2) of the Companies Act 2014) and have established that the Group’s statutory auditor are aware of that information. In so far as they are aware, there is no relevant audit information of which the Group’s statutory auditor are unaware.

AUDIT COMMITTEE

In accordance with Section 167(3) of the Companies Act 2014, the Group has established an Audit Committee with responsibility for oversight of the financial reporting process, the audit process, the system of internal controls and compliance with laws and regulations.

STATEMENT OF DIRECTORS’ RESPONSIBILITIES

Company law in the Republic of Ireland requires the Directors to prepare financial statements for each financial year which give a true and fair view of the state of the assets, liabilities and financial position of the Parent Company and of the Group and of the profit or loss of the Group for that period.

In preparing the financial statements of the Group, the Directors are required to:

•	select suitable accounting policies and then apply them consistently;

•	make judgments and estimates that are reasonable and prudent;

•

comply with applicable US generally accepted accounting principles to the extent that the use of US generally accepted accounting principles does not contravene any provision of the Companies Act 2014, subject to any material departures disclosed and explained in the financial statements; and

•	prepare the financial statements on the going concern basis unless it is inappropriate to presume that the Group will continue in business

The considerations set out above for the Group are also required to be addressed by the Directors in preparing the financial statements of the Parent Company (which are set out on pages A-112 to A-118), in respect of which the applicable Irish law and accounting standards are those which are generally accepted in the Republic of Ireland.

The Directors have elected to prepare the Parent Company’s financial statements in accordance with accounting standards issued by the Financial Reporting Council, including FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland (Generally Accepted Accounting Practice in Ireland).

The Directors are responsible for keeping accounting records which disclose with reasonable accuracy the assets, liabilities, financial position and profit and loss of the Parent Company and which enable them to ensure that the financial statements of the Group are prepared in accordance with applicable US generally accepted accounting principles and comply with the provisions of the Companies Acts 2014. They are also responsible for safeguarding the assets of the Group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Under company law, the Directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the assets, liabilities and financial position, of the group and parent company as at the end of the financial year, and the profit or loss for the group for the financial year, and otherwise comply with the Companies Act 2014.

As required by Section 225 (2) of the Companies Act 2014, the directors acknowledge that they are responsible for securing the Company’s compliance with its “relevant obligations” (as defined in Section 225 of Companies Act 2014). The directors further confirm that a compliance policy statement has been drawn up in accordance with Section 225(3)(a) of the Companies Act 2014, and that appropriate arrangements and structures have been put in place that are, in the directors’ opinion, designed to secure material compliance with the relevant obligations. A review of those arrangements and structures has been conducted in the financial year to which this report relates.

AUDITOR

Ernst & Young, Chartered Accountants, have expressed their willingness to continue in office in accordance with the Section 383(2) of the Companies Act 2014.

Approved by the Board of Directors and signed on its behalf on 30 August 2018

/s/ WILLIAM D. MOSLEY	/s/ CHONG SUP PARK
William D. Mosley	Dr. Chong Sup Park

INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF SEAGATE TECHNOLOGY PLC

Report on the audit of the financial statements

Opinion

We have audited the financial statements of Seagate Technology plc (the ‘parent company’) and its subsidiaries (the ‘group’) for the year ended 29 June 2018 which comprise the Consolidated Profit and Loss Account, the Consolidated Statement of Comprehensive Income, the Consolidated Balance Sheet, the Consolidated Statement of Cash Flows, the Parent Company Statement of Comprehensive Income, the Parent Company Statement of Financial Position, the Parent Company Statement of Changes in Equity, the related notes 1 to 19 in respect of the consolidated financial statements and the related notes 1 to 9 in respect to the parent company financial statements, including a summary of significant accounting policies set out in note 1. The financial reporting framework that has been applied in the preparation of the consolidated financial statements is Irish law and U.S. Generally Accepted Accounting Principles (U.S. GAAP), as defined in section 279 of Part 6 of the Companies Act 2014, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of that Part of the Companies Act 2014. The financial reporting framework that has been applied in the preparation of the parent company financial statements is applicable Irish law and accounting standards issued by the Financial Reporting Council (Generally Accepted Accounting Practice in Ireland), including FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland.

In our opinion:

•

the consolidated financial statements give a true and fair view of the assets, liabilities and financial position of the group as at 29 June 2018 and of the profit for the group for the year then ended, and have been properly prepared in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP), as defined in section 279 of Part 6 of the Companies Act 2014, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of that Part of the Companies Act 2014;

•

the parent company statement of financial position gives a true and fair view of the assets, liabilities and financial position of the parent company as at 29 June 2018, and has been properly prepared in accordance with Irish GAAP, including FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland; and

•	the consolidated financial statements and parent company financial statements have been properly prepared in accordance with the requirements of the Companies Act 2014.

Basis for opinion

We conducted our audit in accordance with International Standards on Auditing (Ireland) (ISAs (Ireland)) and applicable law. Our responsibilities under those standards are described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the group and the parent company in accordance with ethical requirements that are relevant to our audit of financial statements in Ireland, including the Ethical Standard issued by the Irish Auditing and Accounting Supervisory Authority (IAASA) as applied to listed entities and we have fulfilled our other ethical responsibilities in accordance with these requirements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Conclusions relating to going concern

We have nothing to report in respect of the following matters, in relation to which ISAs (Ireland) require us to report to you where:

•	the directors’ use of the going concern basis of accounting in the preparation of the financial statements is not appropriate: or

•

the directors have not disclosed in the financial statements any identified material uncertainties that may cast significant doubt about the group’s and parent company’s ability to continue to adopt the going concern basis of accounting for a period of at least twelve months from the date when the financial statements are authorised for issue.

Key audit matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period and include the most significant assessed risks of material misstatement (whether or not due to fraud) that we identified, including those which had the greatest effect on: the overall audit strategy, the allocation of resources in the audit; and directing the efforts of the engagement team. These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.

Risk	Our response to the risk	Key observations communicated to the Audit Committee

Revenue recognition—Sales incentive program rebates and discounts

Refer to the Accounting policies (page A-66); and Note 12 of the Consolidated Financial Statements (page A-103).

Reported revenue is a key financial statement metric of higher importance to users of the consolidated financial statements. As disclosed in note 1 Basis of Presentation and Summary of Significant Accounting Policies, revenue is measured taking into account sales incentive program rebates and price protection discounts earned by customers on the group’s sales to original equipment manufacturers and distributors. Revenue is recognised when the criteria in Accounting Standards Codification Topic 605 (ASC 605) have been met, including upon the transfer of the risk and rewards of the underlying products to the customer and when the related fee is fixed or determinable. There are varying levels of judgment in the calculation of sales program rebates and discounts, including estimating the number of products qualifying for the same and the level of customer attainment of available incentive rebates. Higher levels of judgment are required to estimate future price erosion for

Our audit procedures included testing the group’s revenue recognition accounting policies relating to sales program rebates and discounts under applicable accounting standards, and assessing the group’s compliance with those policies. We tested the operating effectiveness of the group’s controls over the completeness and accuracy of sales program rebates and discounts computations, and correct timing of revenue recognition.

In addition, our audit procedures addressing sales programs included the following:

- Inspecting significant new sales contracts and agreements to evaluate whether revenue was appropriately recognised

- On a sample basis, directly confirming sales terms and conditions with the group’s customers to test the occurrence, measurement and completeness of customer sales

- On a sample basis, inspecting employee sales certifications and inquiring directly to employees on a sample basis as to their knowledge of special terms or side agreements

- Testing the approval of sales program rebate and discount offerings to customers

Our observations included an outline of the range of audit procedures performed and a summary of the results.

We provided our assessment of the critical accounting estimates used in the sales program accrual, including estimated future price erosion.

Risk	Our response to the risk	Key observations communicated to the Audit Committee
quantities of inventory to be sold by the group’s distributor to customers in future periods, which could have a material impact on the financial statements. There is a risk that revenue may be overstated because of fraud resulting from the existence of undisclosed special terms or side agreements or other customer compensatory elements resulting from management feeling the pressure to meet performance targets at the period end, which are not accounted for in the financial statements.

- On a sample basis, obtaining confirmation of ending on hand inventory at distributors/retailers used to compute customer sale program accruals

- Performing a retrospective review of sales program accrual movements by comparing prior period accruals to the actual usage of the accruals in subsequent periods

- Inspecting credit notes issued after year-end to determine that revenue was recorded in the period that revenue recognition would be required in accordance with US GAAP.

Deferred income taxes

Refer to the Accounting policies (page A-67) and Note 6 of the Consolidated Financial Statements (pages A-83 to A-88).

As disclosed by the group in note 6 Income Taxes, at 29 June 2018 and 30 June 2017, the group has gross deferred tax assets of $1,668 million and $1,640 million, partially offset by a valuation allowance of $1,221 million and $966 million, respectively.

The group operates across a number of income tax jurisdictions and undertakes a high level of cross-border transactions. The group also has significant recognised and unrecognised deferred tax assets in respect of tax losses in its U.S. income tax jurisdiction. Deferred income tax positions were significant to our audit because the assessment process, which includes forecasting future taxable profits in the U.S., involves inherent uncertainty, is complex, and the amounts involved are material to the financial statements as a whole.

	We performed audit procedures on the completeness and accuracy of the amounts recognised as deferred income tax expense, including reviewing correspondence with tax authorities and the evaluation of tax exposures. In addition, in respect of deferred tax assets, we assessed and tested the group’s analysis and assumptions supporting the probability that deferred tax assets recognised in the consolidated balance sheet will be recovered through taxable income in future years. As part of our procedures, we inspected and tested, among other things, management’s budgets, forecasts and assessments of the impact of tax laws on deferred income taxes. In addition, we assessed the historical accuracy of management’s assumptions by comparing prior period forecasts to actual current period results. We also evaluated the design and performed tests of the operating effectiveness of controls in this area. In conducting our procedures, we involved local and international tax specialists to analyse the group’s tax positions and to test the assumptions used to determine tax positions. We further assessed the adequacy of the disclosure in Note 6 of the consolidated financial statements.	Our observations included our assessment of the valuation allowance in light of current budget and forecasts, open tax authority examinations periods, transfer-pricing and other country matters.

Risk	Our response to the risk	Key observations communicated to the Audit Committee

Provisions for product warranties

Refer to the Accounting policies (page A-66); and Note 15 of the Consolidated Financial Statements (page A-108).

As disclosed by the group in note 15 Guarantees, at 29 June 2018 and 30 June 2017 the provisions for product warranties amounted to $237 million and $233 million, respectively.

The group issues various types of product warranties under which the performance of products delivered is generally guaranteed for a certain period or term. The reserve for product warranties includes estimates regarding product failure rates, the timing of returns during the warranty period, and the cost to repair or replace products under warranty. We focused on this area because changes in these estimates and assumptions can materially affect the levels of provisions recorded in the consolidated financial statements due to the higher estimation uncertainty around the group’s product return rates.

	We obtained an understanding of the group’s process for estimating reserves related to product warranties and evaluated the design of, and performed tests of the operating effectiveness of controls in this area. Our focus included evaluating and testing the basis for the assumptions developed and used in the determination of the warranty provisions by performing retrospective reviews of the prior return rates used by the group and any changes to current rates, by performing sensitivity analyses to evaluate the impact of changes to the warranty provision based on changes in product return rates, and testing the validity, completeness and accuracy of the data used in the calculations. This included testing, on a sample basis, the historical product return and current period shipments data used by the group in the warranty provision calculation, and comparison to relevant available industry data. We further assessed the adequacy of the disclosure in Note 15 of the consolidated financial statements.	Our observations included our assessment of the reasonableness of the judgement and estimates used in the calculation of the warranty accrual and the risk around overreliance on historical trends amidst dynamically changing market and installed base conditions.

Investment in debt security

Refer to the Accounting policies (page A-65); and Note 2 of the Consolidated Financial Statements (page A-75).

As disclosed by the group in note 2 Balance Sheet Information, at 29 June 2018 the group invested JPY 139.5 billion (approximately $1.3 billion) in non-convertible preferred stock of K.K. Pangea for the acquisition of Toshiba Memory Corporation (TMC) by a consortium of investors.

The group’s investment in Series D non-convertible preferred stock of K.K. Pangea bears a dividend of 5% per

	We obtained an understanding of the group’s process for estimating the fair value of the debt security and assessing the potential of an off-market element to the near in proximity negotiated NAND memory supply agreement, and evaluated the design, and performed tests of the operating effectiveness of controls over this process. Our procedures included evaluating the reasonableness of management estimates and assumptions, testing the completeness and accuracy of fair value computations, and performing independent corroborative computations. In conducting our procedures, we were assisted by our own valuation specialists in assessing	Our observations included our assessment of management’s conclusion that K.K. Pangea is not a Variable Interest Entity (VIE) pursuant to ASC 810. We also provided our observations related to the underlying valuation.

Risk	Our response to the risk	Key observations communicated to the Audit Committee
annum, payable in kind, and is mandatorily redeemable in six years, unless earlier redeemed by the issuer. The investment is classified as a debt security under U.S. GAAP, is designated by the group as held-to-maturity, and is carried at amortized cost in the financial statements. In fiscal 2018, the group also entered into a NAND memory supply agreement with TMC. Management considered whether the price paid for the investment approximated its fair value and whether there was a material off market component attributable to the near in proximity negotiated supply agreement. If the amount paid by the Company to purchase the security significantly exceeded its fair value, other identified or potentially unidentified elements might require separate accounting treatment, which could affect the Company’s current and future period financial statements. The fair value of the debt security was estimated using a widely accepted option pricing model, adjusted for specific characteristics of the security, including its subordination to other securities issued by K.K. Pangea, and reference to effective yields of similar securities issued by comparable companies. The use of option pricing models and comparable securities in determining fair value of financial instruments involves significant judgment.	the reasonableness of the valuation methodology utilized by management and performing independent comparative computations of fair value using income yields of securities with similar characteristics.

In the prior year, our auditor’s report included a key audit matter in relation to Restructuring activities and related accrued liabilities. In the current year, this is no longer considered a key audit matter as all restructuring activities announced by the group were substantially completed during 2018.

Our application of materiality

We apply the concept of materiality in planning and performing the audit, in evaluating the effect of identified misstatements on the audit and in forming our audit opinion.

Materiality

The magnitude of an omission or misstatement that, individually or in the aggregate, could reasonably be expected to influence the economic decisions of the users of the financial statements. Materiality provides a basis for determining the nature and extent of our audit procedures.

We determined materiality for the group to be $70 million (2017: $40 million), which is approximately 5% (2017: 5%) of group profit before tax. We believe that profit before tax is a key performance indicator for the group. We therefore considered profit before tax to be the most appropriate performance metric on which to base our materiality calculation as we consider it to be the most relevant performance measure to the stakeholders of the group. During the course of our audit, we reassessed initial materiality and the only change in final materiality was to reflect the actual reported performance of the group in the year.

Performance materiality

The application of materiality at the individual account or balance level. It is set at an amount to reduce to an appropriately low level the probability that the aggregate of uncorrected and undetected misstatements exceeds materiality.

On the basis of our risk assessments, together with our assessment of the group’s overall control environment, our judgment was that performance materiality should be set at 75% (2017: 75%) of our planning materiality, namely $52 million (2017: $30 million). We have set performance materiality at this percentage due to our past history of a low number of misstatements, our ability to assess the likelihood of misstatements, both corrected and uncorrected, the effectiveness of the control environment and other factors affecting the entity and its financial reporting.

Audit work at component locations for the purpose of obtaining audit coverage over significant financial statement accounts is undertaken based on a percentage of total performance materiality. The performance materiality set for each component is based on the relative scale and risk of the component to the group as a whole and our assessment of the risk of misstatement at that component.

In the current year, the range of performance materiality allocated to components was $10 million to $42 million (2017: $6 million to $24 million).

Reporting threshold

An amount below which identified misstatements are considered as being clearly trivial.

We agreed with the Audit Committee that we would report to them all uncorrected audit differences in excess of $3.5 million (2017: $2 million), which is set at approximately 5% of planning materiality, as well as differences below that threshold that, in our view, warranted reporting on qualitative grounds.

We evaluate any uncorrected misstatements against both the quantitative measures of materiality discussed above and in light of other relevant qualitative considerations in forming our opinion.

An overview of the scope of our audit report

Tailoring the scope

Our assessment of audit risk, our evaluation of materiality and our allocation of performance materiality determine our audit scope for each entity within the Group. Taken together, this enables us to form an opinion on the consolidated financial statements. We take into account size, risk profile, the organisation of the group and effectiveness of group wide controls, changes in the business environment and other factors such as recent Internal audit results when assessing the level of work to be performed at each entity.

In assessing the risk of material misstatement to the consolidated financial statements, and to ensure we had adequate quantitative coverage of significant accounts in the financial statements, we selected 9 components covering entities across the Americas, Asia and Europe, which represent the principal business units within the group.

Of the 9 components selected, one was characterised as all U.S. locations for which we performed an audit of the complete financial information (‘full scope component’) which was selected based on its size or risk characteristics. For the remaining 8 components (‘specific scope components’), we performed audit procedures on specific accounts within that component that we considered had the potential for the greatest impact on the significant accounts in the financial statements either because of the size of these accounts or their risk profile.

The reporting components where we performed audit procedures accounted for 98% (2017: 99%) of the group’s profit before tax, 100% (2017: 100%) of the group’s revenue and 99% (2017: 99%) of the group’s total assets.

Revenue recognition, including our procedures to address Sales incentive program rebates and discounts, a key audit matter, was subject to full audit procedures in each of the full and specific scope locations with significant revenue streams. For the current year, the full scope component contributed 59% (2017: 39%) of the group’s profit before tax, 37% (2017: 35%) of the group’s revenue and 74% (2017: 91%) of the group’s total assets. The specific scope components contributed 39% (2017: 60%) of the group’s profit before tax, 63% (2017: 65%) of the group’s revenue and 25% (2017: 8%) of the group’s total assets. The audit scope of these components may not have included testing of all significant accounts of the component but will have contributed to the coverage of significant risks tested for the group.

The remaining components together represent 2% (2017: 1%) of the group’s profit before tax and therefore none are individually greater than 5% of profit before tax used to establish materiality. For these components, we performed other procedures, including analytical review, testing of consolidation journals and intercompany eliminations and foreign currency translation recalculations to respond to any potential risks of material misstatement to the consolidated financial statements.

Involvement with component teams

In establishing our overall approach to the group audit, we determined the type of work that needed to be undertaken at each of the components by us, EY Dublin, as the primary audit engagement team, or by component auditors from other EY global network firms operating under our instruction. For all components we determined the appropriate level of involvement to enable us to determine that sufficient audit evidence had been obtained as a basis for our opinion on the group as a whole. The primary team interacted with the component team where appropriate during various stages of the audit, reviewed key working papers and were responsible for the scope and direction of the audit process. This, together with the additional procedures performed at a group level, gave us appropriate evidence for our opinion on the consolidated financial statements.

Other information

The directors are responsible for the other information. The other information comprises the information included in the annual report other than the financial statements and our auditor’s report thereon. Our opinion on the financial statements does not cover the other information and, except to the extent otherwise explicitly stated in our report, we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If we identify such material inconsistencies or apparent material misstatements, we are required to determine whether there is a material misstatement in the financial statements or a material misstatement of the other information. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

We have nothing to report in this regard.

Opinions on other matters prescribed by the Companies Act 2014

Based solely on the work undertaken in the course of the audit, we report that:

•	in our opinion, the information given in the directors’ report is consistent with the company’s statutory financial statements; and

•	in our opinion, the directors’ report has been prepared in accordance with applicable legal requirements.

We have obtained all the information and explanations which we consider necessary for the purposes of our audit.

In our opinion the accounting records of the parent company were sufficient to permit the financial statements to be readily and properly audited and the parent company statement of financial position is in agreement with the accounting records.

Matters on which we are required to report by exception

Based on the knowledge and understanding of the group and its environment obtained in the course of the audit, we have not identified material misstatements in the directors’ report.

The Companies Act 2014 requires us to report to you if, in our opinion, the disclosures of directors’ remuneration and transactions required by sections 305 to 312 of the Act are not made. We have nothing to report in this regard.

Respective responsibilities

Responsibilities of directors for the financial statements

As explained more fully in the directors’ responsibilities statement set on page A-49, the directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view, and for such internal control as they determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the directors are responsible for assessing the group and parent company’s ability to continue as going concerns, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the group or the parent company or to cease operations, or has no realistic alternative but to do so.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs (Ireland) will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

A further description of our responsibilities for the audit of the financial statements is located on the IAASA’s website at: http://www.iaasa.ie/getmedia/b2389013-1cf6-458b-9b8f-a98202dc9c3a/Description_of_auditors_responsiblities_for_audit.pdf. This description forms part of our auditor’s report.

The purpose of our audit work and to whom we owe our responsibilities

Our report is made solely to the parent company’s members, as a body, in accordance with section 391 of the Companies Act 2014. Our audit work has been undertaken so that we might state to the parent company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the parent company and the parent company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

/s/ DERMOT DALY

Dermot Daly

For and on behalf of Ernst & Young

Chartered Accountants and Statutory Audit Firm

Dublin

30 August 2018

SEAGATE TECHNOLOGY PLC

CONSOLIDATED PROFIT AND LOSS ACCOUNT

		Fiscal Years Ended
(US Dollars in millions except per share data)	Note	29 June 2018	30 June 2017
Revenue		$11,184	$10,771
Cost of revenue		7,820	7,597

Gross profit		3,364	3,174

Product development		1,026	1,232
Marketing and administrative		562	606
Amortization of intangibles	3	53	104
Restructuring and other, net	4	89	178

		1,730	2,120

Operating earnings		1,634	1,054

Interest income		38	12
Interest expense		(236)	(222)
Other income and charges, net		(18)	(29)

Income before taxes		1,418	815
Income tax expense	6	236	43

Net income		$1,182	$772

Net income per share:
Basic	11	$4.10	$2.61
Diluted	11	4.05	2.58
Number of shares used in per share calculations (in millions):
Basic	11	288	296
Diluted	11	292	299

SEAGATE TECHNOLOGY PLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(US Dollars in millions)	Fiscal Years Ended
	29 June 2018	30 June 2017
Net income	$1,182	$772
Other comprehensive income (loss), net of tax:
Cash flow hedges
Change in net unrealized (loss) on cash flow hedges	—	(3)
Less: reclassification for amounts included in net income	—	4

Net change	—	1

Post-retirement plans
Change in unrealized gain on post-retirement plans	1	—
Less: reclassification for amounts included in net income	—	2

Net change	1	2

Foreign currency translation adjustments	—	5

Total other comprehensive income, net of tax	1	8

Comprehensive income	$1,183	$780

SEAGATE TECHNOLOGY PLC

CONSOLIDATED BALANCE SHEET

(US Dollars in millions)	Note	29 June 2018	30 June 2017

ASSETS
Fixed assets:
Goodwill	3	$1,237	$1,238
Intangible assets	3	188	281
Tangible assets	2	1,816	1,950
Investment in debt security	8	1,275	—
Financial assets	8	118	125

		4,634	3,594
Current assets:
Inventories	2	1,053	982
Trade debtors	2	1,184	1,199
Other debtors—amounts falling due within one year	2	196	246
Cash and cash equivalents	2	1,853	2,539

		4,286	4,966
Other debtors—amounts falling due after one year	2	490	708

Total Assets		$9,410	$9,268

LIABILITIES AND EQUITY
Capital and reserves:
Share capital	9	$—	$—
Share premium	9	5,708	5,595
Other reserves	9	653	540
Profit and loss account	9	(4,696)	(4,771)

		1,665	1,364
Provisions for liabilities:
Taxation	6	31	30
Other provisions	2	279	276

		310	306
Creditors—amounts falling due within one year:
Debt	8	499	—
Trade creditors		1,728	1,626
Other creditors	2	811	840

		3,038	2,466
Creditors—amounts falling due after one year:
Debt	8	4,320	5,021
Other creditors		77	111

Total Liabilities		$9,410	$9,268

Approved by the Board of Directors and signed on its behalf on 30 August 2018

/s/ WILLIAM D. MOSLEY	/s/ CHONG SUP PARK
William D. Mosley	Dr. Chong Sup Park

SEAGATE TECHNOLOGY PLC

CONSOLIDATED STATEMENT OF CASH FLOWS

	Fiscal Years Ended
(US Dollars in millions)	29 June 2018	30 June 2017
OPERATING ACTIVITIES
Net income	$1,182	$772
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	598	749
Share-based compensation	112	137
Impairment of other long-lived assets	—	42
Deferred income taxes	193	3
Other non-cash operating activities, net	(11)	27
Changes in operating assets and liabilities:
Trade debtors	16	122
Vendor non-trade debtors	71	(31)
Inventories	(71)	(114)
Trade creditors	65	121
Accrued employee compensation	16	53
Accrued expenses, income taxes and warranty	(46)	47
Other assets and liabilities	(12)	(12)

Net cash provided by operating activities	2,113	1,916

INVESTING ACTIVITIES
Acquisition of tangible assets	(366)	(434)
Proceeds from the sale of tangible assets	71	—
Purchase of debt security	(1,279)	—
Purchases of investments	—	(37)
Maturities of investments	—	6
Other investing activities, net	(14)	6

Net cash used in investing activities	(1,588)	(459)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	—	1,232
Repayment of debt	(214)	(316)
Dividends to shareholders	(726)	(561)
Repurchases of ordinary shares	(361)	(460)
Proceeds from issuance of ordinary shares under employee stock plans	113	86
Taxes paid related to net share settlement of equity awards	(23)	(27)

Net cash used in financing activities	(1,211)	(46)

Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	—	—

(Decrease) increase in cash, cash equivalents and restricted cash	(686)	1,411
Cash, cash equivalents and restricted cash at the beginning of the year	2,543	1,132

Cash, cash equivalents and restricted cash at the end of the year	$1,857	$2,543

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$237	$172
Cash paid for income taxes, net of refunds	$43	$33

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation and Summary of Significant Accounting Policies

Organization

Seagate Technology plc became the parent company in the Seagate group following a reorganization that took place in 2010.

This transaction was accounted for in these consolidated financial statements as a merger between entities under common control; accordingly, the historical consolidated financial statements of Seagate Technology for periods prior to this transaction are considered to be the historical consolidated financial statements of Seagate Technology plc. No changes in consolidated assets or liabilities resulted from this transaction, other than Seagate Technology plc has provided a guarantee of amounts due under certain borrowing arrangements as described in Note 5. See Note 9 for a discussion of the capital structure of Seagate Technology plc.

The Company was incorporated in Ireland. The Company’s registration number is 480010 and its registered address is 38/39 Fitzwilliam Square, Dublin 2, Ireland.

Accounting convention and basis of preparation of financial statements

In the Notes to the Consolidated Financial Statements, unless the context indicates otherwise, as used herein, the terms “Seagate” and the “Company” refer to the Seagate Group.

The directors have elected to prepare the consolidated financial statements of Seagate Technology plc (the “Company”) in accordance with Section 279 of the Companies Act 2014, which provides that a true and fair view of the state of the assets, liabilities, financial position and profit or loss may be given by preparing the financial statements in accordance with US accounting standards, as such term is defined in Section 279(1) of the Companies Act 2014 (“US GAAP”), to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of Part 6 of the Companies Act 2014. In producing consolidated financial statements at this level, the Company has taken advantage of the audit exemption for certain of its UK subsidiaries by virtue of s479A of UK Companies Act 2006, see Note 19 for further detail.

These financial statements therefore were prepared in accordance with Irish Company Law, to present to the shareholders of the Company and file with the Companies Registration Office in Ireland. Accordingly, these consolidated financial statements include presentation and additional disclosures required by the Companies Act 2014 in addition to those disclosures required under US GAAP.

In addition, in these financial statements, terminology typically utilized in a set of US GAAP financial statements has been retained for the benefit of those users of these financial statements who also access the Company’s US GAAP financial statements as filed with the US Securities and Exchange Commission on Form 10-K, rather than utilizing the terminology set out under Irish Company Law. Accordingly, references to revenue, cost of revenue, interest income, interest expense, income tax expense and net income have the same meaning as references to turnover, cost of sales, other interest receivable and similar income, interest payable and similar charges, tax on profit on ordinary activities and profit on ordinary activities after taxation under Irish Company Law. Additionally, references to Other comprehensive income (loss) (OCI) refer to a component of Other reserves.

Basis of Presentation and Consolidation

The consolidated financial statements include the accounts of the Company and all its wholly-owned and majority-owned subsidiaries, after elimination of intercompany transactions and balances.

The preparation of financial statements in accordance with US generally accepted accounting principles also requires management to make estimates and assumptions that affect the amounts reported in the Company’s consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates. The methods, estimates and judgments the Company uses in applying its most critical accounting policies have a significant impact on the results the Company reports in its consolidated financial statements. Certain prior years amounts reported in the consolidated financial statements and notes thereto have been reclassified to conform to the current year’s presentation.

The Company operates and reports financial results on a fiscal year of 52 or 53 weeks ending on the Friday closest to 30 June. Accordingly, fiscal years 2018 and 2017 were comprised of 52 weeks and ended on 29 June 2018 and 30 June 2017, respectively. All references to years in these Notes to Consolidated Financial Statements represent fiscal years unless otherwise noted. Fiscal year 2019 will be comprised of 52 weeks and will end on 28 June 2019.

Summary of Significant Accounting Policies

Cash, Cash Equivalents and Investments. The Company considers all highly liquid investments with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. From time to time, the Company has investments that are primarily comprised of money market funds, time deposits and certificates of deposits. The Company has classified its marketable securities as available-for-sale and they are stated at fair value with unrealized gains and losses included in Accumulated other comprehensive loss, which is a component of Other reserves. The Company evaluates the available-for-sale securities in an unrealized loss position for other-than-temporary impairment. Realized gains and losses are included in Other income and charges, net on the Company’s Consolidated Profit and Loss Account. The cost of securities sold is based on the specific identification method.

Restricted Cash and Investments. Restricted cash and investments represent cash and cash equivalents and investments that are restricted as to withdrawal or use for other than current operations.

Allowances for Doubtful Accounts. The Company maintains an allowance for uncollectible trade debtors based upon expected collectability. This reserve is established based upon historical trends, global macroeconomic conditions and an analysis of specific exposures. The provision for doubtful accounts is recorded as a charge to Marketing and administrative expense on the Company’s Consolidated Profit and Loss Account.

Inventory. The Company accounts for inventory in accordance with Accounting Standard Codification (“ASC”) Topic 330, Inventory. During fiscal year 2018, the Company adopted Accounting Standard Update (“ASU”) No. 2015-11, Inventory: Simplifying the Measurement of Inventory (ASC topic 330). Inventories are valued at the lower of cost (using the first-in, first-out method) and net realizable value. Net realizable value is based upon the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation.

Tangible Assets. Tangible assets are stated at cost. Equipment and buildings are depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated life of the asset or the remaining term of the lease. The costs of additions and substantial improvements to tangible assets, which extend the economic life of the underlying assets, are capitalized. The cost of maintenance and repairs to tangible assets are expensed as incurred.

Assessment of Goodwill and Other Long-lived Assets for Impairment. Irish Company law requires that goodwill is written off over a period of time which does not exceed its useful economic life. However, the Company does not believe this gives a true and fair view because not all goodwill declines in value. In addition, since goodwill that does decline in value rarely does so on a straight-line basis, straight-line amortization of goodwill over an arbitrary period does not reflect the economic reality. Consistent with US GAAP, Seagate considers goodwill an indefinite-lived intangible asset that is not amortized over an arbitrary period. Rather, the Company accounts for goodwill in accordance with Accounting Standards Codification (“ASC”) Topic 350 (“ASC 350”), Intangibles—Goodwill and Other. Therefore in order to present a true and fair view of the economic reality under

US GAAP, goodwill is considered indefinite-lived and is not amortized. The Company is not able to reliably estimate the impact on the financial statements of the true and fair override on the basis that the useful economic life of goodwill cannot be predicted with a satisfactory level of reliability nor can the pattern in which goodwill diminishes be known. The Company performs a qualitative assessment in the fourth quarter of each year, or more frequently if indicators of potential impairment exist, to determine if any events or circumstances exist, such as an adverse change in business climate or a decline in the overall industry that would indicate that it would more likely than not reduce the fair value of a reporting unit below its carrying amount, including goodwill. If it is determined in the qualitative assessment that the fair value of a reporting unit is more likely than not below its carrying amount, including goodwill, then the Company will perform a quantitative impairment test. The quantitative goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount. Any excess in the carrying value of a reporting unit’s goodwill over its fair value is recognized as an impairment loss, limited to the total amount of goodwill allocated to that reporting unit.

The Company tests other tangible assets, including tangible assets and other intangible assets subject to amortization, for recoverability whenever events or changes in circumstances indicate that the carrying value of those assets may not be recoverable. The Company performs a recoverability test to assess the recoverability of an asset group. If the recoverability test indicates that the carrying value of the asset group is not recoverable, the Company will estimate the fair value of the asset group and the excess of the carrying value over the fair value is allocated pro rata to derive the adjusted carrying value of assets in the asset group. The adjusted carrying value of each asset in the asset group is not reduced below its fair value.

The Company tests other intangible assets not subject to amortization whenever events occur or circumstances change, such as declining financial performance, deterioration in the environment in which the entity operates or deteriorating macroeconomic conditions that have a negative effect on future expected earnings and cash flows that could affect significant inputs used to determine the fair value of the indefinite-lived intangible asset.

Investment in Debt Security and Payment-in-Kind (“PIK”) Income. The Company has debt investment in non-convertible preferred stock of K.K. Pangea. The Company determined the appropriate classification of such investment at the time of purchase and will re-evaluate such designation at each balance sheet date. The Company classified the investment as held-to-maturity as it has the positive intent and ability to hold the security until maturity. This held-to-maturity investment is carried at amortized cost and recorded as Investment in debt security on the Consolidated Balance Sheet.

Transaction costs incurred by the Company to acquire this investment are capitalized and amortized as a reduction of interest income on the Consolidated Profit and Loss Account over the respective term of the investment. The investment contains a PIK income provision, which represents contractual interest that is due at maturity, and is accrued and recorded as Interest income each reporting period and added to the carrying value of the Investment in debt security.

The Company assesses whether an other-than-temporary impairment loss on the debt security, including the accrued PIK income, has occurred due to a decline in fair value or other market conditions. If the fair value of the debt security is below amortized cost and it is more likely than not that the Company will not be able to recover the amortized cost bases before its stated maturity, the Company will record an other-than-temporary impairment charge to Other income and charges, net in the Consolidated Profit and Loss Account.

Derivative Financial Instruments. The Company applies the requirements of ASC Topic 815 (“ASC 815”), Derivatives and Hedging. ASC 815 requires that all derivatives be recorded on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. During fiscal year 2018, the Company early adopted ASU No. 2017-12, Derivatives and Hedging (ASC Topic 815)—Targeted Improvements to Accounting for Hedging Activities. The Company continues to exclude the change in forward points from the assessment of hedge effectiveness and recognizes the excluded component in Other income and charges, net in the Consolidated Profit and Loss Account. Foreign currency forward exchange contracts not designated as hedge instruments are used to economically hedge the foreign currency exposure in the value of an investment denominated in currency other than US dollar. The Company recognizes the unrealized gains (losses) due to the changes in the fair value of these contracts in Other income and charges, net in the Consolidated Profit and Loss Account along with the foreign currency gains and losses on remeasurement of such investment. (see Note 7).

Establishment of Warranty Accruals. The Company estimates probable product warranty costs at the time revenue is recognized. The Company generally warrants its products for a period of 1 to 5 years. The Company’s warranty provision considers estimated product failure rates and trends (including the timing of product returns during the warranty periods), and estimated repair or replacement costs related to product quality issues, if any. The Company also exercises judgment in estimating its ability to sell certain repaired products. Should actual experience in any future period differ significantly from its estimates, the Company’s future results of operations could be materially affected.

Revenue Recognition, Sales Returns and Allowances, and Sales Incentive Programs. The Company’s revenue recognition policy complies with ASC Topic 605 (“ASC 605”), Revenue Recognition. Revenue from sales of products, including sales to distribution customers, is generally recognized when title and risk of loss has passed to the buyer, which typically occurs upon shipment from the Company or third party’s warehouse facilities, persuasive evidence of an arrangement exists, including a fixed or determinable price to the buyer, and when collectability is reasonably assured. Revenue from sales of products to certain direct retail customers and to customers in certain indirect retail channels is recognized on a sell-through basis.

The Company records estimated product returns at the time of shipment. The Company also estimates reductions to revenue for sales incentive programs, such as price protection, and volume incentives, and records such reductions when revenue is recorded. The Company establishes certain distributor and OEM sales programs aimed at increasing customer demand. For OEM sales, rebates are typically based on an OEM customer’s volume of purchases from Seagate or other agreed upon rebate programs. For the distribution channel, these programs typically involve rebates related to a distributor’s level of sales, order size, advertising or point of sale activity and price protection adjustments. The Company provides for these obligations at the time that revenue is recorded based on estimated requirements. Marketing development programs are recorded as a reduction to revenue.

Product Development Costs. Product development costs, which includes both research and development costs, are recognized as expense.

Distribution Costs. The Company includes distribution costs, which includes shipping and handling in Cost of revenue in the Consolidated Profit and Loss Account for all periods presented. These costs amount to $121 million and $116 million in fiscal years 2018 and 2017, respectively.

Restructuring Costs. The Company records restructuring activities including costs for one-time termination benefits in accordance with ASC Topic 420 (“ASC 420”), Exit or Disposal Cost Obligations. The timing of recognition for severance costs accounted for under ASC 420 depends on whether employees are required to render service until they are terminated in order to receive the termination benefits. If employees are required to render service until they are terminated in order to receive the termination benefits, a liability is recognized ratably over the future service period. Otherwise, a liability is recognized when management has committed to a restructuring plan and has communicated those actions to employees. Employee termination benefits covered by existing benefit arrangements are recorded in accordance with ASC Topic 712, Nonretirement Postemployment Benefits. These costs are recognized when management has committed to a restructuring plan and the severance costs are probable and estimable.

Advertising Expense. The cost of advertising is expensed as incurred. Advertising costs were approximately $28 million and $16 million in fiscal years 2018 and 2017, respectively.

Share-Based Compensation. The Company accounts for share-based compensation under the provisions of ASC Topic 718 (ASC 718), Compensation-Stock Compensation. During fiscal year 2018, the Company adopted ASU 2016-09, Stock Compensation—Improvements to Employee Share-Based Payment Accounting (ASC Topic 718). The Company has elected to apply the with-and-without method to assess the realization of related excess tax benefits. The Company also elected to continue to account for share-based compensation expense net of estimated forfeitures.

Accounting for Income Taxes. The Company accounts for income taxes pursuant to ASC Topic 740 (“ASC 740”), Income Taxes. During fiscal year 2018, the Company adopted ASU 2016-16, Income Taxes: Intra-Entity Transfers of Assets Other Than Inventory (ASC Topic 740). In applying ASC 740, the Company makes certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of tax credits, recognition of income and deductions and calculation of specific tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for income tax and financial statement purposes, as well as tax liabilities associated with uncertain tax positions. The calculation of tax liabilities involves uncertainties in the application of complex tax rules and the potential for future adjustment of the Company’s uncertain tax positions by the Internal Revenue Service or other tax jurisdictions. If estimates of these tax liabilities are greater or less than actual results, an additional tax benefit or provision will result. The deferred tax assets the Company records each period depend primarily on the Company’s ability to generate future taxable income in the United States and certain non-US jurisdictions. Each period, the Company evaluates the need for a valuation allowance for its deferred tax assets and, if necessary, adjusts the valuation allowance so that net deferred tax assets are recorded only to the extent the Company concludes it is more likely than not that these deferred tax assets will be realized. If the Company’s outlook for future taxable income changes significantly, the Company’s assessment of the need for, and the amount of a valuation allowance may also change.

Comprehensive Income. The Company presents comprehensive income in a separate statement. Comprehensive income is comprised of net income and other gains and losses affecting equity that are excluded from net income.

Foreign Currency Remeasurement and Translation. The US dollar is the functional currency for the majority of the Company’s foreign operations. Monetary assets and liabilities denominated in foreign currencies are remeasured into the functional currency of the subsidiary at the balance sheet date. The gains and losses from the remeasurement of foreign currency denominated balances into the functional currency of the subsidiary are included in Other income and charges, net on the Company’s Consolidated Profit and Loss Account. The Company’s subsidiaries that use the US dollar as their functional currency remeasure monetary assets and liabilities at exchange rates in effect at the end of each period, and nonmonetary assets and liabilities at historical rates.

The Company had $3 million and $9 million in remeasurement losses in fiscal years 2018 and 2017, respectively.

The Company translates the assets and liabilities of its non-US dollar functional currency subsidiaries into US dollars using exchange rates in effect at the end of each period. Revenue and expenses for these subsidiaries are translated using rates that approximate those in effect during the period. Gains and losses from these translations are recognized in foreign currency translation included in Accumulated other comprehensive loss, which is a component of Other reserves.

Concentrations

Concentration of Credit Risk. The Company’s customer base for disk drive products is concentrated with a small number of customers. The Company does not generally require collateral or other security to support trade debtors. To reduce credit risk, the Company performs ongoing credit evaluations on its customers’ financial condition. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information. Dell Inc. accounted for more than 10% of the Company’s trade debtors as of 29 June 2018 and 30 June 2017.

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, investments and foreign currency forward exchange contracts. The Company mitigates concentrations of credit risk in its investments through diversifications, by investing in highly-rated securities or major multinational companies.

In entering into foreign currency forward exchange contracts, the Company assumes the risk that might arise from the possible inability of counterparties to meet the terms of their contracts. The counterparties to these contracts are major multinational commercial banks, and the Company has not incurred and does not expect any losses as a result of counterparty defaults.

Supplier Concentration. Certain of the raw materials, components and equipment used by the Company in the manufacture of its products are available from single-sourced vendors. Shortages could occur in these essential materials and components due to an interruption of supply or increased demand in the industry. If the Company were unable to procure certain materials, components or equipment at acceptable prices, it would be required to reduce its manufacturing operations, which could have a material adverse effect on its results of operations. In addition, the Company may make prepayments to certain suppliers or enter into minimum volume commitment agreements. Should these suppliers be unable to deliver on their obligations or experience financial difficulty, the Company may not be able to recover these prepayments.

Recently Issued Accounting Pronouncements

In May 2014, August 2015, April 2016, May 2016 and December 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09 (ASC Topic 606), Revenue from Contracts with Customers, ASU 2015-14 (ASC Topic 606) Revenue from Contracts with Customers, Deferral of the Effective Date, ASU 2016-10 (ASC Topic 606) Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, ASU 2016-12 (ASC Topic 606) Revenue from Contracts with Customers, Narrow-Scope Improvements and Practical Expedients, and ASU 2016-20 (ASC Topic 606) Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers, respectively. ASC Topic 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. It also requires entities to disclose both quantitative and qualitative information that enable financial statements users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company is required to adopt the guidance in the first quarter of fiscal year 2019. This standard may be applied retrospectively to all prior periods presented, or retrospectively with a cumulative adjustment to Profit and loss account in Capital reserves in the year of adoption (“modified retrospective transition approach”). The Company will adopt this standard in the first quarter of fiscal year 2019 utilizing the modified retrospective transition approach.

The Company has substantially completed its evaluation and expects the adoption of the new standard will result in the recognition of revenue when the products are delivered (sell-in basis) to certain direct retail customers and customers in certain indirect retail channels which are currently being recognized on a sell-through basis. Accordingly, the Company will estimate appropriate accruals for the variable consideration (e.g. rebates) related to customer incentives on these arrangements. On the date of initial adoption, the Company will remove the deferred income that would have been subsequently recognized on a sell-through basis and record estimates of the accruals for variable consideration through a cumulative adjustment to the profit and loss account. The Company believes that these changes will not have a material impact on the Company’s consolidated financial statements and internal controls over financial reporting.

In January 2016, the FASB issued ASU 2016-01 (ASC Subtopic 825-10), Financial Instruments—Overall Recognition and Measurement of Financial Assets and Financial Liabilities, as amended by ASU 2018-03, Financial Instruments—Overall: Technical Correction and Improvements, issued in February 2018. The amendments in these ASUs require entities to measure all investments in equity securities at fair value with changes recognized through net income. This requirement does not apply to investments that qualify for the equity method of accounting, to those that result in consolidation of the investee, or for which the entity meets a practicability exception to fair value measurement. Additionally, the amendments eliminate certain disclosure requirements related to financial instruments measured at amortized cost and add disclosures related to the measurement categories of financial assets and financial liabilities. The Company is required to adopt the guidance in the first quarter of fiscal year 2019. Early adoption is permitted for only certain portions of the ASU. The Company expects to elect the measurement alternative for measurement of equity investments, defined as cost, less impairments, if any, plus or minus changes resulting from observable price changes in orderly transactions for an identical or similar investment in the same issuer (the “Price Changes”) until the equity investments’ fair value becomes readily determinable. The amount of the impact to equity investments will depend on any Price Changes observed after adoption in the first quarter of fiscal year 2019.

In February 2016 and July 2018, the FASB issued ASU 2016-02 (ASC Topic 842), Leases, ASU 2018-10, Codification Improvements to Topic 842, Leases, ASU 2018-11, Leases (ASC Topic 842), Targeted Improvements, respectively. ASC

Topic 842 amends a number of aspects of lease accounting, including requiring lessees to recognize operating leases with a term greater than one year on their balance sheet as a right-of-use asset and corresponding lease liability, measured at the present value of the lease payments. The Company is required to adopt this guidance in the first quarter of fiscal year 2020. Early adoption is permitted. The Company is in the process of assessing the impact of these ASUs on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13 (ASC Topic 326), Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instruments. This ASU amends the requirement on the measurement and recognition of expected credit losses for financial assets held. The Company is required to adopt this guidance in the first quarter of fiscal year 2021. Early adoption in the first quarter of fiscal year 2020 is permitted. The Company is in the process of assessing the impact of this ASU on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01 (ASC Topic 805), Business Combinations: Clarifying the Definition of a Business. The amendments in this ASU change the definition of a business to assist with evaluating when a set of transferred assets and activities is a business. The Company plans to adopt the guidance in the first quarter of fiscal year 2019. The Company does not expect the adoption of this ASU will have a material impact on its consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09 (ASC Topic 718), Stock Compensation: Scope of Modification Accounting. The amendments in this ASU provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. The Company plans to adopt the guidance in the first quarter of fiscal year 2019. The Company does not expect the adoption of this ASU will have a material impact on its consolidated financial statements.

In February 2018, the FASB issued ASU 2018-02 (ASC Topic 220), Income Statement—Reporting Comprehensive Income: Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. This ASU was issued following the enactment of the US Tax Cuts and Jobs Act of 2017 (the “Tax Act”) and permits entities to elect a reclassification from Accumulated other comprehensive income, a component of Other reserves, to Profit and loss account in Capital and reserves for stranded tax effects resulting from the Tax Act. The Company is required to adopt the guidance in the first quarter of fiscal year 2020. Early adoption is permitted. The Company is in the process of assessing the impact of this ASU on its consolidated financial statements.

Recently Adopted Accounting Pronouncements

In July 2015, the FASB issued ASU 2015-11 (ASC Topic 330), Inventory: Simplifying the Measurement of Inventory. The amendments in this ASU require inventory measurement at the lower of cost and net realizable value. This ASU became effective and was adopted by the Company in the September 2017 quarter on a prospective basis. The adoption of this guidance had no material impact on the Company’s consolidated financial statements and disclosures.

In March 2016, the FASB issued ASU 2016-09 (ASC Topic 718), Stock Compensation—Improvements to Employee Share-Based Payment Accounting. The amendments in this ASU are intended to simplify several areas of accounting for share-based compensation arrangements, including the income tax consequences, classification on the consolidated statement of cash flows and treatment of forfeitures. This ASU became effective and was prospectively adopted by the Company in the September 2017 quarter. Upon adoption, excess tax benefits or deficiencies from share-based award activity are reflected in the Consolidated Profit and Loss Account as a component of the income tax expense, whereas they previously were recognized in the Capital and reserves in the Consolidated Balance Sheet. The Company also elected to continue to account for share-based compensation expense net of estimated forfeitures. The adoption of this ASU resulted in an increase in deferred tax assets relating to net operating losses of approximately $0.6 billion, offset by an equivalent increase in the valuation allowance with no impact to Profit and loss account in Other reserves. The adoption of this guidance had no material impact on the Company’s consolidated financial statements and disclosures.

In October 2016, the FASB issued ASU 2016-16 (ASC Topic 740), Income Taxes: Intra-Entity Transfers of Assets Other Than Inventory. The amendments in this ASU require the recognition of the income tax consequences for intra-entity transfers of assets other than inventory when the transfer occurs. The Company elected to early adopt this ASU in the September 2017 quarter on a modified retrospective basis with no material impact on the Company’s consolidated financial statements and disclosures.

In August 2017, the FASB issued ASU 2017-12 (ASC Topic 815), Derivatives and Hedging, Targeted Improvements to Accounting for Hedging Activities. The amendments in this ASU simplify the application of hedge accounting guidance and more closely aligning financial reporting for hedging relationships with economic results of an entity’s risk management activities. The Company early adopted this ASU in the June 2018 quarter. The adoption of this guidance had no material impact on the Company’s consolidated financial statements and disclosures.

2.	Balance Sheet Information

Available-for-sale securities

The following table summarizes, by major type, the fair value and amortized cost of the Company’s investments as of 29 June 2018:

(US Dollars in millions)	Amortized Cost	Unrealized Gain/(Loss)	Fair Value(2)
Available-for-sale securities:
Money market funds	$621	$—	$621
Time deposits and certificates of deposit	395	—	395

Total	$1,016	$—	$1,016

Included in Cash and cash equivalents(1)			$1,012
Included in Other debtors—amounts falling due within one year			4

Total			$1,016

(1)	Amount does not include $841 million of cash held in banks.

(2)	Represents the Company’s investments that are listed with the exception of Time deposits and certificates of deposit.

As of 29 June 2018, the Company’s Other debtors—amounts falling due within one year included $4 million in restricted cash and investments held as collateral at banks for various performance obligations.

As of 29 June 2018, the Company had no material available-for-sale securities that had been in a continuous unrealized loss position for a period greater than 12 months. The Company determined no available-for-sale securities were other-than-temporarily impaired as of 29 June 2018.

The fair value and amortized cost of the Company’s investments classified as available-for-sale at 29 June 2018 by remaining contractual maturity were as follows:

(US Dollars in millions)	Amortized Cost	Fair Value
Due in less than 1 year	$1,016	$1,016
Due in 1 to 5 years	—	—
Due in 6 to 10 years	—	—
Thereafter	—	—

Total	$1,016	$1,016

The following table summarizes, by major type, the fair value and amortized cost of the Company’s investments as of 30 June 2017:

(US Dollars in millions)	Amortized Cost	Unrealized Gain/(Loss)	Fair Value(2)
Available-for-sale securities:
Money market funds	$594	$—	$594
Time deposits and certificates of deposits	584	—	584

Total	$1,178	$—	$1,178

Included in Cash and cash equivalents (1)			$1,174
Included in Other debtors—amounts falling due within one year			4

Total			$1,178

(1)	Amount does not include $1,365 million of cash held in banks.

(2)	Represents the Company’s investments that are listed with the exception of Time deposits and certificates of deposit.

As of 30 June 2017, the Company’s Other debtors—amounts falling due within one year included of $4 million in cash and investments held as collateral at banks for various performance obligations.

As of 30 June 2017, the Company had no available-for-sale securities that had been in a continuous unrealized loss position for a period greater than 12 months. The Company determined no available-for-sale securities were other-than-temporarily impaired as of 30 June 2017.

Cash, Cash Equivalents and Restricted Cash

The following table provides a summary of cash, cash equivalents and restricted cash reported within the Consolidated Balance Sheet that reconciles to the corresponding amount in the Consolidated Statements of Cash Flows:

(Dollars in millions)	29 June 2018	30 June 2017	1 July 2016
Cash and cash equivalents	$1,853	$2,539	$1,125
Restricted cash included in Other debtors—amounts falling due within one year	4	4	7

Total cash, cash equivalents and restricted cash shown in the Statements of Cash Flows	$1,857	$2,543	$1,132

Trade Debtors

The following table provides details of the trade debtors balance sheet item:

(US Dollars in millions)	29 June 2018	30 June 2017
Trade Debtors	$1,188	$1,204
Allowance for doubtful accounts	(4)	(5)

Trade Debtors, net	$1,184	$1,199

Activity in the allowance for doubtful accounts is as follows:

(US Dollars in millions)	Balance at Beginning of Period	Charges to Profit and Loss	Deductions(a)	Balance at End of Period
Fiscal year ended 30 June 2017	$9	(4)	—	$5
Fiscal year ended 29 June 2018	$5	—	(1)	$4

(a)	Uncollectible accounts written off, net of recoveries.

Inventories

The following table provides details of the inventory balance sheet item:

(US Dollars in millions)	29 June 2018	30 June 2017
Raw materials and components	$329	$350
Work-in-process	347	257
Finished goods	377	375

Total inventories	$1,053	$982

Other Debtors—amounts falling due within one year

The following table provides details of the other debtors—amounts falling due within one year balance sheet item:

(US Dollars in millions)	29 June 2018	30 June 2017
Vendor non-trade debtors	$25	$96
Prepaid expenses	38	42
Other	133	108

	$196	$246

Other Debtors—amounts falling due after one year

The following table provides details of the other debtors—amounts falling due after one year balance sheet item:

(US Dollars in millions)	29 June 2018	30 June 2017
Deferred income taxes	$417	$609
Other	73	99

	$490	$708

Tangible Assets

The following table provides details of the tangible assets balance sheet item:

(US Dollars in millions)	Land (a)	Equipment	Buildings and Leasehold Improvements (a)	Construction in Progress (CIP)	Total
Useful lives (years)		3 - 5	Up to 30
Cost:
At 1 July 2016	$69	$7,681	$1,900	$234	$9,884
Additions	—	49	13	360	422
Disposals	(10)	(484)	(49)	(1)	(544)
Reclassifications	10	6	16	(12)	20
CIP Reclassifications	—	290	142	(432)	—
Impairments	(4)	(6)	(31)	—	(41)

At 30 June 2017	$65	$7,536	$1,991	$149	$9,741

Additions	—	77	13	317	407
Disposals	(10)	(377)	(132)	—	(519)
CIP Reclassifications	—	239	34	(273)	—

At 29 June 2018	$55	$7,475	$1,906	$193	$9,629

Accumulated Depreciation:
At 1 July 2016 (a)	$(6)	$(6,769)	$(949)	$—	$(7,724)
Additions	—	(456)	(125)	—	(581)
Disposals	—	483	49	—	532
Reclassifications	—	(9)	(9)	—	(18)
Impairments	—	—	—	—	—

At 30 June 2017 (a)	$(6)	$(6,751)	$(1,034)	$—	$(7,791)

Additions	—	(383)	(104)	—	(487)
Disposals	—	376	89	—	465

At 29 June 2018	$(6)	$(6,758)	$(1,049)	$—	$(7,813)

Net Book Value:
At 30 June 2017	$59	$785	$957	$149	$1,950

At 29 June 2018	$49	$717	$857	$193	$1,816

(a)

The Company classified certain land and buildings with a net book value of $75 million as assets held for sale in fiscal year 2017. The net book value of these assets held for sale was $24 million in fiscal year 2018.

Interest on borrowings related to eligible capital expenditures is capitalized as part of the cost of the qualified assets and amortized over the estimated useful lives of the assets. During fiscal years 2018 and 2017, the Company capitalized interest of $1 million and $4 million, respectively.

In fiscal year 2017, the Company determined it would discontinue the use of certain manufacturing property and equipment in the short-term, and that certain other buildings, land and manufacturing property and equipment were permanently impaired. As a result, the Company recognized charges of $72 million in fiscal year 2017, from the write-off and accelerated depreciation of these fixed assets, including $35 million impairment on land and buildings in fiscal year 2017, classified as held for sale under tangible assets in the Consolidated Balance Sheet. Please refer to Note 8. Fair Value for more details. In fiscal year 2017, total charges of $35 million, $35 million and $2 million was recorded to Cost of revenue, Product development and Marketing and administrative, respectively, in the Consolidated Profit and Loss Account. In fiscal year 2018, the Company recognized a charge of $7 million from the write-off and accelerated depreciation of certain fixed assets, of which $1 million, $4 million and $2 million was recorded to Cost of revenue, Product development and Marketing and administrative, respectively, in the Consolidated Profit and Loss Account.

Investment in Debt Security

On 31 May 2018, the Company invested approximately $1.3 billion in non-convertible preferred stock of K.K. Pangea for the acquisition of Toshiba Memory Corporation with a consortium of investors led by Bain Capital Private Equity. The investment, with a contractual maturity of six years, is accounted for as a held-to-maturity debt security, carried at cost and adjusted for amortization of transaction costs into interest income. Additionally, the debt security has a contractual PIK income which will be paid in cash upon redemption of the investment. PIK income computed at the contractual rate is accrued into Interest income in the Consolidated Profit and Loss Account and added to the carrying value of the Investment in debt security on the Consolidated Balance Sheet. In fiscal year 2018, the PIK income earned was $5 million. As of 29 June 2018, no impairment was identified and the fair value of the investment was determined to approximate its carrying value at amortized cost.

Other Provisions

The following table provides details of the other provisions balance sheet item:

(US Dollars in millions)	Note	29 June 2018	30 June 2017
Accrued warranty	15	$237	$233
Accrued restructuring	4	42	43

Other provisions		$279	$276

Other Creditors—amounts due within one year

The following table provides details of the other creditors—amounts falling due within one year balance sheet item:

(US Dollars in millions)	29 June 2018	30 June 2017
Accrued expenses	$332	$364
Dividend payable	181	184
Deferred income	45	55
Accrued employee compensation	253	237

Other creditors—amounts due within one year	$811	$840

Accumulated Other Comprehensive Income (Loss) (“AOCI”), a component of Other Reserves

The components of AOCI, net of tax, were as follows:

(US Dollars in millions)	Unrealized Gains (Losses) on Cash Flow Hedges	Unrealized Gains (Losses) on Marketable Securities	Unrealized Gains (Losses) on Post- Retirement Plans	Foreign Currency Translation Adjustments	Total
Balance at 1 July 2016	$(1)	$—	$(7)	$(17)	$(25)
Other comprehensive income (loss) before reclassifications	(3)	—	—	5	2
Amounts reclassified from AOCI	4	—	2	—	6
Other comprehensive income (loss)	1	—	2	5	8

Balance at 30 June 2017	—	—	(5)	(12)	(17)
Other comprehensive income (loss) before reclassifications	—	—	1	—	1
Amounts reclassified from AOCI	—	—	—	—	—
Other comprehensive income (loss)	—	—	1	—	1

Balance at 29 June 2018	$—	$—	$(4)	$(12)	$(16)

3.	Goodwill and Other Long-lived Assets

Goodwill

The changes in the carrying amount of goodwill are as follows:

(US dollars in millions)	Amount
Balance as of 1 July 2016	$1,237
Goodwill acquired	—
Goodwill disposed	—
Foreign currency translation effect	1

Balance as of 30 June 2017	1,238
Goodwill acquired	—
Goodwill disposed	(1)
Foreign currency translation effect	—

Balance as of 29 June 2018	$1,237

Other Intangible Assets

Other intangible assets consist primarily of existing technology, customer relationships and trade names acquired in business combinations. Intangibles are amortized on a straight-line basis over the respective estimated useful lives of the assets. Amortization is charged to Operating expenses in the Consolidated Profit and Loss Account.

The carrying value of other intangible assets subject to amortization, excluding fully amortized intangible assets, as of 29 June 2018, is set forth in the following table:

(US Dollars in millions)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Useful Life
Existing technology	$256	$(145)	$111	2.5 years
Customer relationships	89	(42)	47	4.0 years
Trade name	17	(13)	4	1.3 years
Other intangible assets	45	(19)	26	3.0 years

Total amortizable other intangible assets	$407	$(219)	$188	2.9 years

The carrying value of other intangible assets subject to amortization, excluding fully amortized intangible assets, as of 30 June 2017 is set forth in the following table:

(US Dollars in millions)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Useful Life
Existing technology	$280	$(112)	$168	3.6 years
Customer relationships	487	(395)	92	3.4 years
Trade name	27	(19)	8	2.1 years
Other intangible assets	29	(16)	13	2.6 years

Total amortizable other intangible assets	$823	$(542)	$281	3.4 years

As of 29 June 2018, expected amortization expense for other intangible assets for each of the next five years and thereafter is as follows:

(US Dollars in millions)	Amount
2019	$77
2020	57
2021	29
2022	20
2023	5
Thereafter	—

$188

The carrying values of intangible assets were $188 million and $281 million as of 29 June 2018 and 30 June 2017, respectively. In fiscal year 2018 amortization expense for other intangible assets was $111 million, of which $58 million was included in Cost of revenue and $53 million was included in Amortization of intangibles in the Consolidated Profit and Loss account. In fiscal year 2017, amortization expense for other intangible assets was $168 million, of which $64 million was included in Cost of revenue and $104 million was included in Amortization of intangibles in the Consolidated Profit and Loss account.

(US dollars in millions)	Existing Technology	Customer Relationships	Trade Names	In-process Research and Development	Other Intangible Assets	Total(a)
Cost:
At 1 July 2016	$337	$523	$33	$14	$36	$943
Additions	—	—	—	—	1	1
Disposals/Retirements	(2)	(2)	—	—	—	(4)
Reclassifications	14	—	—	(14)	—	—
Impairments	—	—	—	—	—	—

At 30 June 2017	$349	$521	$33	$—	$37	$940

Additions	—	—	—	—	18	18
Disposals/Retirements	(27)	(12)	(3)	—	—	(42)
Reclassifications	—	—	—	—	—	—
Impairments	—	—	—	—	—	—

At 29 June 2018	$322	$509	$30	$—	$55	$916

Accumulated Amortization:
At 1 July 2016	$(119)	$(341)	$(18)	$—	$(17)	$(495)
Additions	(64)	(90)	(7)	—	(7)	(168)
Disposals/Retirements	2	2	—	—	—	4
Reclassifications	—	—	—	—	—	—
Impairments	—	—	—	—	—	—

At 30 June 2017	$(181)	$(429)	$(25)	$—	$(24)	$(659)

Additions	(57)	(45)	(4)	—	(5)	(111)
Disposals/Retirements	27	12	3	—	—	42
Reclassifications	—	—	—	—	—	—
Impairments	—	—	—	—	—	—

At 29 June 2018	$(211)	$(462)	$(26)	$—	$(29)	$(728)

Net Book Value:
At 30 June 2017	$168	$92	$8	$—	$13	$281

At 29 June 2018	$111	$47	$4	$—	$26	$188

(a)	The carrying value of intangible assets subject to amortization includes fully amortized intangible assets for the period presented.

4.	Restructuring and Exit Costs

During fiscal years 2018 and 2017, the Company recorded restructuring charges of $89 million and $178 million, respectively, comprised primarily of charges related to workforce reduction costs and facilities and other exit costs associated with the restructuring of its workforce. The Company’s significant restructuring plans are described below. All restructuring charges are reported in Restructuring and other, net on the Consolidated Profit and Loss Account.

December 2017 Plan—On 8 December 2017, the Company committed to a restructuring plan (the “December 2017 Plan”) to reduce its cost structure. The December 2017 Plan included reducing the Company’s global headcount by approximately 500 employees. The December 2017 Plan was substantially completed by the end of fiscal year 2018.

July 2017 Plan—On 25 July 2017, the Company committed to a restructuring plan (the “July 2017 Plan”) to reduce its cost structure. The July 2017 Plan included reducing the Company’s global headcount by approximately 600 employees. The July 2017 Plan was substantially completed during fiscal year 2018.

March 2017 Plan—On 9 March 2017, the Company committed to a restructuring plan (the “March 2017 Plan”) in connection with the continued consolidation of its global footprint. The Company closed its design center in Korea, resulting in the reduction of the Company’s headcount by approximately 300 employees. The March 2017 Plan was substantially completed by the end of fiscal year 2017.

July 2016 Plan - On 11 July 2016, the Company committed to a restructuring plan (the “July 2016 Plan”) for continued consolidation of its global footprint across Asia, EMEA and the Americas. The July 2016 Plan included reducing worldwide headcount by approximately 6,500 employees. The July 2016 Plan was substantially completed during fiscal year 2018.

The following table summarizes the Company’s restructuring activities under all of the Company’s active restructuring plans for fiscal years 2018 and 2017:

	December 2017 Plan		July 2017 Plan		March 2017 Plan		July 2016 Plan		Other Plans
(Dollars in millions)	Workforce Reduction Costs	Facilities and Other Exit Costs	Workforce Reduction Costs	Facilities and Other Exit Costs	Workforce Reduction Costs	Facilities and Other Exit Costs	Workforce Reduction Costs	Facilities and Other Exit Costs	Workforce Reduction Costs	Facilities and Other Exit Costs	Total
Accrual balances at 1 July 2016	$—	$—	$—	$—	$—	$—	$—	$—	$50	$13	$63
Restructuring charges	—	—	—	—	28	3	72	20	31	13	167
Cash payments	—	—	—	—	(29)	(3)	(57)	(18)	(74)	(17)	(198)
Adjustments	—	—	—	—	1	—	7	—	(1)	4	11

Accrual balances at 30 June 2017	—	—	—	—	—	—	22	2	6	13	43
Restructuring charges	28	6	38	4	—	—	1	15	13	—	105
Cash payments	(21)	(2)	(37)	(3)	(1)	—	(23)	(16)	(9)	(3)	(115)
Adjustments	(2)	—	(1)	—	2	—	2	(1)	1	8	9

Accrual balances at 29 June 2018	5	4	—	1	1	—	2	—	11	18	42
Total costs incurred to date as of 29 June 2018	$26	$6	$37	$4	$31	$3	$82	$34	$240	$59	$522

Total expected costs to be incurred as of 29 June 2018	$1	$2	$—	$—	$1	$—	$—	$—	$—	$1	$5

The accrued restructuring balance is included in Other provisions in the Company’s Consolidated Balance Sheet for fiscal years 2018 and 2017.

In addition to charges above, during fiscal year 2017, the Company committed to sell certain land and buildings primarily in Asia as part of the March 2017 and July 2016 plans, which accordingly met the criteria to be classified as assets held for sale. During fiscal year 2018, the Company sold certain of these properties, which were previously classified as assets held for sale and recognized a gain of approximately $25 million, which was included in Restructuring and other, net in the Consolidated Profit and Loss Account. Please refer to Note 8. Fair Value for additional information.

5.	Debentures and Bank Loans

Short-Term Borrowings

The credit agreement entered into by the Company and its subsidiary Seagate HDD Cayman on 18 January 2011 and subsequently amended (the “Revolving Credit Facility”) provides the Company with a $700 million senior secured revolving credit facility. The term of the Revolving Credit Facility is through 15 January 2020. The loans made under the Revolving Credit Facility will bear interest at a rate of LIBOR plus a variable margin that will be determined based on the corporate credit rating of the Company. The Company and certain of its material subsidiaries fully and unconditionally guarantee the Revolving Credit Facility. The Revolving Credit Facility is available for cash borrowings, subject to compliance with certain covenants and other customary conditions to borrowing, and for the issuance of letters of credit up to a sub-limit of $75 million.

The Revolving Credit Facility, as amended, includes three financial covenants: (1) minimum cash, cash equivalents and marketable securities, (2) a fixed charge coverage ratio and (3) a net leverage ratio. On 27 April 2016, the Revolving Credit Agreement was amended in order to increase the allowable net leverage ratio to allow for higher net leverage levels. The Company was in compliance with the modified covenants as of 29 June 2018 and expects to be in compliance for the next 12 months.

As of 29 June 2018, no borrowings had been drawn or letters of credit utilized under the Revolving Credit Facility.

Long-Term Debt

$800 million Aggregate Principal Amount of 3.75% Senior Notes due November 2018 (the “2018 Notes”). On 5 November 2013, Seagate HDD Cayman, issued, in a private placement, $800 million in aggregate principal amount of 3.75% Senior Notes, which mature on 15 November 2018. The interest on the Notes is payable semi-annually on 15 May and 15 November of each year. The Notes are redeemable at the option of Seagate HDD Cayman in whole or in part, on not less than 30, nor more than 60 days’ notice, at a “make-whole” premium redemption price. The “make-whole” premium redemption price will be equal to the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining schedule payments of principal and interest on the Notes being redeemed, discounted at the redemption date on a semi-annual basis at a rate equal to the sum of the applicable Treasury rate plus 50 basis points. Accrued and unpaid interest, if any will be paid to, but excluding, the redemption date. The Notes are fully and unconditionally guaranteed by the Company on a senior unsecured basis. During fiscal years 2018 and 2017, the Company repurchased $211 million and $90 million respectively, aggregate principal amount of the 2018 Notes for cash at a premium to their principal amount, plus accrued and unpaid interest. The Company recorded a loss on the repurchase of approximately $4 million and $3 million, respectively, and were included in Other income and charges, net in the Company’s Consolidated Profit and Loss Account. The remainder of the 2018 Notes are classified as Debt as a component of Creditors—amount falling due within one year on the Company’s Consolidated Balance Sheet at 29 June 2018.

$600 million Aggregate Principal Amount of 7.00% Senior Notes due November 2021 (the “2021 Notes”). On 18 May 2011, the Company’s subsidiary, Seagate HDD Cayman, completed the sale of $600 million aggregate principal amount of the 2021 Notes, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. The obligations under the 2021 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company. The interest on the 2021 Notes is payable semi-annually on 1 January and 1 July of each year. The 2021 Notes are redeemable any time prior to 1 May 2016 at the option of the Company, in whole or in part, at a redemption price of 100% of the principal amount plus an “applicable premium” and accrued and unpaid interest, if any, to the redemption date. The “applicable premium” will be equal to the greater of (1) 1% of the principal amount of the 2021 Notes, or (2) the excess, if any, of (a) the present value of the redemption price on 1 May 2016 plus interest payments due through 1 May 2016, discounted at the applicable Treasury rate as of the redemption date plus 50 basis points; over (b) the principal amount of such note. The 2021 Notes are redeemable at any time on or after 1 May 2016 at various prices expressed as a percentage of principal amount, as set forth in the indentures, plus accrued and unpaid interest, if any, to the redemption date. In addition, any time before 1 May 2014, the Company may redeem up to 35% of the principal amount with the net cash proceeds from permitted sales of the Company’s stock at a redemption price of 107% of the principal amount plus accrued interest to the redemption date. The issuer under the 2021 Notes is Seagate HDD Cayman and the obligations under the 2021 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company. During fiscal year 2016, the Company repurchased $1 million aggregate principal amount of its 2021 Notes for cash at a premium to their principal amount, plus accrued and unpaid interest. For fiscal year 2016, the loss recorded on the repurchase was immaterial, and was included in Other income and charges, net in the Company’s Consolidated Profit and Loss Account. During fiscal year 2017, the 2021 Notes were fully extinguished through redemption for cash at a premium to their principal amount of $158 million, plus accrued and unpaid interest. For fiscal year 2017, the Company recorded a loss on the redemption of approximately $5 million, and was included in Other income and charges, net in the Company’s Consolidated Profit and Loss Account.

$750 million Aggregate Principal Amount of 4.25% Senior Notes due March 2022 (the “2022 Notes”). On 3 February 2017, Seagate HDD Cayman issued, in a private placement, $750 million in aggregate principal amount of 4.25% Senior Notes which will mature on 1 March 2022. The interest on the 2022 Notes is payable semi-annually on 1 March and 1 September of each year, commencing on 1 September 2017. At any time before 1 February 2022, Seagate HDD Cayman may redeem some or all of the 2022 Notes at a ‘make whole’ redemption price, plus accrued and unpaid interest, if any. The “make-whole” redemption price will be equal to (1) 100% of the principal amount of the 2022 Notes redeemed, plus (2) the excess, if any, of (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2022 Notes being redeemed, discounted to the redemption date on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 40 basis points, minus accrued and unpaid interest, if any, on the 2022 Notes being redeemed to, but excluding, the redemption date over (b) the principal amount of the 2022 Notes being redeemed, plus (3) accrued and unpaid interest, if any, on the 2022 Notes being redeemed to, but excluding, the redemption date. The issuer under the 2022 Notes is Seagate HDD Cayman, and the obligations under the 2022 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company.

$1 billion Aggregate Principal Amount of 4.75% Senior Notes due June 2023 (the “2023 Notes”). On 22 May 2013, Seagate HDD Cayman, issued $1 billion in aggregate principal amount of 4.75% Senior Notes, which mature on 1 June 2023, in a private placement. The obligations under the 2023 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company. The interest on the 2023 Notes is payable semi-annually on 1 June and 1 December of each year. The 2023 Notes are redeemable at the option of the Company in whole or in part, on not less than 30, nor more than 60 days’ notice, at a “make-whole” premium redemption price. The “make-whole” redemption price will be equal to the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2023 Notes being redeemed, discounted at the redemption date on a semi-annual basis at a rate equal to the sum of the applicable Treasury rate plus 50 basis points. Accrued and unpaid interest, if any, will be paid to, but excluding, the redemption date. During fiscal year 2016, the Company repurchased $10 million aggregate principal amount of its 2023 Notes for cash at a discount to their principal amount, plus accrued and unpaid interest. The gain recorded on the repurchase was immaterial, and was included in Other income and charges, net in the Company’s Consolidated Profit and Loss Account. During fiscal year 2017, the Company repurchased $39 million aggregate principal amount of its 2023 Notes for cash at a premium to their principal amount, plus accrued and unpaid interest. The loss recorded on the repurchase was immaterial, and was included in Other income and charges, net in the Company’s Consolidated Profit and Loss Account.

$500 million Aggregate Principal Amount of 4.875% Senior Notes due March 2024 (the “2024 Notes”). On 3 February 2017, Seagate HDD Cayman issued, in a private placement, $500 million in aggregate principal amount of 4.875% Senior Notes which will mature on 1 March 2024. The interest on the 2024 Notes is payable semi-annually on 1 March and 1 September of each year, commencing on 1 September 2017. At any time before 1 January 2024, Seagate HDD Cayman may redeem some or all of the 2024 Notes at a ‘make whole’ redemption price, plus accrued and unpaid interest, if any. The “make-whole” redemption price will be equal to (1) 100% of the principal amount of the 2024 Notes redeemed, plus (2) the excess, if any, of (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2024 Notes being redeemed, discounted to the redemption date on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 45 basis points, minus accrued and unpaid interest, if any, on the 2024 Notes being redeemed to, but excluding, the redemption date over (b) the principal amount of the 2024 Notes being redeemed, plus (3) accrued and unpaid interest, if any, on the 2024 Notes being redeemed to, but excluding, the redemption date. The issuer under the 2024 Notes is Seagate HDD Cayman, and the obligations under the 2024 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company.

$1 billion Aggregate principal amount of 4.75% Senior Notes due January 2025 (the “2025 Notes”). On 28 May 2014, Seagate HDD Cayman issued, in a private placement, $1 billion in aggregate principal amount of 4.75% Senior Notes due 2025, which mature on 1 January 2025. The interest on the Notes will be payable in cash semiannually on 1 January and 1 July of each year, commencing on 1 January 2015. At any time, upon not less than 30 nor more than 60 days’ notice, Seagate HDD may redeem some or all of the Notes at a “make-whole” redemption price. The “make-whole” redemption price will be equal to the greater of (1) 100% of the principal amount of the Notes redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the redemption date on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 50 basis points. Accrued and unpaid interest, if any, will be paid to, but excluding, the redemption date. The Notes are fully and unconditionally guaranteed by the Company on a senior unsecured basis. During fiscal year 2016, the Company repurchased $5 million aggregate principal amount of its 2025 Notes for cash at a discount to their principal amount, plus accrued and unpaid interest. The gain recorded on the repurchase was immaterial, and was included in Other income and charges, net in the Company’s Consolidated Profit and Loss Account. During fiscal year 2017, the Company repurchased $20 million aggregate principal amount of the 2025 Notes for cash at a discount to their principal amount, plus accrued and unpaid interest. The Company recorded a gain on the repurchase of approximately $1 million, and was included in Other income and charges, net in the Company’s Consolidated Profit and Loss Account.

$700 million Aggregate Principal Amount of 4.875% Senior Notes due June, 2027 (the “2027 Notes”). On 14 May 2015, Seagate HDD Cayman issued, in a private placement, $700 million in aggregate principal amount of 4.875% Senior Notes, which mature on 1 June 2027. The interest on the Notes is payable semi-annually on 1 June and 1 December of each year, commencing on 1 December 2015. At any time before 1 March 2027, Seagate HDD Cayman may redeem some or all of the Notes at a “make-whole” redemption price. The “make-whole” redemption price will be equal to (1) 100% of the principal amount of the Notes redeemed, plus (2) the excess, if any of (x) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the redemption date on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 40 basis points, minus accrued and unpaid interest, if any, on the Notes being redeemed to, but excluding, the redemption date over (y) the principal amount of the Notes being redeemed, plus (3) accrued and unpaid interest, if any, on the Notes being redeemed to, but excluding, the redemption date. At any time on or after 1 March 2027, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The issuer under the 2027 Notes is Seagate HDD Cayman, and the obligations under the 2027 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company. During fiscal year 2017, the Company repurchased $4 million aggregate principal amount of the 2027 Notes for cash at a discount to their principal amount, plus accrued and unpaid interest. The Company recorded an immaterial gain on the repurchase, and was included in Other income and charges, net in the Company’s Consolidated Profit and Loss Account.

$500 million Aggregate Principal Amount of 5.75% Senior Notes due December, 2034 (the “2034 Notes”). On 2 December 2014, Seagate HDD Cayman issued, in a private placement, $500 million in aggregate principal amount of 5.75% Senior Notes, which mature on 1 December 2034. The interest on the Notes is payable semi-annually on 1 June and 1 December of each year, commencing on 1 June 2015. At any time before 1 June 2034, Seagate HDD Cayman may redeem some or all of the Notes at a “make-whole” redemption price. The “make-whole” redemption price will be equal to (1) 100% of the principal amount of the Notes redeemed, plus (2) the excess, if any of (x) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the redemption date on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 50 basis points, minus accrued and unpaid interest, if any, on the Notes being redeemed to, but excluding, the redemption date over (y) the principal amount of the Notes being redeemed, plus (3) accrued and unpaid interest, if any, on the Notes being redeemed to, but excluding, the redemption date. At any time on or after 1 June 2034, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The issuer under the 2034 Notes is Seagate HDD Cayman, and the obligations under the 2034 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company. During fiscal year 2016, the Company repurchased $10 million aggregate principal amount of its 2034 Notes for cash at a discount to their principal amount, plus accrued and unpaid interest. The Company recorded a gain on the repurchase of approximately $3 million, and was included in Other income and charges, net in the Company’s Consolidated Profit and Loss Account.

Interest charges shown in the Consolidated Profit and Loss Account are related to the Company’s debentures.

At 29 June 2018, future principal payments on long-term debt were as follows (in millions):

Fiscal Year	Amount
2019	$499
2020	—
2021	—
2022	750
2023	951
Thereafter	2,662

Total	$4,862

6.	Income Taxes

Income before taxes consisted of the following:

	Fiscal Years Ended
(US Dollars in millions)	29 June 2018	30 June 2017
US	$(29)	$(22)
Non-US	1,447	837

	$1,418	$815

The provision for liabilities and charges related to taxation as reported in the Consolidated Balance Sheet consisted of the following:

	Fiscal Years Ended
(US Dollars in millions)	29 June 2018	30 June 2017
Accrued income taxes falling due within one year	$14	$9
Deferred income tax liabilities due within one year	—	—
Accrued income taxes falling due after one year	10	15
Deferred income tax liabilities due after one year	7	6

Total	$31	$30

Income tax expense consisted of the following:

	Fiscal Years Ended
(US Dollars in millions)	29 June 2018	30 June 2017
Current income tax expense:
US Federal	$—	$—
US State	5	1
Non-US	38	39

Total Current	43	40

Deferred income tax expense (benefit):
US Federal	201	(5)
US State	—	—
Non-US	(8)	8

Total Deferred	193	3

Income tax expense	$236	$43

On 22 December 2017, the Tax Act was enacted into law in the United States. The Tax Act significantly revises US corporate income tax law by, among other things, lowering US corporate income tax rates from 35% to 21%, implementing a territorial tax system, and imposing a one-time transition tax on deemed repatriated earnings of non-US subsidiaries.

Pursuant to SEC Staff Accounting Bulletin (“SAB”) 118 (regarding the application of ASC 740 associated with the enactment of the Tax Act), the Company recorded an adjusted tax expense of approximately $204 million during fiscal year 2018, to re-measure its net US deferred tax assets at the newly enacted 21% income tax rate. This tax expense increased the Company’s effective tax rate by approximately 14%. The Company does not expect the one-time transition tax to have a material impact on the Company’s consolidated financial statements due to an overall accumulated earnings deficit, in its non-US subsidiaries for which the transition tax applies. The Company has considered SAB 118 and believes the accounting under ASC 740 for the change to the US statutory tax rate to its deferred tax balances and the one-time transition tax under the Tax Act is complete and appropriately reflected in the financial statements during fiscal year 2018.

For all other provisions relating to the Tax Act, the Company continues to evaluate the impact of the Tax Act’s various highly complex domestic and international provisions. The other US tax changes, including limitations on various business deductions such as executive compensation under US Internal Revenue Code §162(m), are not expected to impact the Company’s tax expense in the short-term due to the Company’s large net operating loss and tax credit carryovers and associated valuation allowance. The Tax Act’s new international rules, including Global Intangible Low-Taxed Income (“GILTI”), Foreign Derived Intangible Income (“FDII”), and Base Erosion Anti-Avoidance Tax (“BEAT”) are generally effective in tax years beginning after 31 December 2017. These provisions are not expected to have a material impact on the Company’s consolidated financial statements. However, these preliminary assessments and analyses are provisional and are subject to change as additional interpretive guidance is issued. The Company will complete its analysis within fiscal year 2019 which is consistent with the guidance provided in SAB 118.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company recorded an adjustment for its US deferred income taxes as of 29 June 2018 to reflect the reduction in the US statutory tax rate from 35% to 21% resulting from the Tax Act. The significant components of the Company’s deferred tax assets and liabilities were as follows:

	Fiscal Years Ended
(US Dollars in millions)	29 June 2018	30 June 2017
Deferred tax assets
Accrued warranty	$55	$85
Inventory valuation accounts	30	43
Debtor reserve	13	19
Accrued compensation and benefits	64	99
Depreciation	96	109
Restructuring accruals	5	(1)
Other accruals and deferred items	34	51
Net operating losses and tax credit carryforwards	1,361	1,224
Other assets	10	11

Total deferred tax assets	1,668	1,640
Valuation allowance	(1,221)	(966)

Net deferred tax assets	447	674

Deferred tax liabilities
Unremitted earnings of certain non-US entities	(7)	(7)
Acquisition-related items	(30)	(65)

Total Deferred tax liabilities	(37)	(72)

Deferred taxes on intra-entity transactions	—	2

Total Net Deferred tax assets	$410	$604

As Reported on the Balance Sheet
Deferred income taxes—included in Other debtors falling due after one year	$417	$609
Deferred income taxes liabilities—included in Provision for taxation	(7)	(5)

Total net deferred income taxes	$410	$604

During fiscal year 2018, the Company adopted two accounting pronouncements with tax implications—ASU 2016-09 (related to employee share-based payment accounting) and ASU 2016-16 (related to intra-entity transfers of assets). There was no material impact to the Company’s financial statements as a result of the adoptions. The adoption of ASU 2016-09 resulted in an increase in gross deferred tax assets relating to net operating losses of approximately $0.6 billion offset by an equivalent increase in valuation allowance. For additional detail about both ASU’s, please refer to Note 1. Basis of Presentation and Summary of Significant Accounting Policies.

The deferred tax asset valuation allowance increased by $255 million in fiscal year 2018, mainly due to the adoption of ASC 2016-09 offset by the US corporate tax rate reduction as a result of the Tax Act, and decreased by $18 million in fiscal year 2017.

At 29 June 2018, the Company recorded $410 million of net deferred tax assets. The realization of most of these deferred tax assets is primarily dependent on the Company’s ability to generate sufficient US and certain non-US taxable income in future periods. Although realization is not assured, the Company’s management believes it is more likely than not that these deferred tax assets will be realized. The amount of deferred tax assets considered realizable, however, may increase or decrease in subsequent periods when the Company re-evaluates the underlying basis for its estimates of future US and certain non-US taxable income.

At 29 June 2018, the Company had US federal, state and non-US tax net operating loss carryforwards of approximately $3.2 billion, $1.8 billion and $54 million, respectively, which will expire at various dates beginning in fiscal year 2019, if not utilized. Net operating loss carryforwards of approximately $42 million are scheduled to expire in fiscal year 2019. At 29 June 2018, the Company had US federal and state tax credit carryforwards of $485 million and $114 million, respectively, which will expire at various dates beginning in fiscal year 2019, if not utilized.

As of 29 June 2018, approximately $501 million and $99 million of the Company’s total US net operating loss and tax credit carryforwards, respectively, are subject to annual limitations ranging from $1 million to $45 million pursuant to US tax law.

For purposes of the reconciliation between the income tax expenses at the statutory rate applicable to the Company in Ireland and the effective tax rate, the Company’s applicable statutory rate of 25% was applied as follows:

	Fiscal Years Ended
(US Dollars in millions)	29 June 2018	30 June 2017
Income tax expense at the statutory rate applicable to the Company in Ireland	$355	$204
Net US federal and state income taxes	5	1
Permanent differences	(2)	19
Effect of US corporate tax rate change	524	—
Valuation allowance	(322)	(11)
Non-US losses with no tax benefits	—	17
Non-US earnings taxed at less than the statutory rate applicable to the Company in Ireland	(322)	(186)
Reversal of previously recorded taxes	(6)	(4)
Other individually immaterial items	4	3

Income tax expense	$236	$43

A substantial portion of the Company’s operations in Malaysia, Singapore and Thailand operate under various tax incentive programs, which expire in whole or in part at various dates through 2027. Certain tax incentives may be extended if specific conditions are met. The net impact of these tax incentive programs was to increase the Company’s net income by approximately $269 million in fiscal year 2018 ($0.92 per share, diluted) and to increase the Company’s net income by approximately $163 million in fiscal year 2017 ($0.54 per share, diluted).

The Company consists of an Irish tax resident parent holding company with various US and non-US subsidiaries that operate in multiple non-Irish taxing jurisdictions. The amount of temporary differences (including undistributed earnings) related to outside basis differences in the stock of non-Irish resident subsidiaries considered indefinitely reinvested outside of Ireland for which Irish income taxes have not been provided as of 29 June 2018, was approximately $1.8 billion. If such amounts were remitted to Ireland as a dividend, it is likely that tax at 25% or approximately $450 million would result.

As of 29 June 2018 and 30 June 2017, the Company had approximately $60 million and $74 million, respectively, of unrecognized tax benefits excluding interest and penalties. The amount of unrecognized tax benefits that, if recognized, would impact the effective tax rate are $60 million and $74 million as of 29 June 2018 and 30 June 2017, respectively, subject to certain future valuation allowance offsets.

The following table summarizes the activity related to the Company’s gross unrecognized tax benefits:

	Fiscal Years Ended
(US Dollars in millions)	29 June 2018	30 June 2017
Balance of unrecognized tax benefits at the beginning of the year	$74	$76
Gross increase for tax positions of prior years	2	2
Gross decrease for tax positions of prior years	(3)	(7)
Gross increase for tax positions of current year	7	16
Gross decrease for tax positions of current year	—	—
Settlements	—	—
Lapse of statutes of limitation	(20)	(13)
Non-US exchange gain	—	—

Balance of unrecognized tax benefits at the end of the year	$60	$74

It is the Company’s policy to include interest and penalties related to unrecognized tax benefits in the income tax expense on the Consolidated Profit and Loss Account. During fiscal year 2018, the Company recognized net income tax benefit for interest and penalties of $2 million as compared to net income tax expense of $1 million during fiscal year 2017. As of 29 June 2018, the Company had $2 million of accrued interest and penalties related to unrecognized tax benefits compared to $4 million in fiscal year 2017.

During the 12 months beginning 30 June 2018, the Company expects that its unrecognized tax benefits could be reduced by approximately $18 million as a result of the expiration of certain statutes of limitation.

The Company is required to file US federal, US state and non-US income tax returns. The Company is no longer subject to examination of its US federal income tax returns for years prior to fiscal year 2015. With respect to US state and non-US income tax returns, the Company is generally no longer subject to tax examination for years ending prior to fiscal year 2007.

The following table shows the activity in the deferred tax liability balance for fiscal year 2018:

(US Dollars in millions)	Amount
Balance at 30 June 2017	$6
Unremitted earnings of certain non-US entities	1

Balance at 29 June 2018	$7

7.	Derivative Financial Instruments

The Company is exposed to foreign currency exchange rate, interest rate, and to a lesser extent, equity market risks relating to its ongoing business operations. From time to time, the Company enters into cash flow hedges in the form of foreign currency forward exchange contracts in order to manage the foreign currency exchange rate risk denominated in foreign currencies. The Company’s accounting policies for these instruments are based on whether the instruments are classified as designated or non-designated hedging instruments. The Company records all derivatives in the Consolidated Balance Sheet at fair value. The changes in the fair value of highly effective designated cash flow hedges are recorded in Accumulated other comprehensive loss, which is a component of Other reserves, until the hedged item is recognized in earnings. Derivatives that are not designated as hedging instruments or are not assessed to be highly effective are adjusted to fair value through earnings. The amount of net unrealized gain on cash flow hedges was less than $1 million as of 29 June 2018. The Company had no outstanding cash flow hedges as of 30 June 2017.

The Company de-designates its cash flow hedges when the forecasted hedged transactions affects earnings or it is probable the forecasted hedged transactions will not occur in the initially identified time period. At such time, the associated gains and losses deferred in Accumulated other comprehensive loss, which is a component of Other reserves, are reclassified immediately into earnings and any subsequent changes in the fair value of such derivative instruments are immediately reflected in earnings. The Company did not recognize any material amounts related to the loss of hedge designation on discontinued cash flow hedges during fiscal years 2018 and 2017.

Other derivatives not designated as hedging instruments consist of foreign currency forward exchange contracts that the Company uses to hedge the foreign currency exposure on the investment in debt security denominated in currency other than the US dollar. The Company recognizes gains and losses on these contracts, as well as the related costs in Other income and charges, net on the Consolidated Profit and Loss Account along with foreign currency gains and losses on investment in debt security.

The following tables show the total notional value of the Company’s outstanding foreign currency forward exchange contracts as of 29 June 2018. All these foreign currency forward contracts mature within 12 months.

	As of 29 June 2018
(US Dollars in millions)	Contracts Designated as Hedges	Contracts Not Designated as Hedges
Japanese Yen (a)	$66	$1,310

(a)	Pertains to the Company’s investment in Pangea.

The Company did not have outstanding foreign currency forward exchange contracts as of 30 June 2017.

The Company is subject to equity market risks due to changes in the fair value of the notional investments selected by its employees as part of its Non-qualified Deferred Compensation Plan—the Seagate Deferred Compensation Plan (the “SDCP”).

In fiscal year 2014, the Company entered into a Total Return Swap (“TRS”) in order to manage the equity market risks associated with the SDCP liabilities. The Company pays a floating rate, based on LIBOR plus an interest rate spread, on the notional amount of the TRS. The TRS is designed to substantially offset changes in the SDCP liability due to changes in the value of the investment options made by employees. As of 29 June 2018, the notional investments underlying the TRS amounted to $114 million. The contract term of the TRS is through January 2019 and is settled on a monthly basis, therefore limiting counterparty performance risk. The Company did not designate the TRS as a hedge. Rather, the Company records all changes in the fair value of the TRS to earnings to offset the market value changes of the SDCP liabilities.

The following tables show the Company’s derivative instruments measured at gross fair value as reflected in the Consolidated Balance Sheet as of 29 June 2018:

	As of 29 June 2018
	Derivatives Asset		Derivatives Liability
(US Dollars in millions)	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments:
Foreign currency forward exchange contracts	Other debtors	$—	Other creditors	$—
Derivatives not designated as hedging instruments:
Foreign currency forward exchange contracts	Other debtors	10	Other creditors	—
Total return swap	Other debtors	—	Other creditors	—

Total derivatives		$10		$—

As of 30 June 2017, the Company did not have outstanding foreign currency forward exchange contracts and the gross fair value of the TRS reflected in the Consolidated Balance Sheet is immaterial.

The amount of gain or loss recognized in the Consolidated Statement of Comprehensive Income on derivatives designated as cash flow hedges was less than $1 million as of 29 June 2018. The following table shows the effect of the Company’s derivative instruments on the Consolidated Profit and Loss Account for the fiscal year ended 29 June 2018:

Derivatives Not Designated as Hedging Instruments	Location of Gain or (Loss) Recognized in Income on Derivatives	Amount of Gain or (Loss) Recognized in Income on Derivatives
Foreign currency forward exchange contracts	Other income and charges, net	$10
Total return swap	Operating expenses	$6

The following tables show the effect of the Company’s derivative instruments on the Consolidated Statement of Comprehensive Income and the Consolidated Profit and Loss Account for the fiscal year ended 30 June 2017:

(US Dollars in millions) Derivatives Designated as Cash Flow Hedges	Amount of Gain or (Loss) Recognized in OCI on Derivatives (Effective Portion)	Location of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Location of Gain or (Loss) Recognized in Income on Derivatives (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Gain or (Loss) Recognized in Income (Ineffective Portion and Amount Excluded from Effectiveness Testing) (a)
Foreign currency forward exchange contracts	$(3)	Cost of revenue	$(4)	Cost of revenue	$—

Derivatives Not Designated as Hedging Instruments	Location of Gain or (Loss) Recognized in Income on Derivatives	Amount of Gain or (Loss) Recognized in Income on Derivatives
Foreign currency forward exchange contracts	Other income and charges, net	$1
Total return swap	Operating expenses	$10

(a)

The amounts of gain or (loss) recognized in income related to the ineffective portion of the hedge relationships and to the amount excluded from the assessment of hedge effectiveness were less than $1 million for the fiscal year ended 30 June 2017.

8.	Fair Value

Measurement of Fair Value

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

Fair Value Hierarchy

A fair value hierarchy is based on whether the market participant assumptions used in determining fair value are obtained from independent sources (observable inputs) or reflects the Company’s own assumptions of market participant valuation (unobservable inputs). A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value are:

Level 1 — Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 — Quoted prices for identical assets and liabilities in markets that are inactive; quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; or

Level 3 — Prices or valuations that require inputs that are both unobservable and significant to the fair value measurement.

The Company considers an active market to be one in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis, and views an inactive market as one in which there are few transactions for the asset or liability, the prices are not current, or price quotations vary substantially either over time or among market makers. Where appropriate, the Company’s or the counterparty’s non-performance risk is considered in determining the fair values of liabilities and assets, respectively.

Items Measured at Fair Value on a Recurring Basis

The following table presents the Company’s assets and liabilities that are measured at fair value on a recurring basis, excluding accrued interest components, as of 29 June 2018:

	Fair Value Measurements at Reporting Date Using
(US Dollars in millions)	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance
Assets:
Money market funds	$620	$—	$—	$620
Time deposits and certificates of deposit	—	392	—	392

Total cash equivalents	620	392	—	1,012

Restricted cash and investments:
Money market funds	1	—	—	1
Time deposits and certificates of deposit	—	3	—	3
Derivative assets	—	10	—	10

Total assets	$621	$405	$—	$1,026

	Fair Value Measurements at Reporting Date Using
(US Dollars in millions)	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance
Assets:
Cash and cash equivalents	$620	$392	$—	$1,012
Other debtors—amounts falling due within one year	1	13	—	14

Total assets	$621	$405	$—	$1,026

The following tables present the Company’s assets and liabilities, by financial instrument type and balance sheet line item that are measured at fair value on a recurring basis, excluding accrued interest components, as of 30 June 2017:

	Fair Value Measurements at Reporting Date Using
(US Dollars in millions)	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance
Assets:
Money market funds	$593	$—	$—	$593
Time deposits and certificates of deposit	—	581	—	581

Total cash equivalents	593	581	—	1,174

Restricted cash and investments:
Money market funds	1	—	—	1
Time deposits and certificates of deposit	—	3	—	3

Total assets	$594	$584	$—	$1,178

	Fair Value Measurements at Reporting Date Using
(US Dollars in millions)	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance
Assets:
Cash and cash equivalents	$593	$581	$—	$1,174
Other debtors—amounts falling due within one year	1	3	—	4

Total assets	$594	$584	$—	$1,178

The Company classifies items in Level 1 if the financial assets consist of securities for which quoted prices are available in an active market.

The Company classifies items in Level 2 if the financial asset or liability is valued using observable inputs. The Company uses observable inputs including quoted prices in active markets for similar assets or liabilities. Level 2 assets include: agency bonds, corporate bonds, commercial paper, municipal bonds, US Treasuries, time deposits and certificates of deposit. These debt investments are priced using observable inputs and valuation models which vary by asset class. The Company uses a pricing service to assist in determining the fair values of all of its cash equivalents and investments. For the cash equivalents and investments in the Company’s portfolio, multiple pricing sources are generally available. The pricing service uses inputs from multiple industry standard data providers or other third party sources and various methodologies, such as weighting and models, to determine the appropriate price at the measurement date. The Company corroborates the prices obtained from the pricing service against other independent sources and, as of 29 June 2018, has not found it necessary to make any adjustments to the prices obtained. The Company’s derivative financial instruments are also classified within Level 2. The Company’s derivative financial instruments consist of foreign currency forward exchange contracts and the TRS. The

Company recognizes derivative financial instruments in its consolidated financial statements at fair value. The Company determines the fair value of these instruments by considering the estimated amount it would pay or receive to terminate these agreements at the reporting date.

As of 29 June 2018 and 30 June 2017, the Company had no Level 3 assets or liabilities measured at fair value on a recurring basis.

Items Measured at Fair Value on a Non-Recurring Basis

From time to time, the Company enters into certain strategic investments for the promotion of business and strategic objectives. These strategic investments primarily include cost basis investments representing those where the Company does not have the ability to exercise significant influence as well as equity method investments representing those where the Company does have the ability to exercise significant influence but does not have control. These investments are included in Other debtors—amounts falling due after one year in the Consolidated Balance Sheet, and are periodically analyzed to determine whether or not there are indicators of impairment. The carrying value of the Company’s strategic investments at 29 June 2018 and 30 June 2017 totaled $118 million and $125 million, respectively, and consisted primarily of privately held equity securities without a readily determinable fair value.

During the fiscal years 2018 and 2017, the Company determined that certain of its equity investments accounted for under the cost method were other-than-temporarily impaired, and recognized charges of $11 million and $25 million, respectively, in order to write down the carrying amount of the investments to its estimated fair value. Since there was no active market for the equity securities of the investee, the Company estimated fair value of the investee by analyzing the underlying cash flows and future prospects of the investee. These amounts were recorded in Other income and charges, net in the Consolidated Profit and Loss Account.

As of 30 June 2017, the Company had $75 million and $2 million of held for sale land and buildings (collectively, the “Properties”) primarily in Asia included in Tangible assets and Other debtors, respectively, on the Consolidated Balance Sheet. The respective Properties to be sold met the criteria to be classified as held-for-sale in fiscal year 2017. Depreciation related to the Properties ceased as of the date these were determined to be held for sale. During fiscal year 2017, the Company recorded impairment charges of $35 million in order to write down the carrying amount of such properties to their estimated fair values less costs to sell. The impairment charges were recorded in Operating expenses in the Consolidated Profit and Loss Account. During fiscal year 2018, the Company completed the sale of certain of these properties and recorded a gain of approximately $25 million, which was included in Restructuring and other, net in the Consolidated Profit and Loss Account. As of 29 June 2018, the Company had $24 million and $2 million of held for sale land and building included in Tangible assets and Other debtors, respectively, on the Consolidated Balance Sheet. No impairment charge was recorded in fiscal year 2018. The fair value was measured using inputs such as comparable market data for similar land sale transactions adjusted for differences in comparable properties to derive the estimated fair value of the subject property and the cost approach valuation techniques for building as part of the analysis. The fair value measurement was categorized as Level 3 as significant unobservable inputs were used in the valuation analysis.

The following table shows the activity in the Financial assets for fiscal years 2018 and 2017, respectively:

(US Dollars in millions)	Total
Balance at 1 July 2016	$113
Additional investments	37
Impairments	(25)

Balance at 30 June 2017	$125

Additional investments	4
Impairments	(11)

Balance at 29 June 2018	$118

Other Fair Value Disclosures

The Company’s investment in debt security, classified as held-to-maturity, represents shares of non-convertible preferred stock of K.K. Pangea for the acquisition of Toshiba Memory Corporation by a consortium of investors led by Bain Capital Private Equity. This debt security has a maturity date of six years and is classified as Investment in debt security on the Company’s Consolidated Balance Sheet. The debt security is recorded at amortized cost and its fair value approximates the carrying value at 29 June 2018. The fair value was determined utilizing Level 2 inputs such as discount rates and yield terms of similar types of securities issued by comparable companies.

The Company’s debt is carried at amortized cost. The fair value of the Company’s debt is derived using the closing price of the same debt instruments as of the date of valuation, which takes into account the yield curve, interest rates and other observable inputs. Accordingly, these fair value measurements are categorized as Level 2. The following table presents the fair value and amortized cost of the Company’s debt in order of maturity:

	29 June 2018		30 June 2017
(Dollars in millions)	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
3.75% Senior Notes due November 2018	$499	$501	$710	$726
4.25% Senior Notes due March 2022	749	743	748	765
4.75% Senior Notes due June 2023	951	942	951	987
4.875% Senior Notes due March 2024	497	489	497	511
4.75% Senior Notes due January 2025	975	936	975	984
4.875% Senior Notes due June 2027	695	650	695	698
5.75% Senior Notes due December 2034	489	441	489	488

	$4,855	$4,702	$5,065	$5,159
Less: debt issuance costs	(36)	—	(44)	—

Long-term debt, net of debt issuance costs	$4,819	$4,702	$5,021	$5,159

Less: current portion of long-term debt, net of debt issuance costs	(499)	(501)	—	—

Long-term debt, less current portion	$4,320	$4,201	$5,021	$5,159

9.	Capital and Reserves

Share Capital

The Company’s authorized share capital is €40,000 and $13,500 and consists of 1,250,000,000 ordinary shares, par value $0.00001, of which 287,170,363 shares were outstanding as of 29 June 2018, and 100,000,000 preferred shares, par value $0.00001, of which none were issued or outstanding as of 29 June 2018 and 40,000 deferred shares of par value €1 of which 40,000 shares were outstanding as of 29 June 2018.

Ordinary shares – Holders of ordinary shares are entitled to receive dividends when and as declared by the Company’s board of directors (the “Board of Directors”). Upon any liquidation, dissolution, or winding up of the Company, after required payments are made to holders of preferred shares, any remaining assets of the Company will be distributed ratably to holders of the preferred and ordinary shares. Holders of shares are entitled to one vote per share on all matters upon which the ordinary shares are entitled to vote, including the election of directors.

Preferred shares – The Company may issue preferred shares in one or more series, up to the authorized amount, without shareholder approval. The Board of Directors is authorized to establish from time to time the number of shares to be included in each series, and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions. The Board of Directors can also increase or decrease the number of shares of a series, but not below the number of shares of that series then outstanding, without any further vote or action by the shareholders.

The Board of Directors may authorize the issuance of preferred shares with voting or conversion rights that could harm the voting power or other rights of the holders of the ordinary shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and might harm the market price of its ordinary shares and the voting and other rights of the holders of ordinary shares.

Repurchases of Equity Securities

All repurchases are effected as redemptions in accordance with the Company’s Articles of Association.

As of 29 June 2018, $0.9 billion remained available for repurchase under the existing repurchase authorization limit.

The following table sets forth information with respect to repurchases of the Company’s ordinary shares during fiscal years 2018 and 2017:

(US Dollars in millions)	Number of Shares Repurchased	Dollar Value of Shares Repurchased
Cumulative repurchased through 1 July 2016	328	$9,631
Repurchased in fiscal year 2017 (a)	13	487

Cumulative repurchased through 30 June 2017	341	10,118
Repurchased in fiscal year 2018 (a)	11	384

Cumulative repurchased through 29 June 2018	352	$10,502

(a)

For fiscal years 2018 and 2017, includes net share settlements of $23 million and $27 million, for 1 million and 1 million shares in connection with tax withholding related to vesting of restricted stock units, respectively.

Reserves

	Number of Ordinary Shares	Share Premium	Profit and Loss Account	Other Reserves	Total Equity

	(In millions)	(US Dollars in millions)
Balance at 1 July 2016	299	$5,509	$(4,311)	$395	$1,593
Income for the period			772		772
Repurchase and cancellation of ordinary shares	(12)		(460)		(460)
Tax withholding related to vesting of restricted stock units	(1)		(27)		(27)
Issuance of shares in respect of share-based payment plans	6	86			86
Dividends to shareholders			(745)		(745)
Share-based compensation				137	137
Other comprehensive income				8	8

Balance at 30 June 2017	292	$5,595	$(4,771)	$540	$1,364
Income for the period			1,182		1,182
Repurchase and cancellation of ordinary shares	(10)		(361)		(361)
Tax withholding related to vesting of restricted stock units	(1)		(23)		(23)
Issuance of shares in respect of share-based payment plans	6	113			113
Dividends to shareholders			(723)		(723)
Share-based compensation				112	112
Other comprehensive income				1	1

Balance at 29 June 2018	287	$5,708	$(4,696)	$653	$1,665

Capital Redemption Reserve Fund

Other reserves include an amount of $3,200 and $3,090 for fiscal years 2018 and 2017, respectively, representing a Capital Redemption Reserve Fund.

10.	Share-based Compensation

Share-Based Compensation Plans

The Company’s share-based compensation plans have been established to promote the Company’s long-term growth and financial success by providing incentives to its employees, directors and consultants through grants of share-based awards. The provisions of the Company’s share-based benefit plans, which allow for the grant of various types of equity-based awards, are also intended to provide greater flexibility to maintain the Company’s competitive ability to attract, retain and motivate participants for the benefit of the Company and its shareholders.

Seagate Technology plc 2012 Equity Incentive Plan (the “EIP”). On 26 October 2011, the shareholders approved the EIP and authorized the issuance of up to a total of 27.0 million ordinary shares, par value $0.0001 per share, plus any shares remaining available for grant under the Seagate Technology plc 2004 Share Compensation Plan (the “SCP”) as of the effective date of the EIP (which was equal to 11.0 million ordinary shares as of the effective date of the EIP and which will increase by such additional number of shares as will be returned to the share reserve in respect of awards previously granted under the SCP) (together, the “Share Reserve”). On 22 October 2014, the shareholders authorized the issuance from the EIP of an additional 25 million ordinary shares, par value $0.0001 per share. Any shares that are subject to options or share appreciation rights granted under the EIP will be counted against the Share Reserve as one share for every one share granted, and any shares that are subject to restricted share bonus awards, restricted share units, performance share bonus awards or performance share awards (collectively, “Full-Value Share Awards”) will generally be counted against the Share Reserve as two and five-tenths shares for every one share granted. On 19 October 2016, the shareholders authorized the issuance from the EIP of an additional 7.5 million ordinary shares, par value $0.0001 per share. As of 29 June 2018, there were approximately 25.7 million ordinary shares available for issuance under the EIP.

Dot Hill Systems 2009 Equity Incentive Plan (the “DHEIP”). Seagate Technology plc acquired the Dot Hill Systems 2009 Equity Incentive Plan effective 6 October 2015. The Company assumed the remaining authorized but unused share reserve of approximately 2 million shares, based on the conversion ratio, from the DHEIP on the acquisition date. Any shares that are subject to options or share appreciation rights granted under the DHEIP will be counted against the Share Reserve as one share for every one share granted, and any shares that are subject to restricted share bonus awards, restricted share units, performance share bonus awards or performance share awards (collectively, “Full-Value Share Awards”) will generally be counted against the Share Reserve as one and five-tenths shares for every one share granted. As of 29 June 2018, there were approximately 1 million ordinary shares available for issuance under the DHEIP.

Seagate Technology plc Employee Stock Purchase Plan (the “ESPP”). There are 60.0 million ordinary shares authorized to be issued under the ESPP. The ESPP consists of a six-month offering period with a maximum issuance of 1.5 million ordinary shares per offering period. The ESPP permits eligible employees to purchase ordinary shares through payroll deductions generally at 85% of the fair market value of the ordinary shares. As of 29 June 2018 there were approximately 12.8 million ordinary shares available for issuance under the ESPP.

Equity Awards

Full-Value Share Awards (e.g. restricted share units, “RSU”) generally vest over a period of three to four years, with cliff vesting of a portion of each award occurring annually, subject to continuous employment with the Company through the vesting date. Options generally vest as follows: 25% of the options will vest on the first anniversary of the vesting commencement date and the remaining 75% will vest ratably each month thereafter over the next 36 months. Options granted under the EIP and SCP have an exercise price equal to the fair market value of the Company’s ordinary shares on the grant date. Fair market value is defined as the closing price of the Company’s ordinary shares on NASDAQ on the grant date.

The Company granted awards of performance-based share units (“PSU”) to its senior executive officers under the SCP and the EIP where vesting is subject to both the continued employment of the participant by the Company and the achievement of certain performance goals established by the Compensation Committee of the Company’s Board of Directors, including market-based performance goals. A single PSU represents the right to receive a single ordinary share of the Company. During fiscal years 2018 and 2017, the Company granted 0.4 million and 0.6 million PSUs, respectively, where performance is measured based on a three-year average return on invested capital (“ROIC”) goal and a relative total shareholder return (“TSR”) goal, which is based on the Company’s ordinary shares measured against a benchmark TSR of a peer group over the same three-year period (the “TSR/ROIC” awards). These awards vest after the end of the performance period of three years from the grant date. A percentage of these units may vest only if at least the minimum ROIC goal is met regardless of whether the TSR goal is met. The number of share units to vest will range from 0% to 200% of the targeted units. In evaluating the fair value of these units, the Company used a Monte Carlo simulation on the grant date, taking the market-based TSR goal into consideration. Compensation expense related to these units is only recorded in a period if it is probable that the ROIC goal will be met, and it is to be recorded at the expected level of achievement.

The Company also granted 0.2 million and 0.2 million PSUs during fiscal years 2018 and 2017, respectively, to its senior executive officers which are subject to a performance goal related to the Company’s adjusted earnings per share (the “AEPS” awards). These awards have a maximum seven-year vesting period, with 25% annual vesting starting on the first anniversary of the grant date. If the performance goal is not achieved, vesting is delayed to a following year in which the AEPS goal is achieved. Any unvested awards from prior years may vest cumulatively in a future year within the seven-year vesting period if the annual AEPS goal is achieved during a subsequent year. If the AEPS goal has not been met by the end of the seven year period, any unvested shares will be forfeited.

Determining Fair Value of Seagate Technology Stock Plans

Valuation and amortization method – The Company estimates the fair value of stock options, RSU and performance awards subject to an AEPS condition granted using the Black-Scholes-Merton valuation model and a single share award approach. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period or the remaining service (vesting) period.

Expected Term – Expected term represents the period that the Company’s share-based awards are expected to be outstanding and was determined based on historical experience of similar awards, giving consideration to the contractual terms of the share-based awards, vesting schedules and expectations of future employee behavior as influenced by changes to the terms of its share-based awards.

Expected Volatility – The Company uses a combination of the implied volatility of its traded options and historical volatility of its share price.

Expected Dividend – The Black-Scholes-Merton valuation model calls for a single expected dividend yield as an input. The dividend yield is determined by dividing the expected per share dividend during the coming year by the grant date share price. The expected dividend assumption is based on the Company’s current expectations about its anticipated dividend policy. Also, because the expected dividend yield should reflect marketplace participants’ expectations, the Company does not incorporate changes in dividends anticipated by management unless those changes have been communicated to or otherwise are anticipated by marketplace participants.

Risk-Free Interest Rate – The Company bases the risk-free interest rate used in the Black-Scholes-Merton valuation model on the implied yield currently available on US Treasury zero-coupon issues with an equivalent remaining term. Where the expected term of the Company’s share-based awards do not correspond with the terms for which interest rates are quoted, the Company performed a straight-line interpolation to determine the rate from the available term maturities.

The fair value of the Company’s shares related to options and RSU granted to employees, shares issued from the ESPP and PSUs subject to TSR/ROIC or AEPS conditions for fiscal years 2018 and 2017, were estimated using the following assumptions:

	Fiscal Years
	2018	2017
Options
Expected term (in years)	4.2	4.2
Volatility	38 - 42%	38 - 42%
Weighted-average volatility	40%	39%
Expected dividend rate	3.8 - 7.4%	4.9 - 6.4%
Weighted-average expected dividend rate	6.8%	6.3%
Risk-free interest rate	1.5 - 2.7%	1.1 - 1.8%
Weighted-average fair value	$6.56	$6.83
RSU
Expected term (in years)	4.2	4.2
Expected dividend rate	3.5 - 7.4%	4.6 - 7.7%
Weighted-average expected dividend rate	7.11%	6.4%
Weighted-average fair value	$26.7	$30.85
ESPP
Expected term (in years)	0.5	0.5
Volatility	37 - 38%	36 - 49%
Weighted-average volatility	37%	43%
Expected dividend rate	4.6 - 7.6%	5.6 - 7.8%
Weighted-average expected dividend rate	6.5%	6.8%
Risk-free interest rate	1.1 - 1.6%	0.4 - 0.6%
Weighted-average fair value	$10.10	$9.78
PSUs subject to market condition
Expected term (in years)	3.0	3.0
Volatility	45%	41 - 42%
Weighted-average volatility	45%	41%
Expected dividend rate	8.1%	6.3-7.0%
Weighted-average expected dividend rate	8.1%	7.0%
Risk-free interest rate	1.4%	0.9 - 1.3%
Weighted-average fair value	$25.9	$32.41
PSUs subject to an AEPS condition
Expected term (in years)	4.2	4.2
Expected dividend rate	5.8 - 7.2%	5.9 - 6.4%
Weighted-average expected dividend rate	7.0%	6.2%
Weighted-average fair value	$27.10	$31.61

Share-based Compensation Expense

The Company recorded $112 million and $137 million of share-based compensation during fiscal years 2018 and 2017, respectively. Management has made an estimate of expected forfeitures and is recognizing compensation costs only for those equity awards expected to vest. When estimating forfeitures, the Company considers voluntary termination behavior as well as analysis of actual forfeited awards.

Stock Option Activity

The Company issues new ordinary shares upon exercise of stock options. The following is a summary of option activities:

Options	Number of Shares	Weighted- Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value

	(In millions)		(In years)	(US Dollars in millions)
Outstanding at 30 June 2017	5.7	$39.24	5.0	$22
Granted	1.4	$33.67
Exercised	(1.8)	$32.66
Forfeitures	(1.0)	$38.61
Expirations	(0.3)	$54.18

Outstanding at 29 June 2018	4.0	$39.00	5.0	$72

Vested and expected to vest at 29 June 2018	3.9	$39.10	5.0	$70

Exercisable at 29 June 2018	1.4	$44.26	4.0	$19

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of the Company’s ordinary shares for the options that were in-the-money at 29 June 2018. During fiscal years 2018 and 2017, the aggregate intrinsic value of options exercised under the Company’s stock option plans was $34 million and $29 million, respectively, determined as of the date of option exercise. The aggregate fair value of options vested during fiscal years 2018 and 2017 were approximately $12 million and $15 million, respectively.

At 29 June 2018, the total compensation cost related to options granted to employees but not yet recognized was approximately $16 million, net of estimated forfeitures of approximately $1 million. This cost is being amortized on a straight-line basis over a weighted-average remaining term of approximately 2.6 years and will be adjusted for subsequent changes in estimated forfeitures.

Nonvested Awards Activity

The following is a summary of nonvested award activities which do not contain a performance condition:

Nonvested Awards	Number of Shares	Weighted-Average Grant- Date Fair Value

	(In millions)
Nonvested at 30 June 2017	5.2	$35.75
Granted	2.7	$26.69
Forfeitures	(0.7)	$34.69
Vested	(2.0)	$36.71

Nonvested at 29 June 2018	5.2	$30.74

At 29 June 2018, the total compensation cost related to nonvested awards granted to employees but not yet recognized was approximately $105 million, net of estimated forfeitures of approximately $9 million. This cost is being amortized on a straight-line basis over a weighted-average remaining term of 2.5 years and will be adjusted for subsequent changes in estimated forfeitures. The aggregate fair value of nonvested awards vested during fiscal years 2018 and 2017 were approximately $76 million and $73 million, respectively.

Performance Awards

The following is a summary of nonvested award activities which contain a performance condition:

Performance Awards	Number of Shares	Weighted-Average Grant- Date Fair Value

	(In millions)
Performance units at 30 June 2017	1.5	$41.88
Granted	0.5	$26.28
Forfeitures	(0.5)	$40.84
Vested	(0.3)	$48.02

Performance units at 29 June 2018	1.2	$33.34

At 29 June 2018, the total compensation cost related to performance awards granted to employees but not yet recognized was approximately $23 million, net of estimated forfeitures of approximately $3 million. This cost is being amortized on a straight-line basis over a weighted-average remaining term of 1.50 years.

ESPP

During fiscal years 2018 and 2017, the aggregate intrinsic value of shares purchased under the Company’s ESPP was approximately $31 million and $24 million, respectively. At 29 June 2018, the total compensation cost related to options to purchase the Company’s ordinary shares under the ESPP but not yet recognized was approximately $1.4 million. This cost will be amortized on a straight-line basis over a weighted-average period of approximately one month. During fiscal year 2018, the Company issued 2.0 million ordinary shares with a weighted-average exercise price of $28.19 per share.

Tax-Deferred Savings Plan

The Company has a tax-deferred savings plan, the Seagate 401(k) Plan (the “40l(k) plan”), for the benefit of qualified employees. The 40l(k) plan is designed to provide employees with an accumulation of funds at retirement. Qualified employees may elect to make contributions to the 401(k) plan on a bi-weekly basis. Pursuant to the 401(k) plan, the Company matches 50% of employee contributions, up to 6% of compensation, subject to maximum annual contributions of $6,000 per participating employee. During fiscal years 2018 and 2017, the Company made matching contributions of $16 million and $18 million, respectively.

Deferred Compensation Plan

On 1 January 2001, the Company adopted the SDCP for the benefit of eligible employees. This plan is designed to permit certain discretionary employer contributions, in excess of the tax limits applicable to the 401(k) plan and to permit employee deferrals in excess of certain tax limits. During fiscal year 2014, the Company entered into a TRS in order to manage the equity market risks associated with the SDCP liabilities. See Note 7. Derivative Financial Instruments contained in this report for additional information about the TRS.

Directors’ Emolument

During fiscal year 2018, the Company paid $18.5 million to its directors in respect of duties relating to Seagate Technology plc, including $5.7 million paid in restricted stock units to Mr. Luczo, $7.2 million paid in AEPS and ROIC awards to Mr. Mosley and $2.6 million paid in restricted stock units to other directors. Gains on exercise of vested options were approximately $8.5 million in fiscal year 2018.

During fiscal year 2017, the Company paid $4.8 million to its directors in respect of duties relating to Seagate Technology plc, including $2.4 million paid in restricted stock units. Gains on exercise of vested options were approximately $0.2 million in fiscal year 2017.

11.	Earnings Per Share

Basic earnings per share is computed by dividing income available to shareholders by the weighted-average number of shares outstanding during the period. Diluted earnings per share is computed by dividing income available to shareholders by the weighted-average number of shares outstanding during the period and the number of additional shares that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include outstanding options, unvested restricted stock units and performance-based share units and shares to be purchased under the Employee Stock Purchase Plan (“ESPP”). The dilutive effect of potentially dilutive securities is reflected in diluted earnings per share by application of the treasury stock method. Under the treasury stock method, an increase in fair market value of the Company’s share price can result in a greater dilutive effect from potentially dilutive securities. The following table sets forth the computation of basic and diluted net income per share attributable to the shareholders of the Company:

	Fiscal Years Ended
(US dollars in millions, except per share data)	29 June 2018	30 June 2017
Numerator:
Net income	$1,182	$772

Number of shares used in per share calculations:
Total shares for purposes of calculating basic net income per share	288	296
Weighted-average effect of dilutive securities:
Employee equity award plans	4	3

Total shares for purposes of calculating diluted net income per share	292	299

Net income per share
Basic	$4.10	$2.61
Diluted	$4.05	$2.58

The following potential shares were excluded from the computation of diluted net income per share as their effect would have been anti-dilutive:

	Fiscal Years Ended
(In millions)	29 June 2018	30 June 2017
Employee equity award plans	1	1

12.	Business Segment and Geographic Information

The Company has concluded that its manufacture and distribution of storage solutions constitutes one reporting segment. The Company’s manufacturing operations are based on technology platforms that are used to produce various storage and systems solutions that serve multiple applications and markets. The Company’s main technology platforms are primarily focused around areal density of media and read/write head technologies. In addition, the Company also invests in certain other technology platforms including motors, servo formatting read/write channels, solid state and other technologies. The Company has determined that its Chief Executive Officer is the Company’s chief operating decision maker (“CODM”) as he is responsible for reviewing and approving investments in the Company’s technology platforms and manufacturing infrastructure.

In fiscal year 2018, no customer accounted for more than 10% of consolidated revenue. In fiscal year 2017, Dell Inc. accounted for approximately 10% of consolidated revenue. No other customer accounted for more than 10% of consolidated revenue in any year presented.

The following table summarizes the Company’s operations by geographic area:

	Fiscal Years Ended
(US Dollars in millions)	29 June 2018	30 June 2017
Revenue from external customers (a):
Singapore	$5,445	$5,070
United States	3,719	3,535
The Netherlands	1,598	1,501
Other	422	665

Consolidated	$11,184	$10,771

Long-lived assets (b):
United States	$565	$643
Singapore	600	570
Thailand	426	414
Malaysia	82	100
China	45	58
Other	130	148

Consolidated	$1,848	$1,933

(a)	Revenue is attributed to countries based on the bill from location.

(b)	Long-lived assets exclude intangible assets, goodwill, investment in debt security and deferred income taxes. Prior year amounts have been adjusted to conform to the current year presentation.

13.	Legal, Environmental and Other Contingencies

The Company assesses the probability of an unfavorable outcome of all its material litigation, claims, or assessments to determine whether a liability had been incurred and whether it is probable that one or more future events will occur confirming the fact of the loss. In the event that an unfavorable outcome is determined to be probable and the amount of the loss can be reasonably estimated, the Company establishes an accrual for the litigation, claim or assessment. In addition, in the event an unfavorable outcome is determined to be less than probable, but reasonably possible, the Company will disclose an estimate of the possible loss or range of such loss; however, when a reasonable estimate cannot be made, the Company will provide disclosure to that effect. Litigation is inherently uncertain and may result in adverse rulings or decisions. Additionally, the Company may enter into settlements or be subject to judgments that may, individually or in the aggregate, have a material adverse effect on its results of operations. Accordingly, actual results could differ materially.

Intellectual Property Litigation

Convolve, Inc. (“Convolve”) and Massachusetts Institute of Technology (“MIT”) v. Seagate Technology LLC, et al.— On 13 July 2000, Convolve and MIT filed suit against Compaq Computer Corporation and Seagate Technology LLC in the US District Court for the Southern District of New York, alleging infringement of US Patent No. 4,916,635 (the “‘635 patent”) and US Patent No. 5,638,267 (the “‘267 patent”), misappropriation of trade secrets, breach of contract, and other claims. On 16 January 2002, Convolve filed an amended complaint, alleging defendants were infringing US Patent No. 6,314,473 (the “‘473 patent”). The district court ruled in 2010 that the ‘267 patent was out of the case.

On 16 August 2011, the district court granted in part and denied in part the Company’s motion for summary judgment. On 1 July 2013, the US Court of Appeals for the Federal Circuit: 1) affirmed the district court’s summary judgment rulings that Seagate did not misappropriate any of the alleged trade secrets and that the asserted claims of the ‘635 patent are invalid; 2) reversed and vacated the district court’s summary judgment of non-infringement with respect to the ‘473 patent; and 3) remanded the case for further proceedings on the ‘473 patent.. On 11 July 2014, the district court granted the Company’s further summary judgment motion regarding the ‘473 patent. On 10 February 2016, the US Court of Appeals for the Federal Circuit: 1) affirmed the district court’s summary judgment of no direct infringement by Seagate because Seagate’s ATA/SCSI disk drives do not meet the “user interface” limitation of the asserted claims of the ‘473 patent; 2) affirmed the district court’s summary judgment of non-infringement by Compaq’s products as to claims 1, 3, and 5 of the ‘473 patent because Compaq’s F10 BIOS interface does not meet the “commands” limitation of those claims; 3) vacated the district court’s summary judgment of non-infringement by Compaq’s accused products as to claims 7-15 of the ‘473 patent; 4) reversed the district court’s summary judgment of non-infringement based on intervening rights; and 5) remanded the case to the district court for further proceedings on the ‘473 patent. In view of the rulings made by the district court and the Court of Appeals and the uncertainty regarding the amount of damages, if any, that could be awarded Convolve in this matter, the Company does not believe that it is currently possible to determine a reasonable estimate of the possible range of loss related to this matter.

Enova Technology Corporation v. Seagate Technology (US) Holdings, Inc., et al.—On 5 June 2013, Enova Technology Corporation (“Enova”) filed a complaint against Seagate Technology (US) Holdings, Inc. and Seagate Technology LLC in the US District Court for the District of Delaware alleging infringement of US Patent No. 7,136,995 (the “‘995 patent”), “Cryptographic Device,” and US Patent No. 7,900,057 (the “‘057 patent”), “Cryptographic Serial ATA Apparatus and Method.” The Company believes the claims are without merit and intends to vigorously defend this case. On 27 April 2015, the district court ordered a stay of the case, in view of proceedings regarding the ‘995 and ‘057 patents before the Patent Trial and Appeal Board (“PTAB”) of the US Patent and Trademark Office. On 2 September 2015, PTAB issued its final written decision that claims 1-15 of the ‘995 patent are held unpatentable. On 18 December 2015, PTAB issued its final written decisions that claims 1-32 and 40-53 of the ‘057 patent are held unpatentable. On 4 February 2016, PTAB issued its final written decision that claims 33-39 of the ‘057 patent are held unpatentable. Enova appealed PTAB’s decisions on the ‘995 patent and the ‘057 patent to the US Court of Appeals for the Federal Circuit. On 20 March 2017, the court of appeals issued its judgment affirming PTAB’s decision on the ‘995 patent. On 6 September 2017, the court of appeals issued its judgment affirming PTAB’s decision on the ‘057 patent. On 27 November 2017, Enova filed a petition for writ of certiorari with the US Supreme Court challenging the court of appeals’ decision on the ‘057 Patent. The Supreme Court denied the petition on 30 April 2018. On 9 May 2018, the district court entered a final judgment of dismissal with prejudice and on the merits on all claims asserted by Enova in its complaint, with each party to bear its own costs and attorneys’ fees. In light of the district court’s final judgment of dismissal, the Company does not expect to incur a loss in this matter.

Lambeth Magnetic Structures LLC v. Seagate Technology (US) Holdings, Inc., et al.—On 29 April 2016, Lambeth Magnetic Structures LLC filed a complaint against Seagate Technology (US) Holdings, Inc. and Seagate Technology LLC in the US District Court for the Western District of Pennsylvania, alleging infringement of US Patent No. 7,128,988, “Magnetic Material Structures, Devices and Methods.” The Company believes the claims asserted in the complaint are without merit and intends to vigorously defend this case. The court issued its claim construction ruling on 18 October 2017. No trial date has been set. While the possible range of loss for this matter remains uncertain, the Company estimates the amount of loss to be immaterial to the financial statements.

Environmental Matters

The Company’s operations are subject to US and foreign laws and regulations relating to the protection of the environment, including those governing discharges of pollutants into the air and water, the management and disposal of hazardous substances and wastes and the cleanup of contaminated sites. Some of the Company’s operations require environmental permits and controls to prevent and reduce air and water pollution, and these permits are subject to modification, renewal and revocation by issuing authorities.

The Company has established environmental management systems and continually updates its environmental policies and standard operating procedures for its operations worldwide. The Company believes that its operations are in material compliance with applicable environmental laws, regulations and permits. The Company budgets for operating and capital costs on an ongoing basis to comply with environmental laws. If additional or more stringent requirements are imposed on the Company in the future, it could incur additional operating costs and capital expenditures.

Some environmental laws, such as the Comprehensive Environmental Response Compensation and Liability Act of 1980 (as amended, the “Superfund” law) and its state equivalents, can impose liability for the cost of cleanup of contaminated sites upon any of the current or former site owners or operators or upon parties who sent waste to these sites, regardless of whether the owner or operator owned the site at the time of the release of hazardous substances or the lawfulness of the original disposal activity. The Company has been identified as a responsible or potentially responsible party at several sites. At each of these sites, the Company has an assigned portion of the financial liability based on the type and amount of hazardous substances disposed of by each party at the site and the number of financially viable parties. The Company has fulfilled its responsibilities at some of these sites and remains involved in only a few at this time.

While the Company’s ultimate costs in connection with these sites is difficult to predict with complete accuracy, based on its current estimates of cleanup costs and its expected allocation of these costs, the Company does not expect costs in connection with these sites to be material.

The Company may be subject to various state, federal and international laws and regulations governing the environment, including those restricting the presence of certain substances in electronic products. For example, the European Union (“EU”) enacted the Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment, which prohibits the use of certain substances, including lead, in certain products, including disk drives and server storage products, put on the market after 1 July 2006. Similar legislation has been or may be enacted in other jurisdictions, including in the United States, Canada, Mexico, Taiwan, China, Japan and others. The European Union REACH Directive (Registration, Evaluation, Authorization, and Restriction of Chemicals, EC 1907/2006) also restricts substances of very high concern (“SVHCs”) in products. If the Company or its suppliers fails to comply with the substance restrictions, recycle requirements or other environmental requirements as they are enacted worldwide, it could have a materially adverse effect on the Company’s business.

Other Matters

The Company is involved in a number of other judicial, regulatory or administrative proceedings and investigations incidental to its business, and the Company may be involved in such proceedings and investigations arising in the normal course of its business in the future. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters will not have a material adverse effect on its financial position or results of operations.

14.	Commitments

Leases. The Company leases certain property, facilities and equipment under non-cancelable lease agreements. Land and facility leases expire at various dates through 2082 and contain various provisions for rental adjustments including, in certain cases, a provision based on increases in the Consumer Price Index. In addition, certain leases provide for renewal of the lease at the Company’s option at expiration of the lease. The lease term begins on the date of initial possession of the leased property for purposes of recognizing lease expense on a straight-line basis over the term of the lease. The Company does not assume renewals in its determination of the lease term unless the renewals are deemed to be reasonably assured at lease inception. All of the leases require the Company to pay property taxes, insurance and normal maintenance costs, which are expensed as incurred.

Future minimum lease payments for operating leases (including accrued lease payments relating to restructuring plans) with initial or remaining terms of one year or more were as follows at 29 June 2018 (lease payments are shown net of sublease income):

Fiscal Years Ending	Operating Leases (US Dollars in millions)
2019	$13
2020	9
2021	6
2022	6
2023	5
Thereafter	70

$109

Total rent expense for all land, facility and equipment operating leases, net of sublease income, was $22 million and $29 million for fiscal years 2018 and 2017, respectively. Total sublease rental income for fiscal years 2018 and 2017 was $3 million and $2 million, respectively. The Company subleases a portion of its facilities that it considers to be in excess of current requirements. As of 29 June 2018, total future lease income to be recognized for the Company’s existing subleases is approximately $17 million.

Capital Expenditures. The Company’s non-cancelable commitments for construction of manufacturing and product development facilities and purchases of equipment approximated $256 million at 29 June 2018, and included $12 million related to research and development projects.

15.	Guarantees

Indemnifications of Officers and Directors

On 4 May 2009, Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Seagate-Cayman”), then the parent company, entered into a new form of indemnification agreement (the “Revised Indemnification Agreement”) with its officers and directors of Seagate-Cayman and its subsidiaries (each, an “Indemnitee”). The Revised Indemnification Agreement provides indemnification in addition to any of Indemnitee’s indemnification rights under Seagate-Cayman’s Articles of Association, applicable law or otherwise, and indemnifies an

Indemnitee for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him or her in any action or proceeding, including any action by or in the right of Seagate-Cayman or any of its subsidiaries, arising out of his or her service as a director, officer, employee or agent of Seagate-Cayman or any of its subsidiaries or of any other entity to which he or she provides services at Seagate-Cayman’s request. However, an Indemnitee shall not be indemnified under the Revised Indemnification Agreement for (i) any fraud or dishonesty in the performance of Indemnitee’s duty to Seagate-Cayman or the applicable subsidiary of Seagate-Cayman or (ii) Indemnitee’s conscious, intentional or willful failure to act honestly, lawfully and in good faith with a view to the best interests of Seagate-Cayman or the applicable subsidiary of Seagate-Cayman. In addition, the Revised Indemnification Agreement provides that Seagate-Cayman will advance expenses incurred by an Indemnitee in connection with enforcement of the Revised Indemnification Agreement or with the investigation, settlement or appeal of any action or proceeding against him or her as to which he or she could be indemnified.

On 3 July 2010, pursuant to a corporate reorganization, the common shareholders of Seagate-Cayman became ordinary shareholders of Seagate Technology plc (the “Company”) and Seagate-Cayman became a wholly owned subsidiary of the Company, as described more fully in the Current Report on Form 8-K filed by the Company on 6 July 2010 (the “Redomestication”). On 27 July 2010, in connection with the Redomestication, the Company, as sole shareholder of Seagate-Cayman, approved a form of deed of indemnity (the “Deed of Indemnity”), which provides for the indemnification by Seagate-Cayman of any director, officer, employee or agent of the Company, Seagate-Cayman or any subsidiary of the Company (each, a “Deed Indemnitee”), in addition to any indemnification rights of a Deed Indemnitee under the Company’s Articles of Association, applicable law or otherwise, with a similar scope to the Revised Indemnification Agreement. Seagate-Cayman entered into Deeds of Indemnity with certain Deed Indemnitees effective as of 3 July 2010 and continues to enter into Deeds of Indemnity with additional Deed Indemnitees from time to time.

The nature of these indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay on behalf of its officers and directors. Historically, the Company has not made any significant indemnification payments under such agreements and no amount has been accrued in the Company’s consolidated financial statements with respect to these indemnification obligations.

Intellectual Property Indemnification Obligations

The Company has entered into agreements with customers and suppliers that include limited intellectual property indemnification obligations that are customary in the industry. These guarantees generally require the Company to compensate the other party for certain damages and costs incurred as a result of third party intellectual property claims arising from these transactions. The nature of the intellectual property indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay to its customers and suppliers. Historically, the Company has not made any significant indemnification payments under such agreements and no amount has been accrued in the Company’s consolidated financial statements with respect to these indemnification obligations.

Product Warranty

The Company estimates probable product warranty costs at the time revenue is recognized. The Company generally warrants its products for a period of 1 to 5 years. The Company uses estimated repair or replacement costs and uses statistical modeling to estimate product return rates in order to determine its warranty obligation. Changes in the Company’s product warranty liability during the fiscal years ended 29 June 2018 and 30 June 2017 were as follows:

	Fiscal Years Ended
(US Dollars in millions)	29 June 2018	30 June 2017
Balance, beginning of period	$233	$206
Warranties issued	147	131
Repairs and replacements	(106)	(114)
Changes in liability for pre-existing warranties, including expirations	(37)	10

Balance, end of period	$237	$233

16.	Employees and Remuneration

The average number of persons employed by the Company during each year was as follows:

	Fiscal Years Ended
	29 June 2018	30 June 2017

	(in thousands)
Manufacturing	34	34
Product development	5	6
Sales, marketing, general & administrative	3	3

	42	43

Employee costs during each year consist of the following:

	Fiscal Years Ended
(US Dollars in millions)	29 June 2018	30 June 2017
Salaries and wages	$1,373	$1,477
Social security costs (1)	296	324
Share-based compensation	112	137

	$1,781	$1,938

(1)	Social security costs includes social security costs, employer paid payroll taxes and other employee benefits paid by the Company.

17.	Auditor’s Remuneration

The fees paid to Ernst & Young Ireland in respect of the audit of the group accounts was $0.1 million for year ended 29 June 2018 and $0.1 million for the year ended 30 June 2017, respectively. In addition, Ernst & Young Ireland received fees of $0.04 million for other assurance services and nil for both tax and other non-audit services for both fiscal years ended 29 June 2018 and 30 June 2017, respectively.

For fiscal year ended 29 June 2018, total auditor’s remuneration was $6.3 million, of which $6.0 million, $0.2 million and $0.1 million were related to audit fees, audit-related fees and tax and all other fees, respectively. For fiscal year ended 30 June 2017, total auditor’s remuneration was $5.9 million, of which $5.5 million, $0.2 million and $0.2 million were related to audit fees, audit-related fees and tax fees and all other fees, respectively.

18.	Post Balance Sheet Events

Planned Leadership Transition

David H. Morton, Jr., Executive Vice President and Chief Financial Officer left the Company on 3 August 2018. The Company has initiated a search for a successor CFO and, following Mr. Morton’s departure, Kathryn R. Scolnick, the Company’s Senior Vice President of Finance, Corporate Communications and Treasury, serves as Interim Chief Financial Officer and Geraldine Hottier-Fayon, the Company’s Vice President, Finance and Corporate Controller, serves as Interim Principal Accounting Officer.

Dividend Declared

On 30 July 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.63 per share, which will be payable on 3 October 2018 to shareholders of record as of the close of business on 19 September 2018.

19.	Subsidiary Undertakings

The subsidiary undertakings of Seagate Technology plc which have a substantial effect on the financial position of the Company are listed below. Unless noted herein, all subsidiary undertakings are ultimately wholly owned by Seagate Technology plc and their financial results are included in the Company’s consolidated financial statements.

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
Seagate HDD Cayman	Cayman Islands	c/o Maples Corporate Services Limited P. O. Box 309, Ugland House, South Church Street, George Town Grand Cayman KY1-1104 Cayman Islands	Holding Company	100%

Seagate Technology (US) Holdings, Inc.	Delaware	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, USA	Holding Company	100%

Seagate Technology International	Cayman Islands	c/o Maples Corporate Services Limited P. O. Box 309, Ugland House, South Church Street, George Town Grand Cayman KY1-1104 Cayman Islands	Designs, manufactures, markets and sells computer disk drives.	100%

Seagate Technology (Ireland)	Cayman Islands	c/o Maples Corporate Services Limited P. O. Box 309, Ugland House, South Church Street, George Town Grand Cayman KY1-1104 Cayman Islands	Manufacture equipment for export	100%

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned

Seagate Technology (Ireland)–Springtown Branch	Northern Ireland	c/o Maples Corporate Services Limited P. O. Box 309, Ugland House, South Church Street, George Town Grand Cayman KY1-1104 Cayman Islands	Manufactures equipment for export	100%

Seagate Singapore International Headquarters Pte. Ltd–Netherlands branch	The Netherlands	Koolhovenlaan 1, 1119 NB, Schiphol-Rijk, Netherlands	Netherlands branch office of Seagate Singapore International Headquarters Pte. Ltd	100%

Seagate Singapore International Headquarters Pte. Ltd	Singapore	90 Woodlands Avenue 7 737911 Singapore	Exports products manufactured in Asia	100%

Seagate Technology International (Wuxi) Co. Ltd	China	Export Processing Zone, B, No. 2, Xing Chuang Er Lu, Wuxi, Jiangsu, Peoples Republic of China	Design, manufacture, service, market data storage products	100%

Seagate Technology LLC	Delaware	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, USA	Dual member limited liability company–HDD operating business	100%

Seagate Technology (Thailand) Limited	Thailand	1627 Moo 7, Teparuk Road, Tambol Teparuk, Amphur Muang, Samutprakarn 10270, Thailand	Manufacturer of disk drives and related peripherals	100%

Seagate Technology (Suzhou) Co. Ltd.	China	No. 1 Wu Xiang RoadZone A, Export Processing Zone200 Suhong Zhong RoadSuzhou Industrial Park 215021People’s Republic of China	Factory	100%

Seagate International (Johor) Sdn. Bhd	Malaysia	B-11-8, Level 11 Megan Avenue II Jalan Yap Kwan Seng Kuala Lumpur 50450, Malaysia	Manufacturer of substrates	100%

Seagate Systems (US) Inc.	California	818 West Seventh Street, Los Angeles, California 90017 USA	US trading activities of Seagate Systems	100%

Seagate Cloud Systems, Inc.	Delaware	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, USA	Manufacturing, selling, servicing computer peripherals	100%

Exemption From Statutory Audit

As detailed in Note 1 “Basis of Presentation and Summary of Significant Accounting Policies”, in producing consolidated financial statements the UK subsidiaries of the Company are eligible to take advantage of the audit exemption available to them under s479A of the UK Companies Act 2006 relating to subsidiary companies. The subsidiaries which have taken an exemption from an audit for the year ended 29 June 2018 by virtue of s479A of the UK Companies Act 2006 are:

•	Seagate Business Centre (UK) Ltd. (registration number 7859662)

•	Seagate Technology UK Ltd. (registration number 3453431)

•	LaCie Ltd. (registration number 02475546)

•	EVault UK Ltd. (registration number 6364013)

•	Dot Hill Systems Europe Ltd. (registration number 3123600)

SEAGATE TECHNOLOGY PLC

PARENT COMPANY STATEMENT OF COMPREHENSIVE INCOME

for the period ended 29 June 2018

(US Dollars in millions)	1 July 2017 to 29 June 2018	2 July 2016 to 30 June 2017
Profit for the period	$794	$645

Total comprehensive income for the period	$794	$645

SEAGATE TECHNOLOGY PLC

PARENT COMPANY STATEMENT OF FINANCIAL POSITION

at 29 June 2018

(US Dollars in millions)	Note	29 June 2018	30 June 2017

ASSETS
Fixed assets:
Financial assets – investment in subsidiary	3	$7,028	$6,925

Current assets:
Debtors		1	—
Cash		25	3

Total Assets		$7,054	$6,928

LIABILITIES
Capital and reserves:
Share capital	5	$—	$—
Share premium		1,858	1,745
Other reserves		833	728
Profit and loss account		1,278	1,591

		3,969	4,064
Creditors – Amounts falling due within one year:
Amounts due to subsidiaries	4	2,904	2,680
Creditors		181	184

		3,085	2,864

Total Liabilities		$7,054	$6,928

The Company’s profit for the year amounted to $794 million.

Approved by the Board of Directors and signed on its behalf on 30 August 2018

/s/ WILLIAM D. MOSLEY	/s/ DR. CHONG SUP PARK
William D. Mosley	Dr. Chong Sup Park

SEAGATE TECHNOLOGY PLC

PARENT COMPANY STATEMENT OF CHANGES IN EQUITY

as at 29 June 2018

(US Dollars in millions)	Share Capital	Share Premium	Other Reserves	Profit and Loss Account	Total
Balance at 1 July 2016	$—	$1,659	$593	$2,178	$4,430
Profit for the period				645	645

Total comprehensive income	—	1,659	593	2,823	5,075

Transactions with owners recorded directly in equity:
Repurchase and cancellation of ordinary shares	—	—	—	(460)	(460)
Tax withholding related to vesting of restricted stock units	—	—	—	(27)	(27)
Issuance of shares in respect of share-based payment plans	—	86	—	—	86
Dividends to shareholders	—	—	—	(745)	(745)
Share-based compensation	—	—	135	—	135

Total transactions with owners	—	86	135	(1,232)	(1,011)

Balance at 30 June 2017	$—	$1,745	$728	$1,591	$4,064
Profit for the period				794	794

Total comprehensive income	—	1,745	728	2,385	4,858

Transactions with owners recorded directly in equity:
Repurchase and cancellation of ordinary shares	—	—	—	(361)	(361)
Tax withholding related to vesting of restricted stock units	—	—	—	(23)	(23)
Issuance of shares in respect of share-based payment plans	—	113	—	—	113
Dividends to shareholders	—	—	—	(723)	(723)
Share-based compensation	—	—	105	—	105

Total transactions with owners	—	113	105	(1,107)	(889)

Balance at 29 June 2018	$—	$1,858	$833	$1,278	$3,969

SEAGATE TECHNOLOGY PLC

NOTES TO THE PARENT COMPANY FINANCIAL STATEMENTS

1.	Accounting Policies

Accounting Convention and Basis of Preparation of Financial Statements. The financial statements of Seagate Technology plc present the statement of comprehensive income, statement of financial position and statement of changes in equity on a stand-alone basis, including related party transactions. The financial statements have been prepared under the historical cost convention except for share based payments which are stated at their fair value and in accordance with Irish law and Financial Reporting Standard 102 (“FRS 102”, The Financial Reporting Standard applicable in the UK and Republic of Ireland) issued by the Financial Reporting Council (Generally Accepted Accounting Practice in Ireland). The financial statements are presented in United States dollars, which is the Company’s functional and presentational currency and are rounded to the nearest million.

Reduced Disclosure Framework Exemptions Adopted. In accordance to FRS102, the Company has taken advantage of the following disclosure exemptions as equivalent disclosures are available in the publicly filed financial statements of the Group, Seagate Technology plc, which consolidates the results of the Company: 1) The requirements of Section 7 Statement of Cash Flows paragraph 3.17 (d); 2) requirements of Section 33 Related Party Disclosures paragraph 33.7 and 3) Section 26 Share based payment paragraph 26.18 (b), 26.19 to 26.21 and 26.23.

In accordance with Sections 304 (1) and 304 (2) of the Companies Act 2014, the Company is availing of the exemption from presenting the individual profit and loss account. For fiscal years 2018 and 2017, the Company’s net profit was $794 million and $645 million, respectively.

Investment in Subsidiary. The Company’s investment in Seagate Technology (“Seagate-Cayman”), a wholly owned subsidiary, was recorded at cost which equaled fair value on 3 July 2010, the date that the Company became the parent of Seagate-Cayman, based on the Company’s market capitalization at that time. This initial valuation is the Company’s cost basis for its investment in Seagate-Cayman. The investment is tested for impairment if circumstances or indicators suggest that impairment may exist.

Amounts due to subsidiaries. Intercompany notes payable are repayable on demand and hence are recorded at the transaction price.

Guarantees and Contingencies. The Company has guaranteed certain liabilities and credit arrangements of group entities. The Company reviews the status of these guarantees at each reporting date and considers whether it is required to make a provision for payment on those guarantees based on the probability of the commitment being called.

The Company concluded that as the likelihood of the guarantees being called upon is remote, no provisions for any guarantees have been booked to these financial statements.

Dividend Income. Dividend income is recognized when the right to receive payment is established, the amount of which can be reliably measured and it is probable that collectability is reasonably assured.

Share-based Payments. The Seagate Technology group operates several share-based payment plans. The share-based payment expense associated with the share plans is recognized as an expense by the entity which receives services in exchange for the share-based compensation. On an individual undertaking basis, the profit and loss account is charged with the expense related to the services received by Seagate Technology plc. The remaining portion of the share-based payments represents a contribution to group entities and is added to the carrying amount of those investments.

Taxation. Corporation tax is provided on taxable profits at the current rates.

Deferred taxation is accounted for in respect of all timing differences at expected tax rates. Timing differences arise from the inclusion of items of income and expenditure in tax computations in periods different from those in which they are included in the financial statements. A deferred tax asset is recognized only to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits.

Foreign Currency. Transactions denominated in foreign currencies are recorded in the Company’s functional currency by applying the spot rate as at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are retranslated at the rate of exchange ruling at the statement of financial position date. All differences are taken to the Statement of Comprehensive Income.

2.	History and Description of the Company

Seagate Technology plc became the parent company in the Seagate Technology group following a reorganization that took place in 2010.

The principal activity of Seagate Technology plc is an investment holding company. Seagate Technology plc is the parent company of subsidiaries that design, manufacture, market and sell data storage products.

The Company, which is publicly listed on the NASDAQ Global Select Market, was incorporated in Ireland. The Company’s registration number is 480010 and its registered address is 38/39 Fitzwilliam Square, Dublin 2, Ireland.

3.	Financial Assets – Investment in Subsidiary

(US Dollars in millions)	Amount
At 1 July 2016	$6,792
Capital contribution in respect of share-based payment plans	133

At 30 June 2017	$6,925
Capital contribution in respect of share-based payment plans	103

At 29 June 2018	$7,028

At 29 June 2018, the Company had the following subsidiary:

Company name	Registered office	Nature of business
Seagate Technology	Cayman Islands	Investment holding

The above subsidiary holding represents 100% of the common shares of the subsidiary, which is unlisted.

4.	Amounts Due to Subsidiaries

The balance is primarily comprised of notes due to Seagate-Cayman with no stated interest rate and that are payable on demand. During fiscal year 2018, the Company borrowed $1.0 billion and repaid $800 million by way of applying dividends declared by Seagate-Cayman. The remaining balance outstanding as of 29 June 2018 of $2.9 billion is unsecured, interest free and due on demand. During fiscal year 2017, the Company borrowed $964 million and repaid $650 million by way of applying dividends declared by Seagate-Cayman. The remaining balance outstanding as of 30 June 2017 of $2.7 billion was unsecured, interest free and due on demand.

5.	Equity

Share Capital

	29 June 2018	30 June 2017

(US Dollars in millions)
Authorized:
40,000 deferred shares of €1 par value per share	$—	$—
1,250,000,000 ordinary shares of $0.00001 par value per share	—	—
100,000,000 undesignated preferred shares of $0.00001 par value per share	—	—

	$—	$—

	29 June 2018	30 June 2017

(US Dollars in millions)
Allotted, Called Up, and Fully Paid:
40,000 deferred shares of €1 par value per share	$—	$—
287,170,363 (2017: 291,799,561) ordinary shares of $0.00001 par value per share	—	—

	$—	$—

	Number of Ordinary Shares	Share Capital

	(In millions)	(US Dollars in millions)
Balance at 1 July 2016	299	$—
Repurchase and cancellation of ordinary shares	(12)	—
Tax withholding related to vesting of restricted stock units	(1)	—
Issuance of ordinary shares in respect of share-based payment plans	6	—

Balance at 30 June 2017	292	$—
Repurchase and cancellation of ordinary shares	(10)	—
Tax withholding related to vesting of restricted stock units	(1)	—
Issuance of ordinary shares in respect of share-based payment plans	6	—

Balance at 29 June 2018	287	$—

Share Premium

This reserve records the amount above the nominal value received for shares sold, less transaction costs.

Other Reserves

Other reserves include an amount of $3,200 and $3,090 for fiscal years 2018 and 2017, respectively, representing a Capital Redemption Reserve Fund.

Dividends

During fiscal year 2018, the Company paid cash dividends of $2.52 per share of its ordinary shares, aggregating $726 million. On 30 July 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.63 per share, which will be payable on 3 October 2018 to shareholders of record as of the close of business on 19 September 2018. During fiscal year 2017, the Company declared cash dividends of $2.52 per share of its ordinary shares and paid cash dividend aggregating $561 million.

6.	Share-Based Payments

Total share-based payment expense in respect of share-based payment plans was $105 million and $135 million for fiscal years 2018 and 2017, of which $103 million and $133 million, respectively, was included as a capital contribution in Investment in subsidiary (Note 3). The share-based payment charge in the parent company balance sheet is calculated and recognized on a graded basis as opposed to a straight line basis in the Consolidated Profit and Loss Account. The Company has applied the requirements of Section 26 of FRS 102. Note 10 of the Consolidated Financial Statements contains relevant disclosures on the Company’s share-based payment plans.

7.	Auditor’s Remuneration

The fees paid to Ernst & Young Ireland in respect of the audit of the Company individual accounts was $0.04 million for both fiscal years ended 29 June 2018 and 30 June 2017, respectively. In addition, Ernst & Young Ireland received fees of $0.13 million and $0.12 million for other assurance services in those periods, respectively. Ernst & Young Ireland did not receive any fees for tax or other non-audit services in 2018 or 2017. Note 17 to the Consolidated Financial Statements provides additional information regarding auditor’s remuneration.

8.	Subsequent Events

Planned Leadership Transition

David H. Morton, Jr., Executive Vice President and Chief Financial Officer left the Company on 3 August 2018. The Company has initiated a search for a successor CFO and, following Mr. Morton’s departure, Kathryn R. Scolnick, the Company’s Senior Vice President of Finance, Corporate Communications and Treasury, serves as Interim Chief Financial Officer and Geraldine Hottier-Fayon, the Company’s Vice President, Finance and Corporate Controller, serves as Interim Principal Accounting Officer.

Dividend Declared

On 30 July 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.63 per share, which will be payable on 3 October 2018 to shareholders of record as of the close of business on 19 September 2018.

9.	Approval of Financial Statements

The directors approved the financial statements and authorized them for issue on 30 August 2018.

SEAGATE TECHNOLOGY PLC
38/39 FITZWILLIAM SQUARE
DUBLIN 2, IRELAND
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 7:59 PM Eastern Time on October 29, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials, including notices of shareholder meetings, electronically in future years.
SUBMIT YOUR PROXY BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 7:59 PM Eastern Time on October 29, 2018. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, which must be received by October 29, 2018.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E51021-P12694
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
SEAGATE TECHNOLOGY PLC (the “Company”)
The Board of Directors (the “Board”) recommends you vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4, 5 and 6.
Any shareholder entitled to attend and vote at the Annual General Meeting of Shareholders may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions given to him. Completion of a form of proxy will not preclude a member from attending and voting at the meeting in person.
Election of Directors
The Board of Directors (the “Board”) recommends you vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4, 5 and 6.
Nominees:
1a. William D. Mosley
1b. Stephen J. Luczo
1c. Mark W. Adams
1d. Judy Bruner
1e. Michael R. Cannon
1f. William T. Coleman
1g. Jay L. Geldmacher
1h. Dylan Haggart
1i. Stephanie Tilenius
1j. Edward J. Zander
For
Against
Abstain
Please indicate if you plan to attend this meeting.
Yes
No
2. Approve, in an advisory, non-binding vote, the compensation of the Company’s named executive officers (“Say-on-Pay”).
3. Ratify, in a non-binding vote, the appointment of Ernst & Young LLP as the independent auditors of the Company and to authorize, in a binding vote, the Audit Committee of the Company’s Board of Directors to set the auditors’ remuneration.
4. Grant the Board the authority to allot and issue shares under Irish law.
5. Grant the Board the authority to opt-out of statutory pre-emption rights under Irish law.
6. Determine the price range at which the Company can re-allot shares that it acquires as treasury shares under Irish law.
You can instruct your proxy not to vote on a resolution by inserting an “x” in the box under “Abstain”. Please note that an abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for and against a resolution.
In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement of the meeting.
For
Against
Abstain
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.
E51022-P12694
SEAGATE TECHNOLOGY PLC
Annual General Meeting of Shareholders
October 30, 2018 9:30 AM Local Time
This proxy is solicited by the Board of Directors
The shareholder(s) hereby appoint(s) Michael R. Cannon and Katherine E. Schuelke, or each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Seagate Technology plc that the shareholder(s) is/are entitled to vote at the 2018 Annual General Meeting of Shareholders, and any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual General Meeting of Shareholders and at any adjournment or postponement thereof. In the event of a vote on a show of hands on any proposal or other matter properly coming before the 2018 Annual General Meeting of Shareholders, Michael R. Cannon and Katherine E. Schuelke, or each of them, shall be entitled to vote the undersigned’s shares, as designated on the reverse side hereof.
THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE GIVEN HEREIN, THEN THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3, 4, 5 AND 6, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
The signer hereby acknowledge(s) receipt of the Notice of the 2018 Annual General Meeting of Shareholders and accompanying Proxy Statement.
Continued and to be signed on reverse side